Use these links to rapidly review the document

INDEX TO FINANCIAL STATEMENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 2)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Liberty Media Corporation
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
Series A Liberty Capital common stock, par value $.01 per share (LCAPA)
Series B Liberty Capital common stock, par value $.01 per share (LCAPB)
Series A Liberty Starz common stock, par value $.01 per share (LSTZA)
Series B Liberty Starz common stock, par value $.01 per share (LSTZB)
Series A Splitco Capital common stock, par value $.01 per share
Series B Splitco Capital common stock, par value $.01 per share
Series A Splitco Starz common stock, par value $.01 per share
Series B Splitco Starz common stock, par value $.01 per share

(2)	Aggregate number of securities to which transaction applies:
85,892,712 LCAPA shares, 7,379,094 LCAPB shares, 52,329,001 LSTZA shares and 2,959,850 LSTZB shares, which are the numbers of shares of LCAPA, LCAPB, LSTZA and LSTZB outstanding (in each case, including shares subject to outstanding stock options and stock appreciation rights) as of July 31, 2010.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
The filing fee is based on the aggregate transaction value of $8,886,317,620.39, which is the sum of (w) the product of the number of shares of LCAPA to which with the transaction applies multiplied by the high and low prices reported for LCAPA ($56.53) on the Nasdaq Global Select Market on October 14, 2010, (x) the product of the number of shares of LCAPB to which with the transaction applies multiplied by the high and low prices reported for LCAPB ($56.89) on the Nasdaq Global Select Market on October 14, 2010, (y) the product of the number of shares of LSTZA to which with the transaction applies multiplied by the high and low prices reported for LSTZA ($65.37) on the Nasdaq Global Select Market on October 14, 2010, and (z) the product of the number of shares of LSTZB to which with the transaction applies multiplied by the high and low prices reported for LSTZB ($64.28) on the Nasdaq Global Select Market on October 14, 2010.

	(4)	Proposed maximum aggregate value of transaction: $8,886,317,620.39
	(5)	Total fee paid: $633,594.45
☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Information in this proxy statement/prospectus is not complete and may be changed. We may not sell the securities offered by this proxy statement/prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This proxy statement/prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction where an offer or solicitation is not permitted.

Subject to completion, dated January 27, 2011

LIBERTY MEDIA CORPORATION
12300 Liberty Boulevard
Englewood, Colorado 80112
(720) 875-5400

[                ], 2011

Dear Stockholder:

         You are cordially invited to a special meeting of stockholders of Liberty Media Corporation (Liberty Media) Series A Liberty Capital common stock (LCAPA), Series B Liberty Capital common stock (LCAPB), Series A Liberty Starz common stock (LSTZA) and Series B Liberty Starz common stock (LSTZB) to be held at 9:00 a.m., local time, on March 31, 2011, at the Denver Marriott South at Park Meadows, 10345 Park Meadows Drive, Littleton, Colorado 80124, telephone (303) 925-0004. A notice of the special meeting, a proxy card, and a proxy statement/prospectus containing important information about the matters to be acted on at the special meeting accompany this letter.

         Pursuant to the requirements of Liberty Media's restated certificate of incorporation, at the special meeting, holders of Liberty Capital common stock will be asked to consider and vote on the Liberty Capital redemption proposal, pursuant to which Liberty Media would redeem all the outstanding shares of Liberty Capital common stock for shares of a new Capital Group tracking stock of a wholly owned subsidiary of Liberty Media, Liberty Splitco, Inc. (Splitco) that tracks substantially all of the assets and liabilities currently attributed to Liberty Media's Capital Group. We expect to change the name of Splitco prior to the date this proxy statement/prospectus is mailed to stockholders. Also, at the special meeting, holders of Liberty Starz common stock will be asked to consider and vote on the Liberty Starz redemption proposal, pursuant to which Liberty Media would redeem all the outstanding shares of Liberty Starz common stock for shares of a new Starz Group tracking stock of Splitco that tracks all of the assets and liabilities currently attributed to Liberty Media's Starz Group. We refer to the redemptions and the resulting separation of Splitco from Liberty Media pursuant to the redemptions as the Split-Off. The Split-Off is conditioned on the receipt of the requisite stockholder approval of both the Liberty Capital redemption proposal and the Liberty Starz redemption proposal (together, the Split-Off Proposals) and the receipt of a private letter ruling from the Internal Revenue Service, among other things. In connection with the Split-Off, no changes will be made to the assets and liabilities that are currently attributed to Liberty Media's other tracking stock group, the Interactive Group, except that cash, exchangeable debt in the principal amount of approximately $1.1 billion, and the stock into which such debt is exchangeable will be reattributed from the Liberty Media Capital Group to the Interactive Group prior to the Split-Off. The holders of Liberty Interactive common stock are not being asked to vote on the Split-Off Proposals.

         If all conditions to the Split-Off are satisfied or, where permissible, waived, on the date designated by the board (the redemption date), (i) each outstanding share of LCAPA will be redeemed for one share of Series A Splitco Capital common stock (Splitco CAPA), (ii) each outstanding share of LCAPB will be redeemed for one share of Series B Splitco Capital common stock (Splitco CAPB), (iii) each outstanding share of LSTZA will be redeemed for one share of Series A Splitco Starz common stock (Splitco STZA) and (iv) each outstanding share of LSTZB will be redeemed for one share of Series B Splitco Starz common stock (Splitco STZB).

         As of [                ], 2011, there were [                ] outstanding shares of LCAPA, [                ] outstanding shares of LCAPB, [                ] outstanding shares of LSTZA and [                ] outstanding shares of LSTZB (exclusive of stock options or appreciation rights). Based on these outstanding share numbers, Splitco expects to issue an equivalent number of shares of each corresponding series of its tracking stock. Splitco expects to list its Splitco CAPA, Splitco CAPB, Splitco STZA and Splitco STZB on the Nasdaq Global Select Market under the symbols "                ", "                ", "            " and "                ", respectively. Liberty Media and Splitco have been advised that, for a short period following the Split-Off, Splitco's common stock may trade under temporary trading symbols, which will be announced by press release once available.

         The Liberty Media board has unanimously approved each of the Liberty Capital redemption proposal and the Liberty Starz redemption proposal and unanimously recommends that the holders of Liberty Capital common stock and the holders of Liberty Starz common stock, respectively, vote "FOR" the applicable proposal.

         Your vote is important, regardless of the number of shares you own. Whether or not you plan to attend the special meeting, please vote as soon as possible to make sure that your shares are represented.

         Thank you for your cooperation and continued support and interest in Liberty Media.

                        Very truly yours,

                        Gregory B. Maffei
                         President and Chief Executive Officer

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Split-Off Proposals or the securities being offered in the Split-Off or has passed upon the adequacy or accuracy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

         Investing in the securities of Splitco involves risks. See "Risk Factors" beginning on page 23.

         The accompanying proxy statement/prospectus is dated [                        ], 2011 and is first being mailed on or about [                        ], 2011 to the stockholders of record as of 5:00 p.m., New York City time, on [                ], 2011.

HOW YOU CAN FIND ADDITIONAL INFORMATION

        Liberty Media is subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (Exchange Act) and, in accordance with the Exchange Act, Liberty Media files periodic reports and other information with the Securities and Exchange Commission (SEC). In addition, this proxy statement/prospectus incorporates important business and financial information about Liberty Media from other documents that are not included in or delivered with this proxy statement/prospectus. This information is available to you without charge upon your written or oral request. You can obtain copies of documents filed by Liberty Media with the SEC, including the documents incorporated by reference in this proxy statement/prospectus, through the SEC website at http://www.sec.gov or by contacting Liberty Media by writing or telephoning the office of Investor Relations:

Liberty Media Corporation
12300 Liberty Boulevard
Englewood, Colorado 80112
Telephone: (720) 875-5408

        If you would like to request any documents from Liberty Media please do so by [            ], 2011 in order to receive them before the special meeting. If you request any documents, they will be mailed to you by first class mail, or another equally prompt means, within one business day after your request is received.

        See "Additional Information—Where You Can Find More Information" beginning on page [      ].

LIBERTY MEDIA CORPORATION
12300 Liberty Boulevard
Englewood, Colorado 80112
(720) 875-5400

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
to be Held on March 31, 2011

        NOTICE IS HEREBY GIVEN of the special meeting of stockholders of Liberty Media Corporation (Liberty Media) to be held at 9:00 a.m., local time, on March 31, 2011, at the Denver Marriott South at Park Meadows, 10345 Park Meadows Drive, Littleton, Colorado 80124, telephone (303) 925-0004, to consider and vote on the following two related proposals (the Split-Off Proposals):

  1.
  A proposal (the Liberty Capital redemption proposal) to allow Liberty Media to redeem all of the outstanding shares of Liberty Capital tracking stock for shares of Splitco Capital tracking stock, which will track substantially all of the assets and liabilities that are currently attributed to the Liberty Media Capital Group; and

  2.
  A proposal (the Liberty Starz redemption proposal) to allow Liberty Media to redeem all of the outstanding shares of Liberty Starz tracking stock for shares of Splitco Starz tracking stock, which will track all of the assets and liabilities that are currently attributed to the Liberty Media Starz Group.

        We refer to the Split-Off Proposals and the resulting separation of Splitco from Liberty Media pursuant to the redemption as the Split-Off.

        Liberty Media encourages you to read the accompanying proxy statement/prospectus in its entirety before voting. Splitco's charter (the Splitco charter) is included as an exhibit to the registration statement of which this proxy statement/prospectus forms a part.

        Holders of record of Liberty Media's Series A Liberty Capital common stock, par value $0.01 per share, Series B Liberty Capital common stock, par value $0.01 per share, in each case, outstanding as of 5:00 p.m., New York City time, on February 14, 2011, the record date for the special meeting, will be entitled to notice of the special meeting and to vote on the Liberty Capital redemption proposal at the special meeting or any adjournment or postponement thereof. Holders of record of Liberty Media's Series A Liberty Starz common stock, par value $0.01 per share, and Series B Liberty Starz common stock, par value $0.01 per share, in each case, outstanding on the record date will be entitled to notice of the special meeting and to vote on the Liberty Starz redemption proposal at the special meeting or any adjournment or postponement thereof. Holders of record of Liberty Media's Series A Liberty Interactive common stock, par value $0.01 per share, and Series B Liberty Interactive common stock, par value $0.01 per share, are not being asked to vote on any of the Split-Off Proposals, and thus will not be entitled to notice of the special meeting or to vote at the special meeting or any adjournment or postponement thereof. Liberty Media's restated certificate of incorporation does not require the approval of the holders of the Libery Interactive common stock to complete the Split-Off.

        The proposals described above require the following stockholder approvals:

  •
  The Liberty Capital redemption proposal requires the approval of a majority of the aggregate voting power of the shares of Liberty Capital common stock, outstanding on the record date, that are present in person or by proxy at the special meeting, voting together as a separate class.

  •
  The Liberty Starz redemption proposal requires the approval of a majority of the aggregate voting power of the shares of Liberty Starz common stock, outstanding on the record date, that are present in person or by proxy at the special meeting, voting together as a separate class.

        The Liberty Media board of directors has carefully considered and unanimously approved each of the Liberty Capital redemption proposal and the Liberty Starz redemption proposal and recommends that the holders of Liberty Capital common stock and the holders of Liberty Starz common stock, respectively, vote "FOR" the applicable proposal.

        Votes may be cast in person or by proxy at the special meeting or prior to the meeting by telephone or through the Internet.

        A list of stockholders entitled to vote at the special meeting will be available at Liberty Media's offices in Englewood, Colorado for review by its stockholders for any purpose germane to the special meeting, for at least 10 days prior to the special meeting.

        YOUR VOTE IS IMPORTANT.    Liberty Media urges you to vote as soon as possible by telephone, Internet or mail.

                      By order of the board of directors,

                      Pamela L. Coe
                       Vice President, Secretary and Deputy General Counsel

Englewood, Colorado
[                ], 2011

Please execute and return the enclosed proxy promptly, whether or not you intend to be present at the special meeting.

v

QUESTIONS AND ANSWERS

        The questions and answers below highlight only selected information about the special meeting and how to vote your shares. You should read carefully the entire proxy statement/prospectus, including the Annexes and the additional documents incorporated by reference herein, to fully understand the Split-Off Proposals.

Q:    When and where is the special meeting?

A:
The special meeting will be held at 9:00 a.m., local time, on March 31, 2011 at the Denver Marriott South at Park Meadows, 10345 Park Meadows Drive, Littleton, Colorado 80124, telephone (303) 925-0004.

Q:    What is the record date for the special meeting?

A:
The record date for the special meeting is 5:00 p.m., New York City time, on February 14, 2011.

Q:    What is the purpose of the special meeting?

A:
To consider and vote on the Split-Off Proposals.

Q:    What stockholder vote is required to approve each of the Split-Off Proposals?

A:
The Liberty Capital redemption proposal requires the approval of a majority of the aggregate voting power of the shares of Liberty Capital common stock, outstanding on the record date, that are present in person or by proxy at the special meeting, voting together as a separate class. The Liberty Starz redemption proposal requires the approval of a majority of the aggregate voting power of the shares of Liberty Starz common stock, outstanding on the record date, that are present in person or by proxy at the special meeting, voting together as a separate class.

  As of the record date for the special meeting, Liberty Media's directors and executive officers beneficially owned (i) approximately [        ]% of the total voting power of the outstanding shares of Liberty Capital common stock, and (ii) approximately [        ]% of the total voting power of the outstanding shares of Liberty Starz common stock. Liberty Media has been informed that all of its executive officers and directors intend to vote "FOR" each of the Split-Off Proposals. In addition, Mr. Malone has agreed to vote his Series B shares in favor of the redemptions.

Q:    How many votes do stockholders have?

A:
At the special meeting:

•
holders of Series A Liberty Capital common stock (LCAPA) have one vote per share;

•
holders of Series B Liberty Capital common stock (LCAPB) have ten votes per share;

•
holders of Series A Liberty Starz common stock (LSTZA) have one vote per share; and

•
holders of Series B Liberty Starz common stock (LSTZB) have ten votes per share.

  Only shares owned as of the record date are eligible to vote at the special meeting.

Q:    What if the Split-Off Proposals are not approved?

A:
Both of the Split-Off Proposals must be approved for the Split-Off to be completed. If either Split-Off Proposal is not approved, no shares of Liberty Capital common stock will be redeemed for shares of Splitco Capital common stock, and no shares of Liberty Starz common stock will be redeemed for shares of Splitco Starz common stock.

Q:    What do stockholders need to do to vote on the Split-Off Proposals?

A:
After carefully reading and considering the information contained in this proxy statement/prospectus, you should complete, sign, date and return the enclosed proxy card by mail, or vote by the telephone or through the Internet, in each case as soon as possible so that your shares are represented and voted at the special meeting. Instructions for voting by telephone or through the Internet are printed on the proxy voting instructions attached to the proxy card. In order to vote through the Internet, have your proxy card available so you can input the required information from the card, and log into the Internet website address shown on the proxy card. When you log on to the Internet website address, you will receive instructions on how to vote your shares. The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number, which will be provided to each voting stockholder separately.

  Stockholders who have shares registered in the name of a broker, bank or other nominee should follow the voting instruction card provided by their broker, bank or other nominee in instructing them how to vote their shares. We recommend that you vote by proxy even if you plan to attend the special meeting. You may change your vote at the special meeting.

  If a proxy is properly executed and submitted by a record holder without indicating any voting instructions, the shares of Liberty Capital common stock or Liberty Starz common stock represented by the proxy will be voted "FOR" the approval of the proposal with respect to which such holder is entitled to vote.

Q:    If shares are held in "street name" by a broker, bank or other nominee, will the broker, bank or other nominee vote those shares for the beneficial owner on the Split-Off Proposals?

A:
If you hold your shares in street name and do not provide voting instructions to your broker, bank or other nominee, your shares will not be voted on either of the Split-Off Proposals. Accordingly, your broker, bank or other nominee will vote your shares held in "street name" on the Split-Off Proposals only if you provide instructions on how to vote. If a broker, who is a record holder of shares, indicates on a form of proxy that the broker does not have discretionary authority to vote those shares on any proposal, or if those shares are voted in circumstances in which proxy authority is defective or has been withheld with respect to any proposal, these shares are considered "broker non-votes" with respect to such proposal.

  Broker non-votes will not count as present and entitled to vote for purposes of determining a quorum, but they will have no effect (if a quorum is present) on the Split-Off Proposals. You should follow the directions your broker, bank or other nominee provides to you regarding how to vote your shares of common stock or when granting or revoking a proxy.

Q:    What if I do not vote on the Split-Off Proposals?

A:
If you do not submit a proxy or you do not vote in person at the special meeting, your shares will not be counted as present and entitled to vote for purposes of determining a quorum, but your failure to vote will have no effect on determining whether either of the Split-Off Proposals is approved (if a quorum is present). If you submit a proxy but do not indicate how you want to vote, your proxy will be counted as a vote "FOR" the applicable of the Split-Off Proposals.

Q:    What if a quorum is not present at the special meeting?

A:
In order to conduct the business of the special meeting, a quorum must be present. This means that at least a majority of the aggregate voting power represented by the shares of Liberty Capital common stock and Liberty Starz common stock outstanding on the record date must be represented at the special meeting either in person or by proxy. Because applicable New York

  Stock Exchange and Nasdaq Stock Market LLC rules do not permit discretionary voting by brokers with respect to any of the proposals to be acted upon at the special meeting, broker non-votes will not count as present and entitled to vote for purposes of determining a quorum. This may make it more difficult to establish a quorum at the special meeting. If a quorum is not present at the special meeting, we expect the chairman of the meeting to adjourn the meeting in accordance with the terms of Liberty Media's bylaws for the purpose of soliciting additional proxies.

Q:    What if I respond and indicate that I am abstaining from voting?

A:
If you submit a proxy in which you indicate that you are abstaining from voting, your shares will count as present for purposes of determing a quorum, but your proxy will have the same effect as a vote "AGAINST" the applicable of the Split-Off Proposals.

Q:    May stockholders change their vote after returning a proxy card or voting by telephone or over the Internet?

A:
Yes. You may change your vote by voting in person at the special meeting or, before the start of the special meeting, by delivering a signed proxy revocation or a new signed proxy with a later date to Liberty Media Corporation, [c/o Computershare Trust Company, N.A., P.O. Box 43102, Providence, Rhode Island 02940]. Any proxy revocation or new proxy must be received before the start of the special meeting. In addition, you may change your vote through the Internet or by telephone (if you originally voted by the corresponding method) not later than [            ], New York City time, on [                      ], 2011.

  Your attendance at the special meeting will not, by itself, revoke a prior vote or proxy from you.

  If your shares are held in an account by a broker, bank or other nominee who you previously contacted with voting instructions, you should contact your broker, bank or other nominee to change your vote.

Q:    What do I do if I have additional questions?

A:
If you have any questions prior to the special meeting or if you would like copies of any document referred to or incorporated by reference in this document, please call Investor Relations at (720) 875-5408.

SUMMARY

        The following summary includes information contained elsewhere in this proxy statement/prospectus. This summary does not contain all of the important information that you should consider before voting on the Split-Off Proposals. You should read the entire proxy statement/prospectus, including the Annexes and the documents incorporated by reference herein, carefully.

 General

  Liberty Media Corporation

        Liberty Media owns interests in a broad range of electronic retailing, media, communications and entertainment businesses. Those interests are attributed to three tracking stock groups: (1) the Interactive Group, which includes Liberty Media's interests in QVC, Inc., Provide Commerce, Inc., Backcountry.com, Inc., BUYSEASONS, Inc., Bodybuilding.com, LLC, Evite, Inc. and GiftCo, Inc., Expedia, Inc., HSN, Inc., Interval Leisure Group, Inc. and Tree.com, Inc., (2) the Starz Group, which includes Liberty Media's interests in Starz Entertainment, LLC, Starz Media, LLC and Liberty Sports Interactive, Inc., and (3) the Capital Group, which includes all businesses, assets and liabilities not attributed to the Interactive Group or the Starz Group including controlling interests in Atlanta National League Baseball Club, Inc. and TruePosition, Inc., as well as minority investments in Sirius XM Radio Inc., Live Nation Entertainment, Inc., Time Warner Inc., Time Warner Cable Inc., and Sprint Nextel Corporation.

        Liberty Media's principal executive offices are located at 12300 Liberty Boulevard, Englewood, Colorado 80112. Liberty Media's main telephone number is (720) 875-5400 and its website is located at www.libertymedia.com. The information contained on Liberty Media's website is not a part of this proxy statement/prospectus.

        Recent Developments

        On December 2, 2010, Liberty Media exchanged its entire equity stake in IAC for approximately $220 million in cash and IAC's Evite and Gifts.com businesses. The transaction was intended to be tax free to Liberty Media. The $220 million in cash and both businesses have been attributed to Liberty Media's Interactive Group, to which Liberty Media's equity stake in IAC had previously been attributed.

  Liberty Splitco, Inc.

        Liberty Splitco, Inc. (Splitco) is a wholly owned subsidiary of Liberty Media, which currently owns 100% of the stock of Atlanta National League Baseball Club, Inc. and other assets. If the Split-Off is completed, on or prior to the redemption date, Liberty Media will contribute to Splitco substantially all of the assets and liabilities of Liberty Media's Capital Group and all of the assets and liabilities of Liberty Media's Starz Group not already owned by Splitco, other than cash, exchangeable debt in the principal amount of approximately $1.1 billion and the stock into which such debt is exchangeable, which will be reattributed from Liberty Media's Capital Group to its Interactive Group prior to the redemptions (the Reattribution). For information regarding the businesses of Splitco following the Split-Off, please see Annex A of this proxy statement/prospectus.

        Upon completion of the Split-Off, Splitco will become an independent, publicly-traded company and will share its principal executive offices with Liberty Media at 12300 Liberty Boulevard, Englewood, Colorado 80112. Splitco's main telephone number will be [(720)       -      ].

        The following diagrams illustrate the changes that will occur as a result of the Split-Off.

 The Split-Off Proposals

        Liberty Media currently has three tracking stocks: the Liberty Starz common stock, the Liberty Capital common stock and the Liberty Interactive common stock, which track the Starz Group, the Capital Group and the Interactive Group, respectively. A tracking stock is a type of common stock that the issuing company intends to reflect or "track" the economic performance of a particular business or "group," rather than the economic performance of the company as a whole. Each group has a separate collection of businesses, assets and liabilities attributed to it, but no group is a separate legal entity and, therefore, no group can own assets, issue securities or enter into legally binding agreements.

        In accordance with the terms of Liberty Media's charter, the Liberty Media board has determined to seek the approval of the holders of Liberty Capital common stock and Liberty Starz common stock to redeem all of the outstanding shares of Liberty Capital common stock and Liberty Starz common stock, respectively, for all of the outstanding shares of common stock of Splitco, a wholly owned subsidiary of Liberty Media. The redemptions are summarized under "The Split-Off Proposals" below. At the time of the Split-Off, the common stock of Splitco would be divided into two tracking stock groups, with the Splitco Capital Group tracking substantially all of the assets and liabilities that are currently attributed to the Liberty Media Capital Group and the Splitco Starz Group tracking all of the assets and liabilities that are currently attributed to the Liberty Media Starz Group. In connection with the Split-Off, no changes will be made to the assets and liabilities that are currently attributed to the Liberty Media Interactive Group, except as contemplated by the Reattribution.

        Pursuant to the Liberty Capital redemption proposal, holders of Liberty Capital common stock are being asked to approve the redemption of all of the outstanding shares of Liberty Capital common stock for shares of Splitco Capital common stock in accordance with paragraph (e)(i) of Section A.2. of Liberty Media's charter. Pursuant to the Liberty Starz redemption proposal, holders of Liberty Starz common stock are being asked to approve the redemption of all of the outstanding shares of Liberty Starz common stock for shares of Splitco Starz common stock in accordance with paragraph (f)(i) of Section A.2. of Liberty Media's charter.

        The following summarizes selected terms of the Split-Off Proposals and the Split-Off. For more information, please see "The Split-Off Proposals."

Redemption Ratios	If all conditions to the Split-Off are satisfied or, where permissible, waived, Liberty Media intends to redeem 100% of the shares of each series of Liberty Capital common stock outstanding on the redemption date for 100% of the outstanding shares of the corresponding series of Splitco Capital common stock and 100% of the shares of each series of Liberty Starz common stock outstanding on the redemption date for 100% of the outstanding shares of the corresponding series of Splitco Starz common stock.

On the redemption date, (i) each outstanding share of LCAPA will be redeemed for one share of Splitco CAPA, (ii) each outstanding share of LCAPB will be redeemed for one share of Splitco CAPB, (iii) each outstanding share of LSTZA will be redeemed for one share of Splitco STZA, and (iv) each outstanding share of LSTZB will be redeemed for one share of Splitco STZB.

As of [          ], 2011, there were outstanding [          ] shares of LCAPA, [            ] shares of LCAPB, [            ] shares of LSTZA and [            ] shares of LSTZB (exclusive of any stock options or appreciation rights). Based on these outstanding share numbers, Splitco expects to issue an equivalent number of shares of each corresponding series of its tracking stock.

Redemption Date

The redemption date will be determined by the board of directors of Liberty Media following the satisfaction or, where permissible, waiver of the conditions to the Split-Off (other than those which by their terms can only be satisfied concurrently with the completion of the Split-Off). Liberty Media will issue a press release announcing the redemption date once established. The redemptions would occur at 5:00 p.m., New York City time, on the redemption date (the redemption effective time).

Effect of the Redemption

From and after the redemption effective time, holders of Liberty Capital common stock and holders of Liberty Starz common stock will no longer have any rights with respect to their shares of Liberty Capital common stock or Liberty Starz common stock, as the case may be, except for the right to receive the applicable series and whole number of shares of Splitco Capital common stock or Splitco Starz common stock to which such holders are entitled. The number of shares of Liberty Interactive common stock held by stockholders of Liberty Media will not change as a result of the Split-Off.

Liberty Media will deliver or make available to all holders of certificated Liberty Capital or Liberty Starz shares, from and after the redemption date, a letter of transmittal with which to surrender their shares. Holders of certificated shares of Liberty Capital common stock or Liberty Starz common stock must surrender their stock certificates together with the letter of transmittal (and any other documentation required thereby) in order to receive their Splitco Capital or Splitco Starz shares, as appropriate, in the Split-Off.

Accounts holding shares of Liberty Capital common stock or Liberty Starz common stock in book-entry form will be debited as of the redemption effective time, and promptly thereafter credited with the applicable series and number of shares of Splitco Capital common stock or Splitco Starz common stock. Holders of Liberty Capital or Liberty Starz shares held in book-entry form will not need to take any action to receive their Splitco Capital or Splitco Starz shares in the Split-Off.

Conditions to the Split-Off	The completion of the Split-Off is subject to the following conditions:
	(1)	the receipt of the requisite stockholder approvals of the Split-Off Proposals at the special meeting;

(2)

the receipt of a private letter ruling (the Ruling) from the Internal Revenue Service (IRS) (which Ruling shall not have been withdrawn, invalidated or modified in an adverse manner), and the opinion of Baker Botts L.L.P., in form and substance reasonably acceptable to Liberty Media and which opinion will rely upon the receipt and continued validity of the Ruling, in each case to the effect that the Split-Off will qualify as a tax-free transaction under Sections 355 and 368(a)(1)(D) of the Internal Revenue Code of 1986, as amended (the Code) and that for U.S. federal income tax purposes, (i) no gain or loss will be recognized by Liberty Media upon the distribution of Splitco Capital common stock and Splitco Starz common stock and (ii) no gain or loss will be recognized by, and no amount will be included in the income of, holders of Liberty Capital common stock and Liberty Starz common stock upon the exchange of their shares of Liberty Capital common stock and Liberty Starz common stock for shares of Splitco Capital common stock and Splitco Starz common stock, respectively;

(3)

the receipt of the opinion of Baker Botts L.L.P., in form and substance reasonably acceptable to Liberty Media and which opinion will rely upon the receipt and continued validity of the Ruling, to the effect that under applicable U.S. federal income tax law, (i) the Splitco Capital common stock and the Splitco Starz common stock distributed in the Split-Off will be treated as stock of Splitco for U.S. federal income tax purposes and (ii) the Splitco Capital common stock and the Splitco Starz common stock distributed in the Split-Off will not constitute Section 306 stock within the meaning of Section 306(c) of the Code;

(4)

the effectiveness under the Securities Act of 1933, as amended (the Securities Act), of the Splitco registration statement, of which this proxy statement/prospectus forms a part, and the effectiveness of the registration of the Splitco common stock under Section 12(b) of the Exchange Act;

(5)	the approval of The Nasdaq Stock Market (Nasdaq) for the listing of the Splitco common stock;
(6)	the approval of the Federal Communications Commission (FCC) of the transfer of control of certain FCC licenses to be held by Splitco subsidiaries or investees;
(7)	any other regulatory or contractual approvals that the Liberty Media board determines to obtain; and

(8)

with respect to the action entitled Liberty Media Corporation and Liberty Media LLC vs. The Bank of New York Mellon Trust Company, as Trustee (C.A. No. 5702-VCL), pending in the Delaware Court of Chancery (the Delaware Action), a judgment to the effect that the Split-Off will not constitute a disposition of substantially all the assets of Liberty Media's wholly owned subsidiary, Liberty Media LLC under the terms of Liberty Media LLC's Indenture, dated as of July 7, 1999 (as amended and supplemented, the Indenture). The Delaware Action was brought in response to assertions made by a law firm purporting to represent a holder of a substantial block of Liberty Media LLC's public indebtedness under the Indenture. Liberty Media LLC had approximately $4.2 billion principal amount of public indebtedness outstanding under the Indenture as of September 30, 2010.

The Liberty Media board reserves the right to waive all of the foregoing conditions, other than those set forth in the first, fourth and fifth paragraphs (which are non-waivable). If the Liberty Media board were to waive any of the conditions set forth in the second, third or eighth paragraph, it will resolicit proxies for the approval of the redemptions by the holders of the Liberty Capital common stock and the Liberty Starz common stock.

Board Discretion to Terminate the Split-Off

Although there is no present plan or intention to terminate the Split-Off, the Liberty Media board has reserved its right under the Liberty Media charter to terminate the Split-Off at any time prior to the redemption effective time regardless of whether the conditions to the Split-Off have been satisfied.

Reasons for the Split-Off	The Liberty Media board considered various benefits of the Split-Off in deciding to seek stockholder approval of the Split-Off Proposals, including the Liberty Media board's belief that:

•       the Split-Off will simplify the complexity associated with Liberty Media's current three tracking stock structure, as Splitco will have only two tracking stocks and Liberty Media will have a pure play, asset-backed stock;

•       Liberty Media is burdened by a "complexity discount," and simplifying the capital structure is expected to reduce the discounts at which the tracking stocks trade and encourage investment in the stocks of Liberty Media and Splitco;

•       the improved market recognition of the value of the businesses and assets attributed to the Splitco and Liberty Media stocks resulting from the Split-Off will provide Splitco and Liberty Media with greater flexibility in raising equity capital for organic growth and responding to strategic opportunities, including by creating more attractive acquisition currency;

•       a more accurately valued stock will enable Splitco and Liberty Media to provide more effective stock-based compensation programs, which is a key component of recruiting, retaining and incentivizing a quality management team;

•       the Split-Off will enable Splitco, as a separate company with its own balance sheet, to pursue opportunities in the credit market for the benefit of the Capital and Starz Groups that may not be available if the current three tracking stock structure were to continue;

•       regardless of any initial credit rating downgrade resulting from the Split-Off, the separation of the Capital and Starz Groups should improve QVC's and Liberty Media's credit ratings and provide QVC with a pathway to obtaining an investment grade rating, thereby reducing its cost of capital;

•       the separation of the Capital and Starz Groups should also result in Splitco's credit rating following the Split-Off being higher than Liberty Media's current credit rating in light of Splitco's minimal amount of debt; and

•       replicating the Liberty Capital and Liberty Starz tracking stocks at Splitco will preserve capital flexibility, maintain stockholder choice by enabling investors to continue to choose which of the stocks meet their investment objectives, and preserve the advantages of the Capital Group and the Starz Group doing business as a single company.

The Liberty Media board also considered certain risks and costs associated with the Split-Off, including the loss of synergistic benefits, the additional legal, accounting and administrative costs of operating a separate public company and the potential tax liabilities that could accrue to Liberty Media, Splitco and the holders of Liberty Capital common stock and Liberty Starz common stock as a result of the Split-Off.

Treatment of Outstanding Equity Awards

Stock incentive awards with respect to shares of Liberty Capital common stock and Liberty Starz common stock are held by directors, officers, employees and consultants of Liberty Media and certain of its subsidiaries under the Liberty Media Corporation 2007 Incentive Plan and various other stock incentive plans administered by the Liberty Media board of directors or its compensation committee. As a result of the Split-Off, options and stock appreciation rights with respect to Liberty Capital common stock will be converted into Splitco Capital stock awards, and options and stock appreciation rights with respect to Liberty Starz common stock will be converted into Splitco Starz stock awards. In the Split-Off, all outstanding restricted shares of Liberty Capital common stock will be treated in the same manner as outstanding unrestricted shares of Liberty Capital common stock, and all outstanding restricted shares of Liberty Starz common stock will be treated in the same manner as outstanding unrestricted shares of Liberty Starz common stock.

Splitco Capital Common Stock	Each series of Splitco Capital common stock is identical in all respects, except that:

•       each Splitco CAPA share entitles its holder to one vote per share, each Splitco CAPB share entitles its holder to ten votes per share, and each Series C Splitco Capital share does not entitle its holder to any voting rights (except as required by Delaware law);

•       each Splitco CAPB share is convertible, at the option of the holder, into one Splitco CAPA share. Splitco CAPA and Series C Splitco Capital shares are not convertible at the option of the holder; and

•       the Splitco CAPB shares have consent rights with respect to (i) certain distributions of voting securities on Series C Splitco Capital shares and certain distributions pursuant to which the holders of Splitco CAPB shares would receive voting securities with lesser relative voting rights than those of the Splitco CAPB shares (including in connection with certain redemptions); (ii) certain charter amendments resulting in a recapitalization or reclassification pursuant to which the holders of Series C Splitco Capital shares would receive voting securities or the holders of Splitco CAPB shares would receive voting securities with lesser relative voting rights than those of the Splitco CAPB shares; (iii) certain charter amendments, including amendments relating to the consent rights of the holders of the Splitco CAPB shares, the voting rights of the Splitco Capital common stock, the terms of the conversion of the Splitco CAPB shares into Splitco CAPA shares, the terms of distributions or dividends (including share distributions), the requirement that Splitco reclassify all series of the Splitco Capital common stock on an equal per share basis and the terms of any liquidation, dissolution or winding-up of Splitco; and (iv) the issuance of any shares of Splitco CAPB shares (or securities convertible into, exercisable or exchangeable for shares of Splitco CAPB), other than as a result of the Capital Group redemption (including upon the conversion, exercise or exchange of any convertible securities issued as a result of the Capital Group redemption). These Series B consent rights will cease to apply at such time as there are outstanding a number of shares of Splitco CAPB which is less than 50% of the number of shares of Splitco CAPB outstanding immediately after the Capital Group redemption. For purposes of these provisions, shares issuable upon conversion, exercise or exchange of any convertible securities (such as stock options) are treated as outstanding regardless of vesting. The Splitco charter provides that the number of such shares outstanding immediately after the Capital Group redemption is subject to adjustment for stock splits, reverse splits, reclassifications and similar transactions.

No Series C Splitco Capital shares will be issued in connection with or will be outstanding immediately following the Split-Off.

For more information regarding these provisions, including the reasons for and effects of these provisions, see "The Split-Off Proposals—Description of Splitco Common Stock and Comparison of Stockholder Rights—Splitco Capital Common Stock" and "—Other Provisions of the Splitco Charter."

Splitco Starz Common Stock	Each series of Splitco Starz common stock is identical in all respects, except that:

•       each Splitco STZA share entitles its holder to one vote per share, each Splitco STZB share entitles its holder to ten votes per share, and each Series C Splitco Starz share does not entitle its holder to any voting rights (except as required by Delaware law);

• each Splitco STZB share is convertible, at the option of the holder, into one Splitco STZA share. Splitco STZA and Series C Splitco Starz shares are not convertible at the option of the holder; and

•       the Splitco STZB shares have consent rights with respect to (i) certain distributions of voting securities on Series C Splitco Starz shares and certain distributions pursuant to which the holders of Splitco STZB shares would receive voting securities with lesser relative voting rights than those of the Splitco STZB shares (including in connection with certain redemptions); (ii) certain charter amendments resulting in a recapitalization or reclassification pursuant to which the holders of Series C Splitco Starz shares would receive voting securities or the holders of Splitco STZB shares would receive voting securities with lesser relative voting rights than those of the Splitco STZB shares; (iii) certain charter amendments, including amendments relating to the consent rights of the holders of the Splitco STZB shares, the voting rights of the Splitco Starz common stock, the terms of the conversion of the Splitco STZB shares into Splitco STZA shares, the terms of distributions or dividends (including share distributions), the requirement that Splitco reclassify all series of the Splitco Starz common stock on an equal per share basis and the terms of any liquidation, dissolution or winding-up of Splitco; and (iv) the issuance of any shares of Splitco STZB shares (or securities convertible into, exercisable or exchangeable for shares of Splitco STZB), other than as a result of the Starz Group redemption (including upon the conversion, exercise or exchange of any convertible securities issued as a result of the Starz Group redemption). These Series B consent rights will cease to apply at such time as there are outstanding a number of shares of Splitco STZB which is less than 50% of the number of shares of Splitco STZB outstanding immediately after the Starz Group redemption. For purposes of these provisions, shares issuable upon conversion, exercise or exchange of any convertible securities (such as stock options) are treated as outstanding regardless of vesting. The Splitco charter provides that the number of such shares outstanding immediately after the Starz Group redemption is subject to adjustment for stock splits, reverse splits, reclassifications and similar transactions.

No Series C Splitco Starz shares will be issued in connection with or will be outstanding immediately following the Split-Off.

For more information regarding these provisions, including the reasons for and effects of these provisions, see "The Split-Off Proposals—Description of Splitco Common Stock and Comparison of Stockholder Rights—Splitco Starz Common Stock" and "—Other Provisions of the Splitco Charter."

Comparison of Liberty Capital Common Stock and Splitco Capital Common Stock

The Liberty Capital common stock is a tracking stock of Liberty Media, and the Splitco Capital common stock will be a tracking stock of Splitco. Each of these tracking stocks include terms that are specific to a tracking stock and would not typically apply to regular common stock, such as conversion at the option of issuer, redemption for stock of a subsidiary and mandatory conversion, redemption or dividend provisions upon certain asset dispositions. The Splitco Capital common stock will have substantially similar terms to the Liberty Capital common stock, with the exception of (i) those provisions that relate to the Liberty Interactive common stock, as Splitco will have only two tracking stocks, (ii) the consent rights adhering to the Splitco CAPB shares (which rights terminate in the event the number of outstanding shares of Splitco CAPB is reduced below a specified threshold) and (iii) certain supermajority voting requirements. The Series B consent rights and supermajority voting requirements were included in light of Mr. Malone's agreement to vote his Series B shares in favor the redemptions. Please see "The Split-Off Proposals—Description of Splitco Common Stock and Comparison of Stockholder Rights—Splitco Capital Common Stock" and "—Other Provisions of the Splitco Charter" for more information.

Comparison of Liberty Starz Common Stock and Splitco Starz Common Stock

The Liberty Starz common stock is a tracking stock of Liberty Media, and the Splitco Starz common stock will be a tracking stock of Splitco. Each of these tracking stocks include terms that are specific to a tracking stock and would not typically apply to regular common stock, such as conversion at the option of issuer, redemption for stock of a subsidiary and mandatory conversion, redemption or dividend provisions upon certain asset dispositions. The Splitco Starz common stock will have substantially similar terms to the Liberty Starz common stock, with the exception of (i) those provisions that relate to the Liberty Interactive common stock, as Splitco will have only two tracking stocks, (ii) the consent rights adhering to the Splitco STZB shares (which rights terminate in the event the number of outstanding shares of Splitco STZB is reduced below a specified threshold) and (iii) certain supermajority voting requirements. The Series B consent rights and supermajority voting requirements were included in light of Mr. Malone's agreement to vote his Series B shares in favor the redemptions. Please see "The Split-Off Proposals—Description of Splitco Common Stock and Comparison of Stockholder Rights—Splitco Starz Common Stock" and "—Other Provisions of the Splitco Charter" for more information.

Material U.S. Federal Income Tax Considerations

The Split-Off is conditioned upon the receipt of the Ruling from the IRS (which Ruling shall not have been withdrawn, invalidated or modified in an adverse manner), and the opinion of Baker Botts L.L.P., in form and substance reasonably acceptable to Liberty Media and which opinion will rely upon the receipt and continued validity of the Ruling, in each case to the effect that the Split-Off will qualify as a tax-free transaction under Sections 355 and 368(a)(1)(D) of the Code and that for U.S. federal income tax purposes, (i) no gain or loss will be recognized by Liberty Media upon the distribution of Splitco Capital common stock and Splitco Starz common stock and (ii) no gain or loss will be recognized by, and no amount will be included in the income of, holders of Liberty Capital common stock and Liberty Starz common stock upon the exchange of their shares of Liberty Capital common stock and Liberty Starz common stock for shares of Splitco Capital common stock and Splitco Starz common stock, respectively.

In addition, the Split-Off is conditioned upon the receipt of the opinion of Baker Botts L.L.P., in form and substance reasonably acceptable to Liberty Media and which opinion will rely upon the receipt and continued validity of the Ruling, to the effect that under applicable U.S. federal income tax law, (i) the Splitco Capital common stock and the Splitco Starz common stock distributed in the Split-Off will be treated as stock of Splitco for U.S. federal income tax purposes and (ii) the Splitco Capital common stock and the Splitco Starz common stock distributed in the Split-Off will not constitute Section 306 stock within the meaning of Section 306(c) of the Code.

The Liberty Media board reserves the right to waive the foregoing conditions. If the Liberty Media board were to waive such conditions, it will resolicit proxies for the approval of the redemptions by the holders of the Liberty Capital common stock and the Liberty Starz common stock.

Effect on Management	Immediately following the Split-Off, the executive officers of Liberty Media and Splitco will be comprised of the same persons, and the non-executive management teams will have significant overlap.

Immediately following the Split-Off, the boards of directors of Liberty Media and Splitco will have overlapping directors with the exception that two directors on each board will be different. In addition, each current director of Liberty Media will serve as a director of at least one of Liberty Media or Splitco immediately following the Split-Off.

For more information regarding these persons, see "Management of Splitco."

Following the Split-Off, Liberty Media will cease to provide cash compensation and health and welfare benefits directly to its management team. Rather, Liberty Media's management team will instead receive their cash compensation and health and welfare benefits from Splitco, and Liberty Media will reimburse Splitco for its allocable portion of the associated expenses pursuant to a services agreement to be entered into between Liberty Media and Splitco. Please see "Certain Relationships and Related Transactions—Relationships Between Splitco and Liberty Media—Services Agreement" for more information.

Renunciation of Certain Corporate Opportunities

Those persons who are on the board of directors or management teams of both Liberty Media and Splitco may be presented with business opportunities that are suitable for both companies. To clarify which business opportunities properly belong to Splitco, the Splitco charter includes a provision by which it renounces, to the extent permitted by Delaware law, any interest or expectancy in any potential business opportunity offered to a person that is a director or officer of Splitco unless the offer is expressly made to such person in his or her capacity as a director or officer of Splitco or any of its subsidiaries. The purpose of this provision is to renounce, in advance, Splitco's interest or expectancy in certain business opportunities, and the effect of the provision is to absolve Splitco's directors and officers, to the extent permitted by Delaware law, from possible liability for not presenting a renounced business opportunity to Splitco, on the premise that no breach of fiduciary duty will have occurred if Splitco has previously renounced its interest or expectancy in the opportunity. The renunciation provision in the Splitco charter would provide its directors and officers a defense to any derivative lawsuit that might be brought alleging such a breach of fiduciary duty by them. See "Risk Factors—Splitco may compete with Liberty Media for business opportunities" and "The Split-Off Proposals—Other Provisions of the Splitco Charter—Corporate Opportunity."

Interests of Certain Persons

In considering the recommendation of the Liberty Media board to vote to approve the Split-Off Proposals, holders of Liberty Capital common stock and holders of Liberty Starz common stock should be aware that the executive officers and directors of Liberty Media will receive stock incentive awards with respect to Splitco Capital common stock and Splitco Starz common stock in exchange for their existing Liberty Capital stock incentives and Liberty Starz stock incentives, respectively, as a result of the Split-Off.

Holders of Liberty Capital common stock and holders of Liberty Starz common stock should also be aware that the executive officers of Splitco will continue to serve as executive officers of Liberty Media and that there will be significant board overlap between Splitco and Liberty Media. See "Risk Factors—Risk Factors Relating to Splitco—Factors Relating to Splitco, the Capital Group and the Starz Group—Splitco has overlapping directors and management with Liberty Media and Liberty Global, Inc. (LGI), which may lead to conflicting interests" and "—Splitco may compete with Liberty Media for business opportunities" for a discussion of the conflicts that could arise as a result of their positions with Liberty Media and Splitco. See "The Split-Off Proposals—Management of Potential Conflicts of Interest" regarding the management of these potential conflicts.

In addition, the shares of Splitco CAPB and Splitco STZB to be acquired by John C. Malone, Chairman of the Boards of Liberty Media and Splitco, will not be subject to any call right in favor of Splitco or any similarly restrictive agreements, such as the call right in favor of Liberty Media with respect to Mr. Malone's LCAPB shares. For more information regarding this call right, see "The Split-Off Proposals—The Malone Call Agreement."
Further, the shares of Splitco CAPB and Splitco STZB to be acquired by Mr. Malone (and all other holders of LCAPB and LSTZB shares) will have certain consent rights under the terms of Splitco's restated charter. See "—Splitco Capital Common Stock," "—Splitco Starz Common Stock," "—Comparison of Liberty Capital Common Stock and Splitco Capital Common Stock" and "—Comparison of Liberty Starz Common Stock and Splitco Starz Common Stock", above.

As of [          ], 2011, Liberty Media's executive officers and directors beneficially owned (i) shares of Liberty Capital common stock representing in the aggregate approximately [      ]% of the aggregate voting power of the outstanding shares of Liberty Capital common stock, and (ii) shares of Liberty Starz common stock representing in the aggregate approximately [      ]% of the aggregate voting power of the outstanding shares of Liberty Starz common stock. All of Liberty Media's executive officers and directors have indicated that they intend to vote "FOR" each of the Split-Off Proposals. For more information regarding the relative economic value of their equity holdings, please see "The Split-Off Proposals—Interests of Certain Persons."

In addition, Mr. Malone has agreed to vote certain of his shares in favor of the redemptions. See "—Malone Voting Agreement" below for more information.
The Liberty Media board was aware of these interests and considered them when approving the Split-Off Proposals.

Malone Voting Agreement

John C. Malone, Chairman of the Board of Liberty Media, has entered into a voting agreement in connection with the redemptions. The voting agreement provides, among other things, that, subject to the terms and conditions thereof, Mr. Malone will vote his shares of LCAPB in favor of the Liberty Capital redemption proposal and his shares of LSTZB in favor of the Liberty Starz redemption proposal and will vote such shares against any action or agreement that would reasonably be expected to prevent, prohibit or materially delay the completion of the Split-Off. Mr. Malone entered into this voting agreement in light of Liberty Media's agreement to include in the Splitco charter certain consent rights in favor of the holders of Series B Splitco common stock and other supermajority voting provisions. The consent rights are intended to protect the holders of the Series B Splitco common stock against significant dilution in their relative voting power as a result of certain types of share distributions, reclassifications, split-offs and supervoting share issuances. The consent rights terminate in the event the number of outstanding shares of Splitco CAPB or Splitco STZB, as applicable, is reduced below a specified threshold. See "—Splitco Capital Common Stock," "—Splitco Starz Common Stock," "—Comparison of Liberty Capital Common Stock and Splitco Capital Common Stock" and "—Comparison of Liberty Starz Common Stock and Splitco Starz Common Stock" above for more information regarding these consent and other voting rights.

Regulatory and Contractual Approvals

The approval of the FCC will be required for the transfer of control of certain FCC licenses held by Splitco subsidiaries or investees. The Liberty Media board will determine whether any other regulatory or any contractual approvals are needed in connection with the Split-Off.

No Appraisal Rights

Under the General Corporation Law of the State of Delaware, holders of Liberty Capital common stock and holders of Liberty Starz common stock will not have appraisal rights in connection with the redemptions.

Exchange Agent, Transfer Agent and Registrar for the Shares	[Computershare Trust Company, N.A., P.O. Box 43102, Providence, Rhode Island 02940.]
Stock Exchange Listings

There is currently no public market for Splitco common stock. Splitco has applied to list its Splitco CAPA, Splitco CAPB, Splitco STZA and Splitco STZB on the Nasdaq Global Select Market under the symbols "[      ]","[      ]","[      ]" and "[      ]", respectively. Liberty Media and Splitco have been advised that, for a short period following the Split-Off, Splitco's common stock may trade under temporary trading symbols, which will be announced by press release once available.

Recommendation of the Liberty Media Board

The Liberty Media board has unanimously approved the Split-Off Proposals and unanimously recommends that holders of Liberty Capital common stock vote "FOR" the Liberty Capital redemption proposal and that holders of Liberty Starz common stock vote "FOR" the Liberty Starz redemption proposal.

Risk Factors	If the Split-Off is completed, stockholders of Splitco will face a number of risks and uncertainties including, among others:
• those relating to the tax consequences of the Split-Off;
• those relating to limits on Splitco's ability to control its more significant investments;
• those relating to the ownership of Splitco common stock due to its tracking stock capitalization;
• those relating to consumer demand for Splitco's products and services; and
• those relating to Splitco's overlapping directors and management with Liberty Media.

Please see "Risk Factors" starting on page [    ] for a discussion of these risks and others that should be considered in connection with the Split-Off Proposals and an investment in Splitco common stock.

Comparative Per Share Market Price and Dividend Information

  Market Price

        Liberty Media has three tracking stocks: (i) Series A and Series B Liberty Capital tracking stock, which was originally issued in May 2006 and later recapitalized in March 2008; (ii) Series A and Series B Liberty Interactive tracking stock, which was originally issued in May 2006; and (iii) Series A and Series B Liberty Starz tracking stock, which was originally issued in March 2008 when each share of the then-Liberty Capital tracking stock was reclassified (the reclassification) into one share of the same series of new Liberty Capital tracking stock and four shares of the same series of the then-Liberty Entertainment tracking stock. The Liberty Entertainment tracking stock was partially redeemed in November 2009 in exchange for all of the outstanding shares of Liberty Entertainment, Inc. (LEI), and the remaining businesses, assets and liabilities attributed to the Entertainment Group and not held by LEI were redesignated as the Starz Group. Each series of Liberty Media's tracking stock trades on The Nasdaq Stock Market LLC. The following table sets forth the range of high and low sales prices of shares of Liberty Media's common stock for the years ended December 31, 2010, 2009 and 2008 and since January 1, 2011.

	Liberty Capital
	Series A (LCAPA)		Series B (LCAPB)
	High	Low	High	Low
2008
First quarter (through March 3)	$119.75	100.00	121.21	101.25
First quarter (beginning March 4)	$19.25	14.60	17.73	14.64
Second quarter	$16.99	14.03	18.00	14.07
Third quarter	$16.46	13.10	16.23	12.97
Fourth quarter	$13.74	2.33	13.75	2.61
2009
First quarter	$7.46	4.35	10.60	4.46
Second quarter	$15.42	6.61	15.98	6.30
Third quarter	$23.52	11.04	23.68	12.46
Fourth quarter	$25.05	20.35	25.01	20.46
2010
First quarter	$37.16	23.62	37.00	23.50
Second quarter	$46.05	36.48	45.94	37.50
Third quarter	$53.25	40.42	52.74	41.42
Fourth quarter	$63.67	52.01	64.79	51.62
2011
First quarter (through January 24)	$65.73	61.98	65.00	62.61

	Liberty Interactive
	Series A (LINTA)		Series B (LINTB)
	High	Low	High	Low
2008
First quarter	$19.17	13.42	18.69	13.53
Second quarter	$17.58	14.55	17.44	14.73
Third quarter	$15.17	11.52	15.91	11.95
Fourth quarter	$13.10	1.97	12.79	2.10
2009
First quarter	$3.99	2.42	3.81	1.75
Second quarter	$7.34	2.83	7.27	2.89
Third quarter	$11.48	4.53	11.40	4.31
Fourth quarter	$12.81	9.82	12.79	10.23
2010
First quarter	$15.41	10.20	15.25	10.29
Second quarter	$16.65	10.50	16.65	10.79
Third quarter	$14.00	10.08	13.76	10.35
Fourth quarter	$16.22	13.63	16.10	13.51
2011
First quarter (through January 24)	$16.39	15.56	16.20	15.52

	Liberty Starz
	Series A (LSTZA)		Series B (LSTZB)
	High	Low	High	Low
2008
First quarter (beginning March 4)	$27.07	19.65	26.51	20.46
Second quarter	$27.48	22.12	27.41	22.46
Third quarter	$28.64	22.33	28.95	22.48
Fourth quarter	$25.26	9.47	24.95	9.69
2009
First quarter	$20.94	16.03	20.10	15.25
Second quarter	$27.07	19.54	27.23	19.58
Third quarter	$31.38	24.68	31.11	24.43
Fourth quarter (through November 19)	$36.26	29.86	36.10	30.01
Fourth quarter (beginning November 20)	$51.50	46.10	50.34	46.86
2010
First quarter	$54.73	46.04	53.67	46.64
Second quarter	$57.04	50.05	57.02	50.10
Third quarter	$65.56	49.89	67.00	51.50
Fourth quarter	$69.15	60.12	69.15	61.84
2011
First quarter (through January 24)	$69.97	64.25	68.41	66.33

        As of June 18, 2010, the last trading day prior to the public announcement of the Liberty Media board's intention to seek the approval of the Liberty Capital and Liberty Starz stockholders to effect the Split-Off Proposals, LCAPA closed at $41.78, LCAPB closed at $42.25, LINTA closed at $12.35, LINTB closed at $12.33, LSTZA closed at $52.42 and LSTZB closed at $50.63. As of [            ], 2011, the most recent practicable date prior to the mailing of this proxy statement/prospectus, LCAPA closed at $[            ], LCAPB closed at $[            ], LINTA closed at $ [            ], LINTB closed at $[            ], LSTZA closed at $[            ] and LSTZB closed at $ [            ].

  Dividends

        Liberty Media.    Liberty Media has never paid cash dividends on any series of its common stock. All decisions regarding payment of dividends by Liberty Media are made by its board of directors, from time to time, in accordance with applicable law after taking into account various factors, including its financial condition, operating results, current and anticipated cash needs, plans for expansion and possible loan covenants which may restrict or prohibit its payment of dividends.

        Splitco.    Splitco has no present intention to pay cash dividends on its stock. All decisions regarding payment of dividends by Splitco will be made by its board of directors, from time to time, in accordance with applicable law after taking into account various factors, including its financial condition, operating results, current and anticipated cash needs, plans for expansion and possible loan covenants which may restrict or prohibit its payment of dividends.

RISK FACTORS

        In addition to the other information contained in, incorporated by reference in or included as an Annex to this proxy statement/prospectus, you should carefully consider the following risk factors in deciding whether to vote to approve the Split-Off Proposals.

        The risk factors described in this section have been separated into two groups:

  •
  risks that relate to the Split-Off, which include risks relating to the Split-Off Proposals; and

  •
  risks relating to an investment in Splitco, which include risks relating to the tracking stock and capital structure of Splitco.

        The risks described below and elsewhere in this proxy statement/prospectus are not the only ones that relate to the Split-Off and an investment in Splitco. The risks described below are considered to be the most material. However, there may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that also could have material adverse effects on Splitco or an investment in its common stock. Past financial performance may not be a reliable indicator of future performance and historical trends may not foretell results or trends in future periods especially given the current economic environment.

        If any of the events described below were to occur, the businesses, prospects, financial condition, results of operations and/or cash flows of Splitco could be materially adversely affected. In any such case, the price of any or all of the Splitco common stock could decline, perhaps significantly.

        For the purposes of these risk factors, unless the context otherwise indicates, we have assumed that the Split-Off Proposals have been approved and that the Split-Off has been completed.

Risk Factors Relating to the Split-Off and Split-Off Proposals

        The Split-Off could result in a significant tax liability.    Liberty Media has requested the Ruling from the IRS to the effect that, among other things, the Split-Off will qualify as a tax-free distribution for U.S. federal income tax purposes under Sections 355 and 368(a)(1)(D) of the Code. The Split-Off is conditioned upon the receipt by Liberty Media of the Ruling. Although the Ruling will generally be binding on the IRS, the continuing validity of the Ruling will be subject to the accuracy of factual statements and representations made to the IRS by Liberty Media. Further, as a result of the IRS's general ruling policy with respect to transactions under Section 355 of the Code and transactions involving tracking stock, the Ruling will not represent a determination by the IRS that certain requirements necessary to obtain tax-free treatment to holders of Liberty Capital common stock and Liberty Starz common stock and to Liberty Media under Sections 355 and 368(a)(1)(D) of the Code (specifically, the business purpose requirement, the requirement that the Split-Off not be used principally as a device for the distribution of earnings and profits, the non-application of Section 355(e) of the Code to the Split-Off (discussed below) and the requirement that the tracking stocks be treated as stock of the issuer for U.S. federal income tax purposes) have been satisfied. Rather, the Ruling will be based upon representations made to the IRS by Liberty Media that these requirements have been satisfied.

        As a result of this IRS ruling policy, the Split-Off is also conditioned upon the receipt by Liberty Media of the opinions of Baker Botts L.L.P. to the effect that, among other things, (i) the Split-Off will qualify as a tax-free transaction to Liberty Media and to the holders of Liberty Capital common stock and Liberty Starz common stock for U.S. federal income tax purposes under Sections 355 and 368(a)(1)(D) of the Code, (ii) the Splitco Capital common stock and the Splitco Starz common stock distributed in the Split-Off will be treated as stock of Splitco for U.S. federal income tax purposes, and (iii) the Splitco Capital common stock and the Splitco Starz common stock distributed in the Split-Off will not constitute Section 306 stock within the meaning of Section 306(c) of the Code.

        The opinions of counsel will rely on the receipt and continuing validity of the Ruling, as to the matters covered by the Ruling, and will be based upon certain assumptions, as well as statements, representations and certain undertakings made by officers of Liberty Media and Splitco and a stockholder of Liberty Media. If the Ruling is no longer valid, if any of those statements, representations or assumptions is incorrect or untrue in any material respect or any of those undertakings is not complied with, or if the facts upon which the opinions are based are materially different from the facts at the time of the Split-Off, the conclusions reached in such opinions could be adversely affected. Opinions of counsel are not binding on the IRS or the courts, and the conclusions expressed in such opinions could be challenged by the IRS and a court could sustain such challenge. In addition, there are no Code provisions, Treasury Regulations, court decisions or published rulings of the IRS bearing directly on the tax effects of the issuance and characterization of "tracking stock," such as the Splitco Capital common stock and Splitco Starz common stock. As indicated above, the IRS will not issue private letter rulings on the characterization of tracking stock, and the Ruling will not provide a determination by the IRS with respect to such issue. However, it is a material condition to the Split-Off that Liberty Media receive the opinions of counsel described above, which if waived would result in the Liberty Media board resoliciting the approval of the holders of Liberty Capital common stock and Liberty Starz common stock. In addition, the past administrative practice of the IRS has generally been to respect the treatment of tracking stock as stock of the issuer.

        Even if the Split-Off otherwise qualifies under Sections 355 and 368(a)(1)(D) of the Code, the Split-Off would result in a significant U.S. federal income tax liability to Liberty Media (but not to holders of Liberty Capital common stock or Liberty Starz common stock) under Section 355(e) of the Code if one or more persons acquire a 50-percent or greater interest (measured by vote or value) in the stock of Liberty Media or in the stock of Splitco as part of a plan or series of related transactions that includes the Split-Off. Current tax law generally creates a presumption that any acquisition of the stock of Liberty Media or the stock of Splitco within two years before or after the Split-Off is part of a plan that includes the Split-Off, although the parties may be able to rebut that presumption. The process for determining whether an acquisition is part of a plan under these rules is complex, inherently factual and subject to interpretation of the facts and circumstances of a particular case. Notwithstanding the opinions of counsel described above, Liberty Media or Splitco might inadvertently cause or permit a prohibited change in Liberty Media's ownership or Splitco's ownership to occur, thereby triggering tax liability to Liberty Media, which could have a material adverse effect.

        If it is subsequently determined, for whatever reason, that the Split-Off does not qualify for tax-free treatment, Liberty Media and/or the holders of Liberty Capital common stock and Liberty Starz common stock immediately prior to the Split-Off could incur significant tax liabilities determined in the manner described in "The Split-Off Proposals—Material U.S. Federal Income Tax Consequences of the Split-Off." In addition, if the IRS were to successfully assert that the Splitco Capital common stock or the Splitco Starz common stock is Section 306 stock, within the meaning of Section 306(c) of the Code, the holders of Liberty Capital common stock and Liberty Starz common stock could be required to recognize ordinary income on the subsequent sale or exchange of such Section 306 stock, or dividend income on any redemption of such Section 306 stock, without regard to their basis in such stock, and such holders generally would not be permitted to recognize any loss on such disposition. As described further under "Certain Relationships and Related Transactions—Relationships between Splitco and Liberty Media—Tax Sharing Agreement," in certain circumstances, Splitco will be required to indemnify Liberty Media, its subsidiaries, and certain related persons for losses and taxes resulting from the Split-Off. For a more complete discussion of the requested Ruling, the tax opinions and the tax consequences if the Split-Off is not tax-free, please see "The Split-Off Proposals—Material U.S. Federal Income Tax Consequences of the Split-Off."

        Splitco may have a significant tax liability to Liberty Media, which is not limited in amount or subject to any cap, if the Split-Off or Liberty Media's split-off of LEI are treated as taxable transactions.    Pursuant to

its tax sharing agreement with Liberty Media and Liberty Media LLC (the Tax Sharing Agreement), subject to certain limited exceptions, Splitco must indemnify Liberty Media, its subsidiaries, and certain related persons for losses and taxes resulting from the Split-Off to the extent such losses or taxes (i) result primarily from, individually or in the aggregate, the breach of certain covenants made by Splitco (applicable to actions or failures to act by Splitco and its subsidiaries following the completion of the Split-Off) that relate to the qualification of the Split-Off and related restructuring transactions as tax-free transactions, (ii) result from the Splitco Capital common stock or the Splitco Starz common stock not being treated as stock of Splitco, or being treated as Section 306 stock within the meaning of Section 306(c) of the Code, for U.S. federal income tax purposes, (iii) result from the Liberty Interactive common stock, the Liberty Capital common stock, or the Liberty Starz common stock not being treated as stock of Liberty Media, or being treated as Section 306 stock within the meaning of Section 306(c) of the Code, for U.S. federal income tax purposes, (iv) result from Section 355(e) of the Code applying to the Split-Off as a result of the Split-Off being part of a plan (or series of related transactions) pursuant to which one or more persons acquire a 50-percent or greater interest (measured by vote or value) in the stock of Splitco, or (v) result from deferred intercompany items or excess loss accounts that are triggered by the Split-Off, and that would otherwise be allocated to Splitco.

        In addition, pursuant to the Tax Sharing Agreement, Splitco will generally be required to indemnify Liberty Media for any losses or taxes arising from the failure of Liberty Media's split-off of LEI effected on November 19, 2009 (the LEI Split-Off) to qualify as a tax-free transaction described in Sections 355 and 368(a)(1)(D) (to the extent such losses or taxes are not indemnified by LEI or its affiliates pursuant to LEI's tax sharing agreement with Liberty Media), including any such losses or taxes arising as a result of the completion of the Split-Off. However, Splitco will not be required to indemnify Liberty Media for any losses or taxes arising primarily from, individually or in the aggregate, the breach of certain covenants made by Liberty (applicable to actions or failures to act by Liberty Media and its subsidiaries following the completion of the Split-Off).

        Splitco's indemnification obligations to Liberty Media, its subsidiaries and certain related persons are not limited in amount or subject to any cap. If Splitco is required to indemnify Liberty Media, its subsidiaries and certain related persons under the circumstances set forth in the Tax Sharing Agreement, Splitco may be subject to substantial liabilities, which could materially adversely affect its financial position.

        Splitco may determine to forgo certain transactions in order to avoid the risk of incurring significant tax-related liabilities.    In the Tax Sharing Agreement, Splitco will covenant not to take any action, or fail to take any action, following the Split-Off which action or failure to act is inconsistent with the Split-Off qualifying for tax-free treatment under Sections 355 and 368(a)(1)(D) of the Code. Further, the Tax Sharing Agreement will require that Splitco generally indemnify Liberty Media for any taxes or losses incurred by Liberty Media (or its subsidiaries) resulting from breaches of such covenants or resulting from Section 355(e) of the Code applying to the Split-Off because of acquisitions of a 50-percent or greater interest (measured by vote or value) in the stock of Splitco that are part of a plan that includes the Split-Off. As a result, Splitco might determine to forgo certain transactions that might have otherwise been advantageous in order to preserve the tax-free treatment of the Split-Off.

        In particular, Splitco might determine to continue to operate certain of its business operations for the foreseeable future even if a sale or discontinuance of such business might have otherwise been advantageous. Moreover, in light of the requirements of Section 355(e) of the Code, Splitco might determine to forgo certain transactions, including share repurchases, stock issuances, certain asset dispositions or other strategic transactions for some period of time following the Split-Off. In addition, Splitco's indemnity obligation under the Tax Sharing Agreement might discourage, delay or prevent a change of control transaction for some period of time following the Split-Off.

        The market value of the Splitco Capital common stock may not equal or exceed the current market value of the Liberty Capital common stock; and the market value of the Splitco Starz common stock may not equal or exceed the current market value of the Liberty Starz common stock.    Although Liberty Capital common stock and Liberty Starz common stock have been publicly traded for some time, there is no public market for Splitco common stock. Because, among other things, Splitco common stock will be a security of Splitco, rather than a security of Liberty Media, there can be no assurance that the public market for Splitco Capital common stock or Splitco Starz common stock will be similar to the public market for the Liberty Capital common stock and Liberty Starz common stock, respectively. Ultimately, the value of each share of Splitco common stock will be principally determined in the trading markets and could be influenced by many factors, including the operations of Splitco's subsidiaries and business affiliates, investors' expectations of Splitco's prospects, financial estimates by securities analysts, trends and uncertainties affecting the industries in which Splitco or its affiliates compete, future issuances and repurchases of Splitco common stock and general economic and other conditions. The trading value of the Splitco Capital common stock and Splitco Starz common stock could be higher or lower than the trading value of the existing Liberty Capital common stock and Liberty Starz common stock, respectively, and we are unable to estimate whether any such difference, whether favorable or unfavorable, will be material. In addition, Splitco may elect to convert its common stock relating to one group into common stock relating to the other group, thereby changing the nature of your investment, which could result in a loss in value.

        After the Split-Off, Splitco may be controlled by one principal stockholder.    John C. Malone currently beneficially owns shares of Liberty Capital common stock (excluding exercisable stock options) representing approximately [      ]% of the aggregate voting power of the outstanding shares of Liberty Capital common stock as of [            ], 2011 and shares of Liberty Starz common stock (excluding exercisable stock options) representing approximately [      ]% of the aggregate voting power of the outstanding shares of Liberty Starz common stock as of [            ], 2011. Following the consummation of the Split-Off, Mr. Malone is expected to beneficially own shares of Splitco common stock (excluding exercisable stock options) representing up to approximately [      ]% of Splitco's voting power, based upon the redemption ratios and his beneficial ownership of Liberty Capital common stock and Liberty Starz common stock, as of [            ], 2011 (as reflected under "Management of Splitco—Pro Forma Security Ownership of Management" below). By virtue of Mr. Malone's voting power in Splitco as well as his position as Splitco's Chairman of the Board, Mr. Malone may be deemed to control Splitco's operations. In addition, Mr. Malone will beneficially own more than 90% of the outstanding shares of Splitco CAPB and Splitco STZB, which will enable him to control any separate class votes to which the holders of shares of Splitco CAPB or Splitco STZB are entitled, including any matters as to which the Series B consent rights apply (which rights terminate in the event the number of outstanding shares of Splitco CAPB or Splitco STZB, as applicable, is reduced below a specified threshold). See "The Split-Off Proposals—Description of Splitco Common Stock and Comparison of Stockholder Rights" and "—Other Provisions of the Splitco Charter." Mr. Malone's rights to vote or dispose of his equity interest in Splitco will not be subject to any restrictions in favor of Splitco other than as may be required by applicable law and except for customary transfer restrictions pursuant to incentive award agreements.

Risk Factors Relating to Splitco

  Factors Relating to Splitco, the Capital Group and the Starz Group

        Splitco's historical financial information may not be representative of Splitco's results as a separate company.    The historical financial information included in this proxy statement/prospectus for Splitco may not necessarily reflect what Splitco's results of operations, financial condition and cash flows would have been had Splitco been a separate, stand-alone entity pursuing independent strategies during the periods presented.

        The historical financial information of Liberty Media's Capital Group and Starz Group may not necessarily reflect their results as separate companies.    One of the reasons for the creation of a tracking stock is to permit equity investors to apply more specific criteria in valuing the shares of a particular group, such as comparisons of earnings multiples with those of other companies in the same business sector. In valuing shares of Splitco Capital common stock and Splitco Starz common stock, investors should recognize that the historical financial information of Liberty Media's Capital Group and Starz Group has been extracted from the consolidated financial statements of Liberty Media and may not necessarily reflect what the Liberty Media Capital Group's and the Liberty Media Starz Group's results of operations, financial condition and cash flows would have been had the groups been separate, stand-alone entities pursuing independent strategies during the period presented and while a part of Liberty Media.

        Rapid technological advances could render the products and services offered by Splitco's subsidiaries and business affiliates obsolete or non-competitive.    Splitco's subsidiaries and business affiliates, such as TruePosition and Sirius XM Radio, must stay abreast of rapidly evolving technological developments and offerings to remain competitive and increase the utility of their services. These subsidiaries and business affiliates must be able to incorporate new technologies into their products in order to address the needs of their customers. There can be no assurance that they will be able to compete with advancing technology, and any failure to do so could result in customers seeking alternative service providers and may adversely affect the group to which they are attributed, thereby adversely impacting Splitco's revenue and operating income.

        Certain of Splitco's subsidiaries and business affiliates depend on their relationships with third party distribution channels, suppliers and advertisers and any adverse changes in these relationships could adversely affect Splitco's results of operations and those attributed to any of its groups.    An important component of the success of Splitco's subsidiaries and business affiliates, including Starz Entertainment, TruePosition and Sirius XM Radio, will be their ability to maintain their existing, as well as build new, relationships with third party distribution channels, including local and national cable and satellite providers, and suppliers and advertisers, among other parties. Adverse changes in existing relationships or the inability to enter into new arrangements with these parties on favorable terms, if at all, could have a significant adverse effect on Splitco's results of operations and those attributed to its groups.

        The subsidiaries and business affiliates attributable to each group of Splitco are subject to risks of adverse government regulation.    Programming services, cable television systems, the Internet, telephony services and satellite carriers are subject to varying degrees of regulation in the United States by the FCC and other entities and in foreign countries by similar regulators. Such regulation and legislation are subject to the political process and have been in constant flux over the past decade. Material changes in the law and regulatory requirements must be anticipated, and there can be no assurance that the businesses and assets attributed to each group will not become subject to increased expenses or more stringent restrictions as a result of any future legislation, new regulation or deregulation.

        The success of one of Splitco's subsidiaries, Starz Entertainment, and two of Splitco's business affiliates, Sirius XM Radio and Live Nation, depends on audience acceptance of their programs and programming services which is difficult to predict.    Entertainment content production, premium subscription television program services, satellite radio services and live entertainment events are inherently risky businesses because the revenue derived from these businesses depends primarily upon the public's acceptance of these programs and services, which is difficult to predict. The commercial success of a cable program, premium subscription television service, satellite radio program or live entertainment production depends on the quality and acceptance of other competing programs and other entertainment content available in the marketplace at or near the same time, the availability of alternative forms of entertainment and leisure time activities, general economic conditions and other tangible and intangible factors, many of which are difficult to predict. Audience sizes for cable programming and premium subscription television programs are important factors when cable television and DTH satellite providers negotiate affiliation agreements. Audience size is also an important factor when determining subscription rates for satellite radio services and ticket pricing for live entertainment productions. Consequently, low public acceptance of programs and services offered by Starz Entertainment, Live Nation and Sirius XM Radio will have an adverse effect on Splitco's results of operations and could hurt the ability of these subsidiaries and business affiliates to maintain rates charged to affiliates, subscribers and customers.

        Increased programming and content costs may adversely affect profits.    One of Splitco's subsidiaries, Starz Entertainment, produces programming and other content and incurs costs for all types of creative talent including writers, producers and actors. Starz Entertainment also acquires programming, such as movies and television series, from television production companies and movie studios. An increase in the costs of programming and other content may lead to decreased profitability.

        The success of two of Splitco's subsidiaries, Starz Entertainment and Atlantic National League Baseball Club, depends in large part on their ability to retain and recruit key personnel.    As Starz's original programming continues to gain greater market share, the key talent associated with this original programming will become difficult to replace. We cannot assure you that if Starz experiences a turnover of these key persons that they will be able to recruit and retain acceptable replacements, in part, because the market for such talent is very competitive and limited. Similarly the success of the Atlanta National League Baseball Club depends on the record of the Braves Major League baseball team during each season, which is directly impacted by their ability to attract and retain top performing players and managers.

        Weak economic conditions may reduce consumer demand for our products and services.    The current economic downturn in the United States and in other regions of the world in which Splitco's subsidiaries and affiliates will operate could adversely affect demand for its products and services. A substantial portion of its revenue is derived from discretionary spending by individuals, which typically falls during times of economic instability. A reduction in discretionary spending could adversely affect revenue across Splitco's tracking stock groups including potential downgrades by satellite and cable television subscribers affecting Starz Entertainment, reduced sports and entertainment expenditures affecting Live Nation and Atlanta National League Baseball Club and a drastic slowdown in auto sales (which is an important source of satellite radio subscribers affecting Sirius XM Radio). Accordingly, Splitco's ability to increase or maintain revenue and earnings could be adversely affected to the extent that relevant economic environments remain weak or decline further. Splitco currently is unable to predict the extent of any of these potential adverse effects.

        Splitco will not have the right to manage its Capital Group business affiliates, which means it will not be able to cause those affiliates to operate in a manner that is favorable to it.    Splitco will not have the right to manage the businesses or affairs of any of its business affiliates (generally those companies in which it will have less than a majority voting stake) attributed to the Capital Group, specifically Sirius XM Radio and Live Nation. Rather, Splitco's rights may take the form of representation on the board of directors or a partners' or similar committee that supervises management or possession of veto rights over significant or extraordinary actions. The scope of Splitco's veto rights vary from agreement to agreement. Although Splitco's board representation and veto rights may enable it to exercise influence over the management or policies of a business affiliate, enable it to prevent the sale of material assets by a business affiliate in which it owns less than a majority voting interest or prevent it from paying dividends or making distributions to its stockholders or partners, they will not enable Splitco to cause these actions to be taken.

        The liquidity and value of Splitco's public investments may be affected by market conditions beyond its control that could cause it to record losses for declines in their market value.    Included among the assets attributable to the Capital Group will be equity interests in one or more publicly-traded companies which are not consolidated subsidiaries, such as Sirius XM Radio and Live Nation. The value of these interests may be affected by economic and market conditions that are beyond Splitco's control. In addition, Splitco's ability to liquidate these interests without adversely affecting their value may be limited.

        Sales of Splitco common stock by Splitco's insiders could depress the market price of Splitco's common stock.    Sales of Splitco's shares by Splitco's Chairman of the Board or any of its other directors or executive officers could cause a perception in the marketplace that Splitco's stock price has peaked or that adverse events or trends have occurred or may be occurring at Splitco. This perception can result notwithstanding any personal financial motivation for these insider sales. As a result, insider sales could depress the market price for shares of one or more series of Splitco's tracking stocks.

        No assurance can be made that Splitco will be successful in integrating any acquired businesses.    Splitco's businesses and those of its subsidiaries may grow through acquisitions in selected markets. Integration of new businesses may present significant challenges, including: realizing economies of scale in programming and network operations; eliminating duplicative overheads; and integrating networks, financial systems and operational systems. No assurances can be made that, with respect to any acquisition, Splitco will realize anticipated benefits or successfully integrate any acquired business with its existing operations. In addition, while Splitco intends to implement appropriate controls and procedures as it integrates acquired companies, Splitco may not be able to certify as to the effectiveness of these companies' disclosure controls and procedures or internal control over financial reporting (as required by U.S. federal securities laws and regulations) until Splitco has fully integrated them.

        If, following the Split-Off, Splitco is unable to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or Splitco's internal control over financial reporting is not effective, the reliability of Splitco's financial statements may be questioned and Splitco's stock price may suffer.    Section 404 of the Sarbanes-Oxley Act of 2002 requires any company subject to the reporting requirements of the U.S. securities laws to complete a comprehensive evaluation of its and its consolidated subsidiaries' internal control over financial reporting. To comply with this statute, Splitco will be required to document and test its internal control procedures; Splitco's management will be required to assess and issue a report concerning its internal control over financial reporting; and Splitco's independent auditors will be required to issue an attestation regarding its internal control over financial reporting. Splitco anticipates that its internal controls will be substantially similar to those utilized by Liberty Media for the same assets. Splitco's compliance with Section 404 of the Sarbanes-Oxley Act will first be tested in connection with the filing of its Annual Report on Form 10-K for the fiscal year ending December 31, [2012]. Although Splitco does not expect the annual costs to comply with Section 404 to be significant (based on its preliminary assessments), the rules governing the standards that must be met for Splitco's management to assess its internal control over financial reporting are complex, subject to change, and require significant documentation, testing and possible remediation to meet the detailed standards under the rules. During the course of its testing, Splitco's management may identify material weaknesses or deficiencies which may not be remedied in time to meet the deadline imposed by the Sarbanes-Oxley Act. If Splitco's management cannot favorably assess the effectiveness of its internal control over financial reporting when it's required to do so or Splitco's auditors identify material weaknesses in its internal control, investor confidence in Splitco's financial results may weaken, and Splitco's stock price may suffer.

        Splitco has overlapping directors and management with Liberty Media and Liberty Global, Inc. (LGI), which may lead to conflicting interests.    Following the Split-Off, the executive officers of Liberty Media will serve as the executive officers of Splitco, and there will be significant board overlap between Splitco and Liberty Media. John C. Malone is the Chairman of the Board of Liberty Media and LGI and will serve as the Chairman of the Board of Splitco. In addition, three other directors who serve on

LGI's board also serve on the Liberty Media board. Immediately following the Split-Off, neither Liberty Media nor, to its knowledge, LGI will have any ownership interest in Splitco, and Splitco will not have any ownership interest in Liberty Media or LGI. LGI is an independent, publicly-traded company and the largest international cable operator based on number of subscribers as of September 30, 2010. The executive officers and the members of Splitco's board of directors have fiduciary duties to its stockholders. Likewise, any such persons who serve in similar capacities at Liberty Media and/or LGI have fiduciary duties to that company's stockholders. Therefore, such persons may have conflicts of interest or the appearance of conflicts of interest with respect to matters involving or affecting their respective companies. For example, there may be the potential for a conflict of interest when Splitco, LGI or Liberty Media looks at acquisitions and other corporate opportunities that may be suitable for each of them. Moreover, most of Splitco's directors and officers will continue to own Liberty Media and/or LGI stock and options to purchase Liberty Media and/or LGI stock. These ownership interests could create, or appear to create, potential conflicts of interest when these individuals are faced with decisions that could have different implications for Splitco and/or LGI or Liberty Media. Any potential conflict that qualifies as a "related party transaction" (as defined in Item 404 of Regulation S-K) will be subject to review by an independent committee of the applicable issuer's board of directors in accordance with its corporate governance guidelines. Any other potential conflicts that arise would be addressed on a case-by-case basis, keeping in mind the applicable fiduciary duties owed by the executive officers and directors of each issuer. From time to time, Liberty Media or LGI or their respective affiliates may enter into transactions with Splitco and/or its subsidiaries or other affiliates. Although the terms of any such transactions or agreements will be established based upon arms'-length negotiations between employees of the companies involved, there can be no assurance that the terms of any such transactions will be as favorable to Splitco or its subsidiaries or affiliates as would be the case where there is no overlapping officers or directors.

        Splitco may compete with Liberty Media for business opportunities.    Certain of Liberty Media's subsidiaries and business affiliates own or operate programming services that may compete with the programming services offered by Splitco's businesses. For example, Liberty Media's QVC and Splitco Starz Group's Starz Entertainment both produce programming that is distributed via cable and satellite networks. Splitco has no rights in respect of programming or distribution opportunities developed by or presented to the subsidiaries or business affiliates of Liberty Media, and the pursuit of these opportunities by such subsidiaries or affiliates may adversely affect the interests of Splitco and its stockholders. Because Splitco and Liberty Media have overlapping directors and officers, a business opportunity that is presented to those individuals may result in a conflict of interest or the appearance of a conflict of interest. To clarify which business opportunities belong to Splitco, its charter will provide that no director or officer of Splitco will be liable to Splitco or its stockholders for breach of any fiduciary duty by reason of the fact that any such individual directs a corporate opportunity to another person or entity (including Liberty Media) instead of Splitco, or does not refer or communicate information regarding such corporate opportunity to Splitco, unless such opportunity was expressly offered to such person solely in his or her capacity as a director or officer of Splitco or as a director or officer of any of Splitco's subsidiaries. The purpose of this provision is to renounce, in advance, Splitco's interest or expectancy in certain business opportunities, and the effect of the provision is to absolve Splitco's directors and officers, to the extent permitted by Delaware law, from possible liability for not presenting a renounced business opportunity to Splitco, on the premise that no breach of fiduciary duty will have occurred if Splitco has previously renounced its interest or expectancy in the opportunity. The renunciation provision in the Splitco charter would provide its directors and officers a defense to any derivative lawsuit that might be brought alleging such a breach of fiduciary duty by them. Liberty Media's charter, which has not been substantively amended since the reclassification of its tracking stocks in March 2008, does not have a parallel renunciation provision and Liberty Media's stockholders are not being asked at this time to approve an amendment to its charter for that purpose. An amendment to Liberty Media's charter would require the solicitation of proxies from the holders of all three of Liberty Media tracking stocks, including the holders of Liberty Interactive common stock. As those holders are not entitled to vote on the Liberty Starz redemption proposal or the Liberty Capital redemption proposal and are not being asked to vote at the special meeting, the Liberty Media board is not seeking to amend Liberty Media's charter to add a renunciation provision or for any other reason at this time. Accordingly, Liberty Media's directors and officers will be subject to possible liability for breach of fiduciary duty if they do not present potential business opportunities to Liberty Media of the nature of those renounced in the Splitco charter. No assurance can be given that Liberty Media will not seek to include a renunciation provision in any future amendment to its charter.

  Risks Relating to the Ownership of Splitco Common Stock due to its Tracking Stock Capitalization

        The risks described below apply to the ownership of Splitco Capital common stock and Splitco Starz common stock due to Splitco's tracking stock capitalization.

        Holders of Splitco Capital common stock and Splitco Starz common stock are common stockholders of Splitco and are, therefore, subject to risks associated with an investment in the company as a whole, even if a holder does not own shares of common stock of both of Splitco's groups.    Even though Splitco has attributed, for financial reporting purposes, all of its consolidated assets, liabilities, revenue, expenses and cash flows to each of its Capital Group and Starz Group in order to prepare the separate financial statement schedules for each of those groups, Splitco retains legal title to all of its assets; and its capitalization does not limit its legal responsibility, or that of its subsidiaries, for the liabilities included in any set of financial statement schedules. Holders of Splitco Capital common stock and Splitco Starz common stock do not have any legal rights related to specific assets attributed to Splitco's Capital Group or Starz Group and, in any liquidation, holders of Splitco Capital common stock and holders of Splitco Starz common stock are entitled to receive a pro rata share of Splitco's available net assets based on their respective numbers of liquidation units.

        Splitco could be required to use assets attributed to one group to pay liabilities attributed to the other group.    The assets attributed to one group are potentially subject to the liabilities attributed to the other group, even if those liabilities arise from lawsuits, contracts or indebtedness that are attributed to such other group. While Splitco's current management and allocation policies provide that reattributions of assets between groups will result in the creation of an inter-group loan or an inter-group interest or an offsetting reattribution of cash or other assets, no provision of the Splitco charter prevents it from satisfying liabilities of one group with assets of the other group, and Splitco's creditors will not in any way be limited by its tracking stock capitalization from proceeding against any assets they could have proceeded against if Splitco did not have a tracking stock capitalization.

        The market price of Splitco Capital common stock and Splitco Starz common stock may not reflect the performance of Splitco's Capital Group and Starz Group, respectively, as intended.    Splitco cannot assure you that the market price of the common stock of a group will, in fact, reflect the performance of the group of businesses, assets and liabilities attributed to that group. Holders of Splitco Capital common stock and Splitco Starz common stock are common stockholders of Splitco as a whole and, as such, are subject to all risks associated with an investment in Splitco and all of its businesses, assets and liabilities. As a result, the market price of each series of stock of a group may simply reflect the performance of Splitco as a whole or may more independently reflect the performance of some or all of the group of assets attributed to such group. In addition, investors may discount the value of the stock of a group because it is part of a common enterprise rather than a stand-alone entity.

        The market price of Splitco Capital common stock and Splitco Starz common stock may be volatile, could fluctuate substantially and could be affected by factors that do not affect traditional common stock.    The market prices of Splitco Capital common stock and Splitco Starz common stock may be materially affected by, among other things:

  •
  actual or anticipated fluctuations in a group's operating results or in the operating results of particular companies attributable to such group;

  •
  potential acquisition activity by Splitco or the companies in which it invests;

  •
  issuances of debt or equity securities to raise capital by Splitco or the companies in which it invests and the manner in which that debt or the proceeds of an equity issuance are attributed to each of the groups;

  •
  changes in financial estimates by securities analysts regarding Splitco Capital common stock or Splitco Starz common stock or the companies attributable to either of Splitco's tracking stock groups;

  •
  the complex nature and the potential difficulties investors may have in understanding the terms of each of Splitco's tracking stocks, as well as concerns regarding the possible effect of certain of those terms on an investment in Splitco stock; and

  •
  general market conditions.

        The market value of Splitco Capital common stock and Splitco Starz common stock could be adversely affected by events involving the assets and businesses attributed to the other group.    Because Splitco is the issuer of Splitco Capital common stock and Splitco Starz common stock, an adverse market reaction to events relating to the assets and businesses attributed to either of its groups, such as earnings announcements or announcements of new products or services, acquisitions or dispositions that the market does not view favorably, may cause an adverse reaction to the common stock of its other group. This could occur even if the triggering event is not material to Splitco as a whole. In addition, the incurrence of significant indebtedness by Splitco or any of its subsidiaries on behalf of one group, including indebtedness incurred or assumed in connection with acquisitions of or investments in businesses, could affect Splitco's credit rating and that of its subsidiaries and, therefore, could increase the borrowing costs of businesses attributable to its other group or the borrowing costs of the company as a whole.

        Splitco may not pay dividends equally or at all on Splitco Capital common stock or Splitco Starz common stock.    Splitco does not presently intend to pay cash dividends on Splitco Capital common stock or Splitco Starz common stock for the foreseeable future. However, Splitco will have the right to pay dividends on the shares of common stock of each group in equal or unequal amounts, and Splitco may pay dividends on the shares of common stock of one group and not pay dividends on shares of common stock of the other group. In addition, any dividends or distributions on, or repurchases of, shares relating to either group will reduce Splitco's assets legally available to be paid as dividends on the shares relating to the other group.

        Splitco's tracking stock capital structure could create conflicts of interest, and its board of directors may make decisions that could adversely affect only some holders of its common stock.    Splitco's tracking stock capital structure could give rise to occasions when the interests of holders of stock of one group might diverge or appear to diverge from the interests of holders of stock of the other group. Splitco's officers and directors owe fiduciary duties to all of its stockholders. The fiduciary duties owed by such officers and directors are to the company as a whole, and decisions deemed to be in the best interest of the company may not be in the best interest of a particular group when considered independently. Examples include:

  •
  decisions as to the terms of any business relationships that may be created between the Capital Group and the Starz Group or the terms of any reattribution of assets between the groups;

  •
  decisions as to the allocation of consideration among the holders of Splitco Capital common stock and Splitco Starz common stock, or among the series of stocks relating to either of Splitco's groups, to be received in connection with a merger involving Splitco;

  •
  decisions as to the allocation of corporate opportunities between the groups, especially where the opportunities might meet the strategic business objectives of more than one group;

  •
  decisions as to operational and financial matters that could be considered detrimental to one group but beneficial to the other;

  •
  decisions as to the conversion of shares of common stock of one group into shares of common stock of the other;

  •
  decisions regarding the creation of, and, if created, the subsequent increase or decrease of any inter-group interest that one group may own in the other group;

  •
  decisions as to the internal or external financing attributable to businesses or assets attributed to either of Splitco's groups;

  •
  decisions as to the dispositions of assets of either of Splitco's groups; and

  •
  decisions as to the payment of dividends on the stock relating to either of Splitco's groups.

        In addition, if directors own disproportionate interests (in percentage or value terms) in Splitco Capital common stock or Splitco Starz common stock, that disparity could create or appear to create conflicts of interest when they are faced with decisions that could have different implications for the holders of Splitco Capital common stock or Splitco Starz common stock.

        Other than pursuant to Splitco's stated management and allocation policies, Splitco has not adopted any specific procedures for consideration of matters involving a divergence of interests between holders of shares of stock relating to its two groups, or among holders of different series of stock relating to a specific group.    Rather than develop additional specific procedures in advance, Splitco's board of directors intends to exercise its judgment from time to time, depending on the circumstances, as to how best to:

  •
  obtain information regarding the divergence (or potential divergence) of interests;

  •
  determine under what circumstances to seek the assistance of outside advisers;

  •
  determine whether a committee of Splitco's board of directors should be appointed to address a specific matter and the appropriate members of that committee; and

  •
  assess what is in the best interests of Splitco and the best interests of all of its stockholders.

        Splitco's board of directors believes the advantage of retaining flexibility in determining how to fulfill its responsibilities in any such circumstances as they may arise outweighs any perceived advantages of adopting additional specific procedures in advance.

        Splitco's board of directors may change the management and allocation policies to the detriment of either group without stockholder approval.    Splitco's board of directors has adopted Management and Allocation Policies to serve as guidelines in making decisions regarding the relationships between the Capital Group and the Starz Group with respect to matters such as tax liabilities and benefits, inter-group loans, inter-group interests, attribution of assets acquired after the restructuring of a group, financing alternatives, corporate opportunities and similar items. These policies are not included in the

Splitco charter. Splitco's board of directors may at any time change or make exceptions to these policies. Because these policies relate to matters concerning the day to day management of Splitco as opposed to significant corporate actions, such as a merger involving Splitco or a sale of substantially all of its assets, no stockholder approval is required with respect to their adoption or amendment. A decision to change, or make exceptions to, these policies or adopt additional policies could disadvantage both groups or disadvantage one group while advantaging the other. Splitco will, however, publicly announce any such material change or exception by means of a Current Report on Form 8-K.

        Holders of shares of stock relating to a particular group may not have any remedies if any action by Splitco's directors or officers has an adverse effect on only that stock, or on a particular series of that stock.    Principles of Delaware law and the provisions of the Splitco charter may protect decisions of Splitco's board of directors that have a disparate impact upon holders of shares of stock relating to a particular group, or upon holders of any series of stock relating to a particular group. Under Delaware law, the board of directors has a duty to act with due care and in the best interests of all of Splitco's stockholders, regardless of the stock, or series, they hold. Principles of Delaware law established in cases involving differing treatment of multiple classes or series of stock provide that a board of directors owes an equal duty to all common stockholders and does not have separate or additional duties to any subset of stockholders. Judicial opinions in Delaware involving tracking stocks have established that decisions by directors or officers involving differing treatment of holders of tracking stocks may be judged under the business judgment rule. In some circumstances, Splitco's directors or officers may be required to make a decision that is viewed as adverse to the holders of shares relating to a particular group or to the holders of a particular series of that stock. Under the principles of Delaware law and the business judgment rule referred to above, you may not be able to successfully challenge decisions that you believe have a disparate impact upon the stockholders of one of Splitco's groups if the Splitco board of directors is disinterested and independent with respect to the action taken, is adequately informed with respect to the action taken and acts in good faith and in the honest belief that the board is acting in the best interest of all of Splitco's stockholders.

        Stockholders will not vote on how to attribute consideration received in connection with a merger involving Splitco between holders of Splitco Capital common stock and Splitco Starz common stock.    The Splitco charter does not contain any provisions governing how consideration received in connection with a merger or consolidation involving Splitco is to be attributed to the holders of Splitco Capital common stock and holders of Splitco Starz common stock or to the holders of different series of stock, and none of the holders of Splitco Capital common stock or Splitco Starz common stock will have a separate class vote in the event of such a merger or consolidation (in each case, other than pursuant to the consent rights of the holders of Splitco CAPB shares and Splitco STZB shares in the limited circumstances prescribed by the Splitco charter). Consistent with applicable principles of Delaware law, Splitco's board of directors will seek to divide the type and amount of consideration received in a merger or consolidation involving Splitco between holders of Splitco Capital common stock and Splitco Starz common stock in a fair manner. As the different ways the board of directors may divide the consideration between holders of stock relating to the different groups, and among holders of different series of a particular stock, might have materially different results, the consideration to be received by holders of Splitco Capital common stock and Splitco Starz common stock in any such merger or consolidation may be materially less valuable than the consideration they would have received if they had a separate class vote on such merger or consolidation.

        Splitco may dispose of assets of the Capital Group or the Starz Group without your approval.    Delaware law requires stockholder approval only for a sale or other disposition of all or substantially all of the assets of Splitco taken as a whole, and the Splitco charter does not require a separate class vote in the case of a sale of a significant amount of assets of either of Splitco's groups. As long as the assets attributed to the Capital Group or the Starz Group proposed to be disposed of represent less than substantially all of Splitco's assets, Splitco may approve sales and other dispositions of any amount of the assets of such group without any stockholder approval. Based on the composition of the groups, Splitco believes that a sale of all or substantially all of the assets of either group, on a stand alone basis, would not be considered a sale of substantially all of the assets of Splitco requiring stockholder approval.

        If Splitco disposes of all or substantially all of the assets of either group (which means, for this purpose, assets representing 80% of the fair market value of the total assets of the disposing group, as determined by Splitco's board of directors), it would be required, if the disposition is not an exempt disposition under the terms of the Splitco charter, to choose one or more of the following three alternatives:

  •
  declare and pay a dividend on the disposing group's common stock;

  •
  redeem shares of the disposing group's common stock in exchange for cash, securities or other property; and/or

  •
  convert all of the disposing group's outstanding common stock into common stock of the other group.

        In this type of a transaction, holders of the disposing group's common stock may receive less value than the value that a third-party buyer might pay for all or substantially all of the assets of the disposing group.

        Splitco's board of directors will decide, in its sole discretion, how to proceed and is not required to select the option that would result in the highest value to holders of either group of its common stock.

        Holders of Splitco Capital common stock or Splitco Starz common stock may receive less consideration upon a sale of the assets attributed to that group than if that group were a separate company.    If the Capital Group or the Starz Group were a separate, independent company and its shares were acquired by another person, certain costs of that sale, including corporate level taxes, might not be payable in connection with that acquisition. As a result, stockholders of a separate, independent company with the same assets might receive a greater amount of proceeds than the holders of Splitco Capital common stock or Splitco Starz common stock would receive upon a sale of all or substantially all of the assets of the group to which their shares relate. In addition, Splitco cannot assure you that in the event of such a sale the per share consideration to be paid to holders of Splitco Capital common stock or Splitco Starz common stock, as the case may be, will be equal to or more than the per share value of that share of stock prior to or after the announcement of a sale of all or substantially all of the assets of the applicable group. Further, there is no requirement that the consideration paid be tax-free to the holders of the shares of common stock of that group. Accordingly, if Splitco sells all or substantially all of the assets attributed to the Capital Group or the Starz Group, Splitco's stockholders could suffer a loss in the value of their investment in Splitco.

        Splitco's board of directors may in its sole discretion elect to convert the common stock relating to one group into common stock relating to the other group, thereby changing the nature of your investment and possibly diluting your economic interest in Splitco, which could result in a loss in value to you.    The Splitco charter permits its board of directors, in its sole discretion and in accordance with its fiduciary duties, to convert all of the outstanding shares of common stock relating to one of Splitco's groups into shares of common stock of the other group. A conversion would preclude the holders of stock in both groups involved in such conversion from retaining their investment in a security that is intended to reflect separately the performance of the relevant group. Splitco cannot predict the impact on the market value of its stock of (1) its board of directors' ability to effect any such conversion or (2) the exercise of this conversion right by Splitco. In addition, Splitco's board of directors may effect such a conversion at a time when the market value of Splitco's stock could cause the stockholders of one group to be disadvantaged.

        Holders of Splitco Capital common stock and Splitco Starz common stock vote together and have limited separate voting rights.    Holders of Splitco Capital common stock and Splitco Starz common stock vote together as a single class, except in certain limited circumstances prescribed by the Splitco charter and under Delaware law. Each share of Series B common stock of each group has ten votes per share, and each share of Series A common stock of each group has one vote per share. Holders of Series C common stock of both groups have no voting rights, other than those required under Delaware law. When holders of Splitco Capital common stock and Splitco Starz common stock vote together as a single class, holders having a majority of the votes will be in a position to control the outcome of the vote even if the matter involves a conflict of interest among our stockholders or has a greater impact on one group than the other.

        Splitco's capital structure as well as the fact that the Capital Group and the Starz Group are not independent companies may inhibit or prevent acquisition bids for the Capital Group or the Starz Group.    If the Capital Group and the Starz Group were separate independent companies, any person interested in acquiring the Capital Group or the Starz Group without negotiating with management could seek control of that group by obtaining control of its outstanding voting stock, by means of a tender offer, or by means of a proxy contest. Although Splitco intends Splitco Capital common stock and Splitco Starz common stock to reflect the separate economic performance of the Capital Group and the Starz Group, respectively, those groups are not separate entities and a person interested in acquiring only one group without negotiation with Splitco's management could obtain control of that group only by obtaining control of a majority in voting power of all of the outstanding shares of common stock of Splitco. The existence of shares of common stock, and different series of shares, relating to different groups could present complexities and in certain circumstances pose obstacles, financial and otherwise, to an acquiring person that are not present in companies which do not have capital structures similar to Splitco's capital structure.

        It may be difficult for a third party to acquire Splitco, even if doing so may be beneficial to Splitco's stockholders.    Certain provisions of the Splitco charter and bylaws may discourage, delay or prevent a change in control of Splitco that a stockholder may consider favorable. These provisions include:

  •
  authorizing a capital structure with multiple series of common stock: a Series B that entitles the holders to ten votes per share, a Series A that entitles the holders to one vote per share, and a Series C that, except as otherwise required by applicable law, entitles the holders to no voting rights;

  •
  classifying Splitco's board of directors with staggered three-year terms, which may lengthen the time required to gain control of Splitco's board of directors;

  •
  limiting who may call special meetings of stockholders;

  •
  prohibiting stockholder action by written consent (subject to certain exceptions), thereby requiring stockholder action to be taken at a meeting of the stockholders;

  •
  requiring stockholder approval by holders of at least 80% of Splitco's voting power or the approval by at least 75% of Splitco's board of directors with respect to certain extraordinary matters, such as a merger or consolidation of Splitco, a sale of all or substantially all of Splitco's assets or an amendment to Splitco's restated charter;

  •
  establishing advance notice requirements for nominations of candidates for election to Splitco's board of directors or for proposing matters that can be acted upon by stockholders at stockholder meetings;

  •
  requiring the consent of the holders of at least 75% of the outstanding Series B Splitco Capital common stock, voting together as a separate class, to certain share distributions and certain other extraordinary actions that would reduce the relative voting power of the Series B Splitco Capital common stock;

  •
  requiring the consent of the holders of at least 75% of the outstanding Series B Splitco Starz common stock, voting together as a separate class, to certain share distributions and certain other extraordinary actions that would reduce the relative voting power of the Series B Splitco Starz common stock; and

  •
  the existence of authorized and unissued stock, including "blank check" preferred stock, which could be issued by Splitco's board of directors to persons friendly to its then current management, thereby protecting the continuity of its management, or which could be used to dilute the stock ownership of persons seeking to obtain control of Splitco.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

        Certain statements in this document or in the documents incorporated by reference herein constitute forward-looking statements, including statements regarding anticipated benefits from the Split-Off, business strategies, market potential, future financial performance and other matters. In particular, statements under "Summary," "Risk Factors," "The Split-Off Proposals—Background and Reasons for the Split-Off Proposals," "Material U.S. Federal Income Tax Consequences of the Split-Off," Annex A: Description of Splitco Business and Annex B: Splitco and Liberty Media Corporation Financial Statements contain forward-looking statements. Where, in any forward-looking statement, Liberty Media or Splitco expresses an expectation or belief as to future results or events, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but such statements necessarily involve risks and uncertainties, and there can be no assurance that the statement of expectation or belief will result or be achieved or accomplished. The following include some but not all of the factors that could cause actual results or events to differ materially from those anticipated:

  •
  consumer demand for the products and services of Splitco's subsidiaries and business affiliates and their ability to adapt to changes in demand;

  •
  competitor responses to the products and services of Splitco's subsidiaries, business affiliates and the entities in which Splitco has interests;

  •
  uncertainties inherent in the development and integration of new business lines and business strategies;

  •
  uncertainties associated with product and service development and market acceptance, including the development and provision of programming for new television and telecommunications technologies;

  •
  Splitco's future financial performance, including availability, terms and deployment of capital;

  •
  Splitco's ability to successfully integrate and recognize anticipated efficiencies and benefits from the businesses it acquires;

  •
  the ability of suppliers and vendors to deliver products, equipment, software and services;

  •
  the outcome of any pending or threatened litigation;

  •
  availability of qualified personnel;

  •
  changes in, or failure or inability to comply with, government regulations, including, without limitation, regulations of the FCC, conditions imposed by the FCC in license transfer proceedings or otherwise and adverse outcomes from regulatory proceedings;

  •
  changes in the nature of key strategic relationships with partners, vendors and joint venturers;

  •
  general economic and business conditions and industry trends, including the current economic downturn;

  •
  consumer spending levels, including the availability and amount of individual consumer debt;

  •
  disruption in the production of theatrical films or television programs due to strikes by unions representing writers, directors or actors;

  •
  continued consolidation of the broadband distribution and movie studio industries;

  •
  the regulatory and competitive environment of the industries in which Splitco, and the entities in which Splitco has interests, operate;

  •
  changes in distribution and viewing of television programming, including the expanded deployment of personal video recorders, video on demand and IP television and their impact on advertising revenue;

  •
  increased digital TV penetration and the impact on channel positioning of Splitco's networks;

  •
  rapid technological changes;

  •
  capital spending for the acquisition and/or development of telecommunications networks and services;

  •
  threatened terrorists attacks and ongoing military action in the Middle East and other parts of the world; and

  •
  fluctuations in foreign currency exchange rates and political unrest in international markets.

        These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this document (or, as to documents incorporated by reference, the date of such documents), and Liberty Media and Splitco expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein or therein, to reflect any change in its expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based. When considering such forward-looking statements, you should keep in mind the factors described in "Risk Factors" and other cautionary statements contained or incorporated in this document. Such risk factors and statements describe circumstances which could cause actual results to differ materially from those contained in any forward-looking statement.

THE SPECIAL MEETING

Time, Place and Date

        The special meeting of the stockholders is to be held at 9:00 a.m., local time, on March 31, 2011, at the Denver Marriott South at Park Meadows, 10345 Park Meadows Drive, Littleton, Colorado 80124, telephone (303) 925-0004.

Purpose

        At the special meeting, holders of Liberty Capital common stock will be asked to consider and vote on the Liberty Capital redemption proposal, which would allow Liberty Media to redeem all of the outstanding shares of Liberty Capital common stock for all of the outstanding shares of Splitco Capital common stock, and holders of Liberty Starz common stock will be asked to consider and vote on the Liberty Starz redemption proposal, which would allow Liberty Media to redeem all of the outstanding shares of Liberty Starz common stock for all of the outstanding shares of Splitco Starz common stock. Please see "The Split-Off Proposals" for more information regarding the Liberty Capital redemption proposal and the Liberty Starz redemption proposal.

Quorum

        In order to conduct the business of the special meeting, a quorum must be present. This means that at least a majority of the aggregate voting power represented by the shares of Liberty Capital common stock and Liberty Starz common stock outstanding on the record date must be represented at the special meeting either in person or by proxy. For purposes of determining a quorum, your shares will be included as represented at the meeting even if you indicate on your proxy that you abstain from voting. If a broker, who is a record holder of shares, indicates on a form of proxy that the broker does not have discretionary authority to vote those shares on any proposal, or if those shares are voted in circumstances in which proxy authority is defective or has been withheld, those shares (broker non-votes) will not be treated as present for purposes of determining the presence of a quorum. See "—Voting Procedures for Shares Held in Street Name—Effect of Broker Non-Votes" below. Applicable New York Stock Exchange and Nasdaq Stock Market LLC rules that prohibit discretionary voting by brokers with respect to either of the Split-Off Proposals may make it more difficult to establish a quorum at the special meeting. If a quorum is not present at the special meeting, we expect the chairman of the meeting to adjourn the meeting in accordance with the terms of Liberty Media's bylaws for the purpose of soliciting additional proxies.

Who May Vote

        Holders of shares of LCAPA, LCAPB, LSTZA and LSTZB, as recorded in Liberty Media's stock register as of 5:00 p.m., New York City time, on February 14, 2011, the record date for the special meeting, may vote on the Split-Off Proposals as follows: (1) holders of shares of LCAPA and LCAPB, as recorded in Liberty Media's stock register as of the record date, may vote together, as a separate class, on the Liberty Capital redemption proposal at the special meeting or at any adjournment or postponement thereof, and (2) holders of shares of LSTZA and LSTZB, as recorded in Liberty Media's stock register as of the record date, may vote together, as a separate class, on the Liberty Starz redemption proposal at the special meeting or at any adjournment or postponement thereof.

Votes Required

        The Liberty Capital redemption proposal requires the approval of a majority of the aggregate voting power of the shares of Liberty Capital common stock, outstanding on the record date, that are present in person or by proxy at the special meeting, voting together as a separate class. The Liberty Starz redemption proposal requires the approval of a majority of the aggregate voting power of the shares of Liberty Starz common stock, outstanding on the record date, that are present in person or by proxy at the special meeting, voting together as a separate class.

        As of the record date for the special meeting, Liberty Media's directors and executive officers beneficially owned (i) approximately [      ]% of the total voting power of the outstanding shares of Liberty Capital common stock, and (ii) approximately [      ]% of the total voting power of the outstanding shares of Liberty Starz common stock. Liberty Media has been informed that all of its executive officers and directors intend to vote "FOR" each of the Split-Off Proposals.

Votes You Have

        At the special meeting:

  •
  holders of shares of LCAPA will have one vote per share;

  •
  holders of shares of LCAPB will have ten votes per share;

  •
  holders of shares of LSTZA will have one vote per share; and

  •
  holders of shares of LSTZB will have ten votes per share;

in each case, for each share that Liberty Media's records show they owned as of the record date.

Shares Outstanding

        As of [                        ], 2011, the record date for the special meeting, an aggregate of [                        ] shares of LCAPA, [                        ] shares of LCAPB, [                        ] shares of LSTZA and [                        ] shares of LSTZB were issued and outstanding and entitled to vote at the special meeting.

Number of Holders

        There were, as of the record date for the special meeting, approximately [                        ] and [                        ] record holders of LCAPA and LCAPB, respectively, and approximately [                        ] and [                        ] record holders of LSTZA and LSTZB, respectively (which amounts do not include the number of stockholders whose shares are held of record by banks, brokers or other nominees, but include each such institution as one holder).

Voting Procedures for Record Holders

        Holders of record of Liberty Capital common stock and Liberty Starz common stock as of the record date for the special meeting may vote in person at the special meeting. Alternatively, they may give a proxy by completing, signing, dating and returning the enclosed proxy card by mail, or by voting by telephone or through the Internet. Instructions for voting by using the telephone or the Internet are printed on the proxy voting instructions attached to the proxy card. In order to vote through the Internet, holders should have their proxy cards available so they can input the required information from the card, and log into the Internet website address shown on the proxy card. When holders log on to the Internet website address, they will receive instructions on how to vote their shares. The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number, which will be provided to each voting stockholder separately. Unless subsequently revoked, shares of Liberty Capital common stock and Liberty Starz common stock represented by a proxy submitted as described herein and received at or before the special meeting will be voted in accordance with the instructions on the proxy.

        YOUR VOTE IS IMPORTANT.    It is recommended that you vote by proxy even if you plan to attend the special meeting. You may change your vote at the special meeting.

        If a proxy is signed and returned by a record holder without indicating any voting instructions, the shares of Liberty Capital common stock or Liberty Starz common stock represented by the proxy will be voted "FOR" the approval of the applicable Split-Off Proposal.

        If you submit a proxy card on which you indicate that you abstain from voting, it will have the same effect as a vote "AGAINST" the applicable Split-Off Proposal.

        If you fail to respond with a vote, your shares will not be counted as present and entitled to vote for purposes of determining a quorum, but your failure to vote will have no effect on determining whether either of the Split-Off Proposals is approved (if a quorum is present).

Voting Procedures for Shares Held in Street Name

        General.    If you hold your shares in the name of a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee when voting your shares of Liberty Capital common stock or Liberty Starz common stock or when granting or revoking a proxy.

        Effect of Broker Non-Votes.    As a result of applicable New York Stock Exchange and Nasdaq Stock Market LLC rules, broker non-votes will not count as shares of Liberty Capital common stock or Liberty Starz common stock present and entitled to vote for purposes of determining a quorum. In addition, they will have no effect on either of the Split-Off Proposals (if a quorum is present). You should follow the directions your broker, bank or other nominee provides to you regarding how to vote your shares of common stock or when granting or revoking a proxy.

Revoking a Proxy

        Before the start of the special meeting, you may change your vote by voting in person at the special meeting or by delivering a signed proxy revocation or a new signed proxy with a later date to Liberty Media Corporation, [c/o Computershare Trust Company, N.A., P.O. Box 43102, Providence, Rhode Island 02940]. Any proxy revocation or new proxy must be received before the start of the special meeting. In addition, you may change your vote through the Internet or by telephone (if you originally voted by the corresponding method) not later than [      ], New York City time, on [                        ], 2011.

        Your attendance at the special meeting will not, by itself, revoke your proxy.

        If your shares are held in an account by a broker, bank or other nominee, you should contact your nominee to change your vote.

Solicitation of Proxies

        The accompanying proxy for the special meeting is being solicited on behalf of the Liberty Media board. In addition to this mailing, Liberty Media's employees may solicit proxies personally or by telephone. Liberty Media pays the cost of soliciting these proxies. Liberty Media also reimburses brokers and other nominees for their expenses in sending these materials to you and getting your voting instructions.

THE SPLIT-OFF PROPOSALS

General

        Under the terms of the Liberty Media charter, the Liberty Media board may, subject to the approval of the holders of each of Liberty Capital common stock and Liberty Starz common stock, each voting as a separate class, redeem all of the outstanding shares of Liberty Capital common stock and Liberty Starz common stock for all of the outstanding shares of Splitco Capital common stock and Splitco Starz common stock, respectively. The Liberty Media board has determined to effect these redemptions, subject to the receipt of the requisite stockholder approvals and the satisfaction or, where permissible, waiver of the other conditions described below.

        Accordingly, the Liberty Media board has determined to submit the Split-Off Proposals for the approval of the Liberty Capital and Liberty Starz stockholders.

Background and Reasons for the Split-Off Proposals

        Liberty Media's board and management team continually monitors and evaluates the performance of Liberty Media's three tracking stocks in light of its ability to respond to strategic opportunities, operate its business groups in a cost-effective manner, and maximize stockholder value. In particular, Liberty Media's board regularly evaluates the performance of the three tracking stocks against the net asset values of the underlying businesses and assets of the groups. Liberty Media's board believes that the stocks continue to trade at a discount. As a result, in the second quarter of 2010, the Liberty Media board tasked its management team with evaluating potentially value maximizing changes to Liberty Media's capital structure. In June 2010, upon management's recommendation and after consultation with Liberty Media's advisors, Liberty Media's board determined to proceed with a plan to split-off the Capital Group and the Starz Group by redeeming Liberty Media's two tracking stocks for mirror tracking stocks of its subsidiary Splitco. Although the intention is to replicate the two tracking stock groups at Splitco, effecting the Reattribution immediately prior to the Split-Off is necessary because none of the public debt of Liberty Media LLC can be unilaterally assigned to Splitco, and, therefore, to complete the Split-Off, Liberty Media needs to retain the $1.1 billion principal amount of exchangeable debt currently attributable to the to-be-split-off Capital Group. In exchange for Liberty Media's Interactive Group retaining this indebtedness, the Interactive Group would also have reattributed to it immediately prior to the Split-Off the stock into which the debt is exchangeable and a payment (which is expected to be paid in cash), or a right to receive payment, in each case, based upon (i) the difference between (x) the principal amount of the debt and (y) the estimated or, if known, actual value of such stock as of the first date on which the debt is redeemable, taking into account the value of the exchange feature as of the date of the Split-Off, plus (ii) associated tax liabilities. As described under "Capitalization of Splitco," we estimate the amount of this payment to be approximately $447 million, as of September 30, 2010, which is calculated based on the assumptions described in footnote (1) to the capitalization table. See "Capitalization of Splitco." The actual amount of this payment will not be knowable until immediately prior to the Reattribution.

        In making the determination to complete the Split-Off, the Liberty Media board considered the following material factors in approving the Split-Off:

  •
  The Split-Off would simplify the complexity associated with Liberty Media's three tracking stock structure, as Splitco will have a two tracking stock structure, which is more familiar to investors and analysts, and Liberty Media will have a pure play, asset-backed stock. Accordingly, Splitco will have two sets of shareholder constituencies rather than three and Liberty Media will have one shareholder constituency, thereby reducing, in the case of Splitco, and eliminating, in the case of Liberty Media, potentially differing investment and voting objectives of each shareholder constituency. The investment analysis of Splitco and Liberty Media will also be simplified, as reducing the number of groups in Splitco to two and having only one asset group at Liberty

    Media will reduce the overall risks of each company, thereby simplifying the risk analysis for each company.

  •
  Liberty Media is burdened by a "complexity discount," and simplifying the capital structure as described above is expected to reduce the discounts at which the tracking stocks trade and encourage investment in the stocks of Liberty Media and Splitco.

  •
  The improved market recognition of the value of the businesses and assets attributed to the Splitco and Liberty Media stocks resulting from the Split-Off would provide Splitco and Liberty Media with greater flexibility in raising equity capital for organic growth and responding to strategic opportunities, including by creating more attractive acquisition currency.

  •
  More accurately valued stocks would enable Splitco and Liberty Media to provide more effective stock-based compensation programs, a key component of retaining and incentivizing a quality management team.

  •
  The Split-Off will enable Splitco, as a separate company with its own balance sheet, to pursue opportunities in the credit market for the benefit of the Capital and Starz Groups that may not be available if the current three tracking stock structure were to continue.

  •
  Regardless of any initial credit rating downgrade resulting from the Split-Off, the separation of the Capital and Starz Groups should improve QVC's and Liberty Media's credit ratings over time and provide QVC with a pathway to obtaining an investment grade rating, thereby reducing its cost of capital.

  •
  Splitco's credit rating following the Split-Off should be higher than Liberty Media's current credit rating in light of Splitco's minimal amount of debt.

  •
  Completing the Split-Off while replicating the Liberty Capital and Liberty Starz tracking stocks at Splitco would:

  •
  preserve capital structure flexibility, including the ability of its board to undertake future asset segmentation or capital restructurings;

  •
  maintain stockholder choice, by enabling investors to continue to choose which of the stocks meet their particular investment objectives; and

  •
  preserve the advantages for them of doing business as a single company and allow the businesses attributed to each group to capitalize on relationships with the businesses attributed to the other group, including strategic, financial and other benefits of shared managerial expertise, synergies relating to technology and purchasing arrangements and consolidated tax benefits.

  •
  The Liberty Media board's expectation that the Split-Off will be completed in a manner that is generally tax-free to Liberty Media and the holders of Liberty Capital and Liberty Starz tracking stocks.

  •
  The agreement of Mr. Malone to vote his Series B shares in favor of the redemptions.

        In the course of its deliberations, the Liberty Media board also considered a variety of risks and other potentially negative factors associated with the Split-Off, including:

  •
  The lost synergistic benefits of one consolidated public company, including the additional legal, accounting and administrative costs of operating a separate public company. Also lost will be the benefits of tax consolidation and the ability to offset losses incurred by one group against income incurred by another group for tax purposes. Liberty Media will lose the benefits of consolidation with respect to the Splitco businesses following the Split-Off, whereas Splitco will continue to retain these synergies with respect to its Capital Group and Starz Group but lose them with respect to the Interactive Group businesses.

  •
  The transaction costs associated with effecting the Split-Off.

  •
  The potential tax liabilities that could arise as a result of the Split-Off, including the possibility that the IRS could successfully assert that the distribution of Splitco Capital and Splitco Starz common stock in the Split-Off is taxable, in whole or in part, to the holders of Liberty Capital and Liberty Starz common stock and/or to Liberty Media.

  •
  The interests of Liberty Media's directors and executive officers in the Split-Off, including the relative economic value of their respective holdings of Liberty Interactive, Liberty Starz and Liberty Capital stocks and the continuation or conversion of their equity awards with respect to each, described under "—Interests of Certain Persons" below.

  •
  The Series B consent and other supermajority voting provisions to be included in the Splitco charter in light of the agreement of Mr. Malone to vote his Series B shares in favor of the redemptions.

  •
  Risks of the type and nature described under the section entitled "Risk Factors—Risk Factors Relating to the Split-Off and Split-Off Proposals", including "—The market value of the Splitco Capital common stock may not equal or exceed the current market value of the Liberty Capital common stock; and the market value of the Splitco Starz common stock may not equal or exceed the current market value of the Liberty Starz common stock."

  •
  The Split-Off does not:

  •
  resolve the potential for diverging or conflicting interests between the holders of the different tracking stocks at Splitco;

  •
  resolve uncertain market reactions to board decisions at Splitco that investors perceive as affecting differently one tracking stock group compared to the other, including decisions regarding business transactions between the groups or the allocation of assets, corporate opportunities, expenses, debt or other financial liabilities between the groups; or

  •
  eliminate the potential for conflicts of interest, or the appearance of conflicts of interest, presented by overlapping management teams.

        After considering the positive and negative factors described above, the Liberty Media board determined that the anticipated benefits of the Split-Off to its tracking stock holders outweighed the anticipated risks to its tracking stock holders and the contemplated costs of the Split-Off and approved the Split-Off. In light of the number, variety and complexity of the factors that the Liberty Media board considered in determining to effect the Split-Off, the Liberty Media board did not believe it to be practicable to assign relative weights to the factors it considered. Rather, the Liberty Media board conducted an overall analysis of the factors described above. In doing so, different members of the Liberty Media board may have given different weight to different factors. However, the more significant of the factors considered in deciding to effect the Split-Off are that it is expected (i) to reduce the complexity discount that currently burdens Liberty Media's tracking stocks, and (ii) to generally be tax-free to Liberty Media and the holders of Liberty Capital common stock and Liberty Starz common stock.

        Liberty Media's board did not consider alternative transactions to the Split-Off, as the genesis of the Split-Off was to effect a value enhancing change to Liberty Media's capital structure in an effort to reduce the trading discount at which Liberty Media's three tracking stocks have historically traded. The board views the Split-Off as accomplishing this objective in a cost-effective manner, while preserving for Liberty Media stockholders their ability to maintain their investments in the discrete businesses attributed to the Starz, Capital and Interactive Groups through investments in Splitco and/or Liberty Media. The Liberty Media board chose to retain the Interactive assets at Liberty Media, based on their determination that the assets attributed to that group, particularly QVC, would result in the shares of Liberty Media receiving better market recognition as a pure-play asset based stock. The assets attributed to the Starz and Capital Groups were therefore selected to be split-off from Liberty Media by means of the redemptions. The Liberty Media board did not consider separating all three business lines into discrete companies, as the current assets attributed to the Capital Group were viewed as best coupled with the assets attributed to the Starz Group for strategic as well as financial and tax consolidation purposes.

Vote and Recommendation

        The approval of a majority of the aggregate voting power of the shares of Liberty Capital common stock, outstanding on the record date, that are present in person or by proxy at the special meeting, voting together as a separate class, is required to approve the Liberty Capital redemption proposal.

        The approval of a majority of the aggregate voting power of the shares of Liberty Starz common stock, outstanding on the record date, that are present in person or by proxy at the special meeting, voting together as a separate class, is required to approve the Liberty Starz redemption proposal.

        Liberty Media's board of directors has unanimously approved each of the Split-Off Proposals and believes that their adoption is in the best interests of Liberty Media and its stockholders. Accordingly, the Liberty Media board unanimously recommends that the holders of Liberty Capital common stock vote in favor of the Liberty Capital redemption proposal, and the holders of Liberty Starz common stock vote in favor of the Liberty Starz redemption proposal.

The Redemption; Redemption Ratio

        Pursuant to the Liberty Capital redemption proposal, holders of Liberty Capital common stock are being asked to approve the redemption of all the outstanding shares of Liberty Capital common stock for all outstanding shares of Splitco Capital common stock. At the time of the redemption, substantially all of the assets and liabilities currently attributed to the Liberty Media Capital Group would be attributed to Splitco's Capital Group. Pursuant to the Liberty Starz redemption proposal, holders of Liberty Starz common stock are being asked to approve the redemption of all the outstanding shares of Liberty Starz common stock for all outstanding shares of Splitco Starz common stock. At the time of the redemption, all of the assets and liabilities currently attributed to the Liberty Media Starz Group would be attributed to Splitco's Starz Group. The assets and liabilities that are currently attributed to Liberty Media's other tracking stock group, the Interactive Group, will not change as a result of the Split-Off, except that cash, exchangeable debt in the principal amount of approximately $1.1 billion, and the stock into which such debt is exchangeable will be reattributed from the Capital Group to the Interactive Group pursuant to the Reattribution.

        A more complete description of the businesses and assets that will be attributed to Splitco's Capital Group and Splitco's Starz Group at the time of the Split-Off can be found in Annex A of this proxy statement/prospectus.

        Splitco's common stock will be divided into two tracking stocks: Splitco Capital common stock and Splitco Starz common stock. Splitco Capital common stock will be divided into three series with different voting rights; however, only Series A and Series B shares will be outstanding immediately following the Split-Off. Similarly, Splitco Starz common stock will be divided into three series with different voting rights; however, only Series A and Series B shares will be outstanding immediately following the Split-Off. The Splitco charter will contain similar provisions to the Liberty Media charter, with some exceptions (including the consent rights of the holders of Splitco CAPB shares and the holders of Splitco STZB shares). For a comparison of rights of holders of Splitco Capital common stock and Liberty Capital common stock, please see "—Description of Splitco Common Stock and Comparison of Stockholder Rights—Splitco Capital Common Stock" below. For a comparison of rights of holders of Splitco Starz common stock and Liberty Starz common stock, please see "—Description of Splitco Starz Common Stock and Comparison of Stockholder Rights—Splitco Starz Common Stock" below.

        If all conditions to the Split-Off are satisfied or, where permissible, waived, Liberty Media will redeem 100% of the shares of each series of Liberty Capital common stock outstanding on the redemption date for 100% of the outstanding shares of the corresponding series of Splitco Capital common stock, and 100% of the shares of each series of Liberty Starz common stock outstanding on the redemption date for 100% of the outstanding shares of the corresponding series of Splitco Starz common stock. Accordingly, on the redemption date, (i) each outstanding share of LCAPA will be redeemed for one share of Splitco CAPA, (ii) each outstanding share of LCAPB will be redeemed for one share of Splitco CAPB, (iii) each outstanding share of LSTZA will be redeemed for one share of Splitco STZA, and (iv) each outstanding share of LSTZB will be redeemed for one share of Splitco STZB.

        As of [                    ], 2011, there were outstanding [                    ] shares of LCAPA , [                    ] shares of LCAPB , [                    ] shares of LSTZA and [                    ] shares of LSTZB (exclusive of any stock options or appreciation rights). Based on the number of shares of Liberty Capital common stock and Liberty Starz common stock outstanding on [                    ], 2011, Splitco expects to issue an equivalent number of shares of each corresponding series of its tracking stock.

        The actual redemption date will be established by the Liberty Media board following the satisfaction or, where permissible, waiver of all conditions to the Split-Off (other than those which by their terms can only be satisfied concurrently with the redemption date). Once established, the redemption date will be publicly announced by Liberty Media. The redemption effective time would be 5:00 p.m., New York City time, on the redemption date.

Effect of the Redemptions

        From and after the redemption effective time, holders of Liberty Capital common stock and Liberty Starz common stock will no longer have any rights with respect to their shares of Liberty Capital common stock and Liberty Starz common stock, except for the right to receive the applicable series and whole number of shares of Splitco Capital common stock and Splitco Starz common stock, respectively, to which such holders are entitled.

        Liberty Media will deliver or make available to all holders of certificated shares of Liberty Capital common stock and Liberty Starz common stock a letter of transmittal with which to surrender their certificated shares to be redeemed in exchange for shares of the series and number of shares of Splitco Capital common stock and Splitco Starz common stock, respectively. Holders of certificated shares of Liberty Capital common stock and Liberty Starz common stock must surrender their stock certificates together with a duly executed letter of transmittal (and any other documentation required thereby) in order to receive their Splitco shares in the Split-Off.

        Accounts holding shares of Liberty Capital common stock or Liberty Starz common stock in book-entry form will be debited for the applicable series and number of shares to be redeemed as of the redemption effective time, and promptly thereafter credited with the applicable series and number of shares of Splitco Capital common stock or Splitco Starz common stock, respectively. No letters of transmittal will be delivered to holders of shares in book-entry form, and holders of book-entry shares of Liberty Capital common stock or Liberty Starz common stock will not need to take any action to receive their Splitco shares in the Split-Off.

        After the redemption, an investment in Liberty Interactive common stock will represent an ownership interest in Liberty Media as a whole. The number of shares of Liberty Interactive common stock outstanding prior to the Split-Off will not change as a result of the Split-Off. Additionally, an investment in Splitco Capital common stock or Splitco Starz common stock will represent an ownership interest in Splitco as a whole and not in the businesses or assets attributed to the Splitco Capital Group or the Splitco Starz Group, respectively.

Conditions to the Split-Off

        The completion of the Split-Off is subject to the following conditions:

  (1)
  the receipt of the requisite stockholder approval of the Split-Off Proposals at the special meeting;

  (2)
  the receipt of the Ruling from the IRS (which Ruling shall not have been withdrawn, invalidated or modified in an adverse manner), and the opinion of Baker Botts L.L.P., in form and substance reasonably acceptable to Liberty Media and which opinion will rely upon the receipt and continued validity of the Ruling, in each case to the effect that the Split-Off will qualify as a tax-free transaction under Sections 355 and 368(a)(1)(D) of the Code and that for U.S. federal income tax purposes, (i) no gain or loss will be recognized by Liberty Media upon the distribution of Splitco Capital common stock and Splitco Starz common stock and (ii) no gain or loss will be recognized by, and no amount will be included in the income of, holders of Liberty Capital common stock and Liberty Starz common stock upon the exchange of their shares of Liberty Capital common stock and Liberty Starz common stock for shares of Splitco Capital common stock and Splitco Starz common stock, respectively;

  (3)
  the receipt of the opinion of Baker Botts L.L.P., in form and substance reasonably acceptable to Liberty Media and which opinion will rely upon the receipt and continued validity of the Ruling, to the effect that under applicable U.S. federal income tax law, (i) the Splitco Capital common stock and the Splitco Starz common stock distributed in the Split-Off will be treated as stock of Splitco for U.S. federal income tax purposes and (ii) the Splitco Capital common stock and the Splitco Starz common stock distributed in the Split-Off will not constitute Section 306 stock within the meaning of Section 306(c) of the Code;

  (4)
  the effectiveness under the Securities Act of the Splitco registration statement, of which this proxy statement/prospectus forms a part, and the effectiveness of the registration of the Splitco common stock under Section 12(b) of the Exchange Act;

  (5)
  the approval of Nasdaq for the listing of the Splitco common stock;

  (6)
  the approval of the FCC of the transfer of control of certain FCC licenses held by Splitco subsidiaries or investees;

  (7)
  any other regulatory or contractual approvals that the Liberty Media board determines to obtain; and

  (8)
  with respect to the Delaware Action a judgment to the effect that the Split-Off will not constitute a disposition of substantially all the assets of Liberty Media LLC under the terms of the Indenture.

        The Liberty Media board reserves the right to waive all of the foregoing conditions, other than those set forth in the first, fourth and fifth paragraphs (which are non-waivable). If the Liberty Media board were to waive any of the conditions set forth in the second, third or eighth paragraph, it would resolicit proxies for the approval of the Split-Off Proposals by the holders of the Liberty Capital common stock and the Liberty Starz common stock.

 Malone Voting Agreement

        John C. Malone, Chairman of the Board of Liberty Media, has agreed to enter into a voting agreement in favor of the redemptions. The voting agreement provides that, subject to the terms and conditions thereof, Mr. Malone will vote his shares of LCAPB in favor of the Liberty Capital redemption proposal and his shares of LSTZB in favor of the Liberty Starz redemption proposal and will vote his shares against any action or agreement that would reasonably be expected to prevent, prohibit or materially delay the completion of the Split-Off. The voting agreement also provides for restrictions on transfer and certain actions with respect to a transfer of all of Mr. Malone's LCAPB and LSTZB shares (only until the Split-Off or the termination of the agreement in accordance with the terms thereof). Mr. Malone entered into this voting agreement in light of Liberty Media's agreement to include in the Splitco charter certain consent rights in favor of the holders of Series B Splitco Capital and Starz common stocks and other supermajority voting provisions. The consent rights are intended to protect the holders of the Series B Splitco Capital and Starz common stock against significant dilution in their relative voting power as a result of certain types of share distributions, reclassifications, split-offs and supervoting share issuances. The consent rights terminate in the event the number of outstanding shares of Splitco CAPB or Splitco STZB, as applicable, is reduced below a specified threshold. See "—Description of Splitco Common Stock and Comparison of Stockholder Rights" and "—Other Provisions of the Splitco Charter" below for more information regarding these consent and other supermajority voting rights.

        This summary is qualified by reference to the full text of the voting agreement, a copy of which is filed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part.

Management and Allocation Policies of Splitco

        Splitco has established Management and Allocation Policies for purposes of attributing all of its businesses and operations to either the Capital Group or the Starz Group, and allocating between those two groups other items (such as debt, corporate overhead, taxes, corporate opportunities and other charges and obligations) in a manner Splitco deems reasonable after taking into account all material factors. All references in these policies to the Capital Group or the Starz Group refer to the tracking stock groups of Splitco. The following Management and Allocation Policies are substantially similar to those of Liberty Media, except as otherwise noted below with respect to certain tax matters.

        As a general principle, Splitco expects that all material matters in which holders of Splitco Capital common stock and Splitco Starz common stock may have divergent interests will continue to be generally resolved in a manner that is in the best interests of Splitco and all of its stockholders after giving fair consideration to the interests of the holders of each tracking stock, as well as such other or different factors considered relevant by Splitco's board of directors (or any committee of the board authorized for this purpose, including the executive committee of the board).

  Policies Subject to Change Without Stockholder Approval

        Set forth below are the management and allocation policies Splitco expects to be effective upon completion of the Split-Off. Stockholder approval of these policies is not being sought.

        Splitco's board of directors may, without stockholder approval, modify, change, rescind or create exceptions to these policies, or adopt additional policies. Such actions could have different effects on holders of Splitco Capital common stock and Splitco Starz common stock. Splitco's board of directors will make any such decision in accordance with its good faith business judgment that such decision is in the best interests of Splitco and the best interests of all Splitco stockholders as a whole.

        Any such modifications, changes, rescissions, exceptions or additional policies will be binding and conclusive unless otherwise determined by the Splitco board. Splitco will notify its shareholders of any material modification, change or exception made to these policies, any rescission of these policies and the adoption of any material additions to these policies through the filing of a Current Report on Form 8-K for so long as Splitco is subject to the Exchange Act.

  Attribution

        The businesses, assets and liabilities that are currently attributed to Liberty Media's Capital Group (other than those subject to the Reattribution) will be attributed to Splitco's Capital Group, and the businesses, assets and liabilities that are currently attributed to Liberty Media's Starz Group will be attributed to Splitco's Starz Group. All references to the Capital Group and the Starz Group in these policies refer to the tracking stock groups of Splitco.

        The Capital Group will initially have attributed to it Splitco's subsidiaries, Atlanta National League Baseball Club, Inc. and TruePosition, Inc., and Splitco's interests in Sirius XM Radio, Inc., Live Nation Entertainment, Inc. and Sprint Nextel Corporation, among other smaller assets. The Capital Group will have attributed to it a bank facility with an outstanding principal amount of $750 million, in addition to the liabilities that reside with the subsidiary businesses attributed to the Capital Group. The Capital Group will be primarily focused on media, entertainment and technology.

        The Starz Group will initially have attributed to it Splitco's subsidiaries, Starz Entertainment, LLC, Starz Media, LLC and Liberty Sports Interactive, Inc. The Starz Group will not have any liabilities attributed to it, other than liabilities that reside with the businesses attributed to the Starz Group. The Starz Group will be primarily focused on video programming.

        The Splitco board currently contemplates that businesses, assets and liabilities acquired after the Split-Off will be attributed to one of the two groups principally based upon how strongly they complement or relate to the focus or strategy of that group.

  Fiduciary and Management Responsibilities

        Because the Capital Group and the Starz Group will be parts of a single company, Splitco's directors and officers will have the same fiduciary duties to holders of Splitco Capital common stock and Splitco Starz common stock. Under Delaware law, a director or officer may be deemed to have satisfied his or her fiduciary duties to Splitco and its stockholders if that person is independent and disinterested with respect to the action taken, is adequately informed with respect to the action taken and acts good faith taking into account the interests of all of Splitco's stockholders as a whole. Splitco's board of directors and chief executive officer, in establishing and applying policies with regard to intra-company matters such as business transactions between the two groups and allocation of assets, liabilities, debt, corporate overhead, taxes, interest, corporate opportunities and other matters, will consider various factors and information which could benefit or cause relative detriment to the stockholders of the respective groups and will seek to make determinations which are in Splitco's best interests and the best interests of Splitco's stockholders as a whole. If and when there are conflicting interests between the Capital Group and the Starz Group, Splitco's directors will use good faith business judgment to resolve such conflicts.

  Dividend Policy

        Splitco does not anticipate paying cash dividends on Splitco Capital common stock or Splitco Starz common stock for the foreseeable future following the Split-Off. Splitco's ability to pay dividends in respect of Splitco Capital common stock and Splitco Starz common stock is addressed in Article IV, Section A.2.(c) of the Splitco charter.

  Financing Activities

        General.    Splitco will manage most of its financial activities on a centralized basis. These activities include the investment of surplus cash, the issuance and repayment of short-term and long-term debt and the issuance and repurchase of any preferred stock.

        If Splitco changes the attribution of cash or other property from one group to the other group, Splitco will account for such change as a short term loan unless Splitco's board of directors determines that a given change in attribution should be accounted for as a long-term loan, an inter-group interest, as a reduction of an inter-group interest or as a transfer in exchange for cash or other assets. See "—Inter-Group Loans" and "—Inter-Group Interests" below.

        Splitco's board of directors will make these determinations, either in specific instances or by setting applicable policies generally, in the exercise of its informed business judgment. Factors Splitco's board of directors may consider in making this determination include:

  •
  the financing needs and objectives of the receiving group;

  •
  the investment objectives of the transferring group;

  •
  the current and projected capital structure of each group;

  •
  the relative levels of internally generated funds of each group; and

  •
  the availability, cost and time associated with alternative financing sources, prevailing interest rates and general economic conditions.

        Splitco's board of directors will make all changes in the attribution of material assets from one group to the other on a fair value basis, as determined by the board. For accounting purposes, all such assets will be deemed reattributed at their carryover basis. To the extent that this amount is different than the fair value of the inter-group loan or inter-group interest created in the transaction, this difference will be recorded as an adjustment to the group equity. No gain or loss will be recognized in the statement of operations information for the groups due to the related party nature of such transactions.

        Inter-Group Loans.    If one group makes a loan to the other group, Splitco's board of directors will determine the terms of the loan, including the rate at which it will bear interest. Splitco's board of directors will determine the terms of any inter-group loans, either in specific instances or by setting applicable policies generally, in the exercise of its informed business judgment. Factors Splitco's board of directors may consider in making this determination include:

  •
  Splitco's needs;

  •
  the use of proceeds and creditworthiness of the receiving group;

  •
  the capital expenditure plans of and the investment opportunities available to each group; and

  •
  the availability, cost and time associated with alternative financing sources.

        If an inter-group loan is made, Splitco intends to account for the loan based on its stated terms, and the resulting activity, such as interest amounts, will be recorded in the separate group financial results to be included in Splitco's consolidated financial statements but will be eliminated in preparing Splitco's consolidated financial statement balances.

        Inter-Group Interests.    An inter-group interest is a quasi-equity interest that one group is deemed to hold in the other group. Inter-group interests are not represented by outstanding shares of common stock, rather they have an attributed value which is generally stated in terms of a number of shares of stock issuable to one group with respect to an inter-group interest in the other group.

        An inter-group interest in a group will be created when cash or property is reattributed from one group to the other group and the board of directors determines that the reattribution will not be treated as an inter-group loan or as a transfer in exchange for cash or other assets. Inter-group interests may also be created in the discretion of the board of directors for certain other transactions, such as when funds of one group are used to effect an acquisition made on behalf of the other group. Additionally, inter-group interests once created are subject to adjustment for subsequent events. For instance, if the Starz Group holds an inter-group interest in the Capital Group at the time of a reattribution of cash or property by the Capital Group to the Starz Group, Splitco's board of directors may choose to reduce the Starz Group's inter-group interest in the Capital Group rather than create an inter-group interest in the Starz Group in favor of the Capital Group. Certain extraordinary actions that may be taken under the Splitco charter may also cause an increase or decrease in one group's inter-group interest in the other group. For more information regarding inter-group interests, see the definitions of "Number of Shares Issuable to the Starz Group with Respect to the Capital Group Inter-Group Interest" and "Number of Shares Issuable to the Capital Group with Respect to the Starz Group Inter-Group Interest" in Article IV, Section A.2.(i) of the Splitco charter.

        If an inter-group interest is created, Splitco intends to account for this interest in a manner similar to the equity method of accounting whereby the group holding the inter-group interest would record its proportionate share of such other group's net income or loss. Appropriate eliminating entries would be made in preparing Splitco's consolidated financial statement balances.

        Equity Issuance and Repurchases and Dividends.    Splitco will reflect all financial effects of issuances and repurchases of shares relating to either group in its own attributed financial information. Splitco will reflect financial effects of dividends or other distributions on, and purchases of, shares relating to either group in its own attributed financial information.

  Inter-Group Contracts

        The terms of all current and future material transactions, relationships and other matters between the groups, including those as to which the groups may have potentially divergent interests, will be determined in a manner considered by Splitco's board of directors to be in its best interests and the best interests of its stockholders as a whole.

  Review of Corporate Opportunities

        In cases where a material corporate opportunity may appropriately be viewed as one that could be pursued by more than one group, Splitco's board of directors may, independently or at the request of management, review the allocation of that corporate opportunity to one of, or between, such groups. In accordance with Delaware law, Splitco's board of directors will make its determination with regard to the allocation of any such opportunity and the benefit of such opportunity in accordance with their good faith business judgment of Splitco's best interests and the best interests of Splitco's stockholders as a whole. Among the factors that Splitco's board of directors may consider in making this allocation is:

  •
  whether a particular corporate opportunity is principally related or complementary to the business focus or strategy of the Capital Group or the Starz Group;

  •
  whether one group, because of operational expertise, will be better positioned to undertake the corporate opportunity than the other group;

  •
  existing contractual agreements and restrictions; and

  •
  the financial resources and capital structure of each group.

  Financial Statements; Allocation Matters

        Splitco will present consolidated financial statements in accordance with generally accepted accounting principles in the U.S., consistently applied. Splitco will also provide consolidating financial statement information that will show the attribution of its assets, liabilities, revenue, expenses and cash flows to each of the Capital Group and the Starz Group.

        Consolidating financial statement information will also include attributed portions of Splitco's debt, interest, corporate overhead and costs of administrative shared services and taxes. Splitco will make these allocations for the purpose of preparing such information; however, holders of Splitco Capital common stock and Splitco Starz common stock will continue to be subject to all of the risks associated with an investment in Splitco and all of Splitco's businesses, assets and liabilities.

        In addition to allocating debt and interest as described above, Splitco has adopted certain expense allocation policies, each of which will be reflected in the attributed financial information of the Capital Group and the Starz Group. In general, corporate overhead will be allocated to each group based upon the use of services by that group where practicable. Corporate overhead includes costs of personnel and employee benefits, legal, accounting and auditing, insurance, investor relations and stockholder services and services related to Splitco's board of directors. Splitco will allocate in a similar manner a portion of costs of administrative shared services, such as information technology services. Where determinations based on use alone are not practical, Splitco will use other methods and criteria that Splitco believes are equitable and that provide a reasonable estimate of the cost attributable to each group.

  Taxes

        General Policies.    From and after the effective time of the Split-Off, taxes and tax benefits, and payments that are required to be made by, or are entitled to be received by, Splitco (such payments, tax sharing payments) under the Tax Sharing Agreement, will be allocated between the Capital Group and the Starz Group in accordance with the following tax sharing policies regardless of whether the applicable taxes, tax benefits or tax sharing payments relate to—

  •
  a taxable period (or portion thereof) ending at or before the effective time of the Split-Off (a Pre-Split-off Period); or

  •
  a taxable period (or portion thereof) beginning after the effective time of the Split-Off (a Post-Split-off Period).

        These tax sharing policies generally allocate taxes, tax benefits, and tax sharing payments between the Capital Group and the Starz Group in a manner consistent with the tax sharing policies of Liberty Media in effect prior to the Split-Off and the attribution of certain tax-related assets and liabilities between the Capital Group and Starz Group prior to the Split-Off. In addition, these tax sharing policies provide specific rules, not addressed by the Liberty Media tax sharing policies, related to the manner in which any taxes or tax-related losses arising from the Split-Off or the issuance of the Splitco Capital common stock and Splitco Starz common stock in connection with the Split-Off will be allocated between the Capital Group and the Starz Group. These tax sharing policies do not address the manner in which any taxes, tax benefits, tax items, and tax-related losses will be allocated between Liberty Media and Splitco, including the manner in which any taxes or tax-related losses arising from the Split-Off will be allocated. These tax matters are addressed in the Tax Sharing Agreement which is discussed below under the heading "Certain Relationships and Related Transactions—Tax Sharing Agreement."

        References in these tax sharing policies to the "Old Starz Group" refer to the assets, liabilities and businesses that were tracked during the applicable Pre-Split-off Period by the Liberty Starz common stock or the Liberty Entertainment common stock, and for any taxable period (or portion thereof) ending prior to March 3, 2008, the assets, liabilities and businesses of, and any equity or debt interests in, Starz Entertainment, LLC, FUN Technologies, Inc., GSN, LLC, Fox Sports Net Rocky Mountain LLC, Fox Sports Net Northwest, LLC and Fox Sports Net Pittsburgh, LLC, or any of their respective subsidiaries, Liberty Media's equity interests in WildBlue Communications, Inc. and The DirecTV Group, Inc., and Liberty Media LLC's 3.25% Senior Exchangeable Debentures due 2031. References to the "Old Capital Group" refer to the assets, liabilities and businesses of Liberty Media (or its predecessor, Liberty Media LLC) and their respective subsidiaries during any Pre-Split-off Period other than:

  •
  the assets, liabilities and businesses that were tracked during such Pre-Split-off Period by the Liberty Interactive common stock, and for any taxable period (or portion thereof) ending prior to May 9, 2006, the assets, liabilities and businesses of, and any equity or debt interests in, QVC, Inc., Provide Commerce, Inc. and their respective subsidiaries; and

  •
  the assets, liabilities and businesses of the Old Starz Group during such Pre-Split-off Period.

        These tax sharing policies may differ from the manner in which taxes and tax benefits of each group are reflected in the financial statements. For financial statement purposes, taxes and tax benefits allocable to each group generally have been and will be accounted for in a manner similar to a stand-alone company basis in accordance with generally accepted accounting principles. Any differences between the tax sharing policies described below and the taxes and tax benefits of each group reported in the financial statements will be reflected in the attributed net assets of the groups for financial statement purposes.

        In general, for purposes of these tax sharing policies, any tax item (including any tax item arising from a disposition) attributable to an asset, liability or other interest tracked by the Splitco Capital common stock or attributable to the Old Capital Group will be allocated to the Capital Group and any tax item (including any tax item arising from a disposition) attributable to an asset, liability or other interest tracked by the Splitco Starz common stock or attributable to the Old Starz Group will be allocated to the Starz Group. Tax items that are allocable to the Capital Group that are carried forward or back and used as a tax benefit in another tax year will be allocated to the Capital Group and tax items that are allocable to the Starz Group that are carried forward or back and used as a tax benefit in another tax year will be allocated to the Starz Group. Except as described below under the special allocation rules, taxes and tax items arising in any Post-Split-off Period from employee, independent contractor or director compensation or employee benefits will be allocated to the group responsible for the underlying obligation (either through the allocation of the related expenses or through the issuance of stock of that group).

        Consolidated Income Taxes for Post-Split-off Periods.    To the extent that federal, state, local or foreign income taxes are determined on a basis that includes the operations, assets, liabilities or other tax items of more than one group for any Post-Split-off Period, or Splitco is required to make, or is entitled to receive, any tax sharing payments related to any income taxes or tax items attributable to any Post-Split-off Period, then, except as described below, income taxes and income tax benefits (other than any income taxes or income tax benefits that are allocable to Liberty Media under the Tax Sharing Agreement) and tax sharing payments will be shared among the groups based principally on the taxable income (or loss), tax credits and other tax items directly related to the activities of such group for such Post-Split-off Periods. Such allocations will reflect each group's contribution, whether positive or negative, to Splitco's consolidated taxable income (or loss), income tax liabilities and tax credit position or to any tax sharing payments. Consistent with the general policies described above, income tax benefits that cannot be used by a group generating such benefits, but can be used to reduce the taxable income of the other group or tax sharing payment liabilities otherwise allocable to the other group, will be credited to the group that generated such benefits and a corresponding amount will be charged to the group utilizing such benefits. As a result, under this tax sharing policy, the amount of income taxes allocated to a group and the amount credited to a group for income tax benefits may not necessarily be the same as that which would have been payable or received by the group had that group filed separate income tax returns.

        Consolidated Income Taxes for Pre-Split-off Periods.    To the extent that federal, state, local or foreign income taxes are determined on a basis that includes the operations, assets, liabilities or other tax items of more than one group for any Pre-Split-off Period, or Splitco is required to make, or is entitled to receive, any tax sharing payments related to any income taxes or tax items attributable to any Pre-Split-off Period, then except as described below, income taxes and income tax benefits (other than any income taxes or income tax benefits that are allocable to Liberty Media under the Tax Sharing Agreement) and tax sharing payments will, consistent with the policies described under "—Taxes—Consolidated Income Taxes for Post-Split-off Periods," be allocated to the Capital Group and the Starz Group based principally on the taxable income (or loss), tax credits and other tax items directly related to the activities of the Old Capital Group and the Old Starz Group, respectively, for such Pre-Split-off Periods. Consistent with the policies described above, income tax benefits that cannot be used by a group generating such benefits, but can be used to reduce the taxable income of the other group or tax sharing payment liabilities otherwise allocable to the other group, will be credited to the group that generated such benefits and a corresponding amount will be charged to the group utilizing such benefits.

        Non-Income Taxes and Non-Consolidated Income Taxes.    In any taxable period, if any non-income taxes or tax sharing payments attributable to non-income taxes or tax items are determined on a basis that includes the operations, assets, liabilities or other tax items of more than one group, then any such non-income taxes, non-income tax benefits, or tax sharing payments will be allocated to each group based upon their contribution to the consolidated non-income tax liability (or benefit) or tax sharing payments. Non-income tax benefits that cannot be used by a group generating such benefits, but can be used to reduce taxes or tax sharing payments of the other group, will be credited to the group that generated such benefits, and a corresponding amount will be charged to the group utilizing such benefit.

        In any taxable period, any income or non-income taxes or tax benefits or tax sharing payments that are determined on a basis that includes only the operations, assets, liabilities or other tax items of one group will be allocated to that group.

        Special Allocation Rules.    Notwithstanding the foregoing, special allocation rules apply as follows:

  •
  the Capital Group and the Starz Group will each be allocated a proportionate amount, based upon the aggregate market capitalization of the Splitco Capital common stock and the Splitco Starz common stock on the first trading day following the Split-Off, of any taxes, tax items, and tax sharing payments (including any transfer taxes or tax sharing payments related thereto) that result from the Split-Off and certain related restructuring transactions, except that (x) the Capital Group will be solely responsible for any such taxes, tax items, and tax sharing payments that result from (i) the Liberty Interactive common stock, the Liberty Capital common stock, or the Liberty Starz common stock not being treated as stock of Liberty Media, or being treated as Section 306 stock within the meaning of Section 306(c) of the Code, for U.S. federal income tax purposes, or (ii) any deferred intercompany items or excess loss accounts that are triggered thereby, and that would otherwise be allocated to the Capital Group, and (y) the Starz Group will be solely responsible for any such taxes, tax items and tax sharing payments that result from any deferred intercompany items or excess loss accounts that are triggered thereby, and that would otherwise be allocated to the Starz Group;

  •
  the Starz Group will be allocated any taxes, tax items and tax sharing payments resulting from the LEI Split-Off and related restructuring transactions;

  •
  the Capital Group will be allocated any taxes, tax items and tax sharing payments resulting from the exchange of stock of News Corporation for stock of Greenlady Corp. that was effected between News Corporation and subsidiaries of Liberty Media on February 27, 2008 (the News Exchange) and related restructuring transactions;

  •
  the Capital Group will be allocated any taxes, tax items and tax sharing payments resulting from (i) the treatment of the Liberty Interactive common stock, the Liberty Capital common stock, the Liberty Starz common stock, or the Liberty Entertainment common stock as other than stock of Liberty Media, or as Section 306 stock within the meaning of Section 306(c) of the Code, in any taxable period (or portion thereof) ending at or before the Split-Off or (ii) the actual or deemed disposition of any assets caused by the issuance of the Liberty Interactive common stock, the Liberty Capital common stock, the Liberty Starz common stock, or the Liberty Entertainment common stock in any taxable period (or portion thereof) ending at or before the Split-Off; however, in each case, any taxes, tax items and tax sharing payments resulting from deferred intercompany items or excess loss accounts that are triggered thereby, and that would otherwise be allocated to the Starz Group, will be allocated to the Starz Group;

  •
  the Capital Group and the Starz Group will each be allocated a proportionate amount, based upon the aggregate market capitalization of the Splitco Capital common stock and the Splitco Starz common stock on the first trading day following the Split-off, of any taxes, tax items and tax sharing payments resulting from (i) the treatment of the Splitco Capital common stock or the Splitco Starz common stock distributed in the Split-Off as other than stock of Splitco or as Section 306 stock within the meaning of Section 306(c) of the Code, or (ii) the actual or deemed disposition of any assets caused by the issuance of the Splitco Capital common stock or the Splitco Starz common stock; however, in each case, any taxes, tax items and tax sharing payments resulting from deferred intercompany items or excess loss accounts that are triggered thereby, and that would otherwise be allocated to the Capital Group or the Starz Group, will be allocated to the Capital Group or the Starz Group, respectively;

  •
  for any Pre-Split-off Period (except as otherwise described in the next bullet), (x) any taxes, tax items, and tax sharing payments arising from the issuance, vesting, exercise or settlement of any stock, equity interests, options, stock appreciation rights, or similar rights granted prior to the Split-Off in connection with employee, independent contractor or director compensation (Compensatory Equity Interests) with respect to any series of Liberty Starz common stock or

    Liberty Entertainment common stock will be allocated to the Starz Group; (y) any taxes, tax items, and tax sharing payments arising from the issuance, vesting, exercise or settlement of any Compensatory Equity Interests with respect to any series of Liberty Capital Common Stock will be allocated to the Capital Group; and (z) any other taxes, tax items or tax sharing payments related to employee, independent contractor or director compensation or employee benefits will be allocated to the Capital Group to the extent that the Old Capital Group was responsible for the underlying obligation and will be allocated to the Starz Group to the extent that the Old Starz Group was responsible for the underlying obligation;

  •
  for any tax period (whether beginning before, on or after the Split-Off date), (x) any taxes, tax items, and tax sharing payments arising from the issuance, vesting, exercise or settlement of any Compensatory Equity Interests in DIRECTV will be allocated to the Starz Group; (y) any taxes, tax items, and tax sharing payments arising from the issuance, vesting, exercise or settlement of any Compensatory Equity Interests in Discovery Communications, Inc. (Discovery), LGI, or Ascent Media Corporation will be allocated to the Capital Group;

  •
  at the time of any sale or disposition of all or a portion of the stock of Starz Media Group, Inc. (Starz Media) in which gain or loss is recognized for income tax purposes (whether occurring before, on or after the Split-Off date), (x) the Capital Group will be allocated a deemed loss in an amount equal to the excess of the adjusted basis of the Starz Media stock (as of September 30, 2010) over the price at which it was transferred to the Starz Group (the Starz Media purchase price) (or in the event that less than all of the Starz Media stock is sold, an allocable portion of such excess), and (y) the Starz Group will be treated as having a starting adjusted basis in the stock of Starz Media equal to the Starz Media purchase price for income tax purposes and will be allocated a deemed loss or gain in an amount equal to the difference between the amount actually realized upon such sale or disposition and the Starz Group's deemed adjusted basis in the stock of Starz Media (the starting adjusted basis in the stock of Starz Media previously described, properly adjusted to take into account any income, deduction, gain, loss, contribution and distribution occurring after the reattribution of Starz Media from the Capital Group to the Starz Group) (as appropriately adjusted in the event of a sale or disposition of less than all of the stock of Starz Media);

  •
  for any tax period (whether beginning before, on or after the Split-Off date), taxes and tax items of any subsidiary that is acquired, directly or indirectly, after the Split-Off for the benefit of the Capital Group or the Starz Group will generally be allocated to the Capital Group or the Starz Group, respectively; and

  •
  the Capital Group will be allocated all taxes, tax items, losses and tax sharing payments attributable to Liberty Media LLC's tax sharing agreement with, among others, AT&T Corp. (AT&T) and Liberty Media LLC's tax sharing agreements with each of Discovery Holding Company (DHC) and Liberty Media International, Inc. (LMI).

        Several Liability for Consolidated Taxes.    Notwithstanding these tax sharing policies, under U.S. treasury regulations, each member of a consolidated group is severally liable for the U.S. federal income tax liability of each other member of the consolidated group. Accordingly, each member of the Splitco affiliated group for U.S. federal income tax purposes (whether such member is attributed to the Capital Group or the Starz Group) could be liable to the U.S. government for any U.S. federal income tax liability incurred, but not discharged, by any other member of the Splitco affiliated group, and each member of the Capital Group and the Starz Group that is a member of the Liberty Media affiliated group for U.S. federal income tax purposes in any Pre-Split-off Period could be liable to the U.S. government for any U.S. federal income tax liability incurred, but not discharged, by any other member of the Liberty Media affiliated group with respect to any tax year beginning on or before the date of the Split-Off.

 Board Discretion to Terminate Split-Off

        Although there is no present plan or intention to terminate the Split-Off, the Liberty Media board has reserved its right under the Liberty Media charter to terminate the Split-Off at any time prior to the redemption effective time regardless of whether the conditions to the Split-Off have been satisfied.

Treatment of Outstanding Equity Awards

        Options to purchase shares of Liberty Capital common stock or Liberty Starz common stock, stock appreciation rights with respect to shares of Liberty Capital common stock or Liberty Starz common stock and restricted shares of Liberty Capital common stock or Liberty Starz common stock have been granted to various directors, officers, employees and consultants of Liberty Media and certain of its subsidiaries pursuant to the 2007 Incentive Plan and various other stock incentive plans administered by the Liberty Media board of directors or the compensation committee thereof. Below is a description of the effect of the Split-Off on these outstanding equity awards.

  Option Awards

        As of the redemption effective time:

  •
  each outstanding option to purchase shares of Liberty Capital common stock (which we refer to as an outstanding Liberty Capital option) will be converted, automatically, into an option award (which we refer to as a Splitco Capital option) to purchase the number and series of whole shares of Splitco Capital common stock which the holder would have received on the redemption date with respect to the shares of Liberty Capital common stock subject to such outstanding Liberty Capital option if the holder had exercised such Liberty Capital option immediately prior to the redemption date; and

  •
  each outstanding option to purchase shares of Liberty Starz common stock (which we refer to as an outstanding Liberty Starz option) will be converted, automatically, into an option award (which we refer to as a Splitco Starz option) to purchase the number and series of whole shares of Splitco Starz common stock which the holder would have received on the redemption date with respect to the shares of Liberty Starz common stock subject to such outstanding Liberty Starz option if the holder had exercised such Liberty Starz option immediately prior to the redemption date.

        Based on the 1:1 redemption ratios, it is expected that the per share exercise price of each Splitco Capital option will be equal to the per share exercise price of the corresponding outstanding Liberty Capital option, and the per share exercise price of each Splitco Starz option will be equal to the per share exercise price of the corresponding outstanding Liberty Starz option.

        All other terms of the Splitco Capital options and the Splitco Starz options (including, for example, the vesting terms thereof) will, in all material respects, be the same as those of the corresponding outstanding Liberty Capital option or outstanding Liberty Starz option, except (i) as described above and (ii) that the options will continue to vest so long as the holder provides service (whether as an employee, consultant or nonemployee director, as the case may be) to Liberty Media, Splitco or certain other subsidiaries of Liberty Media or Splitco or certain former subsidiaries of Liberty Media or its predecessor.

  SAR Awards

        As of the redemption effective time:

  •
  each outstanding stock appreciation right related to Liberty Capital common stock (which we refer to as an outstanding Liberty Capital SAR) will be converted, automatically, into a stock appreciation right award (which we refer to as a Splitco Capital SAR) related to the number and series of whole shares of Splitco Capital common stock which the holder would have received on the redemption date with respect to the shares of Liberty Capital common stock subject to such outstanding Liberty Capital SAR had the holder owned such Liberty Capital shares immediately prior to the redemption date; and

  •
  each outstanding stock appreciation right related to Liberty Starz common stock (which we refer to as an outstanding Liberty Starz SAR) will be converted, automatically, into a stock appreciation right award (which we refer to as a Splitco Starz SAR) related to the number and series of whole shares of Splitco Starz common stock which the holder would have received on the redemption date with respect to the shares of Liberty Starz common stock subject to such outstanding Liberty Starz SAR had the holder owned such Liberty Starz shares immediately prior to the redemption date.

        Based on the 1:1 redemption ratios, it is expected that the per share base price of each Splitco Capital SAR will be equal to the per share base price of the corresponding outstanding Liberty Capital SAR, and the per share base price of each Splitco Starz SAR will be equal to the per share base price of the corresponding outstanding Liberty Starz SAR.

        All other terms of a holder's Splitco Capital SARs or Splitco Starz SARs (including, for example, the vesting terms thereof) will, in all material respects, be the same as those of the corresponding outstanding Liberty Capital SAR or Liberty Starz SAR, except (i) as described above and (ii) that the SARs will continue to vest so long as the holder provides service (whether as an employee, consultant or nonemployee director, as the case may be) to Liberty Media, Splitco or certain other subsidiaries of Liberty Media or Splitco or certain former subsidiaries of Liberty Media or its predecessor.

  Restricted Stock Awards

        As of the redemption effective time, (i) each outstanding restricted share of LCAPA will be redeemed for one restricted share of Splitco CAPA, (ii) each outstanding restricted share of LCAPB will be redeemed for one restricted share of Splitco CAPB, (iii) each outstanding restricted share of LSTZA will be redeemed for one restricted share of Splitco STZA; and (iv) each outstanding restricted share of LSTZB will be redeemed for one restricted share of Splitco STZB.

        The terms of the Splitco Capital and Splitco Starz restricted shares (including, for example, the vesting terms thereof) will, in all material respects, be the same as those of the corresponding Liberty Capital and Liberty Starz restricted shares, except that the Splitco Capital and Splitco Starz restricted shares will continue to vest so long as the holder provides service (whether as an employee, consultant or nonemployee director, as the case may be) to Liberty Media, Splitco or certain other subsidiaries of Liberty Media or Splitco or certain former subsidiaries of Liberty Media or its predecessor.

  Transitional Plan

        All of the Splitco Capital options, Splitco Starz options, Splitco Capital SARs, Splitco Starz SARs and restricted shares of Splitco Capital and Splitco Starz common stock will be issued pursuant to the Splitco Transitional Stock Adjustment Plan (the transitional plan), a copy of which is being filed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part. The transitional plan will govern the terms and conditions of the foregoing Splitco incentive awards but will not be used to make any grants following the Split-Off.

Description of Splitco Common Stock and Comparison of Stockholder Rights

  Splitco Capital Common Stock

        The following is a description of (i) the terms of the Splitco Capital common stock under the Splitco charter and (ii) the terms of the Liberty Capital common stock under the Liberty Media charter, including a comparison between the terms of the two. Except as otherwise noted, the reason for the substantive differences between the two charters relates to (i) the fact that Splitco will not have a third tracking stock for which provisions are therefore only made in the Liberty Media charter, (ii) the inclusion of the Series B consent rights in the Splitco charter (which rights terminate in the event the number of outstanding shares of Series B Splitco Capital common stock is reduced below a specified threshold) and (iii) certain supermajority voting requirements. See "The Split-Off Proposals—Other Provisions of the Splitco Charter" and "—Termination of Series B Consent Rights." The following discussion of the terms of the Splitco charter and the Liberty Media charter is qualified by reference to the full text of those charters. The Splitco charter is filed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part. The Liberty Media charter has been filed with the Securities and Exchange Commission. Please see "Additional Information—Where You Can Find More Information" for more information regarding Liberty Media's filings.

Splitco Capital Common Stock	Liberty Capital Common Stock

Authorized Capital Stock

Splitco is authorized to issue up to 4.075 billion shares of Splitco Capital common stock, of which 2 billion are designated as Series A Splitco Capital common stock, 75 million are designated as Series B Splitco Capital common stock, and 2 billion are designated as Series C Splitco Capital common stock. See Article IV, Section A.1. of the Splitco charter.
Liberty Media is authorized to issue up to 4.075 billion shares of Liberty Capital common stock, of which 2 billion are designated as Series A Liberty Capital common stock, 75 million are designated as Series B Liberty Capital common stock, and 2 billion are designated as Series C Liberty Capital common stock. See Article IV, Section A.1. of the Liberty Media charter.
Dividends and Securities Distributions

Splitco is permitted to pay dividends on Splitco Capital common stock out of the lesser of its assets legally available for the payment of dividends under Delaware law and the "Capital Group Available Dividend Amount" (defined generally as the excess of the total assets less the total liabilities of the Capital Group over the par value, or any greater amount determined to be capital in respect of, all outstanding shares of Splitco Capital common stock or, if there is no such excess, an amount equal to the earnings or loss attributable to the Capital Group (if positive) for the fiscal year in which such dividend is to be paid and/or the preceding fiscal year). If dividends are paid on any series of Splitco Capital common stock, an equal per share dividend will be concurrently paid on the other series of Splitco Capital common stock. See Article IV, Section A.2.(c)(i) of the Splitco charter.
The dividend provisions applicable to the Liberty Capital common stock are substantially similar to those applicable to the Splitco Capital common stock. See Article IV, Section A.2.(c) (i) of the Liberty Media charter.

The share distribution provisions applicable to the Liberty Capital common stock are substantially similar to those applicable to the Splitco Capital common stock, except (i) that shares of Liberty Interactive common stock were also distributable to holders of Liberty Capital common stock, subject to certain limitations and (ii) Series A shares of any of the tracking stocks were distributable on all series of Liberty Capital common stock. See Article IV, Section A.2.(d)(i) of the Liberty Media charter.

Splitco Capital Common Stock	Liberty Capital Common Stock

Splitco is permitted to make (i) share distributions of (A) Series C shares of Splitco Capital common stock to holders of all series of Splitco Capital common stock, on an equal per share basis; and (B) Series A Splitco Capital common stock to holders of Series A Splitco Capital common stock and, on an equal per share basis, shares of Series B Splitco Capital common stock to holders of Series B Splitco Capital common stock and, on an equal per share basis, shares of Series C Splitco Capital common stock to holders of Series C Splitco Capital common stock; and (ii) share distributions of (A) Series C shares of Splitco Starz common stock to holders of all series of Splitco Capital common stock, on an equal per share basis, subject to certain limitations; and (B) Series A Splitco Starz common stock to holders of Series A Splitco Capital common stock and, on an equal per share basis, shares of Series B Splitco Starz common stock to holders of Series B Splitco Capital common stock and, on an equal per share basis, shares of Series C Splitco Starz common stock to holders of Series C Splitco Capital common stock, in each case, subject to certain limitations; and (iii) share distributions of any other class or series of Splitco's securities or the securities of any other person to holders of all series of Splitco Capital common stock, on an equal per share basis, subject to certain limitations. With respect to (iii) above, the holders of Series B Splitco Capital common stock have a consent right with respect to certain share distributions of voting securities on Series C Splitco Capital common stock and certain share distributions pursuant to which holders of Series B Splitco Capital common stock would receive voting securities with lesser relative voting rights than those of the Series B Splitco Capital common stock (including any such distribution being made by reason of an inter-group interest). See Article IV, Section A.2.(d)(i) of the Splitco charter.

Splitco Capital Common Stock	Liberty Capital Common Stock

Conversion at Option of Holder

Each Series B share of Splitco Capital common stock is convertible, at the option of the holder, into one Series A share of Splitco Capital common stock. Series A and Series C shares of Splitco Capital common stock are not convertible at the option of the holder. See Article IV, Section A.2.(b)(i)(A) of the Splitco charter.
The conversion rights (and limitations thereon) applicable to the Liberty Capital common stock are substantially similar to those applicable to the Splitco Capital common stock. See Article IV, Section A.2.(b)(i)(A) of the Liberty Media charter.
Conversion at Option of Issuer

Splitco can convert each share of Series A, Series B and Series C Splitco Capital common stock into a number of shares of the corresponding series of Splitco Starz common stock at a ratio based on the relative trading prices of the Series A Splitco Capital common stock (or another series of Splitco Capital common stock subject to certain limitations) and the Series A Splitco Starz common stock (or another series of Splitco Starz common stock subject to certain limitations) over a specified 20-trading day period. See paragraph (b)(iii) of Article IV, Section A.2. of the Splitco charter.

Splitco also can convert each share of Series A, Series B and Series C Splitco Starz common stock into a number of shares of the corresponding series of Splitco Capital common stock at a ratio based on the relative trading prices of the Series A Splitco Starz common stock (or another series of Splitco Starz common stock subject to certain limitations) to the Series A Splitco Capital common stock (or another series of Splitco Capital common stock subject to certain limitations) over a specified 20-trading day period. See paragraph (b)(ii) of Article IV, Section A.2. of the Splitco charter.
The conversion rights applicable to the Liberty Capital common stock are substantially similar to those applicable to the Splitco Capital common stock, except (i) that shares of Liberty Capital common stock could also be converted into shares of Liberty Interactive common stock and shares of Liberty Interactive common stock could also be converted into shares of Liberty Capital common stock and (ii) the trading period used to determine the conversion ratio in the Liberty Media charter is 60 trading days (compared to 20 trading days in the Splitco charter which period has been shortened for Splitco because 60 days is viewed as an unnecessarily long period of time during which market volatility could skew the conversion ratio). See paragraphs (b)(ii), (b)(vi) and (b)(vii) of Article IV, Section A.2. of the Liberty Media charter.

Splitco Capital Common Stock	Liberty Capital Common Stock

Optional Redemption for Stock of a Subsidiary

Splitco may redeem outstanding shares of Splitco Capital common stock for shares of common stock of a subsidiary that holds assets and liabilities attributed to the Capital Group (and may or may not hold assets and liabilities attributed to the Starz Group), provided that its board of directors seeks and receives the approval to such redemption of holders of Splitco Capital common stock, voting together as a separate class and, in the limited circumstances prescribed by the Splitco charter, the consent of the holders of the Series B Splitco Capital common stock.

If Splitco were to effect a redemption as described above with stock of a subsidiary that also holds assets and liabilities of the Starz Group, shares of Splitco Starz common stock would also be redeemed in exchange for shares of that subsidiary, and the entire redemption would be subject to the voting and consent rights of the holders of Splitco Capital common stock described above as well as the separate class vote of the holders of Splitco Starz common stock and, in the limited circumstances prescribed by the Splitco charter, the consent of the holders of the Series B Splitco Starz common stock. See Article IV, Section A.2.(e)(i) of the Splitco charter.
The optional redemption provisions applicable to the Liberty Capital common stock are substantially similar to those applicable to the Splitco Capital common stock, except that (i) the subsidiary to be spun-off in any redemption of Liberty Capital common stock may also hold assets and liabilities of the Interactive Group, and any such redemption involving stock of a subsidiary that holds asset and liabilities of the Interactive Group would also be subject to the separate class vote of the holders of Liberty Interactive common stock and (ii) the holders of the Series B shares of Liberty Media's tracking stocks have no separate consent rights with respect to any such redemption. See Article IV, Section A.2.(e)(i) of the Liberty Media charter.

Splitco Capital Common Stock	Liberty Capital Common Stock

Mandatory Dividend, Redemption and Conversion Rights on Disposition of Assets

If Splitco disposes, in one transaction or a series of transactions, of all or substantially all of the assets of the Capital Group, it is required to choose one of the following four alternatives, unless its board obtains approval of the holders of Splitco Capital common stock to not take such action or the disposition qualifies under a specified exemption (in which case Splitco will not be required to take any of the following actions):
• pay a dividend to holders of Splitco Capital common stock out of the available net proceeds of such disposition; or
The mandatory dividend, redemption and conversion provisions applicable to the Liberty Capital common stock are substantially similar to those applicable to the Splitco Capital common stock, except that (i) shares of Liberty Capital common stock may also be converted into shares of Liberty Interactive common stock and (ii) the holders of shares of Series B Liberty Capital common stock have no separate consent rights with respect to any distribution of securities resulting from any such dividend, redemption or conversion. See Article IV, Section A.2.(e)(ii) of the Liberty Media charter.

•  if there are legally sufficient assets and the Capital Group Available Dividend Amount would have been sufficient to pay a dividend, then: (i) if the disposition involves all of the properties and assets of the Capital Group, redeem all outstanding shares of Splitco Capital common stock in exchange for cash and/or securities or other assets with a fair value equal to the available net proceeds of such disposition, or (ii) if the disposition involves substantially all (but not all) of the properties and assets of the Capital Group, redeem a portion of the outstanding shares of Splitco Capital common stock in exchange for cash and/or securities or other assets with a fair value equal to the available net proceeds of such disposition; or

 •  convert each outstanding share of each series of Splitco Capital common stock into a number of shares of the corresponding series of Splitco Starz common stock at a specified premium; or
• combine a conversion of a portion of the outstanding shares of Splitco Capital common stock into a number of shares of the corresponding series of Splitco Starz common stock with either the payment of a dividend on or a redemption of shares of Splitco Capital common stock, subject to certain limitations. See Article IV, Section A.2.(e)(ii) of the Splitco charter.

Splitco Capital Common Stock	Liberty Capital Common Stock

In the limited circumstances prescribed by the Splitco charter, the holders of the Series B Splitco Capital common stock have a consent right with respect to certain distributions of securities resulting from any of the foregoing alternatives.
Voting Rights

Holders of Series A Splitco Capital common stock are entitled to one vote for each share of such stock held and holders of Series B Splitco Capital common stock are entitled to ten votes for each share of such stock held on all matters submitted to a vote of its stockholders. Holders of Series C Splitco Capital common stock are not entitled to any voting powers (including with respect to any class votes taken in accordance with the terms of the Splitco charter), except as otherwise required by Delaware law. When so required, holders of Series C Splitco Capital common stock will be entitled to 1/100th of a vote for each share of such stock held. See Article IV, Section A.2.(a) of the Splitco charter.

Holders of Splitco Capital common stock will vote as one class with holders of Splitco Starz common stock on all matters that are submitted to a vote of its stockholders unless a separate class vote is required by the terms of the Splitco charter or Delaware law. In connection with certain dispositions of Capital Group assets as described above, the Splitco board may determine to seek approval of the holders of Splitco Capital common stock, voting together as a separate class, to avoid effecting a mandatory dividend, redemption or conversion under the Splitco charter. See Article IV, Section A.2.(a)(iv)(A) of the Splitco charter.

Splitco may not redeem outstanding shares of Splitco Capital common stock for shares of common stock of a subsidiary that holds assets and liabilities attributed to the Capital Group unless its board of directors seeks and receives the approval to such redemption of holders of Splitco Capital common stock, voting together as a separate class, and, if such subsidiary also holds assets and liabilities of the Starz Group, the approval of holders of Splitco Starz
The voting rights applicable to the Liberty Capital common stock are substantially similar to those applicable to the Splitco Capital common stock, except that (i) holders of Liberty Capital common stock also vote together with the holders of Liberty Interactive common stock on all matters that are submitted to a vote of its stockholders unless a separate class vote is required by the Liberty Media charter or Delaware law, (ii) with respect to redemptions involving the stock of a subsidiary that holds assets or liabilities of the Interactive Group as well as the Capital Group, the redemption would also be subject to the approval of the holders of Liberty Interactive common stock, with such affected group voting together as a separate class, (iii) the holders of Series B shares of Liberty Media's tracking stocks do not have any separate consent rights, such as those applicable to the holders of Series B shares of Splitco's tracking stocks and (iv) the difference in certain supermajority voting requirements between 80% for Splitco and 66 2/3% for Liberty Media as further described under "—Other Provisions of the Splitco Charter" below. See Article IV, Section A.2.(a) of the Liberty Media charter.

Splitco Capital Common Stock	Liberty Capital Common Stock

common stock to the corresponding Splitco Starz common stock redemption, with each affected group voting as a separate class. See Article IV, Section A.2.(a)(v)(A) of the Splitco charter.

 In addition to the Series B Splitco Capital consent rights described under "—Dividends and Securities Distributions," "—Optional Redemption for Stock of a Subsidiary," and "—Mandatory Dividend, Redemption and Conversion Rights on Disposition of Assets" above, the consent of holders of 75% of the then-outstanding shares of Series B Splitco Capital common stock, voting together as a separate class, is required for (i) certain charter amendments resulting in a recapitalization or reclassification pursuant to which the holders of Series C Splitco Capital common stock would receive voting securities or the holders of Series B Splitco Capital common stock would receive voting securities with lesser relative voting rights than those of the Series B Splitco Capital common stock, and (ii) certain charter amendments, including amendments relating to the consent rights of the holders of the Series B Splitco Capital common stock; the voting rights of the Splitco Capital common stock; the terms for the conversion of Series B Splitco Capital common stock into Series A Splitco Capital common stock; the terms of distributions or dividends (including share distributions); the requirement that the corporation reclassify the Splitco Capital common stock on an equal per share basis; and the terms for any liquidation, dissolution or winding-up of the corporation. See Article IX of the Splitco charter. Series B Splitco Capital holders are permitted to act by written consent whenever their consent is required under the Splitco charter. See Article VIII, Section B of the Splitco charter.

The Splitco charter imposes supermajority voting requirements in connection with certain charter amendments and other extraordinary transactions which have not been approved by 75% of the directors then in office. When these requirements apply, the threshold vote required is 80% of the aggregate voting power of Splitco's outstanding voting securities, voting together as a single class. See Article IX of the Splitco charter.

Splitco Capital Common Stock	Liberty Capital Common Stock

Inter-Group Interest

From time to time, the Splitco board may determine to create an inter-group interest in the Starz Group in favor of the Capital Group, or vice versa, subject to the terms of the Splitco charter.
If the Starz Group has an inter-group interest in the Capital Group at such time as any extraordinary action is taken with respect to the Liberty Capital common stock (such as the payment of a dividend, a share distribution, the redemption of such stock for stock of a subsidiary or an action required to be taken in connection with a disposition of all or substantially all of the Capital Group's assets), the Splitco board will consider what actions are required, or permitted, to be taken under the Splitco charter with respect to the Starz Group's inter-group interest in the Capital Group. For example, in some instances, the Splitco board may determine that a portion of the aggregate consideration that is available for distribution to holders of Splitco Capital common stock must be allocated to the Starz Group to compensate the Starz Group on a pro rata basis for its interest in the Capital Group.

 Similarly, if the Capital Group has an inter-group interest in the Starz Group at such time as any extraordinary action is taken with respect to the Splitco Starz common stock (such as the payment of a dividend, a share distribution, the redemption of such stock for stock of a subsidiary or an action required to be taken in connection with a disposition of all or substantially all of the Starz Group's assets), the Splitco board will consider what actions are required, or permitted, to be taken under the Splitco charter with respect to the Capital Group's inter-group interest in the Starz Group.
All such board determinations will be made in accordance with the Splitco charter and applicable Delaware law.
Neither the Capital Group nor the Starz Group is expected to have an inter-group interest in the other at the time of the Split-Off.
The inter-group interest provisions applicable to the Liberty Capital common stock are substantially similar to those applicable to the Splitco Capital common stock, except that (i) the Interactive Group may also hold an inter-group interest in the Capital Group and (ii) the Capital Group may also hold an inter-group interest in the Interactive Group.
None of the Interactive Group, the Capital Group or the Starz Group currently has any inter-group interest in the other.

Splitco Capital Common Stock	Liberty Capital Common Stock

Liquidation

Upon Splitco's liquidation, dissolution or winding up, holders of shares of Splitco Capital common stock will be entitled to receive in respect of such stock their proportionate interests in Splitco's assets, if any, remaining for distribution to holders of common stock (regardless of the group to which such assets are then attributed) in proportion to their respective number of liquidation units per share. See Article IV, Section A.2.(g) of the Splitco charter.

As of the redemption effective time, each share of Splitco Capital common stock will be entitled to one liquidation unit.
The liquidation, dissolution and winding up provisions applicable to the Liberty Capital common stock are substantially similar to those applicable to the Splitco Capital common stock, except that the liquidation units attributable to the holders of Liberty Interactive common stock will also be taken into account in any such distribution. See Article IV, Section A.2.(h) of the Liberty Media charter.

As of the date of this proxy statement/prospectus, each share of Liberty Capital common stock is entitled to 0.14613 of a liquidation unit.

  Splitco Starz Common Stock

        The following is a description of (i) the terms of the Splitco Starz common stock under the Splitco charter and (ii) the terms of the Liberty Starz common stock under the Liberty Media charter, including a comparison between the terms of the two. Except as otherwise noted, the reason for the substantive differences between the two charters relates to (i) the fact that Splitco will not have a third tracking stock for which provisions are therefore only made in the Liberty Media charter, (ii) the inclusion of the Series B consent rights in the Splitco charter (which rights terminate in the event the number of outstanding shares of Series B Splitco Starz common stock is reduced below a specified threshold) and (iii) certain supermajority voting requirements. See "The Split-Off Proposals—Other Provisions of the Splitco Charter" and "—Termination of Series B Consent Rights." The following discussion of the terms of the Splitco charter and the Liberty Media charter is qualified by reference to the full text of those charters. The Splitco charter is included as an exhibit to the registration statement of which this proxy statement/prospectus forms a part. The Liberty Media charter has been filed with the Securities and Exchange Commission. Please see "Additional Information—Where You Can Find More Information" for more information regarding Liberty Media's filings.

Splitco Starz Common Stock	Liberty Starz Common Stock

Authorized Capital Stock

Splitco is authorized to issue up to 8.15 billion shares of Splitco Starz common stock, of which 4 billion are designated as Series A Splitco Starz common stock, 150 million are designated as Series B Splitco Starz common stock, and 4 billion are designated as Series C Splitco Starz common stock. See Article IV, Section A.1. of the Splitco charter.
Liberty Media is authorized to issue up to 8.15 billion shares of Liberty Starz common stock, of which 4 billion are designated as Series A Liberty Starz common stock, 150 million are designated as Series B Liberty Starz common stock, and 4 billion are designated as Series C Liberty Starz common stock. See Article IV, Section A.1. of the Liberty Media charter.

Splitco Starz Common Stock	Liberty Starz Common Stock

Dividends and Securities Distributions

Splitco is permitted to pay dividends on Splitco Starz common stock out of the lesser of its assets legally available for the payment of dividends under Delaware law and the "Starz Group Available Dividend Amount" (defined generally as the excess of the total assets less the total liabilities of the Starz Group over the par value, or any greater amount determined to be capital in respect of, all outstanding shares of Splitco Starz common stock or, if there is no such excess, an amount equal to the earnings or loss attributable to the Starz Group (if positive) for the fiscal year in which such dividend is to be paid and/or the preceding fiscal year). If dividends are paid on any series of Splitco Starz common stock, an equal per share dividend will be concurrently paid on the other series of Splitco Starz common stock. See Article IV, Section A.2.(c)(ii) of the Splitco charter.
The dividend provisions applicable to the Liberty Starz common stock are substantially similar to those applicable to the Splitco Starz common stock. See Article IV, Section A.2.(c)(ii) of the Liberty Media charter.

The share distribution provisions applicable to the Liberty Starz common stock are substantially similar to those applicable to the Splitco Starz common stock, except that (i) shares of Liberty Interactive common stock were also distributable to holders of Liberty Starz common stock, subject to certain limitations and (ii) Series A shares of any of the tracking stocks were distributable on all series of Liberty Starz common stock. See Article IV, Section A.2.(d)(ii) of the Liberty Media charter.

Splitco Starz Common Stock	Liberty Starz Common Stock

Splitco is permitted to make (i) share distributions of (A) Series C shares of Splitco Starz common stock to holders of all series of Splitco Starz common stock, on an equal per share basis; and (B) Series A Splitco Starz common stock to holders of Series A Splitco Starz common stock and, on an equal per share basis, shares of Series B Splitco Starz common stock to holders of Series B Splitco Starz common stock and, on an equal per share basis, shares of Series C Splitco Starz common stock to holders of Series C Splitco Starz common stock; and (ii) share distributions of (A) Series C shares of Splitco Capital common stock to holders of all series of Splitco Starz common stock, on an equal per share basis, subject to certain limitations; and (B) Series A Splitco Capital common stock to holders of Series A Splitco Starz common stock and, on an equal per share basis, shares of Series B Splitco Capital common stock to holders of Series B Splitco Starz common stock and, on an equal per share basis, shares of Series C Splitco Capital common stock to holders of Series C Splitco Starz common stock, in each case, subject to certain limitations; and (iii) share distributions of any other class or series of Splitco's securities or the securities of any other person to holders of all series of Splitco Starz common stock, on an equal per share basis, subject to certain limitations. With respect to (iii) above, the holders of Series B Splitco Starz common stock have a consent right with respect to certain share distributions of voting securities on Series C Splitco Starz common stock and certain share distributions pursuant to which holders of Series B Splitco Starz common stock would receive voting securities with lesser relative voting rights than those of the Series B Splitco Starz common stock (including any such distribution being made by reason of an inter-group interest). See Article IV, Section A.2.(d)(ii) of the Splitco charter.

Splitco Starz Common Stock	Liberty Starz Common Stock

Conversion at Option of Holder

Each Series B share of Splitco Starz common stock is convertible, at the option of the holder, into one Series A share of Splitco Starz common stock. Series A and Series C shares of Splitco Starz common stock are not convertible at the option of the holder. See Article IV, Section A.2.(b)(i)(B) of the Splitco charter.
The conversion rights (and limitations thereon) applicable to the Liberty Starz common stock are substantially similar to those applicable to the Splitco Starz common stock. See Article IV, Section A.2.(b)(i)(B) of the Liberty Media charter.
Conversion at Option of Issuer

Splitco can convert each share of Series A, Series B and Series C Splitco Starz common stock into a number of shares of the corresponding series of Splitco Capital common stock at a ratio based on the relative trading prices of the Series A Splitco Starz common stock (or another series of Splitco Starz common stock subject to certain limitations) and the Series A Splitco Capital common stock (or another series of Splitco Capital common stock subject to certain limitations) over a specified 20-trading day period. See paragraph (b)(ii) of Article IV, Section A.2. of the Splitco charter.
The conversion rights applicable to the Liberty Starz common stock are substantially similar to those applicable to the Splitco Starz common stock, except (i) that shares of Liberty Starz common stock could also be converted into shares of Liberty Interactive common stock and shares of Liberty Interactive common stock could also be converted into shares of Liberty Starz common stock and (ii) the trading period used to determine the conversion ratio in the Liberty Media charter is 60 trading days (compared to 20 trading days in the Splitco charter which period has been shortened for Splitco because 60 days is viewed as an unnecessarily long period of time during which market volatility could skew the conversion ratio). See paragraphs (b)(iii), (b)(iv) and (b)(v) of Article IV, Section A.2. of the Liberty Media charter.

Splitco also can convert each share of Series A, Series B and Series C Splitco Capital common stock into a number of shares of the corresponding series of Splitco Starz common stock at a ratio based on the relative trading prices of the Series A Splitco Capital common stock (or another series of Splitco Capital common stock subject to certain limitations) to the Series A Splitco Starz common stock (or another series of Splitco Starz common stock subject to certain limitations) over a specified 20-trading day period. See paragraph (b)(iii) of Article IV, Section A.2. of the Splitco charter.

Splitco Starz Common Stock	Liberty Starz Common Stock

Optional Redemption for Stock of a Subsidiary

Splitco may redeem outstanding shares of Splitco Starz common stock for shares of common stock of a subsidiary that holds assets and liabilities attributed to the Starz Group (and may or may not hold assets and liabilities attributed to the Capital Group), provided that its board of directors seeks and receives the approval to such redemption of holders of Splitco Starz common stock, voting together as a separate class and, in the limited circumstances prescribed by the Splitco charter, the consent of the holders of Series B Splitco Starz common stock.

If Splitco were to effect a redemption as described above with stock of a subsidiary that also holds assets and liabilities of the Capital Group, shares of Splitco Capital common stock would also be redeemed in exchange for shares of that subsidiary, and the entire redemption would be subject to the voting and consent rights of the holders of Splitco Starz common stock described above as well as the separate class vote of the holders of Splitco Capital common stock and, in the limited circumstances prescribed by the Splitco charter, the consent of the holders of the Series B Splitco Capital common stock. See Article IV, Section A.2.(f)(i) of the Splitco charter.
The optional redemption provisions applicable to the Liberty Starz common stock are substantially similar to those applicable to the Splitco Starz common stock, except that (i) the subsidiary to be spun-off in any redemption of Liberty Starz common stock may also hold assets and liabilities of the Interactive Group, and any such redemption involving stock of a subsidiary that holds asset and liabilities of the Interactive Group would also be subject to the separate class vote of the holders of Liberty Interactive common stock and (ii) the holders of the Series B shares of Liberty Media's tracking stocks have no separate consent rights with respect to any such redemption. See Article IV, Section A.2.(f)(i) of the Liberty Media charter.
Mandatory Dividend, Redemption and Conversion Rights on Disposition of Assets

If Splitco disposes, in one transaction or a series of transactions, of all or substantially all of the assets of the Starz Group, it is required to choose one of the following four alternatives, unless its board obtains approval of the holders of Splitco Starz common stock to not take such action or the disposition qualifies under a specified exemption (in which case Splitco will not be required to take any of the following actions):
• pay a dividend to holders of Splitco Starz common stock out of the available net proceeds of such disposition; or
The mandatory dividend, redemption and conversion provisions applicable to the Liberty Starz common stock are substantially similar to those applicable to the Splitco Starz common stock, except that (i) shares of Liberty Starz common stock may also be converted into shares of Liberty Interactive common stock and (ii) the holders of shares of Series B Liberty Starz common stock have no separate consent rights with respect to any distribution of securities resulting from any such dividend, redemption or conversion. See Article IV, Section A.2.(f)(ii) of the Liberty Media charter.

Splitco Starz Common Stock	Liberty Starz Common Stock

•  if there are legally sufficient assets and the Starz Group Available Dividend Amount would have been sufficient to pay a dividend, then: (i) if the disposition involves all of the properties and assets of the Starz Group, redeem all outstanding shares of Splitco Starz common stock in exchange for cash and/or securities or other assets with a fair value equal to the available net proceeds of such disposition, or (ii) if the disposition involves substantially all (but not all) of the properties and assets of the Starz Group, redeem a portion of the outstanding shares of Splitco Starz common stock in exchange for cash and/or securities or other assets with a fair value equal to the available net proceeds of such disposition; or

 •  convert each outstanding share of each series of Splitco Starz common stock into a number of shares of the corresponding series of Splitco Capital common stock at a specified premium; or
• combine a conversion of a portion of the outstanding shares of Splitco Starz common stock into a number of shares of the corresponding series of Splitco Capital common stock with either the payment of a dividend on or a redemption of shares of Splitco Starz common stock, subject to certain limitations. See Article IV, Section A.2.(f)(ii) of the Splitco charter.

In the limited circumstances prescribed by the Splitco charter, the holders of the Series B Splitco Starz common stock have a consent right with respect to certain distributions of securities resulting from any of the foregoing alternatives.

Splitco Starz Common Stock	Liberty Starz Common Stock

Voting Rights

Holders of Series A Splitco Starz common stock are entitled to one vote for each share of such stock held and holders of Series B Splitco Starz common stock are entitled to ten votes for each share of such stock held on all matters submitted to a vote of its stockholders. Holders of Series C Splitco Starz common stock are not entitled to any voting powers (including with respect to any class votes taken in accordance with the terms of the Splitco charter), except as otherwise required by Delaware law. When so required, holders of Series C Splitco Starz common stock will be entitled to 1/100th of a vote for each share of such stock held. See Article IV, Section A.2.(a) of the Splitco charter.

Holders of Splitco Starz common stock will vote as one class with holders of Splitco Capital common stock on all matters that are submitted to a vote of its stockholders unless a separate class vote is required by the terms of the Splitco charter or Delaware law. In connection with certain dispositions of Starz Group assets as described above, the Splitco board may determine to seek approval of the holders of Splitco Starz common stock, voting together as a separate class, to avoid effecting a mandatory dividend, redemption or conversion under the Splitco charter. See Article IV, Section A.2.(a)(iv)(B) of the Splitco charter.
The voting rights applicable to the Liberty Starz common stock are substantially similar to those applicable to the Splitco Starz common stock, except that (i) holders of Liberty Starz common stock also vote together with the holders of Liberty Interactive common stock on all matters that are submitted to a vote of its stockholders unless a separate class vote is required by the Liberty Media charter or Delaware law, (ii) with respect to redemptions involving the stock of a subsidiary that holds assets or liabilities of the Interactive Group as well as the Starz Group, the redemption would also be subject to the approval of the holders of Liberty Interactive common stock, with such affected group voting together as a separate class, (iii) the holders of Series B shares of Liberty Media's tracking stocks do not have any separate consent rights, such as those applicable to the holders of Series B shares of Splitco's tracking stocks and (iv) the difference in certain supermajority voting requirements between 80% for Splitco and 66 2/3% for Liberty Media as further described under "—Other Provisions of the Splitco Charter" below. See Article IV, Section A.2.(a) of the Liberty Media charter.

Splitco may not redeem outstanding shares of Splitco Starz common stock for shares of common stock of a subsidiary that holds assets and liabilities attributed to the Starz Group unless its board of directors seeks and receives the approval to such redemption of holders of Splitco Starz common stock, voting together as a separate class, and, if such subsidiary also holds assets and liabilities of the Capital Group, the approval of holders of Splitco Capital common stock to the corresponding Splitco Capital common stock redemption, with each affected group voting as a separate class. See Article IV, Section A.2.(a)(v)(B) of the Splitco charter.

Splitco Starz Common Stock	Liberty Starz Common Stock

In addition to the Series B Splitco Starz consent rights described under "—Dividends and Securities Distributions," "—Optional Redemption for Stock of a Subsidiary," and "—Mandatory Dividend, Redemption and Conversion Rights on Disposition of Assets" above, the consent of holders of 75% of the then-outstanding shares of Series B Splitco Starz common stock, voting together as a separate class, is required for (i) certain charter amendments resulting in a recapitalization or reclassification pursuant to which the holders of Series C Splitco Starz common stock would receive voting securities or the holders of Series B Splitco Starz common stock would receive voting securities with lesser relative voting rights than those of the Series B Splitco Starz common stock, and (ii) certain charter amendments, including amendments relating to the consent rights of the holders of the Series B Splitco Starz common stock; the voting rights of the Splitco Starz common stock; the terms for the conversion of Series B Splitco Starz common stock into Series A Splitco Starz common stock; the terms of distributions or dividends (including share distributions); the requirement that the corporation reclassify the Splitco Starz common stock on an equal per share basis; and the terms for any liquidation, dissolution or winding-up of the corporation. See Article IX of the Splitco charter. Series B Splitco Starz holders are permitted to act by written consent whenever their consent is required under the Splitco charter. See Article VIII, Section B of the Splitco charter.

The Splitco charter imposes supermajority voting requirements in connection with certain charter amendments and other extraordinary transactions which have not been approved by 75% of the directors then in office. When these requirements apply, the threshold vote required is 80% of the aggregate voting power of Splitco's outstanding voting securities, voting together as a single class. See Article IX of the Splitco charter.

Splitco Starz Common Stock	Liberty Starz Common Stock

Inter-Group Interest

From time to time, the Splitco board may determine to create an inter-group interest in the Capital Group in favor of the Starz Group, or vice versa, subject to the terms of the Splitco charter.
If the Capital Group has an inter-group interest in the Starz Group at such time as any extraordinary action is taken with respect to the Liberty Starz common stock (such as the payment of a dividend, a share distribution, the redemption of such stock for stock of a subsidiary or an action required to be taken in connection with a disposition of all or substantially all of the Starz Group's assets), the Splitco board will consider what actions are required, or permitted, to be taken under the Splitco charter with respect to the Capital Group's inter-group interest in the Starz Group. For example, in some instances, the Splitco board may determine that a portion of the aggregate consideration that is available for distribution to holders of Splitco Starz common stock must be allocated to the Capital Group to compensate the Capital Group on a pro rata basis for its interest in the Starz Group.
The inter-group interest provisions applicable to the Liberty Starz common stock are substantially similar to those applicable to the Splitco Starz common stock, except that (i) the Interactive Group may also hold an inter-group interest in the Starz Group and (ii) the Starz Group may also hold an inter-group interest in the Interactive Group.
None of the Interactive Group, the Starz Group or the Capital Group currently has any inter-group interest in the other.

Similarly, if the Starz Group has an inter-group interest in the Capital Group at such time as any extraordinary action is taken with respect to the Splitco Capital common stock (such as the payment of a dividend, a share distribution, the redemption of such stock for stock of a subsidiary or an action required to be taken in connection with a disposition of all or substantially all of the Capital Group's assets), the Splitco board will consider what actions are required, or permitted, to be taken under the Splitco charter with respect to the Starz Group's inter-group interest in the Capital Group.
All such board determinations will be made in accordance with the Splitco charter and applicable Delaware law.
Neither the Starz Group nor the Capital Group is expected to have an inter-group interest in the other at the time of the Split-Off.

Splitco Starz Common Stock	Liberty Starz Common Stock

Liquidation

Upon Splitco's liquidation, dissolution or winding up, holders of shares of Splitco Starz common stock will be entitled to receive in respect of such stock their proportionate interests in Splitco's assets, if any, remaining for distribution to holders of common stock (regardless of the group to which such assets are then attributed) in proportion to their respective number of liquidation units per share. See Article IV, Section A.2.(g) of the Splitco charter.

As of the redemption effective time, each share of Splitco Starz common stock will be entitled to a number of liquidation units equal to the amount (calculated to the nearest five decimal places) obtained by dividing (x) the average of the daily volume weighted average prices of the Series A Splitco Starz common stock over the 20-trading day (with a "trading day" defined as each day on which the share of common stock is traded on the Nasdaq Stock Market) period commencing on (and including) the first trading day on which the Series A Splitco Starz common stock trades in the "regular way" market, by (y) the average of the daily volume weighted average prices of the Series A Splitco Capital common stock over the 20-trading day period commencing on (and including) the first trading day on which the Series A Splitco Capital common stock trades in the "regular way" market.
The liquidation, dissolution and winding up provisions applicable to the Liberty Starz common stock are substantially similar to those applicable to the Splitco Starz common stock, except that the liquidation units attributable to the holders of Liberty Interactive common stock will also be taken into account in any such distribution. See Article IV, Section A.2.(h) of the Liberty Media charter.

As of the date of this proxy statement/prospectus, each share of Liberty Starz common stock is entitled to 0.21347 of a liquidation unit.

Other Provisions of the Splitco Charter

        The Splitco charter and bylaws will also contain the following terms. Except as otherwise noted, the following terms and provisions of the Splitco charter are substantially similar to the corresponding terms and provisions of the Liberty Media charter.

  Authorized Share Capital

        Splitco is authorized to issue up to 12,275,000,000 shares of capital stock, which will be divided into the following two classes: (i) 12,225,000,000 shares of common stock (which class is divided into the series described above), and (ii) 50,000,000 shares of preferred stock (which class is issuable in series as described below). The difference between the aggregate number of shares of capital stock of Splitco and Liberty Media is that the Splitco capital structure does not include the number of authorized shares of Liberty Interactive common stock.

  Consent Right over Issuance of B Shares

        The Splitco charter requires the approval of the holders of 75% of the then-outstanding shares of Series B Splitco Capital common stock, voting as a single class, with respect to any issuance of shares of Series B Splitco Capital common stock (or securities convertible into or exercisable or exchangeable for shares of Series B Splitco Capital common stock) following the Split-Off (with certain permitted exceptions, such as for permitted share distributions), and the approval of the holders of 75% of the then-outstanding shares of Series B Splitco Starz common stock, voting as a single class, with respect to any issuance of shares of Series B Splitco Starz common stock (or securities convertible into or exercisable or exchangeable for shares of Series B Splitco Starz common stock) following the Split-Off (with certain permitted exceptions, such as for permitted share distributions). No similar consent rights are included in Liberty Media's charter.

  Preferred Stock

        The Splitco charter authorizes the board of directors of Splitco to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the terms and rights of the series, including:

  •
  the designation of the series;

  •
  the number of authorized shares of the series, which number Splitco's board may subsequently increase or decrease but not below the number of such shares of such series of preferred stock then outstanding;

  •
  the dividend rate or amounts, if any, and, in the case of cumulative dividends, the date or dates from which dividends on all shares of the series will be cumulative and the relative preferences or rights of priority or participation with respect to such dividends;

  •
  the rights of the series in the event of Splitco's voluntary or involuntary liquidation, dissolution or winding up and the relative preferences or rights of priority of payment;

  •
  the rights, if any, of holders of the series to convert into or exchange for other classes or series of stock or indebtedness and the terms and conditions of any such conversion or exchange, including provision for adjustments within the discretion of Splitco's board of directors;

  •
  the voting rights, if any, of the holders of the series;

  •
  the terms and conditions, if any, for Splitco to purchase or redeem the shares of the series; and

  •
  any other relative rights, preferences and limitations of the series.

        Splitco believes that the ability of its board of directors to authorize the issuance of one or more series of preferred stock will provide flexibility in structuring possible future financing and acquisitions and in meeting other corporate needs which might arise. The authorized shares of Splitco's preferred stock will be available for issuance without further action by its stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which Splitco securities may be listed or traded.

        Although Splitco has no intention at the present time of doing so, it could issue a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. Splitco's board will make any determination to issue such shares based upon its judgment as to the best interests of its stockholders. Splitco's board of directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of its board of directors, including a tender offer or other transaction that some, or a majority, of its stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price of the stock.

  Board of Directors

        The Splitco charter provides that, subject to any rights of the holders of any series of preferred stock to elect additional directors, the number of its directors will not be less than three and the exact number will be fixed from time to time by a resolution of its board. The members of the Splitco board, other than those who may be elected by holders of any preferred stock, will be divided into three classes. Each class consists, as nearly as possible, of a number of directors equal to one-third of the then authorized number of board members. The term of office of the Class I directors of Splitco will expire at the annual meeting of stockholders in 2014 . The term of office of Class II directors of Splitco will expire at the annual meeting of stockholders in 2012. The term of office of Class III directors of Splitco will expire at the annual meeting of stockholders in 2013.

        At each annual meeting of stockholders, the successors of that class of directors whose term expires at that meeting will be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The directors of each class will hold office until their respective successors are elected and qualified or until such director's earlier death, resignation or removal.

        The Splitco charter provides that, subject to the rights of the holders of any series of preferred stock, directors may be removed from office only for cause upon the affirmative vote of the holders of at least a majority of the aggregate voting power of Splitco's outstanding capital stock entitled to vote at an election of directors, voting together as a single class.

        The Splitco charter provides that, subject to the rights of the holders of any series of preferred stock, vacancies on its board resulting from death, resignation, removal, disqualification or other cause, and newly created directorships resulting from any increase in the number of directors on its board, will be filled only by the affirmative vote of a majority of the remaining directors then in office (even though less than a quorum) or by the sole remaining director. Any director so elected will hold office for the remainder of the full term of the class of directors in which the vacancy occurred or to which the new directorship is assigned, and until that director's successor will have been elected and qualified or until such director's earlier death, resignation or removal. No decrease in the number of directors constituting its board will shorten the term of any incumbent director, except as may be provided in any certificate of designation with respect to a series of Splitco's preferred stock with respect to any additional director elected by the holders of that series of Splitco's preferred stock.

        These provisions would preclude a third party from removing incumbent directors and simultaneously gaining control of Splitco's board by filling the vacancies created by removal with its own nominees. Under the classified board provisions described above, it would take at least two elections of directors for any individual or group to gain control of Splitco's board. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of Splitco.

  Limitation on Liability and Indemnification

        To the fullest extent permitted by Delaware law, Splitco's directors are not liable to it or any of its stockholders for monetary damages for breaches of fiduciary duties while serving as a director. In addition, Splitco indemnifies, to the fullest extent permitted by applicable law, any person involved in any suit or action by reason of the fact that such person is a director or officer of Splitco or, at its request, a director, officer, employee or agent of another corporation or entity, against all liability, loss and expenses incurred by such person. Splitco will pay expenses of a director or officer in defending any proceeding in advance of its final disposition, provided that such payment is made upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to indemnification.

  Corporate Opportunity

        The Splitco charter acknowledges that Splitco may have overlapping directors and officers with other entities that compete with Splitco's businesses and that Splitco may engage in material business transactions with such entities. Splitco has renounced its rights to certain business opportunities and the Splitco charter provides that no director or officer of Splitco will be liable to Splitco or its stockholders for breach of any fiduciary duty by reason of the fact that any such individual directs a corporate opportunity to another person or entity instead of Splitco, or does not refer or communicate information regarding such corporate opportunity to Splitco, unless such opportunity was expressly offered to such person solely in his or her capacity as a director or officer of Splitco or as a director or officer of any of Splitco's subsidiaries.

        The purpose of this provision is to renounce, in advance, Splitco's interest or expectancy in certain business opportunities, and the effect of the provision is to absolve Splitco's directors and officers, to the extent permitted by Delaware law, from possible liability for not presenting a renounced business opportunity to Splitco, on the premise that no breach of fiduciary duty will have occurred if Splitco has previously renounced its interest or expectancy in the opportunity. The renunciation provision in the Splitco charter would provide its directors and officers a defense to any derivative lawsuit that might be brought alleging such a breach of fiduciary duty by them.

        Liberty Media's charter, which has not been substantively amended since the reclassification of its tracking stocks in March 2008, does not have a parallel renunciation provision and Liberty Media's stockholders are not being asked at this time to approve an amendment to its charter for that purpose. An amendment to Liberty Media's charter would require the solicitation of proxies from the holders of all three of Liberty Media tracking stocks, including the holders of Liberty Interactive common stock. As those holders are not entitled to vote on the Liberty Starz redemption proposal or the Liberty Capital redemption proposal and are not being asked to vote at the special meeting, the Liberty Media board is not seeking to amend Liberty Media's charter to add a renunciation provision or for any other reason at this time. Accordingly, Liberty Media's directors and officers will be subject to possible liability for breach of fiduciary duty if they do not present potential business opportunities to Liberty Media of the nature of those renounced in the Splitco charter. However, no assurance can be given that Liberty Media will not seek to include a renunciation provision in any future amendment to its charter.

  Forum Selection

        The Splitco charter provides that, unless Splitco consents in writing to the selection of an alternate forum, the Delaware Court of Chancery shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of Splitco, (ii) any action that asserts that a director, officer or other employee of Splitco breached a fiduciary duty owed to Splitco or its stockholders, (iii) any action that asserts a claim arising under the Delaware General Corporation Law, or (iv) any action that asserts a claim governed by Delaware statutory and case law. Persons or entities purchasing or acquiring any interest in Splitco's common stock or preferred stock will be deemed to have notice of and consented to these provisions.

        By Splitco including this provision in its charter, if Splitco stockholders bring any such action in any court other than the Delaware Court of Chancery, this provision is intended to give Splitco the right to have any such action dismissed because Splitco believes that the Delaware Court of Chancery is the proper venue for any such action.

        Liberty Media's charter, which has not been substantively amended since the reclassification of its tracking stocks in March 2008, does not have a parallel forum selection clause and Liberty Media's stockholders are not being asked at this time to approve an amendment to its charter for that purpose. An amendment to Liberty Media's charter would require the solicitation of proxies from the holders of all three of Liberty Media tracking stocks, including the holders of Liberty Interactive common stock. As those holders are not entitled to vote on the Liberty Starz redemption proposal or the Liberty Capital redemption proposal and are not being asked to vote at the special meeting, the Liberty Media board is not seeking to amend Liberty Media's charter to add a forum selection clause or for any other reason at this time. No assurance can be given that Liberty Media will not seek to include a forum selection provision in any future amendment to its charter.

  No Shareowner Action by Written Consent; Special Meetings

        The Splitco charter provides that (except (i) as otherwise provided in the terms of any series of preferred stock or (ii) with respect to an action taken by holders of Series B common stock when voting together as a separate class), any action required to be taken or which may be taken at any annual meeting or special meeting of stockholders may not be taken without a meeting and may not be effected by any consent in writing by such holders. Except as otherwise required by law and subject to the rights of the holders of any series of Splitco's preferred stock, special meetings of Splitco's stockholders for any purpose or purposes may be called only by its Secretary at the written request of the holders of not less than 80% of the total outstanding voting power or at the request of at least 75% of the members of Splitco's board of directors then in office. Splitco's bylaws provide that no business other than that stated in the notice of special meeting will be transacted at any special meeting.

        Liberty Media's charter does not provide for the ability to have shareholders act by written consent because it does not contain the separate Series B consent rights included in the Splitco charter. This provision was included in the Splitco charter in order to facilitate Splitco's obtaining the consent of the applicable Series B holders, as needed, given the relatively small number of holders. In addition, Liberty Media's charter permits a special meeting to be called at the written request of the holders of not less than 66 2/3% of the total outstanding voting power, as compared to not less than 80% of the total outstanding voting power of Splitco.

  Advance Notice Procedures

        Splitco's bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of Splitco's stockholders.

        All nominations by stockholders or other business to be properly brought before a meeting of stockholders will be made pursuant to timely notice in proper written form to Splitco's Secretary. To be timely, a stockholder's notice will be given to Splitco's Secretary at Splitco's offices as follows:

          (1)   with respect to an annual meeting of Splitco's stockholders that is called for a date within 30 days before or after the anniversary date of the immediately preceding annual meeting of Splitco's stockholders, such notice must be given no earlier than the close of business on the 90th day and no later than the close of business on the 60th day prior to the meeting date;

          (2)   with respect to an annual meeting of Splitco's stockholders that is called for a date not within 30 days before or after the anniversary date of the immediately preceding annual meeting of Splitco's stockholders, such notice must be given no later than the close of business on the 10th day following the day on which Splitco first provides notice of or publicly announces the date of the current annual meeting, whichever occurs first; and

          (3)   with respect to an election to be held at a special meeting of Splitco stockholders, such notice must be given no earlier than the close of business on the 90th day prior to such special meeting and no later than the close of business on the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the proposed nominees.

        The public announcement of an adjournment or postponement of a meeting of Splitco stockholders does not commence a new time period (or extend any time period) for the giving of any such stockholder notice. However, if the number of directors to be elected to Splitco's board at any meeting is increased, and Splitco does not make a public announcement naming all of the nominees for director or specifying the size of the increased board at least 100 days prior to the anniversary date of the immediately preceding annual meeting, a stockholder's notice will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it will be delivered to Splitco's Secretary at Splitco's offices not later than the close of business on the 10th day following the day on which Splitco first made the relevant public announcement. For purposes of the first annual meeting of stockholders to be held in 2012, the first anniversary date will be deemed to be [            ].

  Amendments

        The Splitco charter provides that, subject to the rights of the holders of any series of its preferred stock, the affirmative vote of the holders of at least 80% of the aggregate voting power of Splitco's outstanding capital stock generally entitled to vote upon all matters submitted to its stockholders, voting together as a single class, is required to adopt, amend or repeal any provision of the Splitco charter or to add or insert any provision in the Splitco charter, provided that the foregoing enhanced voting requirement will not apply to any adoption, amendment, repeal, addition or insertion (1) as to which Delaware law does not require the consent of Splitco's stockholders or (2) which has been approved by at least 75% of the members of its board then in office. The Splitco charter further provides that the affirmative vote of the holders of at least 80% of the aggregate voting power of its outstanding capital stock generally entitled to vote upon all matters submitted to its stockholders, voting together as a single class, is required to adopt, amend or repeal any provision of its bylaws, provided that the foregoing enhanced voting requirement will not apply to any adoption, amendment or repeal approved by the affirmative vote of not less than 75% of the members of its board then in office. The corresponding enhanced voting requirement in the Liberty Media charter instead requires the affirmative vote of the holders of 66 2/3% of the aggregate voting power of the outstanding capital stock generally entitled to vote upon all matters submitted to its stockholders.

        The consent of holders of 75% of the then-outstanding shares of Series B Splitco Capital common stock, voting as a separate class, is required for (i) certain charter amendments resulting in a recapitalization or reclassification pursuant to which the holders of Series C Splitco Capital common stock would receive voting securities or the holders of Series B Splitco Capital common stock would receive voting securities with lesser relative voting rights than those of Series B Splitco Capital common stock, and (ii) certain charter amendments, including amendments relating to the consent rights of the holders of Series B Splitco Capital common stock; the voting rights of that series of common stock; the terms for the conversion of Series B Splitco Capital common stock into Series A Splitco Capital common stock; the terms of distributions or dividends (including share distributions); the requirement that the corporation reclassify the Splitco Capital common stock on an equal per share basis; and the terms for any liquidation, dissolution or winding-up of the corporation.

        In addition, the consent of holders of 75% of the then-outstanding shares of Series B Splitco Starz common stock, voting as a separate class, is required for (i) certain charter amendments resulting in a recapitalization or reclassification pursuant to which the holders of Series C Splitco Starz common stock would receive voting securities or the holders of Series B Splitco Starz common stock would receive voting securities with lesser relative voting rights than those of Series B Splitco Starz common stock, and (ii) certain charter amendments, including amendments relating to the consent rights of the holders of Series B Splitco Starz common stock; the voting rights of that series of common stock; the terms for the conversion of Series B Splitco Starz common stock into Series A Splitco Starz common stock; the terms of distributions or dividends (including share distributions); the requirement that the corporation reclassify the Splitco Starz common stock on an equal per share basis; and the terms for any liquidation, dissolution or winding-up of the corporation.

  Supermajority Voting Provisions

        In addition to the voting provisions discussed under "—Description of Splitco Common Stock and Comparison of Stockholder Rights" above and the supermajority voting provisions discussed under "—Amendments" above, the Splitco charter provides that, subject to the rights of the holders of any series of its preferred stock, the affirmative vote of the holders of at least 80% of the aggregate voting power of its outstanding capital stock generally entitled to vote upon all matters submitted to its stockholders, voting together as a single class, is required for:

  •
  its merger or consolidation with or into any other corporation, provided, that the foregoing voting provision will not apply to any such merger or consolidation (1) as to which the laws of the State of Delaware, as then in effect, do not require the consent of its stockholders, or (2) that at least 75% of the members of its board of directors then in office have approved;

  •
  the sale, lease or exchange of all, or substantially all, of its assets, provided, that the foregoing voting provisions will not apply to any such sale, lease or exchange that at least 75% of the members of its board of directors then in office have approved; or

  •
  its dissolution, provided, that the foregoing voting provision will not apply to such dissolution if at least 75% of the members of its board of directors then in office have approved such dissolution.

        The corresponding supermajority voting provision in the Liberty Media charter instead requires the affirmative vote of the holders of 66 2/3% of the aggregate voting power of the outstanding capital stock generally entitled to vote upon all matters submitted to its stockholders.

Termination of Series B Consent Rights

        All of the Series B consent rights associated with the Series B Splitco Capital common stock set forth in the Splitco charter will cease to be required at such time as there are outstanding a number of shares of Series B Splitco Capital common stock which is less than 50% of the number of shares of Series B Splitco Capital common stock outstanding immediately after the Capital Group redemption. Similarly, all of the Series B consent rights associated with the Series B Splitco Starz common stock set forth in the Splitco charter will cease to be required at such time as there are outstanding a number of shares of Series B Splitco Starz common stock which is less than 50% of the number of shares of Series B Splitco Starz common stock outstanding immediately after the Starz Group redemption. For purposes of these provisions, shares issuable upon conversion, exercise or exchange of any convertible securities (such as stock options) are treated as outstanding regardless of vesting. The Splitco charter provides that the number of such shares outstanding immediately after the redemptions is subject to adjustment for stock splits, reverse splits, reclassifications and similar transactions.

  Section 203 of the Delaware General Corporation Law

        Section 203 of the General Corporation Law of the State of Delaware prohibits certain transactions between a Delaware corporation and an "interested stockholder." An "interested stockholder" for this purpose is a stockholder who is directly or indirectly a beneficial owner of 15% or more of the aggregate voting power of a Delaware corporation. This provision prohibits certain business combinations between an interested stockholder and a corporation for a period of three years after the date on which the stockholder became an interested stockholder, unless: (1) prior to the time that a stockholder became an interested stockholder, either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the corporation's board of directors, (2) the interested stockholder acquired at least 85% of the aggregate voting power of the corporation in the transaction in which the stockholder became an interested stockholder, or (3) the business combination is approved by a majority of the board of directors and the affirmative vote of the holders of 66 2/3% of the aggregate voting power not owned by the interested stockholder at or subsequent to the time that the stockholder became an interested stockholder. These restrictions do not apply if, among other things, the corporation's certificate of incorporation contains a provision expressly electing not to be governed by Section 203. In the Splitco charter, Splitco has elected not to be governed by Section 203. Splitco believes that the protections afforded by Section 203 are not outweighed by the procedural difficulties and burdens associated with its application.

        Liberty Media's charter, which has not been substantively amended since the reclassification of its tracking stocks in March 2008, does not have an election to not be governed by Section 203 and Liberty Media's stockholders are not being asked at this time to approve an amendment to its charter for that purpose. An amendment to Liberty Media's charter would require the solicitation of proxies from the holders of all three of Liberty Media tracking stocks, including the holders of Liberty Interactive common stock. As those holders are not entitled to vote on the Liberty Starz redemption proposal or the Liberty Capital redemption proposal and are not being asked to vote at the special meeting, the Liberty Media board is not seeking to amend Liberty Media's charter to elect to not be governed by Section 203 or for any other reason at this time. However, no assurance can be given that Liberty Media will not seek to amend its charter in the future to elect to not be governed by this provision of the statute.

Conduct of the Business of the Capital Group and the Starz Group if the Split-Off is Not Completed

        If the Split-Off is not completed, Liberty Media intends to continue to operate the businesses of the Capital Group and the Starz Group substantially in the manner they are operated today. From time to time, Liberty Media will evaluate and review its business operations, properties, dividend policy and capitalization, and make such changes as are deemed appropriate, and continue to seek to identify strategic alternatives to maximize stockholder value.

Effect on Management

        Immediately following the Split-Off, the executive officers of Liberty Media and Splitco will be comprised of the same persons. The non-executive management teams will have significant overlap but will not be identical.

        Immediately following the Split-Off, the boards of directors of Liberty Media and Splitco will have overlapping directors with the exception that two members of each board will be different. In addition, each current director of Liberty Media will serve as a director of at least one of Liberty Media or Splitco immediately following the Split-Off.

Interests of Certain Persons

        In considering the recommendation of the Liberty Media board to vote to approve the Split-Off Proposals, holders of Liberty Capital and Liberty Starz common stock should be aware that the executive officers and directors of Liberty Media will receive stock incentive awards with respect to Splitco Capital and Splitco Starz common stock in exchange for their existing Liberty Capital and Splitco Starz stock incentives, respectively, as a result of the Split-Off. See "—Treatment of Outstanding Equity Awards" above for more information.

        Holders of Liberty Capital and Liberty Starz common stock should also be aware that the initial executive officers of Splitco will continue to serve as executive officers of Liberty Media, and that there will be significant board overlap between Splitco and Liberty Media. See "Risk Factors—Factors Relating to Splitco—Factors Relating to Splitco, the Capital Group and the Starz Group—Splitco has overlapping directors and management with Liberty Media and Liberty Global, Inc. (LGI), which may lead to conflicting interests" and "—Splitco may compete with Liberty Media for business opportunities" for a discussion of the conflicts that could arise as a result of their positions with Liberty Media and Splitco. See "The Split-Off Proposals—Management of Potential Conflicts of Interest" for a discussion on the management of these potential conflicts.

        The table below sets forth the relative dollar values of the stock ownership of each executive officer and director of Liberty Media in each of the three tracking stocks of Liberty Media. The dollar values have been calculated based on security ownership information as of December 31, 2010 and the closing sale price of each series of each tracking stock on January 24, 2011. On January 24, 2011, the closing price of LCAPA was $63.96, LCAPB was $62.97, LINTA was $15.99, LINTB was $15.80, LSTZA was $64.82 and LSTZB was $67.32. For this purpose, we have included stock owned by each such person's spouse and by certain trusts related to each such person, in each case, to the extent applicable. We have also included the executive officer's or director's shares of unvested restricted stock, however we have not included the shares of common stock issuable upon exercise or conversion of their options or stock appreciation rights outstanding on December 31, 2010.

Director or Executive Officer	LCAP Value ($)	LINT Value ($)	LSTZ Value ($)
John Malone	551,020,947	501,924,137	166,049,469
Gregory B Maffei	33,874,751	8,521,902	2,952,616
Robert R. Bennett	54,098,550	5,676,175	22,566,797
Donne F. Fisher	2,791,014	3,564,196	1,179,964
M. Ian G. Gilchrist	80,270	128,320	46,995
Evan D. Malone	92,038	161,659	51,856
David E. Rapley	104,191	158,333	56,653
M. LaVoy Robison	104,319	158,429	56,718
Larry E. Romrell	827,866	186,146	51,303
Andrea L. Wong	63,320	102,416	37,272
Charles Y. Tanabe	8,037,086	1,849,547	620,522
David J.A. Flowers	7,674,496	1,449,094	565,295
Albert E. Rosenthaler	1,118,660	890,387	394,170
Christopher W. Shean	1,250,226	1,213,145	387,105

        In addition, the Series B shares of Splitco common stock to be acquired by John C. Malone, Chairman of the Boards of Liberty Media and Splitco, will not be subject to any call right in favor of Splitco or any similarly restrictive arrangements, such as the call right in favor of Liberty Media with respect to Mr. Malone's Series B shares of Liberty Media common stock. For more information on this call right, see "—The Malone Call Agreement" below.

        Further, the shares of Splitco CAPB and Splitco STZB to be acquired by Mr. Malone (and all other holders of LCAPB and LSTZB shares) will have certain consent rights under the terms of Splitco's restated charter (which rights terminate in the event the number of outstanding shares of Splitco CAPB or Splitco STZB, as applicable, is reduced below a specified threshold). See "—Description of Splitco Common Stock and Comparison of Stockholders Rights" and "—Other Provisions of the Splitco Charter", above.

        As of [            ], 2011, Liberty Media's executive officers and directors beneficially owned (i) shares of Liberty Capital common stock representing in the aggregate approximately [      ]% of the aggregate voting power of the outstanding shares of Liberty Capital common stock and (ii) shares of Liberty Starz

common stock representing in the aggregate approximately [      ]% of the aggregate voting power of the outstanding shares of Liberty Starz common stock. Liberty Media has been informed that all of its executive officers and directors intend to vote "FOR" each of the Split-Off Proposals. In addition, Mr. Malone has agreed to vote his Series B shares in favor of the redemptions. See "—Malone Voting Agreement" above for more information.

        The Liberty Media board was aware of these interests and considered them when approving the Split-Off Proposals.

Management of Potential Conflicts of Interest

        The management teams of each of Splitco and Liberty Media intend to exercise vigilance in their avoidance of any actual conflicts of interest while fulfilling their fiduciary duties to their respective stockholders. The directors and officers of Splitco who will also remain directors and officers of Liberty Media have extensive experience in managing fiduciary duties held to three distinct stockholder bases in light of Liberty Media's historic tracking stock structure. As a result, they are aware of and sensitive to the potential for an actual conflict of interest or the appearance of a conflict of interest in their dual roles, and they have been instructed to seek the advice of in-house counsel, in advance to the extent practicable, with respect to any matters or events of a nature which could present a potential conflict of interest or the appearance of such a conflict. Neither Splitco nor Liberty Media intend to adopt any written procedures with respect to the management of internal or external conflicts of interests, other than those included in their respective Management and Allocation Policies and Codes of Business Conduct and Ethics.

The Malone Call Agreement

        Liberty Media and John Malone and certain related parties are parties to a call agreement (the call agreement), which limits the right of Mr. Malone, his wife and certain transferees of Mr. Malone (collectively the Malones) to sell their Series B shares of Liberty Media's common stock, including their LCAPB and LSTZB. The call agreement was originally entered into in 1998 in connection with the settlement of certain litigation related to the estate of Bob Magness, the founder of Tele-Communications, Inc. (TCI), the former parent company of Liberty Media. Mr. Malone, his wife and TCI were the original parties to the call agreement, and the Malones were paid a cash amount in connection with the grant of the call right. Liberty Media succeeded to TCI's rights under the call agreement in connection with AT&T Corp.'s acquisition of TCI in 1999 and the subsequent split-off of Liberty Media from AT&T Corp. in 2001. The call agreement grants Liberty Media the right to purchase all of the "high vote shares" (i.e., shares entitled to more than one vote per share, currently Series B Liberty Capital common stock, Series B Liberty Starz common stock and Series B Liberty Interactive common stock) owned by the Malones. This right is exercisable upon Mr. Malone's death or upon a proposed sale of the high vote shares. The purchase price is the lesser of the market price of the corresponding series of low vote shares (currently Series A Liberty Capital common stock, Series A Liberty Starz common stock and Series A Liberty Interactive common stock, respectively), plus a 10% premium, or the price to be paid by a third party purchaser. The call agreement also generally provides that if Liberty Media were sold to a third party the maximum premium payable for the high vote shares would be 10% above the price payable to the corresponding series of low vote shares. Pursuant to the terms of the call agreement, Liberty Media's rights under the call agreement will not transfer to Splitco in connection with the Split-Off and thus will not extend to the Malones' ownership of shares of Series B Splitco Capital common stock or Series B Splitco Starz common stock. As a result, the Malones will be free to transfer their shares of Series B Splitco Capital common stock and Series B Splitco Starz common stock, and there will be no limit on the premium that the Malones may obtain on those shares in the event Splitco were to be sold to a third party.

 Amount and Source of Funds and Financing of the Transaction; Expenses

        It is expected that Liberty Media will incur an aggregate of $[            ] million in expenses in connection with the Split-Off. These expenses will be comprised of:

  •
  approximately $[      ] of printing and mailing expenses associated with this proxy statement/prospectus;

  •
  approximately $[            ] in legal and accounting fees;

  •
  approximately $[      ] in SEC filing fees; and

  •
  approximately $[      ] in other miscellaneous expenses.

These expenses will be paid by Liberty Media from its existing cash balances.

Accounting Treatment

        The Split-Off will be accounted for at historical cost due to the fact that Splitco Capital common stock and Splitco Starz common stock is to be distributed pro rata to holders of Liberty Capital common stock and Liberty Starz common stock, respectively.

No Appraisal Rights

        Under the General Corporation Law of the State of Delaware, holders of Liberty Capital common stock and Liberty Starz common stock will not have appraisal rights in connection with the Split-Off.

Stock Exchange Listings

        Splitco has applied to list its Splitco CAPA, Splitco CAPB, Splitco STZA and Splitco STZB on the Nasdaq Global Select Market under the symbols "[            ]" , "[            ]", "[            ]" and "[            ]", respectively. Liberty Media and Splitco have been advised that, for a short period following the Split-Off, Splitco's common stock may trade under temporary trading symbols, which will be announced by press release once available.

Stock Transfer Agent and Registrar

        [Computershare Trust Company, N.A.] is the transfer agent and registrar for all series of Liberty Capital common stock, Liberty Starz common stock and Splitco common stock.

Federal Securities Law Consequences

        The issuance of shares of Splitco common stock in the Split-Off will be registered under the Securities Act, and the shares of Splitco common stock so issued will be freely transferable under the Securities Act, except for shares of Splitco common stock issued to any person who is deemed to be an "affiliate" of Splitco after completion of the Split-Off. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under common control with Splitco and may include directors, certain executive officers and significant stockholders of Splitco. Affiliates may not sell their shares of Splitco common stock, except:

  •
  pursuant to an effective registration statement under the Securities Act covering the resale of those shares;

  •
  in compliance with Rule 144 under the Securities Act; or

  •
  pursuant to any other applicable exemption under the Securities Act.

        Splitco's registration statement on Form S-4, of which this document forms a part, will not cover the resale of shares of Splitco common stock to be received by its affiliates.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE SPLIT-OFF

        The following discussion is a summary of the material U.S. federal income tax consequences of the Split-Off to holders of Liberty Capital common stock and Liberty Starz common stock and to Liberty Media, and, subject to the conditions, limitations and qualifications described below, is the opinion of Baker Botts L.L.P., insofar as it relates to matters of U.S. federal income tax law and legal conclusions with respect to those matters. This opinion is included as an exhibit to the registration statement of which this proxy statement/prospectus forms a part. This opinion is conditioned upon the accuracy of the statements, representations, undertakings and assumptions upon which the opinion is based and is subject to the conditions, limitations and qualifications referenced below and in the opinion. This discussion assumes that the Ruling will be issued by the IRS on or before the closing date of the Split-Off and that the opinions of Baker Botts L.L.P. described below under "—U.S. Federal Income Tax Consequences of the Split-Off" (the Closing Opinions) will be delivered to Liberty Media on the closing date of the Split-Off. In addition, this discussion assumes that the statements, representations, undertakings and assumptions upon which the Ruling and the Closing Opinions are based will be accurate. If any of those statements, representations or assumptions is incorrect or untrue in any material respect, any of those undertakings is not complied with, or the facts upon which the Ruling or Closing Opinions are based are materially different from the facts on the closing date of the Split-Off, the conclusions reached in the Ruling and the Closing Opinions and in this discussion could be jeopardized.

        This discussion is based upon the Code, Treasury regulations promulgated thereunder (the Treasury Regulations), administrative rulings and practice, and judicial decisions, all as of the date of this proxy statement/prospectus and all of which are subject to change or differing interpretations at any time, possibly with retroactive effect. This discussion is limited to holders of Liberty Capital common stock and Liberty Starz common stock that are U.S. holders, as defined below, and that hold their shares of Liberty Capital common stock and Liberty Starz common stock as capital assets, within the meaning of Section 1221 of the Code. Further, this discussion does not address all tax considerations that may be relevant to holders of Liberty Capital common stock or Liberty Starz common stock in light of their particular circumstances, nor does it address the consequences to holders of Liberty Capital common stock or Liberty Starz common stock that are subject to special treatment under the U.S. federal income tax laws, such as:

  •
  tax-exempt organizations;

  •
  S corporations and other pass-through entities and owners thereof;

  •
  entities taxable as a partnership for U.S. federal income tax purposes and owners thereof;

  •
  insurance companies and other financial institutions;

  •
  mutual funds;

  •
  dealers in stocks and securities;

  •
  traders or investors in Liberty Capital common stock or Liberty Starz common stock who elect the mark-to-market method of accounting for such stock;

  •
  stockholders who received Liberty Capital common stock or Liberty Starz common stock from the exercise of employee stock options or otherwise as compensation;

  •
  stockholders who hold Liberty Capital common stock or Liberty Starz common stock in a tax-qualified retirement plan, individual retirement account or other qualified savings account; and

  •
  stockholders who hold their shares of Liberty Capital common stock or Liberty Starz common stock as part of a hedge, straddle, constructive sale, conversion, synthetic security, integrated investment or other risk reduction transaction.

        This discussion also does not address the effect of any state, local or foreign tax laws that may apply or the application of the U.S. federal estate and gift tax or the alternative minimum tax. In addition, this discussion does not address the U.S. federal income tax consequences of the Split-Off to holders of options, warrants or other rights to acquire shares of Liberty Capital common stock or Liberty Starz common stock.

        You should consult your own tax advisors regarding the application of the U.S. federal income tax laws to your particular situation, as well as the applicability of any U.S. federal estate and gift, state, local or foreign tax laws to which you may be subject.

        For purposes of this section, a U.S. holder is a beneficial owner of Liberty Capital common stock or Liberty Starz common stock that is, for U.S. federal income tax purposes:

  •
  an individual who is a citizen or a resident of the United States;

  •
  a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States or any state or political subdivision thereof;

  •
  an estate, the income of which is subject to United States federal income taxation regardless of its source; or

  •
  a trust, if (i) a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons have the authority to control all of its substantial decisions, or (ii) it has a valid election in place under applicable Treasury Regulations to be treated as a U.S. person.

        If a partnership (including any entity treated as partnership for U.S. federal income tax purposes) holds shares of Liberty Capital common stock or Liberty Starz common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding shares of Liberty Capital common stock or Liberty Starz common stock should consult its tax advisor regarding the tax consequences of the Split-Off.

U.S. Federal Income Tax Consequences of the Split-Off

        It is a material condition to the completion of the Split-Off that Liberty Media receive the Ruling from the IRS and the Closing Opinions, in each case, to the effect that the Split-Off will qualify as a tax-free transaction under Sections 355 and 368(a)(1)(D) of the Code, and that, for U.S. federal income tax purposes:

  •
  no gain or loss will be recognized by Liberty Media upon the distribution of Splitco stock, and

  •
  no gain or loss will be recognized by, and no amount will be included in the income of, holders of Liberty Capital common stock and Liberty Starz common stock upon the receipt of Splitco Capital common stock and Splitco Starz common stock, respectively, in the Split-Off in exchange for shares of Liberty Capital common stock and Liberty Starz common stock.

In addition, it is also a material condition to the completion of the Split-Off that the Closing Opinions further provide that, under applicable U.S. federal income tax law:

  •
  the Splitco Capital common stock and the Splitco Starz common stock issued in the Split-Off will be treated as stock of Splitco for U.S. federal income tax purposes, and

  •
  the Splitco Capital common stock and the Splitco Starz common stock issued in the Split-Off will not constitute Section 306 stock within the meaning of Section 306(c) of the Code.

        If either of these material conditions were waived by Liberty Media, its board of directors would resolicit proxies for the approval of the Split-Off Proposals.

        Assuming that the Ruling and Closing Opinions are delivered to Liberty Media as described above and that the treatment of the Split-Off, as described in the Ruling and Closing Opinions is respected, then:

  •
  the aggregate tax basis of the shares of (i) Splitco CAPA received by holders of LCAPA shares in the Split-Off, (ii) Splitco CAPB received by holders of LCAPB shares in the Split-Off, (iii) Splitco STZA received by holders of LSTZA shares in the Split-Off, and (iv) Splitco STZB received by holders of LSTZB shares in the Split-Off will in each case equal the aggregate tax basis of the shares of LCAPA, LCAPB, LSTZA, and LSTZB, respectively, that are surrendered in exchange therefor; and

  •
  the holding period of the shares of (i) Splitco CAPA received by holders of LCAPA shares in the Split-Off, (ii) Splitco CAPB received by holders of LCAPB shares in the Split-Off, (iii) Splitco STZA received by holders of LSTZA shares in the Split-Off, and (iv) Splitco STZB received by holders of LSTZB shares in the Split-Off will in each case include the period during which such holders held their shares of LCAPA, LCAPB, LSTZA, and LSTZB, respectively, that are surrendered in exchange therefor.

        Special considerations may exist for holders of shares of LCAPA, LCAPB, LSTZA, and LSTZB that have acquired different blocks of their stock at different times or at different prices, or otherwise have varying holding periods and bases with respect to different blocks of their stock. Such stockholders should consult their tax advisors regarding the allocation of their aggregate basis among, and their holding period of, shares of Splitco CAPA, Splitco CAPB, Splitco STZA or Splitco STZB received in the Split-Off.

        Although the Ruling will generally be binding on the IRS, the continuing validity of the Ruling will be subject to the accuracy of factual statements and representations made to the IRS by Liberty Media. Further, as part of the IRS's general ruling policy with respect to transactions under Section 355 of the Code and transactions involving tracking stock, the Ruling will not represent a determination by the IRS that certain requirements necessary to obtain tax-free treatment to holders of Liberty Capital common stock and Liberty Starz common stock and to Liberty Media under Sections 355 and 368(a)(l)(D) of the Code (specifically, the business purpose requirement, the requirement that the Split-Off not be used principally as a device for the distribution of earnings and profits, the non-application of Section 355(e) of the Code to the Split-Off (discussed below) and the requirement that the tracking stocks be treated as stock of the issuer for U.S. federal income tax purposes) have been satisfied. Rather, the Ruling will be based upon representations made to the IRS by Liberty Media that these requirements have been satisfied. If any of the factual statements and representations upon which the Ruling will be based are incorrect or untrue in any material respect, or the facts upon which the Ruling is based are materially different from the facts at the time of the Split-Off, the Ruling could be invalidated.

        As a result of this IRS ruling policy, Liberty Media has made it a condition to the Split-Off that Liberty Media receive the Closing Opinions. The Closing Opinions will be based upon the Code, Treasury Regulations, administrative rulings and practice and judicial decisions, all as of the date on which the Closing Opinions are issued and all of which are subject to change or differing interpretations at any time, possibly with retroactive effect. The Closing Opinions will rely on the receipt and continued validity of the Ruling, as to the matters covered by the Ruling, and will be based upon certain assumptions, as well as statements, representations and certain undertakings made by officers of Liberty Media and Splitco and a stockholder of Liberty Media. If the Ruling is no longer valid, if any of those statements, representations or assumptions is incorrect or untrue in any material respect or any of those undertakings is not complied with, or if the facts upon which the Closing Opinions are based are materially different from the facts at the time of the Split-off, the conclusions reached in the Closing Opinions and this discussion could be adversely affected.

        Opinions of counsel are not binding upon the IRS or the courts, and the conclusions in the Closing Opinions could be challenged by the IRS and a court could sustain such a challenge. In addition, there are no Code provisions, Treasury Regulations, court decisions or published rulings of the IRS bearing directly on the tax effects of the issuance and characterization of "tracking stock," such as the Splitco Capital common stock and Splitco Starz common stock. As indicated above, the IRS will not issue private letter rulings on the characterization of tracking stock, and the Ruling will not provide a determination by the IRS with respect to such issue. However, it is a material condition to the Split-Off that Liberty Media receive the Closing Opinions described above, and, if Liberty Media waived this condition, its board of directors would resolicit proxies for the approval of the Split-Off Proposals. In addition, the past administrative practice of the IRS has generally been to respect the treatment of tracking stock as stock of the issuer.

        If the Split-Off were to fail to qualify as a tax-free transaction under Sections 355 and 368(a)(1)(D) of the Code, then Liberty Media would recognize a significant taxable gain in an amount equal to the excess of the fair market value of the Splitco Capital common stock and Splitco Starz common stock held by Liberty Media immediately before the Split-Off over Liberty Media's tax basis in that stock. In addition, the exchange by the holders of Liberty Capital common stock and Liberty Starz common stock in the Split-Off would be a taxable exchange and each U.S. holder that participated in the Split-Off would recognize either (i) capital gain or loss equal to the difference between the fair market value of the shares of the applicable series of Splitco common stock received and the holder's tax basis in the applicable series of Liberty Media's common stock surrendered in exchange therefor or (ii) in certain circumstances (including where a holder does not experience any decrease in its percentage ownership of Liberty Media's common stock (directly or by attribution) as a result of the Split-Off), a taxable distribution equal to the fair market value of the shares of the applicable series of Splitco common stock received which would be taxed (a) as a dividend to the extent of the holder's share of Liberty Media's current and accumulated earnings and profits (including Liberty Media's gain described above), then (b) as a non-taxable return of capital to the extent of the holder's tax basis in the applicable series of Liberty Media's common stock with respect to which the distribution was made, and thereafter (c) as a capital gain with respect to the remaining value. In addition to the foregoing, there is also a risk that the IRS could successfully assert that the Splitco Capital common stock or the Splitco Starz common stock represents property other than stock of Splitco (Other Property), in which case the receipt of such stock constituting Other Property in the Split-Off would be taxable to the holders of Liberty Capital common stock or Liberty Starz common stock, as applicable, and such holders would, as explained above, recognize capital gain or loss or be in receipt of a taxable distribution as a result of the Split-Off. Further, Liberty Media would recognize a significant taxable gain in an amount equal to the excess of the fair market value of such stock constituting Other Property over Liberty Media's tax basis allocable to such Other Property.

        If the Split-Off were to fail to qualify as a tax-free transaction under Sections 355 and 368(a)(1)(D) of the Code, non-corporate holders that satisfy certain holding period and other requirements would be subject to tax on the above dividend income at the same preferential rates that apply to long-term capital gains. A corporation generally would be eligible for a dividends received deduction for amounts received as dividends under these rules.

        Even if the Split-Off otherwise qualifies under Sections 355 and 368(a)(1)(D) of the Code, the Split-Off would result in a significant U.S. federal income tax liability to Liberty Media (but not to holders of Liberty Capital common stock or Liberty Starz common stock) under Section 355(e) of the

Code if one or more persons acquire a 50-percent or greater interest (measured by vote or value) in the stock of Liberty Media or in the stock of Splitco as part of a plan or series of related transactions that includes the Split-Off. Current tax law generally creates a presumption that any acquisition of the stock of Liberty Media or the stock of Splitco within two years before or after the Split-Off is part of a plan that includes the Split-Off, although the parties may be able to rebut that presumption. The process for determining whether an acquisition is part of a plan under these rules is complex, inherently factual and subject to interpretation of the facts and circumstances of a particular case. Notwithstanding the Closing Opinions, Liberty Media or Splitco might inadvertently cause or permit a prohibited change in Liberty Media's ownership or Splitco's ownership to occur, thereby triggering tax liability to Liberty Media, which could have a material adverse effect. If the Split-Off is determined to be taxable to Liberty Media, Liberty Media would recognize taxable gain in an amount equal to the excess of the fair market value of the Splitco Capital common stock and Splitco Starz common stock held by Liberty Media immediately before the Split-Off over Liberty Media's tax basis in that stock.

        Due to the absence of authorities relating directly to the characterization of tracking stock under Section 306 of the Code, there is also a risk that the IRS could successfully assert that the Splitco Capital common stock or Splitco Starz common stock received in the Split-Off by holders of Liberty Capital common stock or Liberty Starz common stock is Section 306 stock, within the meaning of Section 306(c) of the Code. Stock will be Section 306 stock if it is stock that is "not common stock" and satisfies certain other requirements described in Section 306(c)(1)(B) of the Code. The IRS has ruled that stock is other than common stock, for this purpose, if the stock does not participate in corporate growth to any significant extent.

        In general, if any of the stock of Splitco constitutes Section 306 stock, then, except as provided below, the amount realized by holders on a taxable disposition of such stock following the Split-Off:

  •
  that is a redemption will be dividend income to the extent of Splitco's available earnings and profits; or

  •
  that is other than a redemption will be ordinary income to the extent that such holder's receipt of such stock in the Split-Off would have been treated as a dividend if Liberty Media had distributed cash (in lieu of such stock) in the Split-Off in an amount equal to the fair market value of such stock at the time of the Split-Off.

Any excess of the amount realized from a subsequent taxable disposition over the amount treated as ordinary income or dividend income plus the cost basis of the stock will be treated as capital gain. Except as provided below, no loss may be recognized on the disposition of Section 306 stock. No amount realized on the disposition of Section 306 stock will generally be treated as ordinary income or dividend income, if the disposition completely terminates your entire actual and constructive ownership interest (as defined in the Code) in Splitco's equity. Moreover, the limitation on recognition of loss, if any, generally will not apply in the case of such a complete termination.

        The current tax law provision under which dividends received by a non-corporate holder who satisfies certain requirements are taxed at preferential long-term capital gains rates applies to any ordinary income realized from a non-redemption disposition of Section 306 stock.

        Under the Tax Sharing Agreement, Liberty Media will generally be responsible for any losses and taxes resulting from the failure of the Split-Off to be a tax-free transaction described under Sections 355 and 368(a)(l)(D) of the Code. However, Liberty Media, its subsidiaries, and certain related persons will be entitled to indemnification from Splitco for any such losses or taxes that (i) result primarily from, individually or in the aggregate, the breach of certain covenants made by Splitco (applicable to actions or failures to act by Splitco and its subsidiaries following the completion of the Split-Off) that relate to the qualification of the Split-Off and related restructuring transactions as tax-free transactions, (ii) result from the Splitco Capital common stock or the Splitco Starz common stock not being treated as stock of Splitco, or being treated as Section 306 stock within the meaning of Section 306(c) of the Code, for U.S. federal income tax purposes, (iii) result from the Liberty Interactive common stock, the Liberty Capital common stock, or the Liberty Starz common stock not being treated as stock of Liberty Media, or being treated as Section 306 stock within the meaning of Section 306(c) of the Code, for U.S. federal income tax purposes, (iv) result from Section 355(e) of the Code applying to the Split-Off as a result of the Split-Off being part of a plan (or series of related transactions) pursuant to which one or more persons acquire a 50-percent or greater interest (measured by vote or value) in the stock of Splitco, or (v) result from deferred intercompany items or excess loss accounts that are triggered by the Split-Off, and that would otherwise be allocated to Splitco; except that in the case of clauses (ii) and (iii), Splitco will not be responsible for any such losses or taxes to the extent they result primarily from, individually or in the aggregate, a breach by Liberty Media of certain covenants made by Liberty Media (applicable to actions or failures to act by Liberty Media and its subsidiaries following the Split-Off). Pursuant to Splitco's management and allocation policies, the cash for the payment of any such losses or taxes allocable to Splitco would be drawn (i) solely from funds attributed to the Splitco Capital Group to the extent that such losses or taxes relate to clause (iii) above, (ii) from funds attributed to the Splitco Capital Group or the Splitco Starz Group, as applicable, to the extent that such losses or taxes relate to any deferred intercompany items or excess loss accounts that are triggered by the Split-Off and that would otherwise be allocated to such group under the Splitco management and allocation policies, and (iii) proportionately, based upon the aggregate market capitalization of the Splitco Capital Common Stock and the Splitco Starz Common Stock on the first trading day following the Split-Off, from funds allocable to the Splitco Capital Group and the Splitco Starz Group with respect to any other losses or taxes. Notwithstanding the Tax Sharing Agreement and Splitco's management and allocation policies, each member of Liberty Media's affiliated group for U.S. federal income tax purposes immediately prior to the Split-Off (including Splitco and the members of the Splitco Capital Group and the Splitco Starz Group) could be liable to the U.S. government for any U.S. federal income taxes that are not discharged by the responsible company or group in the manner described above. These tax liabilities, if they arise, could have a material adverse effect on Liberty Media, Splitco, and each of Splitco's groups.

  Stockholder Information Reporting

        A holder of Liberty Capital common stock or Liberty Starz common stock who owns at least 5% (by vote or value) of Liberty Media's total outstanding stock immediately before the Split-Off generally will be required to attach to such holder's U.S. federal income tax return for the year in which the Split-Off occurs a statement setting forth certain information relating to the Split-Off. The statement must include, among other information, the aggregate tax basis of the Liberty Capital common stock and/or Liberty Starz common stock, as applicable, surrendered by such holder in the Split-Off and the aggregate fair market value (determined immediately prior to the Split-Off) of the Splitco Capital common stock and/or Splitco Starz common stock, as applicable, received by such holder in the Split-Off.

CAPITALIZATION OF SPLITCO

        The following table sets forth (i) Splitco's historical capitalization as of September 30, 2010 and (ii) Splitco's adjusted capitalization assuming the Split-Off was effective on September 30, 2010. The historical combined financial statements for Splitco are included in Annex B of this proxy statement under the heading "Splitco." The table below should be read in conjunction with Splitco's historical combined financial statements, including the notes thereto.

	September 30, 2010
	Historical	As Adjusted
	(amounts in millions)
Assets:
Cash	$2,596	2,596
Investments in available-for-sale securities(1)	4,194	3,182
Investment in affiliates	94	94
Liabilities:
Current liabilities(1)	3,067	2,969
Due to Liberty(1)	—	447
Long-term debt(1)	2,070	816
Other liabilities(1)	1,224	1,001

Total liabilities	6,361	5,233
Equity:
Common Stock ($.01 par value)(1)(2):
Series A Splitco Capital common stock; 2,000,000,000 shares authorized; 77,184,602 shares assumed issued on a pro forma basis	—	1
Series B Splitco Capital common stock; 75,000,000 shares authorized; 7,364,839 shares assumed issued on a pro forma basis	—	—
Series C Splitco Capital common stock; 2,000,000,000 shares authorized; zero shares assumed issued on a pro forma basis	—	—
Series A Splitco Starz common stock; 4,000,000,000 shares authorized; 49,032,088 shares assumed issued on a pro forma basis	—	—
Series B Splitco Starz common stock; 150,000,000 shares authorized; 2,590,180 shares assumed issued on a pro forma basis	—	—
Series C Splitco Starz common stock; 4,000,000,000 shares authorized; zero shares assumed issued on a pro forma basis	—	—
Additional paid-in capital(1)	—	4,320
Parent's investment	4,205	—
Accumulated other comprehensive loss	24	24
Accumulated Deficit	(34)	(34)
Noncontrolling interests in equity of subsidiaries	—	—

Total equity	4,195	4,311

Total liabilities and equity	$10,556	9,544

Notes:

(1)
At the time of the Split-Off, the common stock of Splitco will be divided into two tracking stock groups, with the Splitco Capital Group tracking being intended to track substantially all of the assets currently attributed to the Liberty Capital Group and the Splitco Starz Group being intended to track all of the assets and liabilities that are currently attributed to the Liberty Starz

  Group. In connection with the proposed Split-Off, cash, the 3.125% Exchangeable Senior Debentures and the stock into which it is exchangeable will be reattributed from the Liberty Capital Group to the Liberty Interactive Group. For presentation purposes, the amount "Due to Liberty" assumes that the Liberty Interactive Group will receive compensation (expected to be cash) for the difference between the principal amount of such debentures and the fair value (as of September 30, 2010) of the stock into which the debentures are exchangeable, plus associated tax liabilities. The actual amount of compensation to be attributed to the Liberty Interactive Group in the Reattribution will not be known until immediately prior to the Split-Off. See "The Split-Off—Background and Reasons for the Split-Off Proposals" for more information. This reattribution of debt, assets and related liabilities has been reflected as of September 30, 2010 in the "as adjusted" column. The "as adjusted" column, as reported, is based on the historical balances of Splitco less the reattribution impacts as reflected in the unaudited condensed pro forma combined financial statements of Liberty Media included in Annex B.

(2)
Each share of Splitco CAPB and Splitco STZB is convertible, at the option of the holder, into one share of Splitco CAPA and Splitco STZB, respectively. Splitco CAPA, Splitco STZA, Series C Splitco Capital common stock and Series C Splitco Starz common stock are not convertible at the option of the holder.

 SELECTED FINANCIAL DATA

Selected Historical Financial Data of Splitco

        The following tables present selected combined financial statement information of Splitco, which includes a broad range of media, communications and entertainment subsidiaries and assets of Liberty Media. The selected historical information relating to Splitco's combined financial condition and results of operations is presented for the nine months ended September 30, 2010 and 2009 and for each of the years in the five-year period ended December 31, 2009. The financial data for the three years ended December 31, 2009 has been derived from Splitco audited combined financial statements for the respective periods. Data for the other periods presented has been derived from unaudited information. The data should be read in conjunction with Splitco's combined financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in Annex B.

		December 31,
	September 30, 2010
		2009	2008	2007	2006	2005
	amounts in millions
Summary Balance Sheet Data:
Cash	$2,596	3,951	2,228	2,571	2,152	951
Investments in available-for-sale securities and other cost investments	$4,194	3,386	2,118	4,876	7,890	8,234
Investment in affiliates	$94	135	235	257	231	424
Assets of discontinued operations	$—	—	14,211	11,050	12,012	8,961
Total assets	$10,556	11,915	24,688	26,323	27,818	23,614
Long-term debt(1)	$2,070	2,432	2,674	4,360	2,537	2,420
Deferred income tax liabilities, noncurrent	$—	736	1,144	2,363	3,014	3,148
Total parent's investment	$4,195	3,315	13,300	12,815	13,266	11,019

	Nine months ended September 30,		Years ended December 31,
	2010	2009	2009	2008	2007	2006	2005
	amounts in millions, except per share amounts
Summary Statement of Operations Data:
Revenue	$1,554	1,395	1,853	1,738	1,576	1,266	1,145
Operating income (loss)(2)	$109	57	9	(1,664)	(355)	28	29
Interest expense	(46)	(104)	(132)	(194)	(176)	(255)	(246)
Realized and unrealized gains (losses) on financial instruments, net	$124	(51)	(34)	(20)	1,275	(299)	274
Gains (losses) on dispositions, net	$22	98	242	13	634	607	(401)
Other than temporary declines in fair value of investments	$—	—	(9)	(1)	(33)	(4)	(97)
Earnings (loss) from continuing operations attributable to Splitco stockholders(3):
Splitco Capital common stock	$(34)	(91)	127	(592)	1,388	132	(308)
Splitco Starz common stock	166	232	213	(960)	95	75	85

	$132	141	340	(1,552)	1,483	207	(223)

ProForma basic earnings (loss) from continuing operations attributable to Splitco stockholders per common share(4):
Series A and Series B Splitco Capital common stock	$(0.37)	(0.95)	1.32	(5.24)	10.52	0.94	(2.16)
Series A and Series B Splitco Starz common stock	$3.32	0.28	0.46	(1.86)	0.18	0.13	0.15
Pro Forma diluted earnings (loss) from continuing operations attributable to Splitco stockholders per common share(4):
Series A and Series B Splitco Capital common stock	$(0.37)	(0.95)	1.31	(5.24)	10.44	0.94	(2.16)
Series A and Series B Splitco Starz common stock	$3.19	0.28	0.46	(1.86)	0.18	0.13	0.15

(1)
Excludes the call option portion of Liberty Media's exchangeable debentures for periods prior to January 1, 2007.

(2)
Includes $1,513 million of long-lived asset impairment charges in 2008.

(3)
Earnings (loss) from continuing operations attributable to Splitco stockholders have been allocated to the Splitco Starz Group and Splitco Capital Group for all the periods based on businesses and assets of each respective group.

(4)
Pro Forma basic and diluted earnings per share have been calculated for Splitco Capital and Splitco Starz common stock based on the earnings attributable to the businesses and assets attributed to the respective groups divided by the weighted average shares on an as if converted basis for the periods assuming a 4 to 1 exchange ratio of Liberty Capital shares into Liberty Starz shares and Liberty Capital shares in the reclassification and a 1 to 1 exchange ratio of Liberty Capital shares into Splitco Capital shares and Liberty Starz shares into Splitco Starz shares for the proposed Split Off.

Selected Unaudited Condensed Pro Forma Combined Financial Data of Splitco

        The following table presents selected pro forma information relating to Splitco's results of operations for the year ended December 31, 2009. The pro forma results of operations data assume that all Reattributions (as defined in the unaudited condensed pro forma combined financial statements of Liberty Media included in Annex B) had occurred as of January 1, 2009. The results as reported below are based on the historical results of Splitco less the Reattributions as presented for the period in the unaudited condensed pro forma combined financial statements of Liberty Media. The unaudited pro forma combined data does not purport to be indicative of the results of operations that may be obtained in the future or that actually would have been obtained had such transaction occurred on such date. The following information should be read in conjunction with and is qualified in its entirety by reference to the unaudited condensed pro forma combined financial statements of Liberty Media included in Annex B.

Year ended December 31, 2009
(amounts in millions, except per share amounts
Revenue	$1,853
Operating expenses	(1,171)
Selling, general and administrative expenses	(564)
Depreciation and amortization	(100)
Impairment of long-lived assets	(9)

Operating income	9
Interest expense	(34)
Share of losses of affiliates	(82)
Realized and unrealized gains on financial instruments, net	434
Gain on dispositions, net	242
Other income, net	134

Earnings from continuing operations before income taxes	703
Income tax expense	(29)
Earnings from continuing operations	674
Earnings from discontinued operations, net of taxes	5,864

Net earnings	6,538

Net earnings attributable to Splitco stockholders:
Splitco Capital common stock	461
Splitco Starz common stock	6,077

$6,538

Pro Forma basic earnings from continuing operations attributable to Splitco stockholders per common share:
Series A and Series B Splitco Capital common stock	$4.80
Series A and Series B Splitco Starz common stock	$0.46
Pro Forma diluted earnings from continuing operations attributable to Splitco stockholders per common share:
Series A and Series B Splitco Capital common stock	$4.75
Series A and Series B Splitco Starz common stock	$0.46
Pro Forma basic net earnings attributable to Splitco stockholders per common share:
Series A and Series B Splitco Capital common stock	$4.80
Series A and Series B Splitco Starz common stock	$13.13
Pro Forma diluted net earnings attributable to Splitco stockholders per common share:
Series A and Series B Splitco Capital common stock	$4.75
Series A and Series B Splitco Starz common stock	$13.04

 Selected Historical Financial Data of Liberty Media

        The following tables present selected historical information relating to Liberty Media's financial condition and results of operations for the past five years. The following data should be read in conjunction with our consolidated financial statements.

		December 31,
	September 30, 2010
		2009	2008	2007	2006	2005
	amounts in millions
Summary Balance Sheet Data:
Cash	$3,531	4,835	3,060	3,128	3,098	1,896
Investments in available-for-sale securities and other cost investments	$4,530	4,120	2,857	6,920	10,462	10,318
Investment in affiliates	$1,027	1,030	1,136	1,568	1,589	1,653
Assets of discontinued operations	$—	—	14,211	11,050	12,012	8,961
Total assets	$26,585	28,631	41,903	45,649	47,638	41,965
Long-term debt(1)	$7,042	7,842	9,630	11,524	8,909	6,370
Deferred income tax liabilities, noncurrent	$2,757	2,675	3,143	5,033	6,071	6,252
Equity	$10,256	10,238	19,757	20,452	21,923	19,410

	Nine months ended September 30,		Years ended December 31,
	2010	2009	2009	2008	2007	2006	2005
	amounts in millions, except per share amounts
Summary Statement of Operations Data:
Revenue	$7,600	6,989	10,158	9,817	9,378	8,592	7,646
Operating income (loss)(2)	$821	701	1,050	(758)	758	1,158	945
Realized and unrealized gains (losses) on financial instruments, net	$88	(165)	(155)	(260)	1,269	(279)	257
Gains (losses) on dispositions, net	$416	98	284	15	646	607	(361)
Other than temporary declines in fair value of investments	$—	—	(9)	(441)	(33)	(4)	(97)
Earnings (loss) from continuing operations(2)(3):
Liberty Capital common stock	$(34)	(91)	127	(526)	—	—	—
Liberty Starz common stock	166	232	213	(967)	—	—	—
Liberty Interactive common stock	473	65	297	(737)	470	521	—
Old Liberty Capital common stock	—		—	(59)	1,489	125	—
Liberty common stock	—		—	—	—	178	126

	$605	206	637	(2,289)	1,959	824	126

Basic earnings (loss) from continuing operations attributable to Liberty Media Corporation stockholders per common share(4):
Series A and Series B Liberty Capital common stock	$(0.37)	(0.95)	1.32	(4.65)	—	—	—
Series A and Series B Liberty Starz common stock	$3.32	0.28	.46	(1.87)	—	—	—
Series A and Series B Liberty Interactive common stock	$0.79	0.11	.43	(1.31)	0.70	0.73	—
Old Series A and Series B Liberty Capital common stock	$—	—	—	(0.46)	11.19	0.91	—
Liberty common stock	$—	—	—	—	—	0.06	0.03
Diluted earnings (loss) from continuing operations attributable to Liberty Media Corporation stockholders per common share(4):
Series A and Series B Liberty Capital common stock	$(0.37)	(0.95)	1.31	(4.65)	—	—	—
Series A and Series B Liberty Starz common stock	$3.19	0.28	0.46	(1.87)	—	—	—
Series A and Series B Liberty Interactive common stock	$0.78	0.11	0.43	(1.31)	0.69	0.73	—
Old Series A and Series B Liberty Capital common stock	$—	—	—	(0.46)	11.11	0.91	—
Liberty common stock	$—	—	—	—	—	0.06	0.03

(1)
Excludes the call option portion of Liberty Media's exchangeable debentures for periods prior to January 1, 2007.

(2)
Includes $1,569 million of long-lived asset impairment charges in 2008.

(3)
Includes earnings from continuing operations attributable to the noncontrolling interests of $39 million, $44 million, $41 million, $33 million and $51 million for the years ended December 31, 2009, 2008, 2007, 2006 and 2005, respectively.

(4)
Basic and diluted earnings per share have been calculated for Liberty Capital and Liberty Starz common stock for the period subsequent to March 3, 2008. Basic and diluted EPS have been calculated for Liberty Interactive common stock for the periods subsequent to May 9, 2006. Basic and diluted EPS have been calculated for old Liberty Capital for the period from May 9, 2006 to March 3, 2008. EPS has been calculated for Liberty common stock for all periods prior to May 10, 2006.

 Selected Unaudited Condensed Pro Forma Combined Financial Data of Liberty Media

        The following tables present selected pro forma information relating to Liberty Media's financial condition as of September 30, 2010 and December 31, 2009 and 2008, and its results of operations for the nine months ended September 30, 2010 and 2009 and for each of the years in the three-year period ended December 31, 2009. The pro forma balance sheet information assumes that the Split-Off had occurred as of each date. The pro forma results of operations data assumes the Split-Off had occurred as of January 1, 2007. The following data should be read in conjunction with the unaudited condensed pro forma combined financial statements of Liberty Media included in Annex B.

		December 31,
	September 30, 2010
		2009	2008
	(amounts in millions)
Summary Balance Sheet Data:
Cash	$935	1,691	1,639
Investments in available-for-sale securities and other cost investments	$1,348	1,577	1,362
Investment in affiliates	$933	895	901
Total assets	$17,488	18,840	19,489
Long-term debt	$6,226	7,343	8,431
Equity	$5,945	5,965	6,002

	Nine months ended September 30,		Years ended December 31,
	2010	2009	2009	2008	2007
	(amounts in millions, except per share amounts)
Summary Statement of Operations Data:
Revenue	$6,046	5,594	8,305	8,079	7,802
Operating income	$712	644	1,041	906	1,113
Interest expense	$(502)	(415)	(594)	(607)	(587)
Share of earnings (losses) of affiliates	$93	(3)	24	(954)	77
Realized and unrealized gains (losses) on financial instruments, net	$(14)	(352)	(589)	495	502
Gains on dispositions, net	$394	—	42	2	12
Other than temporary declines in fair value of investments	$—	—	—	(440)	—
Earnings (loss) from continuing operations attributable to Liberty Media Corporation shareholders:
Liberty Interactive common stock	$496	(71)	(37)	(219)	701
Basic earnings (loss) from continuing operations attributable to Liberty Media Corporation shareholders per common share:
Series A and Series B Liberty Interactive common stock	$0.83	(0.12)	(0.06)	(0.38)	1.11
Diluted earnings (loss) from continuing operations attributable to Liberty Media Corporation shareholders per common share:
Series A and Series B Liberty Interactive common stock	$0.82	(0.12)	(0.06)	(0.38)	1.10

Selected Unaudited Historical Attributed Financial Data of the Splitco Capital Group

        The following tables present selected historical attributed financial information of the Splitco Capital Group for the nine months ended September 30, 2010 and 2009 and for each of the years in the three-year period ended December 31, 2009. Such data has been derived from the "Attributed Financial Information for Tracking Stock Groups" included in Annex B.

		December 31,
	September 30, 2010
		2009	2008
	(amounts in millions)
Summary Balance Sheet Data:
Current assets	$2,094	4,281	3,044
Cost investments	$4,193	3,355	2,118
Total assets	$7,881	9,567	8,432
Long-term debt, including current portion	$2,005	3,653	3,063
Deferred tax liabilities, including current portion	$1,211	2,260	2,195
Attributed net assets	$2,016	1,275	1,121

	Nine months ended September 30,		Years ended December 31,
	2010	2009	2009	2008	2007
Summary Statement of Operations Data:
Net revenue	$617	495	649	614	485
Operating loss	$(156)	(166)	(263)	(651)	(506)
Earnings (loss) from continuing operations attributable to Splitco Capital Group stockholders	$(34)	(91)	127	(592)	1,388

Selected Unaudited Historical Attributed Financial Data of the Splitco Starz Group

        The following tables present selected historical attributed financial information of the Splitco Starz Group for the nine months ended September 30, 2010 and 2009 and for each of the years in the three-year period ended December 31, 2009. Such data has been derived from the "Attributed Financial Information for Tracking Stock Groups" included in Annex B.

		December 31,
	September 30, 2010
		2009	2008
	(amounts in millions)
Summary Balance Sheet Data:
Current assets	$1,999	1,782	1,476
Assets of Discontinued Operations	$—	—	14,211
Total assets	$2,736	2,436	16,352
Long-term debt, including current portion	$99	48	52
Attributed net assets	$2,179	2,040	12,180

	Nine months ended September 30,		Years ended December 31,
	2010	2009	2009	2008	2007
Summary Statement of Operations Data:
Net revenue	$937	900	1,204	1,124	1,091
Operating income (loss)	$265	223	272	(1,013)	151
Earnings (loss) from continuing operations attributable to Splitco Starz Group stockholders	$166	232	213	(960)	95

MANAGEMENT OF SPLITCO

Board of Directors

        The following sets forth certain information concerning the persons who are expected to serve as the initial directors of Splitco immediately following the Split-Off, including their ages, directorships held and a description of their business experience, including positions held with Liberty Media (including its predecessors). All of the following directors, other than Donne F. Fisher and Larry E. Romrell, will also serve on Liberty Media's board immediately following Split-Off. Notwithstanding this overlap, Liberty Media and Splitco believe the following persons are the most qualified to serve as the initial directors of Splitco given their in-depth knowledge of and experience with the businesses attributed to the Capital and Starz tracking stock groups. No assurance can be given, however, as to whether these directors will continue to serve on either board following the expiration of their respective terms, as their re-election will be subject to the approval of each company's shareholder base.

Name	Positions
John C. Malone	Chairman of the Board and a director of Splitco.
Age: [69]
Professional Background: Mr. Malone has served as the Chairman of the Board and a director of Liberty Media since its inception in 1994. Mr. Malone also served as its Chief Executive Officer from August 2005 to February 2006. Mr. Malone served as Chairman of the Board of Tele-Communications, Inc. (TCI), a cable television company that was Liberty Media's former parent company, from November 1996 until March 1999, when it was acquired by AT&T, and as Chief Executive Officer of TCI from January 1994 to March 1997.

Other Public Company Directorships: Mr. Malone has served as Chairman of the Board of LGI since June 2005. Previously, he served as Chairman of the Board of LGI's predecessor, LMI, from March 2004 to June 2005, as Chairman of the Board of DIRECTV from November 2009 to June 2010 and as Chairman of the Board of DIRECTV's predecessor, The DIRECTV Group, Inc. (DTVG), from February 2008 to November 2009. He has served as a director of Discovery since September 2008 and served as Chairman of the Board of its predecessor, DHC, from March 2005 to September 2008, and as a director of DHC from May 2005 to September 2008. Mr. Malone served as a director of UnitedGlobalCom, Inc. (UGC), now a subsidiary of LGI, from January 2002 to June 2005. Mr. Malone has served as a director of (i) InterActiveCorp since May 2006, (ii) Expedia, Inc. since August 2005, (iii) Sirius XM Radio Inc. (Sirius) since April 2009, (iv) Ascent Media Corporation since January 2010 and (v) Live Nation since January 2010. Mr. Malone served as a director of the Bank of New York Company, Inc. from June 2005 to April 2007 and as a director of Cablevision Systems Corp. from March 2005 to June 2005.

Name	Positions

Board Membership Qualifications: Mr. Malone, as President of TCI, co-founded Liberty Media and is considered one of the preeminent figures in the media and telecommunications industry. He is well known for his sophisticated problem solving and risk assessment skills.
Gregory B. Maffei	Chief Executive Officer, President and a director of Splitco.
Age: [50]
Professional Background: Mr. Maffei has served as a director of Liberty Media since November 2005, and as its Chief Executive Officer and President since February 2006. He also served as Liberty Media's CEO-Elect from November 2005 through February 2006. Prior to joining Liberty Media, Mr. Maffei served as President and Chief Financial Officer of Oracle Corporation during 2005 and as Chairman and Chief Executive Officer of 360networks Corporation from 2000 until 2005. Previously, Mr. Maffei was the Chief Financial Officer of Microsoft Corporation from 1997 to 2000.

Other Public Company Directorships: Mr. Maffei has served as a director of Electronic Arts, Inc. since June 2003 and as a director of Sirius since 2009. Mr. Maffei served as a director of DIRECTV from November 2009 to June 2010 and as a director of its predecessor, DTVG, from June 2008 to November 2009. Mr. Maffei served as a director of Expedia, Inc. from 1999 to 2003, and as a director of Starbucks Corporation from 1999 to 2006. Mr. Maffei was also Chairman of the Board of Expedia, Inc. from 1999 to 2002.

Board Membership Qualifications: Mr. Maffei brings to the Splitco board significant financial and operational experience based on his senior policy making positions at Liberty Media, Oracle, 360networks and Microsoft and his other public company board experience. He will provide the board of Splitco with an executive and leadership perspective on the operations and management of large public companies and risk management principles.
Robert R. Bennett	A director of Splitco.
Age: [52]
Professional Background: Mr. Bennett has served as a director of Liberty Media since September 1994. Mr. Bennett serves as Managing Director of Hilltop Investments LLC, a private investment company. Mr. Bennett served as the Chief Executive Officer of Liberty Media from April 1997 to August 2005 and its President from April 1997 to February 2006 and held various executive positions with Liberty Media from 1994 to 1997.

Name	Positions

Other Public Company Directorships: Mr. Bennett has served as a director of Discovery since September 2008 and served as a director of its predecessor DHC from May 2005 to September 2008. Mr. Bennett also served as a director of LMI, the predecessor of LGI, from March 2004 through June 2005, as a director of UGC, now a subsidiary of LGI, from January 2002 to June 2005 and as a director of OpenTV Corp. from August 2002 to January 2007. Mr. Bennett has served as a director of Sprint Nextel Corporation since October 2006 and Demand Media, Inc. since January 2011.

Board Membership Qualifications: Mr. Bennett brings to Splitco's board in-depth knowledge of the media and telecommunications industry generally and Splitco specifically. He has experience in significant leadership positions with Liberty Media, especially as a past CEO and President, and will provide Splitco with strategic insights. Mr. Bennett also has an in-depth understanding of finance, and has held various financial management positions during the course of his career.
Donne F. Fisher	A director of Splitco.
Age: [72]
Professional Background: Mr. Fisher has served as a director of Liberty Media since October 2001. Mr. Fisher has served as President of Fisher Capital Partners, Ltd., a venture capital partnership, since December 1991. Mr. Fisher also served as Executive Vice President of TCI from January 1994 to January 1996 and served as a consultant to TCI, including its successors AT&T Broadband LLC and Comcast Corporation, from 1996 to December 2005.

Other Public Company Directorships: Mr. Fisher served as a director of General Communication, Inc. from 1980 to December 2005 and as a director of LMI from May 2004 to June 2005. Mr. Fisher was also Chairman of the Board of General Communication, Inc. from June 2002 to December 2005.

Board Membership Qualifications: Mr. Fisher brings extensive industry experience to Splitco's board and a critical perspective on its business, having held several executive positions over many years with TCI, Liberty Media's former parent company. In addition, Mr. Fisher's financial expertise includes a focus on venture capital investment, which is different from the focus of Splitco's other board members and helpful to its board in formulating investment objectives and determining the growth potential of businesses both within Splitco and those that the board evaluates for investment purposes.

Name	Positions
M. Ian G. Gilchrist	A director of Splitco.
Age: [61]
Professional Background: Mr. Gilchrist has served as a director of Liberty Media since July 2009. Mr. Gilchrist held various officer positions including Managing Director at Citigroup/Salomon Brothers from 1995 to 2008, CS First Boston Corporation from 1988 to 1995, and Blyth Eastman Paine Webber from 1982 to 1988 and served as a Vice President of Warburg Paribas Becker Incorporated from 1976 to 1982. Previously, he worked in the venture capital field and as an investment analyst.
Other Public Company Directorships: None.

Board Membership Qualifications: Mr. Gilchrist's field of expertise is in the media and telecommunications sector, having been involved with companies in this industry during much of his 32 years as an investment banker. Mr. Gilchrist brings to Splitco's board significant financial expertise and a unique perspective on the company and industry. He is also an important resource on the financial service firms that Splitco will employ from time to time.
Evan D. Malone	A director of Splitco.
Age: [40]
Professional Background: Dr. Malone has served as a director of Liberty Media since August 2008. He has served as President of NextFab Studio, LLC, a high-tech workshop offering technical training, consulting, and product design and prototyping services, since June 2009 and has been an engineering consultant for more than the past five years. Since January 2008, Dr. Malone has served as the owner and manager of a real estate property and management company, 1525 South Street LLC. During 2008, Dr. Malone also served as a post-doctoral research assistant at Cornell University and an engineering consultant with Rich Food Products, a food processing company. Dr. Malone has served as co-owner and director of Drive Passion PC Services, CC, an Internet café, telecommunications and document services company, in South Africa since 2007 and served as an applied physics technician for Fermi National Accelerator Laboratory, part of the national laboratory system of the Office of Science, U.S, Department of Energy, from 1999 until 2001. He also is a founding member of Jet Wine Bar, LLC, a start-up company in Philadelphia scheduled to open later this year.
Other Public Company Directorships: None.

Name	Positions

Board Membership Qualifications: Dr. Malone, Splitco's youngest director, brings an applied science and engineering perspective to the board. Dr. Malone's perspectives will assist the board in developing business strategies and adapting to technological changes facing the industries in which Splitco competes. In addition, his entrepreneurial experience will assist the board in evaluating strategic opportunities.
David E. Rapley	A director of Splitco.
Age: [69]
Professional Background: Mr. Rapley has served as a director of Liberty Media since July 2002, having previously served as a director during 1994. Mr. Rapley founded Rapley Engineering Services, Inc. (RESI) and served as its CEO and President from 1985 to 1998. Mr. Rapley also served as Executive Vice President of Engineering of VECO Corp. Alaska (a company that acquired RESI in 1998) from January 1998 to December 2001.
Other Public Company Directorships: Mr. Rapley has served as a director of LGI since June 2005 and served as a director of its predecessor, LMI, from May 2004 to June 2005.

Board Membership Qualifications: Mr. Rapley brings to Splitco's board the unique perspective of his lifelong career as an engineer. The industries in which Splitco will compete are heavily dependent on technology, which continues to change and advance. Mr. Rapley's perspectives will assist the board in adapting to these changes and developing strategies for Splitco's businesses.
Larry E. Romrell	A director of Splitco.
Age: [71]
Professional Background: Mr. Romrell has served as a director of Liberty Media since March 1999. Mr. Romrell held numerous executive positions with its former parent company, TCI, from 1991 to 1999. Previously, Mr. Romrell held various executive positions with Westmarc Communications, Inc.
Other Public Company Directorships: Mr. Romrell has served as a director of LGI since June 2005 and served as a director of its predecessor, LMI, from May 2004 to June 2005.

Board Membership Qualifications: Mr. Romrell brings extensive experience, including venture capital experience, in the telecommunications industry to Splitco's board and is an important resource on the management and operations of companies in the media and telecommunications sector.

Name	Positions
Andrea L. Wong	A director of Splitco.
Age: [44]
Professional Background: Ms. Wong has served as a director of Liberty Media since April 2010. Ms. Wong served as President and CEO of Lifetime Entertainment Services from 2007 to April 2010. She previously served in a variety of roles with ABC, Inc., a subsidiary of The Walt Disney Company, from 1993 to 2007, most notably as an Executive Vice President from 2003 to 2007. Previously, she worked in the areas of corporate planning and high-yield finance. Ms. Wong serves on the advisory boards of several media and entertainment societies and organizations.
Other Public Company Directorships: None.

Board Membership Qualifications: Ms. Wong brings to Splitco's board significant experience in the media and entertainment industry, having an extensive background in media programming across a variety of platforms, as well as executive and leadership experience with the management and operation of companies in the entertainment sector. Her experience with programming development, brand enhancement and marketing brings a pragmatic and unique perspective to Splitco's board. Her professional expertise, combined with her continued involvement in the media and entertainment industry, will make her a valuable member of the Splitco board of directors.]

Executive Officers

        The following sets forth certain information concerning the persons (other than Messrs. Malone and Maffei who are also expected to serve as directors of Splitco and are described above) who are the existing executive officers of Liberty Media and who are expected to serve as Splitco's initial executive officers immediately following the Split-Off, including their ages, directorships held and a description of their business experience, including positions held with Liberty Media (including its predecessors). Notwithstanding the dual roles served by these persons at Liberty Media and Splitco, Liberty Media and Splitco believe the following persons (together with Messrs. Malone and Maffei) are the most qualified to serve as the initial executive officers of Splitco given their in-depth knowledge of and experience with the businesses attributed to the Capital and Starz tracking stock groups. No assurance can be given, however, as to whether these executive officers will continue to serve at either company following the expiration of their respective terms, as that decision will be made by each company's board of directors at the relevant time.

Name	Positions
Charles Y. Tanabe	Executive Vice President and General Counsel of Splitco.
Age: [59]
Executive Vice President of Liberty Media since January 2007 and its General Counsel since January 1999. A Senior Vice President of Liberty Media from January 1999 to December 2006, and its Secretary from April 2001 to December 2007.
David J.A. Flowers	A Senior Vice President and the Treasurer of Splitco.
Age: [56]
A Senior Vice President of Liberty Media since October 2000 and its Treasurer since April 1997. Vice President of Liberty Media from June 1995 to October 2000. Mr. Flowers is a director of the Interval Leisure Group, Inc. and Sirius.
Albert E. Rosenthaler	A Senior Vice President of Splitco.
Age: [51]
A Senior Vice President of Liberty Media since April 2002.
Christopher W. Shean	A Senior Vice President and the Controller of Splitco.
Age: [45]
A Senior Vice President of Liberty Media since January 2002 and its Controller since October 2000. A Vice President of Liberty Media from October 2000 to January 2002.

        Splitco's executive officers will serve in such capacities until the first annual meeting of Splitco's board of directors, or until their respective successors have been duly elected and have been qualified, or until their earlier death, resignation, disqualification or removal from office.

Directors and Executive Officers

        There is no family relationship between any of Splitco's executive officers or directors, by blood, marriage or adoption, except that Dr. Evan Malone is the son of John C. Malone.

        During the past ten years, none of the above persons has had any involvement in such legal proceedings as would be material to an evaluation of his ability or integrity.

Director Independence

        It will be Splitco's policy that a majority of the members of its board of directors will be independent of its management. For a director to be deemed independent, Splitco's board of directors must affirmatively determine that the director has no direct or indirect material relationship with the company. To assist Splitco's board of directors in determining which of its directors will qualify as independent, the nominating and corporate governance committee of Splitco's board is expected to follow the Corporate Governance Rules of the Nasdaq Stock Market on the criteria for director independence.

        In accordance with these criteria, it is expected that the Splitco board of directors will determine that each of Messrs. Fisher, Gilchrist, Rapley and Romrell and Ms. Wong qualifies as an independent director of Splitco.

Board Composition

        The board of Splitco will be comprised of directors with a broad range of backgrounds and skill sets, including in media and telecommunications, science and technology, venture capital, auditing and financial engineering. The board will also be chronologically diverse with its members' ages spanning four decades. Detailed information on Splitco's policies with respect to board candidates will be available following the establishment of the board's nominating and corporate governance committee.

        The following directors will serve in the following classes upon completion of the Split-Off:

Class I	Class II	Class III
Evan D. Malone	Donne F. Fisher	John C. Malone
David E. Rapley	Gregory B. Maffei	Robert R. Bennett
Larry E. Romrell		M. Ian G. Gilchrist
Andrea L. Wong

        Except as otherwise noted, those directors who also serve on the Liberty Media board have been assigned to the same class as they serve currently on the Liberty Media to ensure that their respective terms in office are not artificially elongated as a result of the Split-Off.

Board Committees

        It is expected that Splitco's board of directors will form the following committees: audit committee, compensation committee, nominating and corporate governance committee and executive committee. It is currently contemplated that the following persons will serve on the following committees upon completion of the Split-Off:

        [insert table]

        In connection with the Split-Off, the Splitco board will determine the directors to be assigned to each other committee.

        Splitco expects that, in connection with the Split-Off, its board of directors will adopt committee charters that are substantially similar to those of Liberty Media's board committees, and that the Splitco board committees will have comparable responsibilities to those of the Liberty Media board committees.

Compensation Committee Interlocks and Insider Participation

        Splitco's board of directors does not currently have a compensation committee. It is expected that no member of Splitco's compensation committee (once formed) will be or will have been, during 2009, an officer or employee of Splitco or Liberty Media, or has engaged in any related party transaction in which Splitco or Liberty Media was a participant. It is expected that no interlocking relationship will exist between the Splitco board and its compensation committee and the board of directors or compensation committee of any other company.

Executive Compensation

  Executive Officers of Splitco

        The initial executive officers of Splitco will be comprised of the current executive officers of Liberty Media. Splitco has not paid any compensation to any of its executive officers. After the Split-Off, each of Splitco's executive officers and Liberty Media's executive officers will be employed, and provided cash compensation and health and welfare benefits, by Splitco and will no longer receive cash compensation and health and welfare benefits directly from Liberty Media. No changes are currently expected to be made to the compensation programs or practices applicable to any of these executive officers in connection with the Split-Off, other than as contemplated below with respect to payment procedures and allocation provisions.

        Pursuant to a services agreement to be entered into between Liberty Media and Splitco in connection with the Split-Off, Liberty Media will make payments to Splitco based upon the portion of Splitco's cost for its executive officers (taking into account wages and benefits) attributable to time they spend on Liberty Media matters. For more information regarding this agreement, please see "Certain Relationships and Related Transactions—Relationships Between Splitco and Liberty Media—Services Agreement."
        The amount and timing of any equity-based compensation to be paid to the Splitco executive officers following the Split-Off (other than awards issued pursuant to the transitional plan) will be determined by the compensation committee of the Splitco board of directors, but are expected to be consistent at least initially with the current compensation practices of Liberty Media. Any equity incentive awards granted to executive officers of Splitco following the Split-Off will generally be granted pursuant to the Splitco incentive plan, which is described under "—Equity Incentive Plans" below.

        For information concerning the compensation paid to the "named executive officers" of Liberty Media for the year ended December 31, 2009 and certain related information, see the "Executive Compensation" section of Liberty Media's definitive proxy statement on Schedule 14A filed with the SEC on April 30, 2010 relating to its 2010 annual meeting of stockholders (the LMC annual proxy statement). Both of the Capital Group and the Starz Group are tracking stock groups of Liberty Media and are not separate entities. Accordingly, the historical compensation information included in the section entitled "Executive Compensation" in the LMC annual proxy statement is not solely attributable to services performed on behalf of the Capital Group or the Starz Group, rather it reflects the full amount of the compensation paid by Liberty Media to each applicable person during the applicable period.

  Directors

        Splitco's directors will receive cash compensation directly from Splitco in such amounts and at such times as the Splitco board of directors shall determine, which are expected to be consistent at least initially with the cash compensation currently paid by Liberty Media to its directors. The amount and timing of any equity-based compensation to be paid to the Splitco directors following the Split-Off (other than awards issued pursuant to the transitional plan) will also be determined by the Splitco board of directors; however, those awards are also expected to be consistent, at least initially, with the current director compensation practices of Liberty Media. Any equity incentive awards granted to nonemployee directors of Splitco following the Split-Off will generally be granted pursuant to the Splitco Nonemployee Director Incentive Plan, which is described under "—Equity Incentive Plans" below.

        For information concerning the compensation paid to the directors of Liberty Media for the year ended December 31, 2009 and certain related information, see the "Executive Compensation—Compensation of Directors" section of the LMC annual proxy statement.

Equity Incentive Plans

        In connection with the Split-Off, Splitco will adopt the Splitco 2011 Incentive Plan (the Splitco incentive plan), which will be administered by the compensation committee of Splitco's board of directors. This committee will have full power and authority to grant eligible persons the awards described below and to determine the terms and conditions under which any awards are made. The Splitco incentive plan is designed to provide additional remuneration to certain employees and independent contractors for exceptional service and to encourage their investment in Splitco. The compensation committee may grant non-qualified stock options, SARs, restricted shares, stock units, cash awards, performance awards or any combination of the foregoing under the Splitco incentive plan (collectively, awards). The maximum number of shares of Splitco common stock with respect to which awards may be granted is 25 million, subject to anti-dilution and other adjustment provisions of the Splitco incentive plan. With limited exceptions, under the Splitco incentive plan, no person may be granted in any calendar year awards covering more than 8 million shares of Splitco common stock, subject to anti-dilution and other adjustment provisions of the Splitco incentive plan. In addition, no person may receive payment for cash awards during any calendar year in excess of $10 million. Shares of Splitco common stock issuable pursuant to awards will be made available from either authorized but unissued shares or shares that have been issued but reacquired by Splitco.

        Also, in connection with the Split-Off, Splitco will adopt the Splitco 2011 Nonemployee Director Incentive Plan (the director plan), which will be administered by Splitco's entire board of directors. Splitco's board will have full power and authority to grant eligible persons the awards described below and to determine the terms and conditions under which any awards are made. The director plan is designed to provide Splitco's nonemployee directors with additional remuneration for services rendered, to encourage their investment in Splitco common stock and to aid in attracting persons of exceptional ability to become nonemployee directors of Splitco. Splitco's board may grant non-qualified stock options, SARs, restricted shares, stock units and cash awards or any combination of the foregoing under the director plan (collectively, director awards). The maximum number of shares of Splitco common stock with respect to which director awards may be granted under the director plan is 1.5 million, subject to anti-dilution and other adjustment provisions of the director plan. Shares of Splitco common stock issuable pursuant to director awards will be made available from either authorized but unissued shares or shares that have been issued but reacquired by Splitco.

        At the time of the Split-Off, Splitco will also have awards outstanding under the transitional plan as described under "The Split-Off Proposals—Treatment of Outstanding Equity Awards" above.

 Equity Compensation Plan Information

        At the time of the Split-Off, Splitco will have three equity compensation plans, each of which is listed below. The only plan under which awards will be outstanding immediately following the Split-Off is the transitional plan.

        The following table reflects the awards that would have been outstanding as of December 31, 2009, assuming (i) the Split-Off had occurred on that date and (ii) the treatment of the outstanding Liberty Capital and Liberty Starz tracking stock incentive awards described under "The Split-Off Proposals—Treatment of Outstanding Equity Awards" above.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights	Number of securities available for future issuance under equity compensation plans (excluding securities reflected in column (a)
Equity compensation plans approved by security holders(1):
Splitco 2011 Incentive Plan:
Splitco CAPA	0	N/A	25,000,000
Splitco CAPB	0	N/A
Splitco STZA	0	N/A
Splitco STZB	0	N/A
Splitco 2011 Nonemployee Director Incentive Plan:
Splitco CAPA	0	N/A	2,000,000
Splitco CAPB	0	N/A
Splitco STZA	0	N/A
Splitco STZB	0	N/A
Splitco Transitional Stock Adjustment Plan:
Splitco CAPA	5,409,962	$13.54	0
Splitco CAPB	—	—	0
Splitco STZA	2,835,069	$39.49	0
Splitco STZB	599,305	$31.33	0
Equity compensation plans not approved by security holders—None
Total:
Splitco CAPA	5,409,962	$13.54	27,000,000
Splitco CAPB	—	—
Splitco STZA	2,835,069	$39.49
Splitco STZB	599,305	$31.33

(1)
Each plan has been approved by Liberty Media in its capacity as the sole stockholder of Splitco.

(2)
Each plan permits grants of, or with respect to, shares of any series of Splitco Capital or Splitco Starz common stock, subject to a single aggregate limit.

Pro Forma Security Ownership of Certain Beneficial Owners

        The following table sets forth information, to the extent known by Liberty Media or ascertainable from public filings, with respect to the estimated beneficial ownership of each person or entity (other than persons who will serve as directors or executive officers of Splitco, whose pro forma ownership information follows) who is expected to beneficially own more than five percent of the outstanding shares of any series of Splitco common stock, assuming that the redemption date had occurred at 5:00 p.m., New York City time, on December 31, 2010. The percentage voting power is presented on an aggregate basis for all series of Splitco common stock.

        The security ownership information for Splitco common stock has been estimated based upon outstanding stock information for Liberty Capital common stock and Liberty Starz common stock as of December 31, 2010, and, in the case of percentage ownership information, has been estimated based upon 75,139,893 shares of Splitco CAPA, 7,363,948 shares of Splitco CAPB, 49,130,652 shares of Splitco STZA, and 2,917,815 shares of Splitco STZB, estimated to have been issued in the Split-Off.

        So far as is known to Liberty Media, the persons indicated below would have sole voting power with respect to the shares estimated to be owned by them, except as otherwise stated in the notes to the table.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class (%)	Voting Power (%)
Capital Research and Management Company	Splitco CAPA	7,174,145	(1)	9.6	4.4
333 South Hope Street	Splitco CAPB	—		—
Los Angeles, CA 90071	Splitco STZA	2,869,658	(1)	5.8
	Splitco STZB	—		—
ClearBridge Advisors, LLC	Splitco CAPA	8,406,246	(2)	11.2	3.7
399 Park Avenue	Splitco CAPB	—		—
New York, NY 10022	Splitco STZA	—		—
	Splitco STZB	—		—
Comcast QVC, Inc.	Splitco CAPA	5,000,000	(3)	6.7	2.2
	Splitco CAPB	—		—
	Splitco STZA	—		—
	Splitco STZB	—		—
Paulson & Co., Inc.	Splitco CAPA	—		—
1251 Avenue of the Americas	Splitco CAPB	—		—
New York, NY 10020	Splitco STZA	3,300,000	(4)	6.7	1.5
	Splitco STZB	—		—
T. Rowe Price Associates, Inc.	Splitco CAPA	5,757,300	(5)	7.7	4.1
100 E. Pratt Street	Splitco CAPB	—		—
Baltimore, MD 21202	Splitco STZA	3,552,422	(6)	7.2
	Splitco STZB	—		—

(1)
See footnote (1) to "Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Certain Beneficial Owners."

(2)
See footnote (4) to "Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Certain Beneficial Owners."

(3)
See footnote (7) to "Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Certain Beneficial Owners."

(4)
See footnote (8) to "Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Certain Beneficial Owners."

(5)
See footnote (9) to "Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Certain Beneficial Owners."

(6)
See footnote (11) to "Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Certain Beneficial Owners."

Pro Forma Security Ownership of Management

        The following table sets forth information with respect to the estimated beneficial ownership by each person who is expected to serve as an executive officer or director of Splitco and all of such persons as a group of shares of Splitco CAPA, Splitco CAPB, Splitco STZA and Splitco STZB, assuming that the redemption date had occurred at 5:00 p.m., New York City time, on December 31, 2010. The percentage voting power is presented on an aggregate basis for all series of Splitco common stock.

        The security ownership information for Splitco common stock has been estimated based upon outstanding stock information for Liberty Capital common stock and Liberty Starz common stock as of December 31, 2010, and, in the case of percentage ownership information, has been estimated based upon 75,139,893 shares of Splitco CAPA, 7,363,948 shares of Splitco CAPB, 49,130,652 shares of Splitco STZA, and 2,917,815 shares of Splitco STZB, estimated to have been issued in the Split-Off.

        Shares of restricted stock that will be issued pursuant to the transitional plan are included in the outstanding share numbers provided throughout this proxy statement/prospectus. Shares issuable upon exercise or conversion of options, warrants and convertible securities that would have been exercisable or convertible on or within 60 days after December 31, 2010 are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants or convertible securities for the purpose of computing the percentage ownership of the person and for the aggregate percentage owned by the directors and named executive officers as a group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other individual person. For purposes of the following presentation, beneficial ownership of shares of Splitco CAPB, though convertible on a one-for-one basis into shares of Splitco CAPA, is reported as beneficial ownership of Splitco CAPB only, and not as beneficial ownership of Splitco CAPA, but the voting power of the Splitco CAPA and Splitco CAPB have been aggregated. Similarly, beneficial ownership of shares of Splitco STZB, though convertible on a one-for-one basis into shares of Splitco STZA, is reported as beneficial ownership of Splitco STZB only, and not as beneficial ownership of Splitco STZA, but the voting power of the Splitco STZA and Splitco STZB have been aggregated.

        The number of shares indicated as owned by the following persons includes interests in shares that would have been held by the Liberty Media defined contribution 401(k) plan (the Liberty 401(k) Savings Plan) as of December 31, 2010. The shares held by the trustee of the Liberty 401(k) Savings Plan for the benefit of these persons are voted as directed by such persons.

        So far as is known to Liberty Media, the persons indicated below would have sole voting power with respect to the shares estimated to be owned by them, except as otherwise stated in the notes to the table.

Name	Title of Series	Amount and Nature of Beneficial Ownership		Percent of Series (%)	Voting Power (%)
		(In thousands)
John C. Malone	Splitco CAPA	2,825	(1)	3.7	39.0
Chairman of the Board	Splitco CAPB	6,131	(2)	83.3
	Splitco STZA	163	(3)	*
	Splitco STZB	2,446	(4)	82.8
Gregory B. Maffei	Splitco CAPA	1,179	(5)	*	*
President, Chief Executive	Splitco CAPB	—		—
Officer and Director	Splitco STZA	307	(5)	*
	Splitco STZB	—		—
Robert R. Bennett	Splitco CAPA	121	(6)	*	5.3
Director	Splitco CAPB	843	(7)	11.4
	Splitco STZA	43	(8)	*
	Splitco STZB	334	(7)	11.4
Donne F. Fisher	Splitco CAPA	26	(8)	*	*
Director	Splitco CAPB	28		*
	Splitco STZA	10	(8)	*
	Splitco STZB	11		*
M. Ian G. Gilchrist	Splitco CAPA	3	(8)	*	*
Director	Splitco CAPB	—		—
	Splitco STZA	1	(8)	*
	Splitco STZB	—		—
Evan D. Malone	Splitco CAPA	6	(8)	*	*
Director	Splitco CAPB	—		—
	Splitco STZA	2	(8)	*
	Splitco STZB	—		—
David E. Rapley	Splitco CAPA	12	(8)	*	*
Director	Splitco CAPB	—		—
	Splitco STZA	4	(8)	*
	Splitco STZB	—		—
Larry E. Romrell	Splitco CAPA	23	(8)	*	*
Director	Splitco CAPB	**		*
	Splitco STZA	4	(8)	*
	Splitco STZB	**		*

Name	Title of Series	Amount and Nature of Beneficial Ownership		Percent of Series (%)	Voting Power (%)
		(In thousands)
Andrea L. Wong	Splitco CAPA	**	(9)	*	*
Director	Splitco CAPB	—		—
	Splitco STZA	**	(9)	*
	Splitco STZB	—		—
Charles Y. Tanabe	Splitco CAPA	139	(5)	*	*
Executive Vice President and	Splitco CAPB	—		—
General Counsel	Splitco STZA	15	(5)	*
	Splitco STZB	—		—
David J.A. Flowers	Splitco CAPA	203	(5)	*	*
Senior Vice President and	Splitco CAPB	—		—
Treasurer	Splitco STZA	23	(5)	*
	Splitco STZB	—		—
Albert E. Rosenthaler	Splitco CAPA	24	(5)	*	*
Senior Vice President	Splitco CAPB	—		—
	Splitco STZA	12	(5)	*
	Splitco STZB	—		—
Christopher W. Shean	Splitco CAPA	70	(5)	*	*
Senior Vice President and	Splitco CAPB	—		—
Controller	Splitco STZA	28	(5)	*
	Splitco STZB	—		—
All directors and executive officers as a group (14 persons)	Splitco CAPA	4,630	(10)	6.1	45.0
	Splitco CAPB	7,002	(11)	95.1
	Splitco STZA	615	(3)	1.2
	Splitco STZB	2,791	(12)	94.5

*
Less than one percent

**
Less than 1,000 shares

(1)
See footnotes (1), (2), (3), (5), (6), (7) and (8) to "Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Management."

(2)
See footnotes (1), (6) and (9) to "Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Management."

(3)
See footnotes (1), (2), (3), (4), (5), (6) and (7) to "Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Management."

(4)
See footnotes (1), (5), (6) and (9) to "Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Management."

(5)
See footnotes (2), (4) and (5) to "Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Management."

(6)
See footnotes (4), (5) and (10) to "Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Management."

(7)
See footnote (10) to "Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Management."

(8)
See footnotes (4) and (5) to "Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Management."

(9)
See footnote (4) to "Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Management."

(10)
See footnotes (1), (2), (3), (4), (5), (6), (7), (8) and (10) to "Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Management."

(11)
See footnotes (1), (6), (9) and (10) to "Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Management."

(12)
See footnotes (1), (5), (6), (9) and (10) to "Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Management."

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

        The following table sets forth information concerning shares of Liberty Media common stock beneficially owned by each person or entity (excluding any of its directors and executive officers) known by Liberty Media to own more than five percent of the outstanding shares of any series of Liberty Media common stock. All of such information is based on publicly available filings.

        The security ownership information is given as of December 31, 2010 and, in the case of percentage ownership information, is based upon (1) 75,139,893 LCAPA shares, (2) 7,363,948 LCAPB shares, (3) 570,731,067 LINTA shares, (4) 29,059,016 LINTB shares, (5) 49,130,652 LSTZA shares and (6) 2,917,815 LSTZB shares, in each case, outstanding on that date. The percentage voting power is presented on an aggregate basis for all series of common stock.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class (%)	Voting Power (%)
Capital Research and Management Company	LCAPA	7,174,145	(1)	9.6	0.9
333 South Hope Street	LCAPB	—		—
Los Angeles, CA 90071	LINTA	—		—
	LINTB	—		—
	LSTZA	2,869,658	(1)	5.8
	LSTZB	—		—
Southeastern Asset Management, Inc.	LCAPA	—		—	7.9
6410 Poplar Ave., Suite 900	LCAPB	—		—
Memphis, TN 38119	LINTA	85,401,302	(2)	15.0
	LINTB	—		—
	LSTZA	—		—
	LSTZB	—		—
		—		—
Longleaf Partners Fund	LCAPA	—		—	3.0
c/o Southeastern Asset Management, Inc.	LCAPB	—		—
6410 Poplar Ave., Suite 900	LINTA	32,411,943	(2)	5.7
Memphis, TN 38119	LINTB	—		—
LSTZA
	LSTZB	—		—
The Growth Fund of America, Inc.	LCAPA	—		—	3.5
333 South Hope Street	LCAPB	—		—
Los Angeles, CA 90071	LINTA	38,167,500	(3)	6.7
	LINTB	—		—
	LSTZA	—		—
	LSTZB	—		—
ClearBridge Advisors, LLC	LCAPA	8,406,246	(4)	11.2	3.3
399 Park Avenue	LCAPB	—		—
New York, NY 10022	LINTA	27,439,601	(5)	4.8
	LINTB	—		—
	LSTZA	—		—
	LSTZB	—		—

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class (%)	Voting Power (%)
Dodge & Cox	LCAPA	—		—	5.7
555 California Street, 40th Floor	LCAPB	—		—
San Francisco, CA 94104	LINTA	62,275,932	(6)	10.9
	LINTB	—		—
	LSTZA	—		—
	LSTZB	—		—
Comcast QVC, Inc.	LCAPA	5,000,000	(7)	6.6	0.5
	LCAPB	—		—
	LINTA	—		—
	LINTB	—		—
	LSTZA	—		—
	LSTZB	—		—
Paulson & Co., Inc.	LCAPA	—		—
1251 Avenue of the Americas	LCAPB	—		—
New York, NY 10020	LINTA	—		—
	LINTB	—		—
	LSTZA	3,300,000	(8)	6.7	0.3
	LSTZB	—		—
T. Rowe Price Associates, Inc.	LCAPA	5,757,300	(9)	7.7	7.2
100 E. Pratt Street	LCAPB	—		—
Baltimore, MD 21202	LINTA	69,205,345	(10)	12.1
	LINTB	—		—
	LSTZA	3,552,422	(11)	7.2
	LSTZB	—		—

(1)
Based on Amendment No. 1 to Schedule 13G, dated February 10, 2006, filed by Capital Research and Management Company (CRMC) with respect to Liberty Media's predecessor issuer, as adjusted to give effect to intervening restructuring, reclassification and split-off transactions. According to the Schedule 13G/A, CRMC acts as investment adviser to various investment companies and as a result is deemed to be the beneficial owner of 7,174,145 shares of LCAPA and 2,869,658 shares of LSTZA, but disclaims beneficial ownership of those shares pursuant to Rule 13d-4. After giving effect to the aforementioned adjustments to the Schedule 13G/A figures, Liberty Media estimates that CRMC has sole voting power over 2,241,395 shares of LCAPA and 896,580 shares of LSTZA.

(2)
Based on Amendment No. 5 to Schedule 13G, dated February 5, 2010, filed by Southeastern Asset Management, Inc. (Southeastern), an investment advisor, Longleaf Partners Fund (Longleaf), an investment company of which Southeastern is the investment advisor, and O. Mason Hawkins, Chairman of the Board and CEO of Southeastern. According to the Schedule 13G/A, all of the shares are owned by Southeastern's investment advisory clients and none is owned directly or indirectly by Southeastern or Mr. Hawkins, and that while Mr. Hawkins could be deemed a controlling person of Southeastern he disclaims the existence of such control. Southeastern and Mr. Hawkins disclaim beneficial ownership of the shares covered by the Schedule 13G/A pursuant to Rule 13d-4. The Schedule 13G/A states that Southeastern has sole voting power over 43,470,609 shares, shared voting power over 32,411,943 shares, no voting power over 9,518,750 shares, sole dispositive power over 52,989,359 shares, and shared dispositive voting power over 32,411,943 shares, while Longleaf has shared voting and dispositive power over 32,411,943 shares.

(3)
Based on the Schedule 13G, dated December 10, 2007, filed by The Growth Fund of America, an investment company (The Growth Fund), which states that The Growth Fund has sole voting power over the shares. The Schedule 13G states that The Growth Fund is advised by CRMC.

(4)
Based on Amendment No. 2 to Schedule 13G/A, dated February 12, 2010, by ClearBridge Advisors, LLC, an investment advisor (ClearBridge), which states that ClearBridge has sole voting power over 5,469,533 shares and sole dispositive power over 8,406,246 shares.

(5)
Based on Amendment No. 1 to Schedule 13G, dated February 13, 2009, filed by ClearBridge which states that ClearBridge has sole voting power over 19,600,089 shares and sole dispositive power over 27,439,601 shares

(6)
Based on Amendment No. 2 to Schedule 13G, dated February 12, 2010, filed by Dodge & Cox, an investment advisor, which states that all of the shares are owned by Dodge & Cox's investment advisory clients. The Schedule 13G/A states that Dodge & Cox has sole voting power over 59,221,132 shares, shared voting power over 125,025 shares, and sole dispositive power over 62,275,932 shares.

(7)
Based on the Schedule 13G, dated February 17, 2009, filed by Comcast QVC, Inc., Comcast Programming Holdings, Inc., Comcast Holdings Corporation and Comcast Corporation, which states that each of such entities has shared voting power and dispositive power over such shares.

(8)
Based on the Schedule 13G, dated February 16, 2010, filed by Paulson & Co., Inc., an investment advisor (Paulson), which states that all of the shares are owned by Paulson's investment advisory clients and that Paulson has sole voting and dispositive power over such shares.

(9)
Based on the Schedule 13G, dated February 11, 2010, filed by T. Rowe Price Associates, Inc., an investment advisor (Price Associates), which states that all of the shares are owned by Price Associates' investment advisory clients and that Price Associates has sole voting power over 692,000 shares and sole dispositive power over 5,757,300 shares.

(10)
Based on the Schedule 13G, dated April 30, 2010, filed by Price Associates, which states that all of the shares are owned by Price Associates' investement advisory clients, and that Price Associates has sole voting power over 16,898,194 shares and sole dispositive power over 69,205,345 shares.

(11)
Based on the Schedule 13G, dated February 11, 2010, filed by Price Associates, which states that all of the shares are owned by Price Associates' investment advisory clients, and that Price Associates has sole voting power over 857,497 shares and sole dispositive power over 3,537,297 shares.

Security Ownership of Management

        The following table sets forth information with respect to the ownership by each of the directors and named executive officers of Liberty Media and by all of its directors and named executive officers as a group of shares of each series of Liberty Media common stock. The security ownership information is given as of December 31, 2010, and, in the case of percentage ownership information, is based upon (1) 75,139,893 LCAPA shares, (2) 7,363,948 LCAPB shares, (3) 570,731,067 LINTA shares, (4) 29,059,016 LINTB shares, (5) 49,130,652 LSTZA shares and (6) 2,917,815 LSTZB shares, in each case, outstanding on that date. The percentage voting power is presented in the table below on an aggregate basis for all series of common stock.

        Shares of restricted stock that have been granted pursuant to Liberty Media's incentive plans are included in the outstanding share numbers, for purposes of the table below and throughout this proxy statement/prospectus. Shares of common stock issuable upon exercise or conversion of options, warrants and convertible securities that were exercisable or convertible on or within 60 days after December 31, 2010, are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants or convertible securities for the purpose of computing the percentage ownership of that person and for the aggregate percentage owned by the directors and named executive officers as a group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other individual person. For purposes of the following presentation, beneficial ownership of shares of LCAPB, LINTB and LSTZB, though convertible on a one-for-one basis into shares of LCAPA, LINTA and LSTZA, respectively, are reported as beneficial ownership of LCAPB, LINTB and LSTZB only, and not as beneficial ownership of LCAPA, LINTA or LSTZA. So far as is known to Liberty Media, the persons indicated below have sole voting and dispositive power with respect to the shares indicated as owned by them, except as otherwise stated in the notes to the table.

        The number of shares indicated as owned by the persons in the table includes interests in shares held by the Liberty 401(k) Savings Plan as of December 31, 2010. The shares held by the trustee of the Liberty 401(k) Savings Plan for the benefit of these persons are voted as directed by such persons.

Name	Title of Series	Amount and Nature of Beneficial Ownership		Percent of Series (%)	Voting Power (%)
		(In thousands)
John C. Malone	LCAPA	2,825	(1)(2)(3)(5)(6)(7)(8)	3.7	33.9
Chairman of the Board	LCAPB	6,131	(1)(6)(9)	83.3
	LINTA	5,512	(1)(2)(3)(5)(6)(7)(8)	*
	LINTB	27,708	(1)(5)(6)(9)	93.9
	LSTZA	163	(1)(2)(3)(4)(5)(6)(7)	*
	LSTZB	2,446	(1)(5)(6)(9)	82.8
Gregory B. Maffei	LCAPA	1,179	(2)(4)(5)	1.5	*
President, Chief Executive	LCAPB	—		—
Officer and Director	LINTA	3,445	(2)(4)(5)	*
	LINTB	—		—
	LSTZA	307	(2)(4)(5)	*
	LSTZB	—		—
Robert R. Bennett	LCAPA	121	(4)(5)(10)	*	1.2
Director	LCAPB	843	(10)	11.4
	LINTA	877	(4)(5)(10)	*
	LINTB	**	(10)	*
	LSTZA	43	(4)(5)	*
	LSTZB	334	(10)	11.4

Name	Title of Series	Amount and Nature of Beneficial Ownership		Percent of Series (%)	Voting Power (%)
		(In thousands)
Donne F. Fisher	LCAPA	26	(4)(5)	*	*
Director	LCAPB	28		*
	LINTA	128	(4)(5)	*
	LINTB	140		*
	LSTZA	10	(4)(5)	*
	LSTZB	11		*
M. Ian G. Gilchrist	LCAPA	3	(4)(5)	*	*
Director	LCAPB	—		—
	LINTA	13	(4)(5)	*
	LINTB	—		—
	LSTZA	1	(4)(5)	*
	LSTZB	—		—
Evan D. Malone	LCAPA	6	(4)(5)	*	*
Director	LCAPB	—		—
	LINTA	30	(4)(5)	*
	LINTB	—		—
	LSTZA	2	(4)(5)	*
	LSTZB	—		—
David E. Rapley	LCAPA	12	(4)(5)	*	*
Director	LCAPB	—		—
	LINTA	54	(4)(5)	*
	LINTB	—		—
	LSTZA	4	(4)(5)	*
	LSTZB	—		—
M. LaVoy Robison	LCAPA	12	(4)(5)	*	*
Director	LCAPB	—		—
	LINTA	54	(4)(5)	*
	LINTB	—		—
	LSTZA	4	(4)(5)	*
	LSTZB	—		—
Larry E. Romrell	LCAPA	23	(4)(5)	*	*
Director	LCAPB	**		*
	LINTA	55	(4)(5)	*
	LINTB	**		*
	LSTZA	4	(4)(5)	*
	LSTZB	**		*
Andrea L. Wong	LCAPA	**	(4)	*	*
Director	LCAPB	—		—
	LINTA	6	(4)	*
	LINTB	—		—
	LSTZA	**	(4)	*
	LSTZB	—		—
Charles Y. Tanabe	LCAPA	139	(2)(4)(5)	*	*
Executive Vice President and	LCAPB	—		—
General Counsel	LINTA	1,236	(2)(4)(5)	*
	LINTB	—		—
	LSTZA	15	(2)(4)(5)	*
	LSTZB	—		—

Name	Title of Series	Amount and Nature of Beneficial Ownership		Percent of Series (%)	Voting Power (%)
		(In thousands)
David J.A. Flowers	LCAPA	203	(2)(4)(5)	*	*
Senior Vice President and Treasurer	LCAPB	—		—
	LINTA	951	(2)(4)(5)	*
	LINTB	—		—
	LSTZA	23	(2)(4)(5)	*
	LSTZB	—		—
Albert E. Rosenthaler	LCAPA	24	(2)(4)(5)	*	*
Senior Vice President	LCAPB	—		—
	LINTA	596	(2)(4)(5)	*
	LINTB	—		—
	LSTZA	12	(2)(4)(5)	*
	LSTZB	—		—
Christopher W. Shean	LCAPA	70	(2)(4)(5)	*	*
Senior Vice President and	LCAPB	—		—
Controller	LINTA	549	(2)(4)(5)	*
	LINTB	—		—
	LSTZA	28	(2)(4)(5)	*
	LSTZB	—		—
All directors and executive officers as a group (14 persons)	LCAPA	4,642	(1)(2)(3)(4)(5)(6)(7)(8)(10)	6.1	35.8
	LCAPB	7,002	(1)(6)(9)(10)	95.1
	LINTA	13,506	(1)(2)(3)(4)(5)(6)(7)(8)(10)	2.3
	LINTB	27,849	(1)(5)(6)(9)(10)	94.4
	LSTZA	620	(1)(2)(3)(4)(5)(6)(7)	1.2
	LSTZB	2,791	(1)(5)(6)(9)(10)	94.5

*
Less than one percent

**
Less than 1,000 shares

(1)
Includes 75,252 LCAPA shares, 170,471 LCAPB shares, 376,260 LINTA shares, 852,358 LINTB shares, 30,100 LSTZA shares and 68,188 LSTZB shares held by Mr. Malone's wife, Mrs. Leslie Malone, as to which shares Mr. Malone has disclaimed beneficial ownership.

(2)
Includes shares held in the Liberty 401(k) Savings Plan as follows:

	LCAPA	LINTA	LSTZA
John C. Malone	544	7,241	513
Gregory B. Maffei	2,323	5,429	3,290
Charles Y. Tanabe	905	7,973	448
David J.A. Flowers	1,413	14,849	1,439
Albert E. Rosenthaler	1,004	11,610	1,074
Christopher W. Shean	3,717	7,674	322

Total	9,906	54,776	7,086

(3)
Includes 257,165 LCAPA shares, 1,790,825 LINTA shares and 66 LSTZA shares held by two trusts of which Mr. Malone is the sole trustee and, with respect to which, he and his wife retain a unitrust interest.

(4)
Includes restricted shares, none of which is vested, as follows:

	LCAPA	LINTA	LSTZA
John C. Malone	—	—	15,211
Gregory B. Maffei	69,976	194,699	23,797
Robert R. Bennett	1,255	8,025	725
Donne F. Fisher	1,255	8,025	725
M. Ian G. Gilchrist	1,255	8,025	725
Evan D. Malone	1,255	8,025	725
David E. Rapley	1,255	8,025	725
M. LaVoy Robison	1,255	8,025	725
Larry E. Romrell	1,255	8,025	725
Andrea L. Wong	990	6,405	575
Charles Y. Tanabe	16,562	44,877	6,203
David J.A. Flowers	7,778	22,083	3,308
Albert E. Rosenthaler	9,289	25,386	3,387
Christopher W. Shean	8,349	22,551	3,245

Total	121,729	372,176	60,801

(5)
Includes beneficial ownership of shares that may be acquired upon exercise of, or which relate to, stock options and stock appreciation rights exercisable within 60 days after December 31, 2010. Mr. Malone has the right to convert the options to purchase LINTB shares and LSTZB shares into an equal number of options to purchase LINTA shares and LSTZA shares, respectively.

	LCAPA	LINTA	LINTB	LSTZA	LSTZB
John C. Malone	246,012	1,055,670	450,000	104,342	36,000
Gregory B. Maffei	648,996	2,912,281	—	261,538	—
Robert R. Bennett	105,450	522,400	—	41,820	—
Donne F. Fisher	9,910	43,860	—	3,604	—
M. Ian G. Gilchrist	1,270	5,330	—	387	—
Evan D. Malone	4,485	19,680	—	1,407	—
David E. Rapley	9,910	43,860	—	3,604	—
M. LaVoy Robison	9,910	43,860	—	3,604	—
Larry E. Romrell	9,910	43,860	—	3,604	—
Charles Y. Tanabe	12,864	1,119,989	—	5,692	—
David J.A. Flowers	82,686	859,923	—	14,721	—
Albert E. Rosenthaler	6,847	540,568	—	6,060	—
Christopher W. Shean	50,186	473,087	—	22,048	—

Total	1,198,436	7,684,368	450,000	472,431	36,000

(6)
Includes 25,700 shares of LCAPA, 91,789 shares of LCAPB, 128,500 shares of LINTA, 458,946 shares of LINTB, 10,280 shares of LSTZA and 36,715 shares of LSTZB held by two trusts which are managed by an independent trustee, of which the beneficiaries are Mr. Malone's adult children and in which Mr. Malone has no pecuniary interest. Mr. Malone retains the right to substitute assets held by the trusts and has disclaimed beneficial ownership of the shares held by the trusts.

(7)
Includes 2,219,873 shares of LCAPA, 2,151,718 shares of LINTA and 2,240 shares of LSTZA pledged to Fidelity Brokerage Services, LLC (Fidelity) in connection with a margin loan facility extended by Fidelity to Mr. Malone.

(8)
Includes 622 shares of LCAPA and 1,427 shares of LINTA pledged to Bank of America in connection with a loan facility extended to Mr. Malone.

(9)
In February 1998, in connection with the settlement of certain legal proceedings relative to the Estate of Bob Magness, the late founder and former Chairman of the Board of TCI, TCI entered into a call agreement with Mr. Malone and Mr. Malone's wife. In connection with the acquisition by AT&T of TCI, TCI assigned to Liberty Media's predecessor its rights under this call agreement. Liberty Media has since succeeded to these rights. As a result, Liberty Media has the right, under certain circumstances, to acquire LCAPB shares,

  LINTB shares and LSTZB shares owned by the Malones. The call agreement also prohibits the Malones from disposing of their LCAPB shares, LINTB shares and LSTZB shares, except for certain exempt transfers (such as transfers to related parties or public sales of up to an aggregate of 5% of their shares of LCAPB, LINTB or LSTZB after conversion to shares of LCAPA, LINTA or LSTZA, respectively) and except for transfers made in compliance with Liberty Media's call rights. Splitco will not have any similar call rights with respect to Mr. and Mrs. Malone's Splitco CAPB and Splitco STZB shares following the Split-Off.

(10)
Includes 12,136 LCAPA shares, 157,365 LCAPB shares, 299,567 LINTA shares, 100 LINTB shares, and 68,509 LSTZB shares owned by Hilltop Investments, LLC, which is jointly owned by Mr. Bennett and his wife, Mrs. Deborah Bennett.

  Ownership of Subsidiary Securities

        As of September 30, 2010, Gregory B. Maffei owned 20.59% of Lockerz, Inc., a subsidiary of Liberty Media, of which Liberty Media owns 51.48%. See "Certain Relationships and Related Transactions—Lockerz." To Liberty Media's knowledge, no other executive officer or director of Liberty Media beneficially owns any equity securities of any of its subsidiaries.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Under Splitco's Code of Business Conduct and Ethics and Corporate Governance Guidelines, if a director has an actual or potential conflict of interest (which includes being a party to a proposed "related party transaction" (as defined by Item 404 of Regulation S-K)), the director is to promptly inform the chief executive officer and the chairman of the independent committee of the Splitco board designated by the Splitco board to address such actual or potential conflicts. Directors are to recuse themselves from any discussion or decision by the Splitco board or a Splitco board committee that involves or affects their personal, business or professional interests. An independent committee of the Splitco board designated by the Splitco board will resolve any conflict of interest issue involving a director or the chief executive officer or any other executive officer of Splitco. No related party transaction may be effected by Splitco without the approval of the independent committee of the Splitco board designated by the Splitco board to address such actual or potential conflicts. When the potential conflict or transaction involves an executive officer, the audit committee is the independent committee expected to be charged with this responsibility. When the potential conflict or transaction involves a director, a committee of the disinterested independent directors is the independent committee expected to be charged with this duty.

        The foregoing procedures were not followed in connection with any of the agreements described under "—Relationships Between Splitco and Liberty Media" below as these agreements were approved by the board of Liberty Media, acting as a whole, and will be approved by the board of Splitco, acting as a whole, prior to their execution. We have included the estimated dollar value of each transaction contemplated by these agreements to the extent the same is currently estimable.

Relationships Between Splitco and Liberty Media

        Following the Split-Off, Liberty Media and Splitco will operate independently, and neither will have any ownership interest in the other. In order to govern certain of the ongoing relationships between Liberty Media and Splitco after the Split-Off and to provide mechanisms for an orderly transition, Liberty Media and Splitco are entering into certain agreements, the terms of which are summarized below.

  Reorganization Agreement

        Prior to the redemption date, Splitco will enter into a reorganization agreement with Liberty Media to provide for, among other things, the Reattribution, the principal corporate transactions required to effect the Split-Off, certain conditions to the Split-Off and provisions governing the relationship between Splitco and Liberty Media with respect to and resulting from the Split-Off.

        The reorganization agreement will provide that, prior to the redemption date, Liberty Media will transfer to Splitco, or cause its other subsidiaries to transfer to Splitco, directly or indirectly, (i) Liberty Media's interests in substantially all of the assets and liabilities currently attributed to Liberty Media's Capital Group and (ii) Liberty Media's interest in all of the assets and liabilities currently attributed to Liberty Media's Starz Group. The reorganization agreement will also provide for mutual indemnification obligations, which are designed to make Splitco financially responsible for substantially all of the liabilities that may exist relating to the businesses included in Splitco at the time of the Split-Off together with certain other specified liabilities, as well as for all liabilities incurred by Splitco after the Split-Off, and to make Liberty Media financially responsible for all potential liabilities of Splitco which are not related to Splitco's businesses, including, for example, any liabilities arising as a result of Splitco having been a subsidiary of Liberty Media, together with certain other specified liabilities. These indemnification obligations exclude any matters relating to taxes. For a description of the allocation of tax-related obligations, please see "—Tax Sharing Agreement" below.

        In addition, the reorganization agreement will provide for each of Splitco and Liberty Media to preserve the confidentiality of all confidential or proprietary information of the other party for five years following the Split-Off, subject to customary exceptions, including disclosures required by law, court order or government regulation.

        The reorganization agreement may be terminated and the Split-Off may be abandoned, at any time prior to the effective time of the redemption, by and in the sole discretion of the Liberty Media board of directors, and irrespective of the receipt of the requisite stockholder approval to the redemption proposal. In such event, Liberty Media will have no liability to any person under the reorganization agreement or any obligation to effect the Split-Off.

        This summary is qualified by reference to the full text of the reorganization agreement, a form of which will be filed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part, and is hereby incorporated by reference herein.

  Services Agreement

        Prior to the redemption date, Liberty Media will enter into a services agreement with Splitco, pursuant to which, following the Split-Off, Splitco will provide Liberty Media with specified services and benefits, including:

  •
  technical and information technology assistance (including management information systems, computer, data storage network and telecommunications services) computers, office supplies, postage, courier service and other office services;

  •
  insurance administration and risk management services;

  •
  other services typically performed by Splitco's treasury, legal, investor relations, tax, accounting, finance, payroll, cash management, human resources, and real estate management departments and personnel; and

  •
  such other services as Splitco and Liberty Media may from time to time mutually determine to be necessary or desirable.

        Liberty Media will make payments to Splitco under the services agreement based upon a portion of Splitco's personnel costs (taking into account wages and benefits) of the Splitco officers and employees who are expected to provide services to Liberty Media, including the executive officers of Splitco who will also act as Liberty Media's executive officers. These personnel costs will be comparable to those arrived at on an arms'-length basis and will be based upon the allocated percentages of time spent by Splitco personnel performing services for Liberty Media under the services agreement. Liberty Media will also reimburse Splitco for direct out-of-pocket costs incurred by Splitco for third party services provided to Liberty Media. Splitco and Liberty Media will evaluate all charges for reasonableness semi-annually and make adjustments to these charges as Splitco and Liberty Media mutually agree upon. Based upon the current personnel costs of the affected Splitco personnel and Liberty Media's anticipated percentage usage thereof, the fees payable to Splitco for the first year of the services agreement are expected to be approximately $[8-12 million].

        The services agreement will continue in effect until the close of business on the third anniversary of the Split-Off, unless earlier terminated (1) by Liberty Media at any time on at least 30 days' prior written notice, (2) by Splitco upon written notice to Liberty Media, following certain changes in control of Liberty Media or Liberty Media being the subject of certain bankruptcy or insolvency-related events or (3) by Liberty Media upon written notice to Splitco, following certain changes in control of Splitco or Splitco being the subject of certain bankruptcy or insolvency-related events.

        This summary is qualified by reference to the full text of the services agreement, a form of which is filed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part.

  Facilities Sharing Agreement

        Prior to the redemption date, Liberty Media will enter into a three-year facilities sharing agreement with a subsidiary of Splitco, pursuant to which, following the Split-Off, Liberty Media will share office facilities with Splitco located at 12300 Liberty Boulevard, Englewood, Colorado. Liberty Media will pay a sharing fee for use of the office based on a comparable fair market rental rate and an estimate of the usage of the office facilities by or on behalf of Liberty Media (which we estimate to be approximately [        ] for the first year of the facilities sharing agreement).

        The facilities sharing agreement will continue in effect until the close of business on December 31, [20    ], unless earlier terminated (1) by Liberty Media at any time on at least 30 days' prior written notice, (2) by Liberty Media upon written notice to Splitco, following certain changes in control of Splitco or Splitco being the subject of certain bankruptcy or insolvency-related events or (3) by Splitco upon written notice to Liberty Media, following certain changes in control of Liberty Media or Liberty Media being the subject of certain bankruptcy or insolvency-related events.

        This summary is qualified by reference to the full text of the facilities sharing agreement, a form of which is filed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part.

  Aircraft Time Sharing Agreements

        Prior to the redemption date, Splitco will enter into an aircraft time sharing agreement with Liberty Media or one of its wholly-owned subsidiaries (Lessee) for each of two aircraft that will be owned by Splitco. Each aircraft time sharing agreement will provide that Splitco will lease the aircraft to Lessee and provide a fully qualified flight crew for all operations on a periodic, non-exclusive time sharing basis.

        Lessee will pay Splitco an amount equal to 200% of the actual expenses for fuel for each flight conducted under each aircraft time sharing agreement (which we estimate to be approximately [        ] for the first year of each aircraft time sharing agreement).

        The aircraft time sharing agreements will continue in effect until the close of business on the first anniversary of the Split-Off, and then will be automatically renewed on a month-to-month basis, unless terminated earlier by either party upon at least 30 days' prior written notice.

        This summary is qualified by reference to the full text of the aircraft time sharing agreements, a form of which is filed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part.

  Tax Sharing Agreement

        Prior to the effective time of the redemption, Splitco, Liberty Media and Liberty Media LLC will enter into the Tax Sharing Agreement. The Tax Sharing Agreement generally allocates taxes, tax benefits, tax items, and tax-related losses between Liberty Media and Splitco in a manner consistent with the tax sharing policies of Liberty Media in effect prior to the Split-Off, with taxes, tax benefits, tax items, and tax-related losses attributable to the assets, liabilities and activities of the Interactive Group being allocated to Liberty Media and taxes, tax benefits, tax items, and tax-related losses attributable to the assets, liabilities and activities of the Capital Group and the Starz Group being allocated to Splitco. In addition, the Tax Sharing Agreement includes specific rules, not addressed by the Liberty Media tax sharing policies, related to the manner in which any taxes or tax-related losses arising from the Split-Off or the issuance of the Splitco Capital common stock and Splitco Starz common stock in connection with the Split-Off will be allocated between the parties and provides restrictive covenants intended to preserve the tax-free treatment of the Split-Off and prior transactions that have been effected by Liberty Media and its subsidiaries, including the LEI Split-Off, the News Exchange, the restructuring transaction involving Liberty Media and Liberty Media LLC that occurred on May 9, 2006 (the Liberty Restructuring), the reclassification and certain related restructuring transactions. The failure by a party to comply with its restrictive covenants may change the general allocation of taxes, tax benefits, tax items, or tax-related losses between the parties related to those transactions. The Tax Sharing Agreement also provides for the agreements between the parties related to the filing of tax returns, control of tax audits, cooperation on tax matters, retention of tax records, indemnification, and other tax matters.

        References in this summary (i) to the terms "tax" or "taxes" mean U.S. federal, state, local and foreign taxes as well as any interest, penalties, additions to tax or additional amounts in respect of such taxes, (ii) to the term "Tax-related losses" refer to losses arising from the Split-Off and certain related restructuring transactions as a result of (x) the failure of such transactions to be tax-free or (y) the stock of Liberty Media or Splitco not being treated as stock of Liberty Media or Splitco, respectively, or being treated as Section 306 stock within the meaning of Section 306(c) of the Code, for U.S. federal income tax purposes, (iii) to the term "LEI Tax-related losses" refer to losses arising from the failure of the LEI Split-Off and related restructuring transactions to be tax-free, and (iv) to the term "News Tax-related losses" refer to losses arising from the failure of the News Exchange and related restructuring transactions to be tax-free. In addition, references to the "Liberty Media group" mean, following the effective time of the Split-Off, Liberty Media and its subsidiaries; and references to the "Liberty Media business" generally mean:

  •
  with respect to any tax year (or portion thereof) ending at or before the effective time of the Split-Off, the assets, liabilities and businesses that were tracked during such tax year (or portion thereof), and only for so long as so tracked, by the Liberty Interactive common stock, and for periods ending prior to May 9, 2006, the assets, liabilities and businesses of, and any equity or debt interests in, QVC, Inc., Provide Commerce, Inc. and their respective subsidiaries; and

  •
  with respect to any tax year (or portion thereof) beginning after the effective time of the Split-Off, the assets, liabilities, and businesses of the Liberty Media group.

References to the "Splitco group" mean, following the effective time of the Split-Off, Splitco and its subsidiaries; and references to "Splitco's business" generally mean, (x) with respect to any tax year (or portion thereof) ending at or before the effective time of the Split-Off, the assets, liabilities and businesses of Liberty Media (or its predecessor, Liberty Media LLC) and their respective subsidiaries (other than the Liberty Media business), and (y) with respect to any tax year (or portion thereof) beginning after the effective time of the Split-Off, the assets, liabilities, and businesses of the Splitco group.

        Splitco and its eligible subsidiaries currently join with Liberty Media in the filing of a consolidated return for U.S. federal income tax purposes and also join with Liberty Media in the filing of certain consolidated, combined, and unitary returns for state, local, and foreign tax purposes. However, generally for tax periods beginning after the Split-Off, Splitco and the members of its group will not join with Liberty Media in the filing of federal, state, local or foreign consolidated, combined or unitary tax returns.

        Under the Tax Sharing Agreement, Liberty Media is liable for the taxes (determined without regard to tax benefits) allocated to it, as reduced first by any tax benefits allocated to it and then by any tax benefits allocated to Splitco (to the extent such benefits are not first used by Splitco), and must pay such taxes, as so reduced, to the applicable tax authority or to Splitco (if Splitco is responsible for preparing the applicable tax return), and Liberty Media is liable for paying Splitco for any tax benefits allocated to Splitco that are used by Liberty Media to reduce the taxes allocated to it. Similarly, Splitco is liable for the taxes (determined without regard to tax benefits) allocated to Splitco, as reduced first by any tax benefits allocated to it and then by any tax benefits allocated to Liberty Media (to the extent such benefits are not first used by Liberty Media), and must pay such taxes, as so reduced, to the applicable tax authority or to Liberty Media (if Liberty Media is responsible for preparing the applicable tax return), and Splitco is liable for paying Liberty Media for any tax benefits allocated to Liberty Media that are used by Splitco to reduce the taxes allocated to it.

        Generally, taxes (determined without regard to tax benefits) for any tax year (or portion thereof) shall be allocated between Splitco and Liberty Media in proportion to the taxable income or other applicable items of the Splitco business and the Liberty Media business that contribute to such taxes, and tax benefits shall be allocated between Splitco and Liberty Media in proportion to the losses, credits or other applicable items of the Splitco business and the Liberty Media business that contribute to such tax benefits. Tax items attributable to the Splitco business that are carried forward or back and used as a tax benefit in another tax year generally shall be allocated to Splitco, and tax items attributable to the Liberty Media business that are carried forward or back and used as a tax benefit in another tax year shall be allocated to Liberty Media. Special allocation rules apply, however, as follows:

  •
  Liberty Media shall be allocated any taxes and Tax-related losses that result from the Split-Off and certain related restructuring transactions (other than a portion of any transfer taxes as described below), except that Splitco shall be allocated any such taxes or Tax-related losses that (i) result primarily from, individually or in the aggregate, a breach by Splitco of any of its restrictive covenants described below, (ii) result from the Splitco Capital common stock or the Splitco Starz common stock not being treated as stock of Splitco, or being treated as Section 306 stock within the meaning of Section 306(c) of the Code, for U.S. federal income tax purposes; (iii) result from the Liberty Interactive common stock, the Liberty Capital common stock, or the Liberty Starz common stock not being treated as stock of Liberty Media, or being treated as Section 306 stock within the meaning of Section 306(c) of the Code, for U.S. federal income tax purposes, (iv) result from Section 355(e) of the Code applying to the Split-Off as a result of the Split-Off being part of a plan (or series of related transactions) pursuant to which one or more persons acquire a 50-percent or greater interest (measured by vote or value) in the stock of Splitco or (v) result from deferred intercompany items or excess loss accounts that are triggered by the Split-Off, and that would otherwise be allocated to Splitco; provided, however, that Splitco shall not be allocated any such taxes or Tax-related losses pursuant to clause (ii) or (iii) to the extent that such taxes or Tax-related losses result primarily from, individually or in the aggregate, a breach by Liberty Media of any of its restrictive covenants described below;

  •
  Splitco shall be allocated any taxes and LEI Tax-related losses resulting from the LEI Split-Off and related restructuring transactions, except that Liberty Media shall be allocated any such taxes or LEI Tax-related losses that result primarily from, individually or in the aggregate, a breach by Liberty Media of any of its restrictive covenants described below;

  •
  Splitco shall be allocated any taxes and News Tax-related losses resulting from the News Exchange and related restructuring transactions, except that Liberty Media shall be allocated any such taxes or News Tax-related losses that result primarily from, individually or in the aggregate, a breach by Liberty Media of any of its restrictive covenants described below;

  •
  Splitco shall be allocated any taxes and losses resulting from (i) the treatment of the Liberty Interactive common stock, the Liberty Capital common stock, the Liberty Starz common stock or the Liberty Entertainment common stock as other than stock of Liberty Media, or as Section 306 stock within the meaning of Section 306(c) of the Code, in any taxable period (or portion thereof) ending at or before the Split-Off, (ii) the actual or deemed disposition of any assets caused by the issuance of the Liberty Interactive common stock, the Liberty Capital common stock, the Liberty Starz common stock or the Liberty Entertainment common stock in any taxable period (or portion thereof) ending at or before the Split-Off, (iii) the treatment of the Splitco Capital common stock or the Splitco Starz common stock as other than stock of Splitco, or as Section 306 stock within the meaning of Section 306(c) of the Code, or (iv) the actual or deemed disposition of any assets caused by the issuance of the Splitco Capital common stock or the Splitco Starz common stock; provided, however, that Liberty Media shall be allocated any such taxes or losses that (x) result primarily from, individually or in the aggregate, a breach by Liberty Media of any of its restrictive covenants described below, or (y) result from deferred intercompany items or excess loss accounts that are triggered thereby, and that would otherwise be allocated to Liberty Media;

  •
  Liberty Media shall be allocated any tax benefit that results from the carryback of a tax item that is otherwise allocated to Splitco during a tax year beginning after the effective time of the Split-Off to a tax return that Liberty Media is responsible for filing for a tax year beginning before the Split-Off to the extent (and only to such extent) that such carryback increases the taxes or reduces the tax benefits that would otherwise be allocable to Liberty Media;

  •
  Liberty Media shall be allocated all taxes and tax items resulting from an aggregate of approximately $846.2 million in net taxable income to be recognized ratably in tax years 2014 through 2018 as a result of the cancellation in April 2009 of $400 million in principal amount of the 4% Senior Exchangeable Debentures due 2029 issued by Liberty Media LLC and $350 million in principal amount of the 3 3/4% Senior Exchangeable Debentures due 2030 issued by Liberty Media LLC and the cancellation in March 2009 of $10 million in principal amount of the 3 1/4% Senior Exchangeable Debentures due 2031 issued by Liberty Media LLC;

  •
  for any tax year or portion thereof ending at or before the effective time of the Split-Off, (x) taxes and tax items arising from the issuance, vesting, exercise or settlement of any Compensatory Equity Interests with respect to any series of Liberty Interactive common stock or in any entity owned directly or indirectly by Liberty Media prior to the Split-Off (other than Live Nation Entertainment, Inc.) that is or was tracked by the Liberty Interactive common stock or any entity acquired, directly or indirectly, by Liberty Media following the Split-Off (each, an Interactive Entity) shall be allocated to Liberty Media; (y) taxes and tax items arising from the issuance, vesting, exercise or settlement of any Compensatory Equity Interests with respect to any class or series of Liberty Media stock (other than any series of Liberty Interactive common stock) or in any entity (including DIRECTV, Discovery, LGI, and Ascent Media Corporation) other than Liberty Media or any Interactive Entity shall be allocated to Splitco, and (z) any other taxes or tax items related to employee, independent contractor or director compensation or employee benefits shall be allocated to Liberty Media to the extent that the Liberty Media business is or was responsible for the underlying obligation and to Splitco to the extent that the Splitco business is or was responsible for the underlying obligation;

  •
  for any tax year or portion thereof beginning after the effective time of the Split-Off, (x) taxes and tax items arising from the issuance, vesting, exercise or settlement of any Compensatory Equity Interests with respect to any class or series of Liberty Media stock or in any Interactive Entity shall be allocated to Liberty Media; (y) taxes and tax items arising from the issuance, vesting, exercise or settlement of any Compensatory Equity Interests with respect to any class or series of Splitco stock or in any entity (including DIRECTV, Discovery, LGI, and Ascent Media Corporation) other than Liberty Media or any Interactive Entity shall be allocated to Splitco, and (z) any other taxes or tax items related to employee, independent contractor or director compensation or employee benefits shall be allocated to Liberty Media to the extent that the Liberty Media business is or was responsible for the underlying obligation and to Splitco to the extent that the Splitco business is or was responsible for the underlying obligation;

  •
  any alternative minimum federal tax credit shall be allocated between Splitco and Liberty Media in a manner that offsets the excess of the net payments previously made between the parties with respect to the tax return in which the corresponding alternative minimum federal tax liability was reported and the net payments that would have been made between the parties if no alternative minimum federal tax liability had been owed with respect to such tax return (treating any payment received as a negative amount of net payments made for this purpose);

  •
  Liberty Media shall be allocated any taxes or tax items of BUYSEASONS, Inc., Backcountry.com, Inc., Bodybuilding.com, LLC, Celebrate Express, Inc, Celebrate Interactive, Inc., Lockerz, LLC and each of their respective subsidiaries for any tax period (or portion thereof) ending on or prior to the date such entity was acquired, directly or indirectly, by Liberty Media;

  •
  for any tax period (whether beginning before, at or after the effective time of the Split-Off), taxes and tax items of any subsidiary that is acquired, directly or indirectly, after the Split-Off by any member of the Splitco group or by any member of the Liberty Media group shall generally be allocated to Splitco or Liberty Media, respectively;

  •
  Liberty Media and Splitco shall each be allocated 50 percent of any transfer taxes arising from the Split-Off and related restructuring transactions; and

  •
  Splitco shall be allocated all taxes, tax items, losses and payments attributable to Liberty Media LLC's tax sharing agreement with, among others, AT&T and Liberty Media LLC's tax sharing agreements with each of DHC and LMI.

        Payments will initially be made between Liberty Media and Splitco on the basis of the tax returns as filed, or if the tax is not reported on a tax return, on the basis of the amount of tax initially paid to the tax authority. Additional payments will then be made if additional taxes are subsequently paid, refunds or tax benefits are subsequently received or utilized, or the amount or character of any tax item is adjusted or redetermined. Payments that are not made within the time period prescribed by the Tax Sharing Agreement will bear interest until they are made.

        Liberty Media will be responsible for preparing and filing all tax returns for any tax year beginning on or before the date of the Split-Off which include tax items allocable to both Splitco's business and Liberty Media's business, and any tax returns for any tax year beginning after the date of the Split-Off that includes one or more members of the Splitco group and the Liberty Media group. In addition, for any tax year beginning on or before the date of the Split-Off, Liberty Media will be responsible for preparing and filing any tax returns that include only tax items allocable to Liberty Media's business, and Splitco will be responsible for preparing and filing any tax returns that include only tax items allocable to Splitco's business, and for any tax year beginning after the date of the Split-Off, Liberty Media will be responsible for preparing and filing any tax returns that include only one or more members of the Liberty Media group, and Splitco will be responsible for preparing and filing any tax returns that include only one or more members of the Splitco group.

        On any tax return that Splitco is responsible for preparing and filing, Splitco may not take (and shall cause the members of the Splitco group not to take) any position that it knows, or reasonably should know, would adversely affect the Liberty Media group (unless the failure to take such position would be contrary to applicable law), and Splitco and the members of the Splitco group must allocate tax items between any tax returns for which Splitco is responsible and any related tax return for which Liberty Media is responsible that are filed with respect to the same tax year in a manner that is consistent with the reporting of such tax items on the tax return prepared by Liberty Media. Splitco has also agreed to make any applicable elections under applicable tax law necessary to effect such allocation. Splitco's ability to obtain a refund from the carryback of a tax benefit that is allocable to Splitco's business in a tax year beginning after the Split-Off to a tax return for which Liberty Media is responsible for preparing in a tax year beginning prior to the Split-Off will be at the discretion of Liberty Media. Moreover, any refund that Splitco may obtain will be net of any portion of such tax benefit that is allocated to Liberty Media under the special allocation rules described above.

        Liberty Media will generally have the authority to respond to and control all tax proceedings, including tax audits, involving any taxes reported on tax returns for which Liberty Media is responsible for preparing and filing, and Splitco will have the right to participate, at Splitco's own cost and expense, in such tax proceedings to the extent they involve taxes or tax benefits allocable to Splitco. Splitco will generally have the authority to respond to and control all tax proceedings, including tax audits, involving any taxes reported on tax returns for which Splitco is responsible for preparing and filing, and Liberty Media will have the right to participate, at its own cost and expense, in such tax proceedings to the extent they involve taxes or tax benefits allocable Liberty Media. Notwithstanding the foregoing, Liberty Media and Splitco will have the authority to jointly control all proceedings, including tax audits, involving any taxes or certain tax-related losses arising from the Split-Off, the LEI Split-Off, the News Exchange, or the issuance of any of Liberty Media's or Splitco's tracking stocks, and Splitco will have the authority to control all proceedings, including tax audits, involving any liabilities arising under Liberty Media LLC's tax sharing agreement with, among others, AT&T and Liberty Media LLC's tax sharing agreements with each of DHC and LMI. The Tax Sharing Agreement further provides for the exchange of information for tax matters (and confidentiality protections related to such exchanged information), the retention of records that may affect the tax liabilities of the parties to the agreement, and cooperation between Liberty Media and Splitco with respect to tax matters and in obtaining any supplemental private letter ruling from the IRS related to the Split-Off that may be reasonably requested by a party.

        To the extent permitted by applicable tax law, Splitco and Liberty Media will treat any payments made under the Tax Sharing Agreement as a capital contribution or distribution (as applicable) immediately prior to the Split-Off. However, if any payment causes, directly or indirectly, an increase in the taxable income of the recipient (or its group), the payor's payment obligation will be grossed up to take into account the taxes owed by the recipient (or its group).

        Finally, each of Liberty Media and Splitco will be restricted by certain covenants related to the Split-Off, the LEI Split-Off, the News Exchange, the Liberty Restructuring, the reclassification and related restructuring transactions. These restrictive covenants require that none of Liberty Media, Splitco, any member of their respective groups, or any of their respective affiliates take, or fail to take, any action following the Split-Off if such action, or failure to act:

  •
  would be inconsistent with or prohibit certain restructuring transactions related to the Split-Off from qualifying for tax-free treatment for U.S. federal income tax purposes to Liberty Media and each of its subsidiaries immediately prior to the Split-Off;

  •
  would be inconsistent with or prohibit the Split-Off from qualifying as a tax-free transaction under Sections 355, 368(a) and 361 of the Code to Liberty Media, Splitco, each of their respective subsidiaries at the time of the Split-Off, and the holders of Liberty Capital common stock and Liberty Starz common stock who receive shares of Splitco stock pursuant to the Split-Off;

  •
  would be inconsistent with or prohibit the LEI Split-Off from qualifying as a tax-free transaction under Sections 355, 368(a) and 361 of the Code to Liberty Media, each of its subsidiaries immediately prior to the LEI Split-Off and the holders of Liberty Entertainment common stock who received shares of LEI common stock pursuant to the LEI Split-Off (except with respect to cash received in lieu of fractional shares);

  •
  would be inconsistent with or prohibit the News Exchange and certain related restructuring transactions from qualifying as tax-free transactions under Sections 355, 368(a) and/or 361 of the Code to News Corporation and each of its subsidiaries immediately prior to the News Exchange and Liberty Media and each of its subsidiaries on February 27, 2008;

  •
  would be inconsistent with or prohibit the Liberty Restructuring from qualifying as a tax-free transaction under Section 368(a)(1)(F) to Liberty Media, Liberty Media LLC, each of their respective subsidiaries immediately prior to the Liberty Restructuring and the former holders of Liberty Media LLC stock who received stock of Liberty Media pursuant to the Liberty Restructuring (except with respect to cash received in lieu of fractional shares);

  •
  would be inconsistent with or prohibit the reclassification from qualifying as a tax-free transaction under Section 368(a)(1)(E) to Liberty Media, each of its subsidiaries immediately prior to the reclassification, and the Liberty Media shareholders who received stock of Liberty Media pursuant to the reclassification;

  •
  would be inconsistent with, or otherwise cause any person to be in breach of, any representation, covenant, or material statement made in connection with obtaining any private letter ruling (if applicable) or tax opinion relating to the U.S. federal income tax consequences of the Split-Off, the LEI Split-Off, the News Exchange, the Liberty Restructuring or the reclassification; or

  •
  would be inconsistent with, or otherwise cause any person to be in breach of, any representation or covenant made in the tax sharing agreement entered into with LEI in connection with the LEI Split-Off or the tax matters agreement entered into with News Corporation in connection with the News Exchange.

        Further, each party will be restricted from taking any position for tax purposes that is inconsistent with the Ruling or the tax opinions obtained in connection with the Split-Off.

        The parties must indemnify each other for taxes and losses allocated to them under the Tax Sharing Agreement and for taxes and losses arising from a breach by them of their respective covenants and obligations under the Tax Sharing Agreement. Liberty Media also assigns its indemnification payment and related rights under its tax sharing agreement with LEI and its tax matters agreement with News Corporation to Splitco to the extent those rights relate to taxes or losses allocated to Splitco under the Tax Sharing Agreement that Splitco has paid. In addition, Liberty Media LLC assigns all of its indemnification payment and related rights under its tax sharing agreement with, among others, AT&T and its tax sharing agreements with each of DHC and LMI to Splitco with respect to any liability for taxes, tax items, losses or payments allocated to Splitco under the Tax Sharing Agreement that Splitco has paid.

        Notwithstanding the Tax Sharing Agreement, under U.S. Treasury Regulations, each member of a consolidated group is severally liable for the U.S. federal income tax liability of each other member of the consolidated group. Accordingly, with respect to periods prior to the Split-Off in which Splitco (or its subsidiaries) have been included in Liberty Media's consolidated group or another company's consolidated group, Splitco (or its subsidiaries) could be liable to the U.S. government for any U.S. federal income tax liability incurred, but not discharged, by any other member of such consolidated group. However, if any such liability were imposed, Splitco would generally be entitled to be indemnified by Liberty Media for tax liabilities allocated to Liberty Media under the Tax Sharing Agreement.

        This summary is qualified by reference to the full text of the Tax Sharing Agreement, a form of which will be filed as an exhibit to the registration statement of which this proxy/prospectus will form a part.

Relationships Between Liberty Media and Related Persons

        Under Liberty Media's Code of Business Conduct and Ethics and Corporate Governance Guidelines, if a director has an actual or potential conflict of interest (which includes being a party to a proposed "related party transaction" (as defined by Item 404 of Regulation S-K)), the director should promptly inform the chief executive officer and the chairman of the independent committee of the Liberty Media board designated by the Liberty Media board to address such actual or potential conflicts. Directors should recuse themselves from any discussion or decision by the Liberty Media board or a Liberty Media board committee that involves or affects their personal, business or professional interests. An independent committee of the Liberty Media board designated by the Liberty Media board will resolve any conflict of interest issue involving a director or the chief executive officer or any other executive officer of Liberty Media. No related party transaction may be effected by Liberty Media without the approval of the independent committee of the Liberty Media board designated by the Splitco board to address such actual or potential conflicts. When the potential conflict or transaction involves an executive officer, the audit committee is the independent committee charged with this duty. When the potential conflict or transaction involves a director, a committee of the disinterested independent directors is the independent committee charged with this duty.

        Each of the following transactions was approved in advance by an independent committee of the Liberty Media board in accordance with the foregoing.

  Lockerz

        In February 2009, LMC Lockerz, LLC (LMC Lockerz), a wholly-owned subsidiary of Liberty Media, and Kathy Savitt formed Lockerz, LLC (Lockerz), a Delaware limited liability company, which is engaged in the business of creating and operating a destination e-commerce, content and community website aimed primarily at teenagers and "Tweens." In November 2009, Gregory B. Maffei, Chief Executive Officer and a director of Liberty Media and Splitco, invested $2.86 million in Lockerz for an approximate 24.2% aggregate equity interest in Lockerz. In January 2010, Mr. Maffei made an additional capital contribution of approximately $857,143 in Lockerz. In March 2010, Mr. Maffei made an additional capital contribution of $571,428. All of these investments by Mr. Maffei in Lockerz were made on the same terms as those provided to LMC Lockerz. On May 28, 2010, Lockerz was restructured in connection with an investment by Kleiner Perkins, and Lockerz, Inc. was formed as the new parent company. As of September 30, 2010, Mr. Maffei owned approximately 20.59% of Lockerz, Inc. and LMC Lockerz, KPCB Holdings, Inc., and Ms. Savitt owned the remaining 51.48%, 20.45% and 7.48% interests, respectively. Mr. Maffei is also a director on the board of Lockerz.

  Right Start

        In May 2009, LMC Right Start, Inc., a wholly-owned subsidiary of Liberty Media, acquired substantially all of the assets of Right Start Acquisition Company and Babystyle, Inc. as the winning bidder in a bankruptcy auction process (Right Start Investment). In September 2009, Liberty Media approved a consulting arrangement related to the Right Start Investment with John Maffei, the brother of Gregory B. Maffei, Chief Executive Officer and a director of Liberty Media and Splitco. As part of the consulting arrangement, John Maffei received a finder's fee of $150,000 plus a payment of $20,000 per month for a total of five months. The consulting arrangement also included a release of claims by John Maffei against the company and a non-competition covenant.

  Mediabids

        From January 1, 2009 through December 31, 2009 and January 1, 2010 through September 30, 2010, Provide Commerce, Inc., a wholly owned subsidiary of Liberty Media, paid a total of approximately $160,870 and $276,180, respectively, for the placement of print advertisements by Mediabids, Inc., a company that operates a website for buying and selling newspaper and magazine print advertising (Mediabids). Jedd Gould, son of Paul Gould who was a director of Liberty Media through August 7, 2009, holds a 68% ownership interest in and is a Director and President of Mediabids, and Beth Gould, daughter of Paul Gould, holds a 30% interest in and is a Director and Vice-President of Mediabids.

 ADDITIONAL INFORMATION

Legal Matters

        Legal matters relating to the validity of the securities to be issued in the Split-Off will be passed upon by Baker Botts L.L.P. Legal matters relating to the material U.S. federal income tax consequences of the Split-Off will be passed upon by Baker Botts L.L.P.

Experts

  Liberty Splitco, Inc.

        The combined balance sheets of Liberty Splitco, Inc. (as defined in note 1) as of December 31, 2009 and 2008, and the related combined statements of operations, comprehensive earnings, cash flows and parent's investment for each of the years in the three-year period ended December 31, 2009 have been included herein in reliance upon the report, dated October 18, 2010, of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

  Liberty Media

        The consolidated balance sheets of Liberty Media and its subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of operations, comprehensive earnings, cash flows and stockholders' equity for each of the years in the three-year period ended December 31, 2009 have been incorporated by reference herein in reliance upon the report, dated February 25, 2010, of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

  Expedia, Inc.

        The consolidated financial statements of Expedia, Inc. at December 31, 2009 and 2008, and for each of the three years in the period ended December 31, 2009, incorporated by reference in the Proxy Statement of Liberty Media Corporation, which is referred to and made a part of this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference, in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Stockholder Proposals

  Liberty Media

        Liberty Media currently expects that its annual meeting of stockholders for the calendar year 2011 will be held during the second quarter of 2011. In order to be eligible for inclusion in Liberty Media's proxy materials for the 2011 annual meeting, any stockholder proposal must have been submitted in writing to Liberty Media's Corporate Secretary and received at Liberty Media's executive offices at 12300 Liberty Boulevard, Englewood, Colorado 80112, by the close of business on [January 1, 2011] unless a later date is determined and announced in connection with the actual scheduling of the annual meeting. To be considered for presentation at the 2011 annual meeting, any stockholder proposal must have been received at Liberty Media's executive offices at the foregoing address on or before the close of business on [April 26, 2011] or such later date as may be determined and announced in connection with the actual scheduling of the annual meeting.

        All stockholder proposals for inclusion in Liberty Media's proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act and, as with any stockholder

(regardless of whether it is included in Liberty Media's proxy materials), Liberty Media's charter and bylaws and Delaware law.

  Splitco

        Splitco's first annual meeting of stockholders is currently expected to be held during the second quarter of 2011. In order to be eligible for inclusion in Splitco's proxy materials for its first annual meeting, any stockholder proposal must have been submitted in writing to Splitco's Corporate Secretary and received at Splitco's executive offices at 12300 Liberty Boulevard, Englewood, Colorado 80112, by the close of business on [                  ], [2011], unless a later date is determined and announced in connection with the actual scheduling of the annual meeting. To be considered for presentation at Splitco's first annual meeting, any stockholder proposal must have been received at Splitco's executive offices at the foregoing address on or before the close of business on [                  ], [2011], or such later date as Splitco may determine and announce in connection with the actual scheduling of the annual meeting.

        All stockholder proposals for inclusion in Splitco's proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act and, as with any stockholder proposal (regardless of whether it is included in Splitco's proxy materials), the Splitco charter and bylaws and Delaware law.

Where You Can Find More Information

        Splitco has filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the shares of common stock of Splitco to be offered by this proxy statement/prospectus. This proxy statement/prospectus, which forms a part of the registration statement, does not contain all the information that will be included in the registration statement and the exhibits thereto. You should refer to the registration statement, including its exhibits and schedules, for further information about Splitco and the securities being offered hereby.

        Liberty Media is, and Splitco will become, subject to the information and reporting requirements of the Exchange Act. In accordance with the Exchange Act, Liberty Media files, and Splitco will file, periodic reports and other information with the SEC. You may read and copy any document that Liberty Media or Splitco files at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. You may also inspect such filings on the Internet website maintained by the SEC at www.sec.gov. Additional information can also be found on Liberty Media's website at www.libertymedia.com. (Information contained on any website referenced in this proxy statement/prospectus is not incorporated by reference in this proxy statement/prospectus.) In addition, copies of Liberty Media's Annual Report on Form 10-K for the year ended December 31, 2009, or any of the exhibits listed therein, or copies of documents filed by Liberty Media or Splitco with the Securities and Exchange Commission are also available by contacting Liberty Media by writing or telephoning the office of Investor Relations:

Liberty Media Corporation
12300 Liberty Boulevard
Englewood, Colorado 80112
Telephone: (720) 875-5408

        The Securities and Exchange Commission allows Liberty Media to "incorporate by reference" information into this document, which means that Liberty Media can disclose important information about itself to you by referring you to other documents. The information incorporated by reference is an important part of this proxy statement/prospectus, and is deemed to be part of this document except for any information superseded by this document or any other document incorporated by reference into this document. Documents incorporated by reference herein will be made available to you, at no cost, upon your oral or written request to the Investor Relations office. Any statement, including financial statements, contained in Liberty Media's Annual Report on Form 10-K for the year ended December 31, 2009 shall be deemed to be modified or superseded to the extent that a statement, including financial statements, contained in this proxy statement/prospectus or in any other later incorporated document modifies or supersedes that statement. Liberty Media incorporates by reference the documents listed below and any future filings it makes with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any report or portion thereof furnished or deemed furnished under any Current Report on Form 8-K) prior to the date on which the special meeting is held:

(File No. 001-33982)	Period
Annual Report on Form 10-K	Fiscal year ended December 31, 2009, filed on February 25, 2010.
Proxy Statement on Schedule 14A	Filed on April 30, 2010.
Current Reports on Form 8-K

Filed on [January 3, 2011, December 2, 2010, November 12, 2010, November 10, 2010, September 20, 2010, September 13, 2010, September 3, 2010, August 10, 2010, August 9, 2010, June 28, 2010, June 21, 2010, May 21, 2010, May 7, 2010, April 29, 2010, Februrary 25, 2010.]

Quarterly Reports on Form 10-Q	Filed on May 7, 2010, August 9, 2010 and November 5, 2010.

Annex A

DESCRIPTION OF SPLITCO BUSINESS

        Splitco is currently a wholly-owned subsidiary of Liberty Media. The common stock of Splitco will be divided into two tracking stocks, one tracking assets attributed to the Capital Group and the other tracking assets attributed to the Starz Group. A tracking stock is a type of common stock that the issuing company intends to reflect or "track" the economic performance of a particular business or "group," rather than the economic performance of the company as a whole. While the Capital Group and the Starz Group have separate collections of businesses, assets and liabilities attributed to them, no group is a separate legal entity and therefore cannot own assets, issue securities or enter into legally binding agreements. Holders of tracking stocks have no direct claim to the group's stock or assets and are not represented by separate boards of directors. Instead, holders of tracking stock are stockholders of the parent corporation, with a single board of directors and subject to all of the risks and liabilities of the parent corporation.

        Prior to the split-off, Liberty Media will effect an internal restructuring (the internal restructuring), following which the businesses and ownership interests described below will be held by Splitco. As of the redemption date, Splitco will be a holding company which, through ownership of interests in subsidiaries and other companies, will be primarily engaged in the video, media and communications businesses.

        The following description of Splitco's businesses assumes that the internal restructuring has been completed.

Starz Group

  Starz Entertainment, LLC

        Starz Entertainment, LLC (Starz Entertainment), a wholly-owned subsidiary, provides premium movie networks and programming distributed by cable operators, direct-to-home satellite providers, telephone companies, other distributors and the Internet in the United States. Starz Entertainment's principal service offerings are (1) Starz, which is primarily a first-run movie service that generally includes Starz plus five multiplex channels branded with the Starz name, each of which exhibits movies targeted to a specific audience and (2) Encore, which airs first-run movies and classic contemporary movies and generally includes six additional thematic multiplex channels branded with the Encore name, each of which exhibits movies based upon individual themes. Starz can be purchased by subscribers as an à-la-carte premium service for which subscribers pay a separate monthly charge. Distributors may also package Starz with other premium services. Encore can be purchased by subscribers as part of a digital package, which includes other movie services or a variety of general entertainment digital networks. Distributors may also sell Encore on an à-la-carte basis or packaged with Starz. Starz Entertainment's services also include MoviePlex, a "theme by day" channel featuring a different thematic multiplex channel each day, on a weekly rotation; IndiePlex, featuring art house and independent films; RetroPlex, featuring "classic" movies; Starz On Demand; Encore on Demand; MoviePlex On Demand; high definition feeds of several Starz and Encore channels and high definition versions of each of Starz On Demand, Encore On Demand and MoviePlex On Demand. Starz Entertainment also offers Starz Online, Encore Online and Starz Play which are Internet complements to Starz and Encore, to cable and telephone companies who offer high speed services and other distributors. As of September 30, 2010, Starz Entertainment had 17.4 million subscribers to its linear Starz channels and 32.0 million subscribers to its linear Encore channels. The Starz subscriber numbers do not include subscribers who receive Starz programming over the Internet.

        Programming networks, such as Starz, distribute their services through a number of distribution technologies, including cable television, direct-to-home satellite, broadcast television, telephone networks and the Internet. Programming services may be delivered to subscribers as part of a video distributor's analog or digital package of programming services for a fixed monthly fee, or may be delivered individually as a "premium" programming service for a separate monthly charge. Premium services may be scheduled or "on-demand." Additionally, single programs or movies may be delivered on a pay-per-view basis for a per program fee. Whether a programming service is basic, premium or pay-per-view, the programmer generally enters into separate multi-year affiliation agreements with those distributors that agree to carry the service. Programmers may also provide their pay-per-view and subscription on-demand services directly to consumers via the Internet. Basic programming services derive their revenue principally from the sale of advertising time on their networks and from per subscriber license fees received from distributors. Their continued ability to generate both advertising revenue and subscriber license fees is dependent on these services' ability to maintain and renew their affiliation agreements. Premium and pay-per-view services do not sell advertising and primarily generate their revenue from subscriber fees.

        The majority of Starz Entertainment's revenue is derived from the delivery of premium programming services comprised of movies and original programming to subscribers under affiliation agreements with cable operators, direct broadcast satellite operators and telephone companies, including Comcast Cable, DIRECTV, DISH Network, Time Warner Cable, Charter Communications, Cox Communications, Cablevision Systems, Insight Communications, Mediacom Communications, Verizon Communications, AT&T and the National Cable Television Cooperative. Some of Starz Entertainment's affiliation agreements provide for payments based on the number of subscribers that receive Starz Entertainment's services. Starz Entertainment also has affiliation agreements with certain of its customers pursuant to which those customers pay an agreed-upon rate regardless of the number of subscribers. These affiliation agreements generally provide for contractual rate increases or rate increases tied to the annual increase in the Consumer Price Index. Starz Entertainment's agreement with Comcast required Comcast to carry the Encore and Thematic Multiplex channels through February 2010 and required Comcast to carry Starz through December 2012. Starz Entertainment's other affiliation agreements expire between now and November 2016. For the nine months ended September 30, 2010 and the year ended December 31, 2009, 55% and 57%, respectively, of Starz Entertainment's total revenue was generated by its three largest customers, Comcast, DIRECTV, and DISH Network, each of which individually generated more than 10% of Starz Entertainment's revenue for such period.

        The cost of acquiring rights to programming, including Internet rights, represents Starz Entertainment's largest expense. In order to exhibit theatrical motion pictures, Starz Entertainment enters into agreements to acquire rights from major motion picture producers including Hollywood Pictures, Touchstone Pictures, Miramax Films, Walt Disney Studios, Sony's Columbia Pictures, Screen Gems and Sony Pictures Classics. Starz Entertainment also has exclusive rights to air first-run output from Overture Films, a wholly owned subsidiary of Starz Media. These output agreements expire between 2012 and 2016.

        Starz Entertainment uplinks its programming to five non-preemptible, protected transponders on three domestic satellites. Starz Entertainment leases its transponders under long-term lease agreements. At September 30, 2010, Starz Entertainment's transponder leases had termination dates ranging from 2018 to 2021. Starz Entertainment transmits to these transponders from its uplink center in Englewood, Colorado.

  Starz Media, LLC

        The operations of Starz Media, LLC (Starz Media), a wholly-owned subsidiary, include live-action theatrical film production and distribution, home video distribution, live-action television production and distribution, and theatrical and non-theatrical animation and are divided into the following business units: Overture Films, Anchor Bay Entertainment, Proprietary Productions, Film Roman, and Toronto Animation Studio.

        Overture.    Overture Films, a wholly-owned subsidiary of Starz Media, produces and acquires live action theatrical motion pictures for release domestically and throughout the world. Overture distributes its movies theatrically in the United States, and Anchor Bay Entertainment and Proprietary Productions perform home video and television distribution for Overture's movies in the United States. Overture has entered into distribution agreements with Paramount Vantage and Alliance Atlantis to distribute its product internationally to the extent Overture controls such rights. Overture's 2009 theatrical releases included Sunshine Cleaning, Paper Heart, Capitalism: A Love Story, Law Abiding Citizen and The Men Who Stare at Goats. In 2010, Overture has released two films, The Crazies and Brooklyn's Finest to a wide release (in excess of 1,900 screens). All of Overture's films will appear on Starz Entertainment's channels during their pay television windows.

        Overture records revenue from the theatrical release of its films. The domestic box office receipts are divided between the theatrical exhibitors and Overture based upon contractual arrangements on a film-by-film basis. Paramount Vantage and Alliance Atlantis contract with foreign distributors and receive a distribution fee for their services. Overture records revenue related to Anchor Bay's distribution of its films net of a reserve for estimated future returns. Overture receives license fees from Starz Entertainment related to the pay television agreement that covers the appearance of Overture's films on Starz Entertainment's channels during their pay television windows. Fees are also earned from both domestic and foreign networks/basic cable channels related to the exploitation of the titles on free television. Other revenue sources include video on demand/pay-per-view, syndication and exploitation of the titles in a non-theatrical manner such as the Internet and airlines. Significant expenses related to Overture's films include the amortization of film acquisition and production costs and the theatrical print and advertising expenses related to the release of each film, as well as the home video manufacturing and related distribution and advertising expenses.

        In the U.S., Overture incurs significant marketing, advertising and print costs before and during the theatrical release of a film in an effort to generate awareness of the film, to increase the consumer's intent to view the film, and to generate significant consumer interest in subsequent home video and other ancillary markets. These costs are expensed as incurred. Therefore, Starz Media incurs losses prior to theatrical release of a film. The foreign distributors are normally responsible for the marketing and advertising of films in each of their respective territories.

        As of July 2010, the marketing and distribution units of Overture were transferred to Relativity Media, LLC (Relativity). As part of this arrangement, Relativity handled the theatrical release of Overture's final three films. The films in Overture's library will continue to be exploited, and the net margin earned on these films will be used to service the outstanding debt associated with these films. Splitco is currently evaluating strategic alternatives for the remaining Starz Media businesses. While a final decision has not been made regarding the future of Starz Media, Splitco does not expect it to incur annual operating losses in the future of the same magnitude that it has experienced in recent years given its decision with respect to Overture.

        Anchor Bay.    Starz Media's home video distribution business is operated through its Anchor Bay Entertainment subsidiary, utilizing the Anchor Bay and Manga brands, in the United States, Canada, United Kingdom and Australia. Anchor Bay distributes Overture titles, as well as Proprietary Production titles. Anchor Bay also acquires and licenses various titles for home video distribution from third parties. These titles are distributed through regional and national retailers, including Wal-Mart, Target and Best Buy. Generally, these retailers have the right to return unsold products.

        Anchor Bay records its revenue net of an allowance for estimated future returns. Anchor Bay pays its licensors, generally on a quarterly basis, (i) a royalty based on a percentage of net sales of the licensed title, (ii) a profit participation based on the net profits (if any) of the licensed title or

(iii) retains a distribution fee and remits the net sales less contractually agreed to costs (e.g. manufacturing costs, pick, pack and ship costs, etc.) of the licensed title to the licensor. Anchor Bay markets and advertises each title prior to and during release generally through the use of a combination of television and other media related advertising and discounts, rebates and cooperative advertising with retailers depending on the specific genre or demographic appeal of the title.

        Proprietary Productions.    Proprietary Productions develops and produces proprietary live-action and animated content for television and direct-to-video/DVD distribution. Proprietary Productions has produced live-action productions for the Sci Fi Network, Independent Film Channel, Lifetime and other cable and broadcast networks. As noted above, Anchor Bay acts as the home video distributor for Proprietary Productions.

        Proprietary Productions receives license fees from networks and basic/pay cable television channels, including Starz Entertainment, related to exploitation of its productions on free or pay television. The productions are also exploited via the Internet. Amortization of production costs represents Proprietary Productions' single largest operating expense.

        Film Roman.    Film Roman develops and produces 2D animated content on a for-hire basis for distribution theatrically and on television. Significant for-hire animation projects at Film Roman include The Simpsons TV series and two series for Marvel Entertainment. At its animation studio located in Toronto, Starz Media develops and produces 3D animated content on a for-hire and proprietary basis.

        For-hire revenue is recognized for each project based on the percentage of costs incurred-to-date relative to the estimated total costs of the project. Revenue recognized is proportional to the work performed-to-date under the contracts.

  Liberty Sports Interactive, Inc.

        Liberty Sports Interactive, Inc., a wholly-owned subsidiary, develops, operates and licenses fantasy sports games, fantasy sports league-hosting software and fantasy sports content delivered via broadband, as well as providing free online games, information and entertainment for sports fans.

Capital Group

        The Capital Group includes all of Splitco's businesses and assets that are not attributed to the Starz Group.

  Atlanta National League Baseball Club, Inc.

        Atlanta National League Baseball Club, Inc., (ANLBC), a wholly-owned subsidiary, owns and operates the Atlanta Braves Major League Baseball franchise. Turner Field, which is leased from the City of Atlanta and Fulton County Recreation Authority, is the home stadium of the Atlanta Braves. Turner Field is located just outside the downtown area of Atlanta and offers a range of activities and eateries for fans, from interactive gaming and cartoon characters to social gathering places such as the Braves Chop House.

        ANLBC derives revenue from the sale of tickets for games played at Turner Field, as well as from game-day sales of concessions and other goods and services in and around Turner Field. ANLBC also derives substantial revenue from the sale of broadcasting rights to the Atlanta Braves baseball games. ANLBC has long-term local broadcasting agreements with Turner Broadcast System, Turner Regional Entertainment Network, Inc. and Sportsouth Network, Ltd., and through Major League Baseball (MLB), has entered into national broadcasting agreements with ESPN, Turner Broadcasting System, Inc. and Fox Sports.

        As the owner of a MLB franchise, ANLBC must abide by rules promulgated by the MLB Commissioner and comply with MLB's constitution and bylaws. Under the MLB rules, each MLB franchise participates in the MLB Central Fund, which acts as a conduit of centrally derived revenue (primarily from national broadcast agreements) to the clubs. In addition, each franchise is required to share locally derived revenue with the other MLB franchises and their owners through MLB's revenue sharing plan. Also under the MLB rules, each MLB franchise is required to participate in and contribute to certain profit sharing initiatives, such as MLB Advanced Media L.P., MLB's interactive media and internet company which runs MLB's official website and all of the MLB teams' websites.

        In addition to the Atlanta Braves, ANLBC owns and operates a baseball academy in the Dominican Republic and certain minor league baseball clubs.

  TruePosition, Inc.

        TruePosition, Inc. (TruePosition) is a wholly-owned subsidiary that develops and markets technology for locating wireless phones and other wireless devices enabling wireless carriers, application providers and other enterprises to provide E-911 services domestically and other location-based services to mobile users both domestically and worldwide. "E-911" or "Enhanced 911" refers to a Federal Communications Commission mandate requiring wireless carriers to implement wireless location capability. AT&T (formerly Cingular Wireless) began deploying TruePosition's technology in late 2002, and T-Mobile USA began deploying such technology in 2003. Both wireless carriers are deploying TruePosition's technology and using the technology for E-911. In addition, as of June 30, 2010, seven smaller wireless carriers and government agencies had deployed or are deploying TruePosition's technology.

        TruePosition earns revenue from the sale of hardware and licensing of software required to generate location records for wireless phones and other wireless devices on a cellular network and from the design, installation, testing and commissioning of such hardware and software. In addition, TruePosition earns software maintenance revenue through the provision of ongoing technical and software support. TruePosition has contractual rights to earn additional revenue from its deployed product base if its customers use such deployed equipment to provide commercial services. However, to date, TruePosition has not earned any significant revenue from other location-based services. Substantially all of TruePosition's reported revenue through November 2006 was derived from AT&T. At that time, TruePosition amended its contract with AT&T to include, among other things, delivery of specified elements in the future. In accordance with the software revenue recognition rules under generally accepted accounting principles, TruePosition ceased recognition of certain revenue from AT&T pending delivery of the specified elements. Recognition of revenue earned from T-Mobile is similarly deferred pending delivery of specified elements, which to date have not been delivered.

        TruePosition's location system is a passive network overlay system designed to enable mobile wireless service providers to determine the location of all network wireless devices, including cellular and PCS telephones. Using its patented uplink time difference of arrival (U-TDOA) and angle of arrival (AOA) technology, TruePosition's location system calculates the latitude and longitude of a designated wireless telephone or transmitter and forwards the information in real time to application software. TruePosition's offerings cover major wireless air interfaces including Time Division Multiple Access (TDMA), Advanced Mobile Phone System (AMPS), Code Division Multiple Access (CDMA) and Global System Mobile (GSM).

        TruePosition is investing in the development of new location-based services and technologies through its subsidiaries Zoombak, Useful Networks and EmFinders. Zoombak has developed and sells Advanced GPS personal locator devices and services for tracking and locating cars, family, pets and other assets. Useful Networks develops and markets mobile location technology products to end users via the Internet and mobile carriers and provides cross-carrier location aggregation for both wireless carriers and content providers. EmFinders has developed and markets devices to be worn by persons with medical impairments, such as Alzheimer's disease, Down syndrome or autism, that can be used to locate and recover individuals if they wander off or become lost.

  Sirius XM Radio Inc.

        Splitco owns an approximate 40% ownership interest in SIRIUS XM Radio Inc. (SIRIUS XM), a domestic satellite radio company. SIRIUS XM broadcasts to subscribers over approximately 130 digital-quality channels, including more than 60 channels of 100% commercial-free music, plus exclusive channels of sports, news, talk, entertainment, traffic, weather and data through its two proprietary satellite radio systems—the Sirius system and the XM system. This unique listening experience is available to subscribers from coast-to-coast in the United States. The services can be used in cars, trucks, RVs, homes, offices, stores, and even outdoors. Boaters around the country, and up to 200 miles offshore, can also hear the SIRIUS XM programming. SIRIUS XM provides premium quality programming delivered by seven satellites orbiting directly over the United States (3 satellites provide service to the Sirius system and 4 satellites provide service to the XM system). In addition to the commercial-free music channels, SIRIUS XM's programming lineups also include 65 channels of sports, news, talk, entertainment, traffic, weather and data from such top names as Howard Stern, CNBC, CNN, Martha Stewart, Barbara Walters, Oprah Winfrey, BBC World Service, NPR and Radio Disney. Around-the-clock traffic and weather reports are provided for the top 20 US traffic markets.

        Receivers are manufactured to meet the needs of all subscribers, and come in versions for cars, trucks, recreational vehicles, boats, aircraft, the home, offices, retail stores and for portable use. The receiver product line starts with portable and transportable Plug & Play radios and continues to high-end receivers complete with motorized touch-control display screens, as well as radios that are found in new cars and trucks.

        Available in more than 20,000 retail locations, SIRIUS XM radios can be purchased at major national and regional retailers including Best Buy, Crutchfield, Costco, Target, Wal-Mart, Sam's Club and RadioShack. SIRIUS XM service is also available at heavy truck dealers and truck stops nationwide and SIRIUS XM has agreements with every major automaker.

        As of December 31, 2009, Splitco owned $279 million principal amount of SIRIUS XM's public debt, as well as preferred stock of SIRIUS XM which is convertible into common stock representing approximately 40% of SIRIUS XM's fully diluted equity.

  Live Nation Entertainment, Inc.

        Splitco owns approximately 14.6% of Live Nation Entertainment, Inc. (Live Nation) outstanding common stock at September 30, 2010. Live Nation is considered the largest live entertainment company in the world and seeks to innovate and enhance the live entertainment experience for artists and fans: before, during and after the show. In 2009, Live Nation sold 140 million tickets, promoted 21,000 concerts, partnered with 850 sponsors and averaged 25 million unique monthly users of its e-commerce sites.

        Live Nation is organized into five business segments: Concerts, Artist Nation, Ticketing, Sponsorship and E-Commerce. The Concerts segment involves the promotion of live music events globally in Live Nation's owned and/or operated venues and in rented third-party venues, the production of music festivals and the operation and management of music venues. The Artist Nation segment provides management services to artists and other services including merchandise, artist fan sites and VIP tickets. The Ticketing segment principally involves the management of Live Nation's ticketing operations. The Sponsorship segment manages the development of strategic sponsorship programs in addition to the sale of national and local sponsorships and placement of advertising including signage and promotional programs. The E-Commerce segment provides online access for customers relating to ticket sales and event information and is responsible for Live Nation's primary websites, www.livenation.com and www.ticketmaster.com.

Regulatory Matters

  Programming Television Services

        In the United States, the FCC regulates broadcasters, the providers of satellite communications services and facilities for the transmission of programming services, the cable television systems and other multichannel video programming distributors (MVPDs) that distribute such services, and, to some extent, the availability of the programming services themselves through its regulation of program licensing. Cable television systems in the United States are also regulated by municipalities or other state and local government authorities. Cable television systems are currently subject to federal rate regulation on the provision of basic service, except where subject to effective competition under FCC rules, which has become increasingly widespread. Continued rate regulation or other franchise conditions could place downward pressure on the fees cable television companies are willing or able to pay for programming services in which Splitco has interests. Regulatory carriage requirements also could adversely affect the number of channels available to carry the programming services in which Splitco has an interest.

        Regulation of Program Licensing.    The Cable Television Consumer Protection and Competition Act of 1992 (the 1992 Cable Act) directed the FCC to promulgate regulations regarding the sale and acquisition of cable programming between MVPDs (including cable operators) and satellite-delivered programming services in which a cable operator has an attributable interest. The legislation and the implementing regulations adopted by the FCC preclude virtually all exclusive programming contracts between cable operators and satellite programmers affiliated with any cable operator (unless the FCC first determines that the contract serves the public interest) and generally prohibit a cable operator that has an attributable interest in a satellite programmer from improperly influencing the terms and conditions of sale to unaffiliated MVPDs. Further, the 1992 Cable Act requires that such affiliated programmers make their programming services available to cable operators and competing MVPDs such as multi-channel multi-point distribution systems (MMDS), and direct broadcast satellite (DBS) distributors on terms and conditions that do not unfairly discriminate among distributors. The Telecommunications Act of 1996 extended these rules to programming services in which telephone companies and other common carriers have attributable ownership interests. The FCC revised its program licensing rules by implementing a damages remedy in situations where the defendant knowingly violates the regulations and by establishing a timeline for the resolution of complaints, among other things. In 2007, the FCC extended the prohibition on exclusive programming contracts until 2012. In 2010, the FCC revised the program access rules to permit complainants to pursue program access claims involving terrestrially-delivered, cable-affiliated programming similar to the claims that they may pursue regarding satellite-delivered, cable-affiliated programming, where the purpose or the effect of a challenged act is to hinder significantly or prevent a complainant from providing satellite cable programming or satellite broadcast programming. Although Liberty Media no longer owns Liberty Cablevision of Puerto Rico Ltd. (LCPR), FCC rules attribute an ownership interest in LCPR to Liberty Media and to Splitco, thereby subjecting Splitco and satellite-delivered programming services in which Splitco has an interest to the program access rules. As explained below in "Other Regulation," Splitco is also subject to the program access rules as a condition of FCC approval of Liberty Media's transaction with News Corporation in 2008.

        Regulation of Carriage of Programming.    Under the 1992 Cable Act, the FCC has adopted regulations prohibiting cable operators from requiring a financial interest in a programming service as a condition to carriage of such service, coercing exclusive rights in a programming service or favoring affiliated programmers so as to restrain unreasonably the ability of unaffiliated programmers to compete.

        Regulation of Ownership.    The 1992 Cable Act required the FCC, among other things, (1) to prescribe rules and regulations establishing reasonable limits on the number of channels on a cable system that will be allowed to carry programming in which the owner of such cable system has an attributable interest and (2) to consider the necessity and appropriateness of imposing limitations on the degree to which MVPDs (including cable operators) may engage in the creation or production of video programming. In 1993, the FCC adopted regulations limiting carriage by a cable operator of national programming services in which that operator holds an attributable interest. However, in 2001, the United States Court of Appeals for the District of Columbia Circuit found that the FCC had failed to justify adequately the channel occupancy limit, vacated the FCC's decision and remanded the rule to the FCC for further consideration. In response to the Court's decision, the FCC issued further notices of proposed rulemaking in 2001 and in 2005 to consider channel occupancy limitations. Even if these rules were readopted by the FCC, they would have little impact on programming companies in which Splitco has interests based upon Splitco's current attributable ownership interests in cable systems. In its 2001 decision, the Court of Appeals also vacated the FCC's rule imposing a thirty percent limit on the number of subscribers served by systems nationwide in which a multiple system operator can have an attributable ownership interest. After conducting a further rulemaking regarding this ownership limitation, in 2007, the FCC again adopted a thirty percent limit on the number of subscribers served by a cable operator nationwide. However, the Court of Appeals again vacated the thirty percent limit in 2009.

        Regulation of Carriage of Broadcast Stations.    The 1992 Cable Act granted broadcasters a choice of must carry rights or retransmission consent rights. The rules adopted by the FCC generally provided for mandatory carriage by cable systems of all local full-power commercial television broadcast signals selecting must carry rights and, depending on a cable system's channel capacity, non-commercial television broadcast signals. Such statutorily mandated carriage of broadcast stations coupled with the provisions of the Cable Communications Policy Act of 1984, which require cable television systems with 36 or more "activated" channels to reserve a percentage of such channels for commercial use by unaffiliated third parties and permit franchise authorities to require the cable operator to provide channel capacity, equipment and facilities for public, educational and government access channels, could adversely affect some or substantially all of the programming services in which Splitco has interests by limiting the carriage of such services in cable systems with limited channel capacity. In 2007, the FCC adopted an order addressing cable operators' obligations to ensure that local broadcasters' primary video and program-related material are viewable by all subscribers following completion of the digital transition. The FCC's order allows cable operators to comply with the viewability requirements by carrying a broadcaster's digital signal in either analog format or digital format, provided that all subscribers have the necessary equipment to view the broadcast content. The viewability requirements extend to June 2012, and during 2011, the FCC will review the requirements based upon the state of technology and the marketplace.

        Closed Captioning and Video Description Regulation.    The Telecommunications Act of 1996 also required the FCC to establish rules and an implementation schedule to ensure that video programming is fully accessible to the hearing impaired through closed captioning. The rules adopted by the FCC require substantial closed captioning, with only limited exemptions. As a result, some of Splitco's businesses may incur additional costs for closed captioning.

        A-La-Carte Proceeding.    In 2004, the FCC's Media Bureau conducted a notice of inquiry proceeding regarding the feasibility of selling video programming services "à-la-carte," i.e. on an individual or small tier basis. The Media Bureau released a report in 2004, which concluded that à-la-carte sales of video programming services would not result in lower video programming costs for most consumers and that they would adversely affect video programming networks. In 2006, the Media Bureau released a new report which stated that the 2004 report was flawed and which concluded that à-la-carte sales could be in the best interests of consumers. Although the FCC's authority to mandate à-la-carte sales has been questioned, its endorsement of the concept could encourage Congress to consider proposals to mandate à-la-carte sales or otherwise seek to impose greater regulatory controls on how programming is sold by MVPDs. The programming companies whose services are distributed in tiers or packages of programming services would experience decreased distribution if à-la-carte carriage were mandated.

        Copyright Regulation.    Some of Splitco's businesses must obtain any necessary music performance rights from the rights holders. These rights generally are controlled by the music performance rights organizations of the American Society of Composers, Authors and Publishers (ASCAP), Broadcast Music, Inc. (BMI) and the Society of European Stage Authors and Composers (SESAC), each with rights to the music of various artists.

        Satellites and Uplink.    In general, authorization from the FCC must be obtained for the construction and operation of a communications satellite. The FCC authorizes utilization of satellite orbital slots assigned to the United States by the World Administrative Radio Conference. Such slots are finite in number, thus limiting the number of carriers that can provide satellite transponders and the number of transponders available for transmission of programming services. At present, however, there are numerous competing satellite service providers that make transponders available for video services to MVPDs. The FCC also regulates the earth stations uplinking to and/or downlinking from such satellites.

  Internet Services

        The Internet-related businesses in which Splitco has interests are subject, both directly and indirectly, to various laws and governmental regulations. Splitco's businesses that are engaged in the provision of goods and services over the Internet must comply with federal and state laws and regulations applicable to online communications and commerce. For example, the Children's Online Privacy Protection Act prohibits web sites from collecting personally identifiable information online from children under age 13 without parental consent and imposes a number of operational requirements. Certain email activities are subject to the Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003, commonly known as the CAN-SPAM Act. The CAN-SPAM Act regulates the sending of unsolicited commercial email by requiring the email sender, among other things, to comply with specific disclosure requirements and to provide an "opt-out" mechanism for recipients. Both of these laws include statutory penalties for non-compliance. Various states also have adopted laws regulating certain aspects of Internet communications. Goods sold over the Internet also must comply with traditional regulatory requirements, such as the Federal Trade Commission requirements regarding truthful and accurate claims.

        Congress and individual states may consider additional online privacy legislation. Other Internet-related laws and regulations enacted in the future may cover issues such as defamatory speech, copyright infringement, pricing and characteristics and quality of products and services. The future adoption of such laws or regulations may slow the growth of commercial online services and the Internet, which could in turn cause a decline in the demand for the services and products of the Internet companies in which Splitco has interests and increase such companies' costs of doing business or otherwise have an adverse effect on their businesses, operating results and financial conditions. Moreover, the applicability to commercial online services and the Internet of existing laws governing issues such as property ownership, libel, personal privacy and taxation is uncertain and could expose these companies to substantial liability.

        On December 21, 2010, the FCC adopted rules in its open Internet proceeding that require all broadband providers to disclose network management practices, restrict broadband providers from blocking Internet content and applications, and prohibit fixed broadband providers from engaging in unreasonable discrimination in transmitting lawful network traffic. The open Internet rules could restrict the ability of broadband providers to block or otherwise disadvantage Splitco's Internet businesses. The FCC's open Internet rules likely will be subject to petitions for reconsideration at the FCC and/or judicial review.

  Other Regulation

        Although Liberty Media no longer holds an attributable interest in DIRECTV under FCC rules, Splitco is subject to the conditions adopted by the FCC in approving Liberty Media's 2008 transaction with News Corporation. Those conditions include program access, non-discrimination, and program carriage.

        SIRIUS XM operates satellite systems and must comply with the FCC's regulations regarding satellite licensing, the prevention of interference and other matters. For example, SIRIUS XM must apply for renewal of its satellite licenses prior to the expiration of the current license terms. SIRIUS XM also must obtain FCC equipment certifications for certain satellite radios. As a result of the 2008 merger transaction between Sirius Satellite Radio Inc. and XM Satellite Radio Holdings, Inc., SIRIUS XM must implement voluntary commitments regarding matters such as a la carte programming, rates and channels set asides for independently-owned entities. The FCC is requesting comment on whether to extend or modify the rate caps adopted in the 2008 merger transaction on SIRIUS XM basic subscription and certain other retail programming packages. Such rate caps will expire on July 28, 2011, unless extended or modified by the FCC. Other aspects of SIRIUS XM's operations, such as the export of satellite radio system components and technical data, are subject to U.S. export licensing requirements.

        TruePosition develops and markets technology to facilitate compliance with the FCC's E-911 regulations, which generally require wireless carriers to implement emergency call completion and location services.

        Splitco also has significant ownership interests on a cost basis in other entities, such as Sprint Nextel Corporation, which are extensively regulated. For example, Sprint Nextel is subject not only to federal regulation but also to regulation in varying degrees, depending on the jurisdiction, by state and local regulatory authorities.

  Proposed Changes in Regulation

        The regulation of programming services, the distributors of programming services, and Internet services is subject to the political process and has been in constant flux over the past decade. Further material changes in the law and regulatory requirements must be anticipated and there can be no assurance that Splitco's business will not be adversely affected by future legislation, new regulation or deregulation.

Competition

        Starz Entertainment competes with other programmers for distribution on a limited number of channels. Increasing concentration in the multichannel video distribution industry could adversely affect Starz Entertainment by reducing the number of distributors to whom it sells its programming, subjecting more of its programming sales to volume discounts and increasing the distributors' bargaining power in negotiating new affiliation agreements. Once distribution is obtained, Starz Entertainment competes for viewers with other cable and off-air broadcast television programming services as well as with other entertainment media, including home video, pay-per-view services, online activities, movies and other forms of news, information and entertainment. Starz Entertainment also competes for creative talent and programming content. Splitco believes that the principal competitive factors for Starz Entertainment are prices charged for programming, the quantity, quality, exclusivity and variety of the programming offered and the effectiveness of marketing efforts.

        Starz Media faces competition from companies within the entertainment business and from alternative forms of leisure entertainment. The primary competition for Starz Media's theatrical films and its other filmed products comes from both animated and live-action films that are targeted at similar audiences and released into the domestic theatrical market at approximately the same time as Starz Media's films. In addition to competing for revenue, Starz Media's film studios compete with other film studios over optimal release dates and the number of motion picture screens on which movies are exhibited. Anchor Bay competes with the home video/DVD distribution divisions of major theatrical production studios, as well as with several other independent home video/DVD distribution companies.

        ANLBC faces competition from many alternative forms of leisure entertainment. During the baseball season, ANLBC competes with other sporting and live events for game day attendance, which is integral to ANLBC's ticket, concession and souvenir sales revenue. The broadcasting of ANLBC's games, which is another significant source of revenue for ANLBC, competes against a multitude of other media options for viewers, including premium programming, home video, pay-per-view services, online activities, movies and other forms of news and information. In addition, ANLBC competes with the other Major League Baseball teams for a limited pool of player talent. Player talent contributes to ANLBC's winning record and league standings, which are critical components of ANLBC's competitiveness.

        TruePosition faces competition from Commscope, which provides a similar location-based service to TruePosition. More cell phones are being equipped with GPS chips which eventually could make the TruePosition product less relevant, although TruePosition's products work in areas where GPS is not available due to lack of connection to satellites.

        SIRIUS XM faces significant competition for both listeners and advertisers from traditional AM/FM radio, HD radio, internet radio and mobile media devices. Unlike satellite radio, traditional AM/FM radio has had a well established demand for its services and generally offers free broadcasts paid for by commercial advertising rather than by a subscription fee. Many radio stations have begun broadcasting digital signals, which have sound quality similar to SIRIUS XM signals. Major media companies make near CD-quality digital streams available through the Internet for free or, in some cases, for a fraction of the cost of a satellite radio subscription. Splitco believes that the principal competitive factors for SIRIUS XM are the quantity, quality, exclusivity and variety of the programming offered and the effectiveness of marketing efforts.

Employees

        Splitco currently has no corporate employees. Splitco anticipates that, subsequent to the split-off, all of Liberty Media's corporate employees will become corporate employees of Splitco, and Splitco will provide Liberty Media with certain management and administrative services pursuant to the services agreement, including the services of Splitco's executive officers, all of whom will remain executive officers of Liberty Media after the split-off. See "Certain Relationships and Related Transactions—Relationships Between Splitco and Liberty Media—Services Agreement."

        As of September 30, 2010 (and assuming the internal restructuring had been effected on that date), Splitco's consolidated subsidiaries had an aggregate of approximately 1,900 full-time and part-time employees. None of these employees is represented by a labor union or covered by a collective bargaining agreement. Splitco believes that these employee relations are good.

Properties

        Splitco owns its corporate headquarters in Englewood, Colorado and shares office space in its corporate headquarters with Liberty Media. All of Splitco's other real or personal property is owned or leased by its subsidiaries and business affiliates.

        Starz Entertainment owns its corporate headquarters in Englewood, Colorado. In addition, Starz Entertainment leases office space for its business affairs and sales staff at three locations around the United States.

        Starz Media leases space for its executive offices, distribution and sales operations, and production studio facilities in Burbank, California, Troy, Michigan, Beverly Hills, California and New York, New York. Starz Media also leases space for its international production and distribution operations in Toronto, Ontario, London, England and Melbourne and Sydney, Australia.

        ANLBC leases Turner Field, its home stadium and corporate headquarters, from the City of Atlanta and Fulton County Recreation Authority under a long-term lease arrangement. ANLBC also leases the home stadiums of its minor league baseball clubs and its baseball academy in the Dominican Republic.

        Splitco's subsidiaries and business affiliates own or lease the fixed assets necessary for the operation of their respective businesses, including office space, transponder space, headends, cable television and telecommunications distribution equipment, telecommunications switches and customer equipment (including converter boxes). Splitco's management believes that the current facilities of Splitco's subsidiaries and business affiliates are suitable and adequate for their business operations for the foreseeable future.

Legal Proceedings

        On August 6, 2010, Liberty Media and its subsidiary Liberty Media LLC filed a Verified Complaint for Injunctive Relief and Declaratory Judgment in the Delaware Court of Chancery against The Bank of New York Mellon Trust Company (BNY), in BNY's capacity as trustee under the indenture dated July 7, 1999 (as amended and supplemented, the Indenture) governing Liberty Media LLC's public indebtedness, requesting that the court enjoin BNY from declaring an event of default or accelerating the payments under the securities. The complaint also requested that the court declare that the split-off does not constitute a sale of "substantially all" of Liberty Media LLC's assets under the Indenture and that, therefore, no "Event of Default" will arise as a result of Liberty Media LLC remaining the obligor under the Indenture following the split-off. Liberty Media has announced that it does not intend to complete the split-off until this litigation is resolved.

Annex B—Liberty Splitco, Inc. and Liberty Media Corporation
Financial Statements

INDEX TO FINANCIAL STATEMENTS

Management's Discussion and Analysis of Financial Condition and Results of Operations

        The following discussion and analysis provides information concerning the Liberty Splitco, Inc. ("Splitco") combined results of operations and financial condition. The historical combined financial statements for the assets, businesses and liabilities owned by Splitco upon the completion of the proposed Split-Off are included in Annex A. This discussion should be read in conjunction with Splitco's combined financial statements for the nine months ended September 30, 2010 and 2009 and for the years ended December 31, 2009, 2008 and 2007.

        Throughout this presentation, the terms "we" and "our company" refer to Splitco and, to the extent the context requires, Liberty Media Corporation ("Liberty") taken together with Splitco, on a consolidated basis, for periods prior to the proposed Split-Off.

Overview

        We are currently a wholly-owned subsidiary of Liberty. Upon completion of the Split-Off, we will own controlling and non-controlling interests in a broad range of media, communications and entertainment companies. Our more significant operating subsidiaries, which are also our principal reportable segments, are Starz Entertainment, LLC, Starz Media, LLC, Atlanta National League Baseball Club, Inc. ("ANLBC") and TruePosition, Inc ("TruePosition). Starz Entertainment provides premium programming distributed by cable operators, direct-to-home satellite providers, telephone companies, other distributors and the Internet throughout the United States. Starz Media develops, acquires, produces and distributes live-action and animated films and television productions for the theatrical, home video, television and other ancillary markets in the United States and internationally. ANLBC owns the Atlanta Braves, a major league baseball club, as well as certain of the Atlanta Braves' minor league clubs. TruePosition provides equipment and technology that deliver location-based services to wireless users.

        Our "Corporate and Other" category includes our other combined subsidiaries and corporate expenses. Our other combined subsidiaries include WFRV and WJMN Television Station, Inc. and Liberty Sports Interactive, Inc. WFRV and WJMN Television Station, Inc. operate two full power television stations: WFRV-TV, in Green Bay, Wisconsin, and WJMN-TV, in Escanaba, Michigan. Liberty Sports Interactive, Inc. operates and licenses fantasy sports games, fantasy sports league-hosting software and fantasy sports content delivered via broadband, as well as providing free online games, information and entertainment for sports fans.

        In addition to the foregoing businesses, we hold an ownership interest in Sirius XM Radio Inc. ("SIRIUS XM"), which we account for as an equity method investment, and we maintain investments and related financial instruments in public companies such as Live Nation Entertainment, Inc., Time Warner, Time Warner Cable Inc., Motorola, Inc., Viacom, Inc. and Sprint Nextel Corporation, which are accounted for at their respective fair market values.

        The 3.125% Exchangeable Senior Debentures are the legal obligation of Liberty Media, LLC which will remain a subsidiary of Liberty and therefore the exchangeable debentures will remain an obligation of that entity post Split-Off. As a result, a to-be-determined amount of cash, the exchangeable debentures, in the principal amount of approximately $1.1 billion, and the stock into which such debt is exchangeable will be re-attributed to the Liberty Interactive Group immediately prior to the Split-Off (the "Split-Off Reattribution").

Tracking Stocks

        Tracking stock is a type of common stock that the issuing company intends to reflect or "track" the economic performance of a particular business or "group," rather than the economic performance of the company as a whole. While the Splitco Starz Group and the Splitco Capital Group have separate collections of businesses, assets and liabilities attributed to them, no group is a separate legal entity and therefore cannot own assets, issue securities or enter into legally binding agreements. Holders of tracking stocks have no direct claim to the group's stock or assets and are not represented by separate boards of directors. Instead, holders of tracking stock are stockholders of the parent corporation, with a single board of directors and subject to all of the risks and liabilities of the parent corporation.

        The term "Splitco Starz Group" does not represent a separate legal entity, rather it represents those businesses, assets and liabilities which we have attributed to it. The Splitco Starz Group is comprised primarily of our subsidiary Starz Entertainment and approximately $635 million of corporate cash (as of September 30, 2010). In addition, as discussed below, as of September 30, 2010, Starz Media, LLC ("Starz Media") is attributed to the Splitco Starz Group.

        Similarly, the term "Splitco Capital Group" also does not represent a separate legal entity, rather it represents all of our businesses, assets and liabilities which we have attributed to it. The Splitco Capital Group has attributed to it all of our businesses, assets and liabilities not attributed to the Splitco Starz Group, including our subsidiaries Starz Media through September 30, 2010, ANLBC and TruePosition, and our investments in SIRIUS XM, Time Warner Inc., Time Warner Cable and Sprint Nextel Corporation. In addition, we have attributed $1,581 million of cash, including subsidiary cash and $1,138 million principal amount (as of September 30, 2010) of our exchangeable senior debentures and $750 million of other corporate level and subsidiary debt to the Splitco Capital Group. The Splitco Capital Group will also include such other businesses that our board of directors may in the future determine to attribute to the Splitco Capital Group, including such other businesses as we may acquire for the Splitco Capital Group.

        On February 25, 2010, we announced that our board of directors had resolved to effect the following changes in attribution between the Liberty Capital Group and the Liberty Interactive Group, effective immediately (the "February Reattribution"):

  •
  the change in attribution from the Liberty Interactive Group to the Liberty Capital Group of our 14.6% ownership interest in Live Nation Entertainment, Inc.;

  •
  the change in attribution from the Liberty Capital Group to the Liberty Interactive Group of the following debt securities:

  •
  $469 million in principal amount of 4% Exchangeable Senior Debentures due 2029 (the "2029 Exchangeables");

  •
  $460 million in principal amount of 3.75% Exchangeable Senior Debentures due 2030 (the "2030 Exchangeables"); and

  •
  $492 million in principal amount of 3.5% Exchangeable Senior Debentures due 2031 (the "2031 Exchangeables", and together with the 2029 Exchangeables and the 2030 Exchangeables, the "Exchangeable Notes");

  •
  the change in attribution from the Liberty Capital Group to the Liberty Interactive Group of approximately $830 million in net taxable income to be recognized ratably in tax years 2014 through 2018 as a result of the cancellation in April 2009 of $400 million in face amount of 2029 Exchangeables and $350 million in face amount of 2030 Exchangeables; and

  •
  the change in attribution from the Liberty Capital Group to the Liberty Interactive Group of $807 million in cash.

        The Liberty Media board determined that the February Reattribution would enable the Liberty Interactive Group to obtain long-term debt financing on better terms than would have been available to it in the capital markets at that time and improve the liquidity of the Liberty Interactive Group. In addition, the Liberty Interactive Group's generation of meaningful taxable income would better position it to utilize more directly and efficiently the tax benefits associated with the Exchangeable Notes. Previously, the Liberty Interactive Group was using these tax benefits, which were then attributed to the Liberty Capital Group, and compensating the Liberty Capital Group for such use. Lastly, the Liberty Media board believed that Liberty Media's equity interests in Live Nation Entertainment should be reattributed to the Liberty Capital Group in order to position it to take advantage of potential synergies associated with the Liberty Capital Group's then recent acquisition of its interests in Sirius XM Radio.

        In establishing the terms of the February Reattribution, the Liberty Media board reviewed, among other things, (i) a range of estimated values for the Exchangeable Notes (between $482 million and $526 million), which took into account the trading prices of the Exchangeable Notes and their unique tax attributes, among other things, and (ii) the estimated value of Liberty Media's equity interests in Live Nation Entertainment (approximately $298 million), which was based on the $12 per share at which Liberty Media publicly tendered for additional shares of Live Nation during February 2010. Consistent with Liberty Media's Management and Allocation Policies, the Liberty Media board determined that the exchange of assets and liabilities between the two groups in the February Reattribution was completed on a fair value basis.

        The February Reattribution has been reflected prospectively in the attributed financial statements. This change in attribution, which was intended to be value neutral, had no effect on the assets and liabilities attributed to the Liberty Starz Group.

        On September 16, 2010 the Board of Directors approved the change in attribution of the Starz Media business along with $15 million in cash from the Liberty Capital Group to the Liberty Starz Group, effective September 30, 2010 (the "Starz Media Reattribution"). The Starz Media business consists of the following assets:

  •
  Overture Films (including its Library of 16 released films and 3 films to be released in the third and fourth quarters of 2010)

  •
  Anchor Bay Entertainment

  •
  Proprietary Productions (Library of 42 films and television series)

  •
  Film Roman

  •
  Toronto Animation Studio

        This change in attribution results in the extinguishment of an intergroup payable of $54.9 million owed by the Liberty Capital Group to the Liberty Starz Group and Liberty Starz Group being attributed with $53.7 million in bank debt, interest rate swaps and any shutdown costs associated with winding down the Overture Films business. Notwithstanding the Starz Media Reattribution the board determined that certain tax benefits relating to Liberty Capital's operation of the Starz Media, LLC business that may be realized from any future sales or other disposition of that business by Liberty Starz will remain attributed to Liberty Capital.

        The Starz Media Reattribution enabled the Liberty Starz Group to acquire the complementary Starz Media business. Starz Entertainment had been engaging in mutually beneficial content distribution and programming arrangements with Starz Media, and it was inefficient for these arrangements to be treated as inter-group transactions. Accordingly, the Liberty Media board reattributed Starz Media, and its related debt, from the Liberty Capital Group to the Liberty Starz Group. This also enabled the Liberty Capital Group to repay indebtedness it owed to the Liberty Starz Group without using any of its cash reserves.

        In establishing the terms of the Starz Media Reattribution, the Liberty Media board considered, among other things, (i) a range of estimated values for the Starz Media assets (between $95 million and $122 million), (ii) the $53.7 million in Starz Media liabilities to be assumed and (iii) the $54.9 million payable owed by the Liberty Capital Group to the Liberty Starz Group. Consistent with Liberty Media's Management and Allocation Policies, the Liberty Media board determined that the exchange of assets and liabilities between the two groups in the Starz Reattribution was completed on a fair value basis.

        As with the other reattributions the impact will be reflected prospectively from the date the attribution changed in the attributed financials. There will be no change to the combined financial statements as a result of the Starz Media Reattribution.

2007 Transactions

        In addition to the sales of OPTV and AEG and the Split-off of LEI discussed under "Discontinued Operations" below, we completed several other transactions in 2007. Among these are:

        On April 16, 2007, we completed an exchange transaction (the "CBS Exchange") with CBS Corporation pursuant to which we exchanged our 7.6 million shares of CBS Class B common stock valued at $239 million for a subsidiary of CBS that held a television station in Wisconsin and approximately $170 million in cash.

        On May 17, 2007, we completed an exchange transaction (the "Time Warner Exchange") with Time Warner Inc. in which we exchanged approximately 68.5 million shares of Time Warner common stock valued at $1,479 million for a subsidiary of Time Warner which held ANLBC, a craft business and $984 million in cash.

Discontinued Operations

        In the first and second quarters of 2007, we completed two separate transactions pursuant to which we sold our interests in OpenTV Corp and Ascent Entertainment Group ("AEG") to unrelated third parties.

        On November 19, 2009, we completed our previously announced split-off (the "LEI Split-Off") of our wholly owned subsidiary, Liberty Entertainment, Inc. ("LEI"), and the business combination transaction among our company, LEI and The DIRECTV Group, Inc. ("DIRECTV") (the "DTV Business Combination"). The LEI Split-Off was accomplished by a partial redemption of 90% of the outstanding shares of Liberty Entertainment common stock in exchange for all of the outstanding shares of common stock of LEI, pursuant to which, 0.9 of each outstanding share of Liberty Entertainment common stock was redeemed for 0.9 of a share of the corresponding series of common stock of LEI, with payment of cash in lieu of any fractional shares. LEI held our 57% interest in DIRECTV, 100% interest in Liberty Sports Holdings, LLC, 65% interest in Game Show Network, LLC and approximately $120 million in cash and cash equivalents, and approximately $2 billion of indebtedness. All of the businesses, assets and liabilities that were attributed to the Entertainment Group and were not held by LEI have remained with our company and continue to be attributed to the Entertainment Group, which we have redesignated as the Liberty Starz Group.

        Immediately following the LEI Split-Off, we, LEI and DIRECTV completed the DTV Business Combination, and each of LEI and DIRECTV became wholly owned subsidiaries of a new public holding company named DIRECTV ("Holdings"). Pursuant to the DTV Business Combination, (i) John C. Malone, Chairman of the boards of Liberty Media, LEI and DIRECTV, and certain related persons (collectively, the Malones) contributed each of their shares of LEI Series B common stock to Holdings for 1.11130 shares of Holdings Class B common stock (with payment of cash in lieu of any fractional shares), (ii) LEI merged with a wholly-owned subsidiary of Holdings, and each share of LEI common stock (other than shares of LEI Series B common stock held by the Malones) was exchanged for 1.11130 shares of Holdings Class A common stock (with payment of cash in lieu of any fractional shares), and (iii) DIRECTV merged with a wholly-owned subsidiary of Holdings, and each share of DIRECTV common stock was exchanged for one share of Holdings Class A common stock.

        Because the LEI Split-Off was conditioned on, among other matters, satisfaction and waiver of all conditions to the DTV Business Combination, the Split-Off and the DTV Business Combination have been recorded at fair value, and we recognized an approximate $5.9 billion gain on the transaction. Such gain is included in earnings from discontinued operations in our accompanying combined statement of operations.

        Our combined financial statements and accompanying notes have been prepared to reflect LEI, OpenTV and AEG as discontinued operations. Accordingly, the assets and liabilities, revenue, costs and expenses, and cash flows of these subsidiaries have been excluded from the respective captions in the accompanying combined balance sheets, statements of operations, statements of comprehensive earnings (loss) and statements of cash flows and have been reported under the heading of discontinued operations in such combined financial statements.

Strategies and Challenges of Business Units

        Starz Entertainment.    Starz Entertainment's focus in 2010 has been directed to several initiatives. First, Starz Entertainment continues to differentiate itself from other pay television programmers by investing in, producing and airing original programming on its Starz Channel. Secondly, Starz Entertainment has worked with its affiliates to package its channels in lower tier product offerings to gain wider distribution. Thirdly, Starz Entertainment has continued to explore and invest in additional distribution channels and products, including on demand, high definition, Internet and mobile Internet products. Finally, Starz Entertainment is working to finalize new long-term affiliation agreements with those affiliates whose agreements are expiring.

        Starz Entertainment faces certain challenges in its attempt to meet these goals, including: (1) cable operators' promotion of bundled service offerings rather than premium video services; (2) the impact on viewer habits of new technologies such as Internet capable televisions and blu-ray players; (3) potential consolidation in the broadband and satellite distribution industries; (4) an increasing number of alternative movie and programming sources; (5) loss of subscribers due to economic conditions and (6) the launch of Epix, a new pay television service owned by three Hollywood movie studios.

Results of Operations—Nine Months Ended September 30, 2010 and 2009

        General.    We provide in the tables below information regarding our Combined Operating Results and Other Income and Expense, as well as information regarding the contribution to those items from our reportable segments categorized by tracking stock group. The "corporate and other" category for each tracking stock group consists of those assets or businesses which do not qualify as a separate reportable segment. For a more detailed discussion and analysis of the financial results of the principal reporting segments of each tracking stock group, see "Results of Operations—Tracking Stock Groups" below.

Consolidated Operating Results

	Nine months ended September 30,
	2010	2009
	amounts in millions
Revenue
Splitco Starz Group
Starz Entertainment	$929	893
Corporate and other	8	7

	937	900

Splitco Capital Group
Starz Media	317	248
ANLBC	186	189
TruePosition	86	24
Corporate and other	28	34

	617	495

Combined Splitco	$1,554	1,395

Adjusted OIBDA
Splitco Starz Group
Starz Entertainment	$305	306
Corporate and other	(10)	(6)

	295	300

Splitco Capital Group
Starz Media	(67)	(49)
ANLBC	8	12
TruePosition	(11)	(56)
Corporate and other	(7)	(6)

	(77)	(99)

Combined Splitco	$218	201

Operating Income (Loss)
Splitco Starz Group
Starz Entertainment	$288	265
Corporate and other	(23)	(42)

	265	223

Splitco Capital Group
Starz Media	(71)	(56)
ANLBC	(32)	(26)
TruePosition	(18)	(61)
Corporate and other	(35)	(23)

	(156)	(166)

Combined Splitco	$109	57

        Revenue.    Our combined revenue increased 11.3% for the nine month period ended September 30, 2010 as compared to the corresponding prior year period. The nine month increase is due primarily to increases for Starz Media ($69 million), TruePosition ($62 million) and Starz Entertainment ($36 million). See Management's Discussion and Analysis for each of our tracking stock groups below for a more complete discussion of the results of operations of certain of our subsidiaries.

        Adjusted OIBDA.    We define Adjusted OIBDA as revenue less cost of sales, operating expenses and selling, general and administrative ("SG&A") expenses (excluding stock compensation). Our chief operating decision maker and management team use this measure of performance in conjunction with other measures to evaluate our businesses and make decisions about allocating resources among our businesses. We believe this is an important indicator of the operational strength and performance of our businesses, including each business's ability to service debt and fund capital expenditures. In addition, this measure allows us to view operating results, perform analytical comparisons and benchmarking between businesses and identify strategies to improve performance. This measure of performance excludes such costs as depreciation and amortization, stock-based compensation, separately reported litigation settlements and restructuring and impairment charges that are included in the measurement of operating income pursuant to GAAP. Accordingly, Adjusted OIBDA should be considered in addition to, but not as a substitute for, operating income, net income, cash flow provided by operating activities and other measures of financial performance prepared in accordance with GAAP. See note 13 to the accompanying condensed consolidated financial statements for a reconciliation of Adjusted OIBDA to Earnings (loss) from continuing operations before income taxes.

        Combined Adjusted OIBDA increased $17 million or 8.5% for the nine months ended September 30, 2010 as compared to the corresponding prior year period. The nine month increase is primarily due to decreased Adjusted OIBDA losses at TruePosition ($45 million) offset by increased Adjusted OIBDA losses at Starz Media ($18 million).

        Stock-based compensation.    Stock-based compensation includes compensation related to (1) options and stock appreciation rights ("SARs") for shares of our common stock that are granted to certain of our officers and employees, (2) phantom stock appreciation rights ("PSARs") granted to officers and employees of certain of our subsidiaries pursuant to private equity plans and (3) amortization of restricted stock grants.

        We recorded $36 million and $65 million of stock compensation expense for the nine months ended September 30, 2010 and 2009, respectively. The decrease in stock compensation expense in 2010 relates to decreased stock compensation at Starz Entertainment related to an outstanding phantom stock appreciation right held by its founder and former CEO offset slightly by greater stock compensation expense throughout the period related to outstanding options granted during the period. As of September 30, 2010, the total unrecognized compensation cost related to unvested Liberty equity awards was approximately $78 million. Such amount will be recognized in our combined statements of operations over a weighted average period of approximately 3.4 years.

        Operating income.    Our combined operating income increased $52 million for the nine months ended September 30, 2010 as compared to the corresponding prior year period. The increase is primarily due to increases at Starz Entertainment ($23 million) and decreased operating losses at TruePosition ($43 million) offset by increased operating losses at Starz Media ($15 million). See Management's Discussion and Analysis for each of our tracking stock groups below for a more complete discussion of the results of operations of certain of our subsidiaries.

  Other Income and Expense

        Components of Other Income (Expense) are presented in the table below.

	Nine months ended September 30,
	2010	2009
	amounts in millions
Interest expense
Splitco Starz Group	$(1)	(2)
Splitco Capital Group	(45)	(102)

Combined Splitco	$(46)	(104)

Share of losses of affiliates
Splitco Starz Group	$—	(8)
Splitco Capital Group	(70)	(26)

Combined Splitco	$(70)	(34)

Realized and unrealized gains (losses) on financial instruments, net
Splitco Starz Group	$(1)	7
Splitco Capital Group	125	(58)

Combined Splitco	$124	(51)

Gains (losses) on dispositions, net
Splitco Starz Group	$(2)	2
Splitco Capital Group	24	96

Combined Splitco	$22	98

Other, net
Splitco Starz Group	$5	(2)
Splitco Capital Group	71	108

Combined Splitco	$76	106

        Interest expense.    Combined interest expense decreased $48 million for the nine months ended September 30, 2010, as compared to the corresponding prior year period. The decrease for the nine months is the result of less principal outstanding during the period and the impact of the February Reattribution for the Splitco Capital Group.

        Share of losses of affiliates.    The following table presents our share of earnings (losses) of affiliates:

	Nine months ended September 30,
	2010	2009
	amounts in millions
Splitco Capital Group
Sirius	$(51)	(14)
Other	(19)	(12)
Splitco Starz Group
Other	—	(8)

	$(70)	(34)

        When Splitco applied its initial equity method accounting on the SIRIUS XM investment, Splitco's basis in the investment was different than the underlying equity in the net assets of SIRIUS XM. As a result, Splitco established an excess basis account and allocated the differences to certain fair value adjustments to the outstanding debt (at the time of our initial investment) and certain intangible assets. Even though SIRIUS XM had net income during the current year the amortization of the excess basis resulted in Splitco recording share of losses. In the third quarter of 2010 these share of losses were accelerated as SIRIUS XM refinanced certain debt which had an associated discount recorded in Splitco's excess basis account. As SIRIUS XM repays certain debt issuances where Splitco has established debt discounts, the extinguishment typically results in a loss on the retirement of Splitco's excess basis account. Splitco has suspended taking losses of our basis in SIRIUS XM below zero as Splitco does not have any funding commitments.

        Realized and unrealized gains (losses) on financial instruments.    Realized and unrealized gains (losses) on financial instruments are comprised of changes in the fair value of the following:

	Nine months ended September 30,
	2010	2009
	amounts in millions
Non-strategic Securities(1)	$422	1,010
Exchangeable senior debentures(1)	(82)	(605)
Equity collars(1)	(2)	(104)
Borrowed shares(1)	(183)	(314)
Other derivatives	(31)	(38)

	$124	(51)

(1)
Changes in fair value are due primarily to changes in the market prices of the underlying marketable securities.

        Gains (losses) on dispositions.    Gains on dispositions in 2010 and 2009 related to recorded gains associated with the repayment of certain SIRIUS XM debt securities owned by the company.

        Income taxes.    Our effective tax rate for the nine months ended September 30, 2010 is 40% which is more than the U.S. federal income tax rate of 35% due to the impact of state taxes and adjustments to the Company's state NOL deferred tax assets.

        Net earnings.    We had net earnings of $129 million and $141 million for the nine months ended September 30, 2010 and 2009, respectively, which were the result of the above-described fluctuations in our revenue, expenses and other gains and losses.

Results of Operations—December 31, 2009, 2008 and 2007

        General.    We provide in the tables below information regarding our Combined Operating Results and Other Income and Expense, as well as information regarding the contribution to those items by our reportable segments in each tracking stock group. The "corporate and other" category for each tracking stock group consists of those assets or businesses which do not qualify as a separate reportable segment. For a more detailed discussion and analysis of the financial results of the principal reporting segments of each tracking stock group, "Splitco Starz Group" and "Splitco Capital Group" below.

 Combined Operating Results

	Years ended December 31,
	2009	2008	2007
	amounts in millions
Revenue
Splitco Starz Group
Starz Entertainment	1,193	1,111	1,066
Corporate and other	11	13	25

	1,204	1,124	1,091

Splitco Capital Group
Starz Media	364	321	254
ANLBC	206	204	159
TruePosition	32	21	17
Corporate and other	47	68	55

	649	614	485

Combined Splitco	$1,853	1,738	1,576

Adjusted OIBDA
Splitco Starz Group
Starz Entertainment	384	301	264
Corporate and other	(10)	(11)	(5)

	374	290	259

Splitco Capital Group
Starz Media	(93)	(189)	(143)
ANLBC	8	16	38
TruePosition	(77)	(113)	(98)
Corporate and other	(13)	(11)	(7)

	(175)	(297)	(210)

Combined Splitco	$199	(7)	49

Operating Income (Loss)
Splitco Starz Group
Starz Entertainment	330	(975)	210
Corporate and other	(58)	(38)	(59)

	272	(1,013)	151

Splitco Capital Group
Starz Media	(100)	(395)	(342)
ANLBC	(40)	(34)	4
TruePosition	(84)	(119)	(103)
Corporate and other	(39)	(103)	(65)

	(263)	(651)	(506)

Combined Splitco	$9	(1,664)	(355)

        Revenue.    Our combined revenue increased 6.6% in 2009 and 10.3% in 2008, as compared to the corresponding prior year. The increase in 2009 is due to increases at Starz Entertainment ($82 million) and Starz Media ($43 million) offset by small decreases in Corporate and other. The 2008 revenue increase is due to increases at Starz Media ($67 million) and Starz Entertainment ($45 million). See

Management's Discussion and Analysis for the Splitco Starz Group and Splitco Capital Group below for a more complete discussion of Starz Entertainment's and Starz Media's results of operations.

        In November 2006, TruePosition signed an amendment to its existing services contract with AT&T Corp. that requires TruePosition to develop and deliver additional software features. Because TruePosition did not meet generally accepted accounting principles requirements for revenue recognition, TruePosition was required to defer revenue recognition until all contracted items had been delivered. As discussed previously, during the nine months ended September 30, 2010 TruePosition delivered the final undelivered element under one of the agreements and is recognizing the deferred amounts into operations as of that date. It should be noted that both AT&T and T-Mobile are paying currently for services they receive and that the aforementioned deferrals have normal gross profit margins included. As of June of 2010 TruePosition delivered the final specified upgrade in accordance with one of its agreements under which revenue and costs were being deferred. The delivery of this item allows TruePosition to recognize deferred revenue and costs ($641 million and $202 million, respectively), as of the date of delivery into operations over the remaining useful life of the equipment. In addition, any current revenue will be recognized as delivered and no longer deferred.

        Adjusted OIBDA.    Combined Adjusted OIBDA increased $206 million and decreased $56 million in 2009 and 2008, respectively, as compared to the corresponding prior year. The 2009 increase is due primarily to improvements for Starz Media ($96 million) and Starz Entertainment ($83 million). The decrease in 2008 is due primarily to increased losses at TruePosition and Starz Media offset by Adjusted OIBDA growth at ANLBC and Starz Enteratinment. Starz Media's Adjusted OIBDA loss decreased in 2009 and increased in 2008 primarily due to the timing of revenue and expenses associated with films released by Overture Films and Starz Animation in 2009 and 2008. Partially offsetting the increased losses in 2008 was a $53 million decrease in capitalized production cost write-offs. Theatrical print costs and advertising expenses related to the release of a film are recognized at the time the advertisements are run and generally exceed the theatrical revenue earned from the film. In addition, amortization of film production costs begins when revenue recognition begins. Although there can be no assurance, the expectation when films are approved for production or acquisition is that the ultimate revenue to be earned from theatrical release, home video and pay-per-view and premium television distribution, which revenue may be earned over several years, will exceed the costs associated with the film. See Note 18 to the accompanying combined financial statements for a reconciliation of Adjusted OIBDA to Earnings (Loss) From Continuing Operations Before Income Taxes.

        Stock-based compensation.    Stock-based compensation includes compensation related to (1) options and stock appreciation rights ("SARs") for shares of our common stock that are granted to certain of our officers and employees, (2) phantom stock appreciation rights ("PSARs") granted to officers and employees of certain of our subsidiaries pursuant to private equity plans and (3) amortization of restricted stock grants.

        We recorded $81 million, $17 million and $54 million of stock compensation expense for the years ended December 31, 2009, 2008, and 2007, respectively. The fluctuations in stock compensation expense in 2009 and 2008 relate to our SARs and Starz Entertainment's PSAR plans and are due to changes in our stock prices and the value of Starz Entertainment and to the vesting of Starz Entertainment PSARs.

        Included in earnings from discontinued operations for the year ended December 31, 2009 is $55 million of stock-based compensation related to stock options and restricted stock, the vesting of which was accelerated in connection with the closing of the DTV Business Combination.

        Impairment of long-lived assets.    No significant impairments were required in 2009.

        In December 2008, we performed our annual evaluation of the recoverability of our goodwill and other indefinite lived intangible assets. We compared the estimated fair value of each reporting unit to its carrying value, including goodwill (the "Step 1 Test"). In our Step 1 Test, we estimated the fair value of each of our reporting units using a combination of discounted cash flows and market-based valuation methodologies. Developing estimates of fair value requires significant judgments, including making assumptions about appropriate discount rates, perpetual growth rates, relevant comparable market multiples and the amount and timing of expected future cash flows. The cash flows employed in our valuation analysis were based on management's best estimates considering current marketplace factors and risks as well as assumptions of growth rates in future years. There is no assurance that actual results in the future will approximate these forecasts. For those reporting units whose estimated fair value exceeded the carrying value, no further testwork was required and no impairment was recorded. For those reporting units whose carrying value exceeded the fair value, a second test was required to measure the impairment loss (the "Step 2 Test"). In the Step 2 Test, the fair value of the reporting unit was allocated to all of the assets and liabilities of the reporting unit with any residual value being allocated to goodwill. The difference between such allocated amount and the carrying value of the goodwill was recorded as an impairment charge. In connection with our analysis, we recorded the following impairment charges (amounts in millions):

Starz Entertainment	$1,239
Starz Media	192
Other	82

$1,513

        We believe that the foregoing impairment charges, which also include $29 million of impairments of intangible assets other than goodwill, were due in large part to the 2008 economic crisis and the downward impact it had on perceptions of future growth prospects and valuation multiples for our reporting units.

        While Starz Entertainment had increasing revenue and Adjusted OIBDA in recent years, it failed the Step 1 Test due to the aforementioned lower future growth expectations and the compression of market multiples. In performing the Step 2 Test, Starz Entertainment allocated a significant portion of its estimated fair value to amortizable intangibles such as affiliation agreements and trade names which have little or no carrying value. The resulting residual goodwill was significantly less than its carrying value. Accordingly, Starz Entertainment recorded an impairment charge. The impairment loss for Starz Media is due primarily to a lowered long-term forecast for its home video distribution reporting unit resulting from the current economic conditions.

        In connection with our 2007 annual evaluation of the recoverability of Starz Media's goodwill, we estimated the fair value of Starz Media's reporting units using a combination of discounted cash flows and market comparisons and concluded that the carrying value of certain reporting units exceeded their respective fair values. Accordingly, we recognized a $182 million impairment charge related to goodwill during the third quarter of 2007.

        Operating income.    We generated combined operating income of $9 million in 2009 and a combined operating loss of $1,664 million and $355 million in 2008 and 2007, respectively. The operating loss in 2008 is largely due to the $1,513 million of impairment charges discussed above.

  Other Income and Expense

        Components of Other Income (Expense) are presented in the table below: The attribution of these items to our tracking stock groups assumes the Reclassification had occurred as of January 1, 2007.

	Years ended December 31,
	2009	2008	2007
	amounts in millions
Interest expense
Splitco Starz Group	(2)	(22)	(25)
Splitco Capital Group	(130)	(172)	(151)

Combined Splitco	$(132)	(194)	(176)

Dividend and interest income
Splitco Starz Group	2	16	3
Splitco Capital Group	115	136	217

Combined Splitco	$117	152	220

Share of losses of affiliates
Splitco Starz Group	(10)	(7)	—
Splitco Capital Group	(34)	(64)	(68)

Combined Splitco	$(44)	(71)	(68)

Realized and unrealized gains (losses) on financial instruments, net
Splitco Starz Group	8	272	14
Splitco Capital Group	(42)	(292)	1,261

Combined Splitco	$(34)	(20)	1,275

Gains (losses) on dispositions, net
Splitco Starz Group	27	(3)	(1)
Splitco Capital Group	215	16	635

Combined Splitco	$242	13	634

Other than temporary declines in fair value of investments
Splitco Starz Group	—	—	—
Splitco Capital Group	(9)	(1)	(33)

Combined Splitco	$(9)	(1)	(33)

Other, net
Splitco Starz Group	(6)	(12)	1
Splitco Capital Group	11	4	(2)

Combined Splitco	$5	(8)	(1)

        Interest expense.    Combined interest expense decreased 32.0% and increased 10.2% for the years ended December 31, 2009 and 2008, respectively, as compared to the corresponding prior year. The decrease in 2009 is due to retirements of Liberty public debt and reattribution of certain debt instruments to Liberty Interactive Group. Interest expense increased in 2008 primarily due to an increase in borrowings against certain derivative positions.

        Dividend and interest income.    Interest income decreased in 2009 and 2008 primarily due to lower invested cash balances and lower interest rates.

        Share of losses of affiliates.    The following table presents our share of earnings (losses) of affiliates:

	Years ended December 31,
	2009	2008	2007
	amounts in millions
Splitco Starz Group
Other	(10)	(7)	—
Splitco Capital Group
SIRIUS XM	(28)	—	—
Other	(6)	(64)	(68)

	$(44)	(71)	(68)

        Realized and unrealized gains (losses) on financial instruments.    Realized and unrealized gains (losses) on financial instruments are comprised of changes in the fair value of the following:

	Years ended December 31,
	2009	2008	2007
	amounts in millions
Non-strategic Securities(1)(4)	$1,076	(2,881)	—
Exchangeable senior debentures(2)(4)	(670)	1,513	541
Equity collars(4)	(101)	870	527
Borrowed shares(4)	(301)	791	298
Other derivatives(3)	(38)	(313)	(91)

	$(34)	(20)	1,275

(1)
See note 2 to the accompanying combined financial statements for a discussion of our accounting for Non-strategic Securities.

(2)
See note 2 to the accompanying combined financial statements for a discussion of our accounting for our exchangeable senior debentures.

(3)
Other derivative losses in 2008 include losses of $234 million on debt swap arrangements related to certain of our public debt issuances and losses of $19 million on put options related to our common stock, as well as losses on interest rate swaps and other derivatives.

(4)
Changes in fair value are due to improvements in the equity and debt markets in 2009 and declines in such markets in 2008 and 2007.

        Gains (losses) on dispositions.    Splitco Capital Group's 2009 gains from dispositions are due primarily to (i) the sale of our interest in WildBlue Communications Corp. to ViaSat, Inc. ($128 million) and (ii) our transactions with SIRIUS XM ($85 million). The 2007 gains from dispositions are due primarily to the Time Warner Exchange ($582 million) and the CBS Exchange ($31 million).

        See notes 6 and 7 to the accompanying combined financial statements for a discussion of the foregoing transactions.

        Other than temporary declines in fair value of investments.    During 2009, 2008 and 2007, we determined that certain of our cost investments experienced other than temporary declines in value. As a result, the cost bases of such investments were adjusted to their respective fair values based primarily on quoted market prices at the date each adjustment was deemed necessary. These adjustments are reflected as other than temporary declines in fair value of investments in our combined statements of operations.

        Income taxes.    In 2009 we had pre-tax income of $170 million and a tax benefit of $170 million. Our effective tax rate was 13.9% in 2008 and less than 1% in 2007. In 2009, due to the completion of audits with taxing authorities, we recognized previously unrecognized tax benefits of $201 million. Our 2008 effective tax rate was lower than the U.S. federal income tax rate of 35% due primarily to the impairment of goodwill which is not deductible for income tax purposes. The Time Warner Exchange and the CBS Exchange, which were completed in 2007, qualify as IRC Section 355 transactions, and therefore do not trigger federal or state income tax obligations. In addition, upon consummation of those exchange transactions, deferred tax liabilities previously recorded for the difference between our book and tax bases in our Time Warner and CBS Corporation investments in the amount of $354 million were reversed with an offset to income tax benefit.

        Net earnings.    Our net earnings were $6,204 million, $4,268 million and $1,679 million for the years ended December 31, 2009, 2008 and 2007, respectively, and were the result of the above-described fluctuations in our revenue and expenses. In addition, we recognized earnings from discontinued operations of $5,864 million, $5,812 million and $190 million for the years ended December 31, 2009, 2008 and 2007, respectively. Our 2009 earnings from discontinued operations include a $5,927 million gain that we recognized in connection with the LEI Split-Off and DTV Business Combination. Earnings from discontinued operations in 2008 includes a $3,665 million gain and a $1,791 million tax benefit related to our exchange of our News Corporation investment for certain assets and businesses of News Corporation.

Liquidity and Capital Resources

        While the Starz Group and the Capital Group are not separate legal entities and the assets and liabilities attributed to each group remain assets and liabilities of our consolidated company, we manage the liquidity and financial resources of each group separately. Keeping in mind that assets of one group may be used to satisfy liabilities of one of the other groups, the following discussion assumes, consistent with management expectations, that future liquidity needs of each group will be funded by the financial resources attributed to each respective group.

        As of September 30, 2010, substantially all of our cash and cash equivalents are invested in U.S. Treasury securities, other government securities or government guaranteed funds and other highly rated securities.

        The following are potential sources of liquidity for each group to the extent the identified asset or transaction has been attributed to such group: available cash balances, cash generated by the operating activities of our privately-owned subsidiaries (to the extent such cash exceeds the working capital needs of the subsidiaries and is not otherwise restricted), proceeds from asset sales, monetization of our public investment portfolio, debt and equity issuances, and dividend and interest receipts.

        Standard & Poor's Ratings Services and Moody's Investors Services each lowered their rating on Liberty's corporate credit in previous periods. These rating services put our corporate ratings on credit watch with developing implications and possible downgrade, respectively, following the announcement of the proposed Split-Off in June of 2010. In the event we need to obtain external debt financing at the corporate level, such possible downgrades could negatively impact our ability to obtain financing at the corporate level and could increase the cost of any financing we are able to obtain. Upon the completion of the proposed split-off we anticipate Splitco's credit rating would be higher than Liberty's current credit rating in light of Splitco's minimal amount of debt.

        Combined Splitco.    As of September 30, 2010, Splitco had a cash balance of $2,596 million and additional sources of liquidity of $1,977 million for unpledged non-strategic AFS securities. We note the previous liquidity amounts include $1,012 million of shares underlying the exchangeable debentures that will be reattributed to Liberty upon the completion of the proposed split-off along with a to-be-determined amount of cash. Additionally, to the extent the Company recognizes any taxable gains from the sale of assets we may incur tax expense and be required to make tax payments, thereby reducing any cash proceeds. Further, our operating businesses have provided, on average, approximately $300 million of operating cash flow over the prior three years and do not anticipate any significant reductions in that amount in future years.

        The projected uses of Splitco cash are the potential buy back of Liberty Starz or Liberty Capital common shares under the approved share buyback programs, upon the completion of the proposed split-off, a change in attribution of cash to the Liberty Interactive Group and a payment of $150 million for the settlement of stock appreciation rights exercised by the founder and former CEO of Starz. We note that with reattribution of debt at the completion of the proposed split-off and debt service at Splitco will be minimal. Additionally we may make investments in existing or new businesses, however, we do not have any investment commitments at this time. We expect that we will be able to use a combination of cash on hand and cash from operations to fund the future cash needs of Splitco.

        Splitco Starz Group.    During the nine months ended September 30, 2010, the Starz Group's primary uses of cash were investments in short-term marketable securities of $149 million, the repurchases of Liberty Starz common stock for $40 million and stock based compensation payments of $34 million. The uses of cash were funded by a repayment of the outstanding intergroup loan of $158 million by the Interactive Group and cash from operations. As of September 30, 2010, the Starz Group had a cash balance of $1,015 million.

        The projected uses of Starz Group cash in 2010 include payment of $150 million for the settlement of stock appreciation rights exercised by the founder and former CEO of Starz and tax payments to the Capital Group. In addition, we may make additional repurchases of Liberty Starz common stock and additional investments in existing or new businesses and attribute such investments to the Starz Group. However, we do not have any significant commitments to make new investments at this time. We expect that we will be able to use a combination of cash on hand and cash from operations to fund Starz Group cash needs in 2010.

        Splitco Capital Group.    During the nine months ended September 30, 2010, the Capital Group's primary uses of cash were $843 million cash reattributed to the Interactive and Starz Groups and the repayment of $1,015 million in outstanding debt, primarily the derivative loans, $587 million in Liberty Capital tracking stock repurchases and $566 million of additional funding to cost investments, equity method affiliates and short-term marketable securities. The uses of cash were funded by cash on hand, cash proceeds of $750 million from the settlement of derivatives and the repayment of the outstanding intergroup loan of $158 million by the Interactive Group.

        The projected uses of Capital Group cash for the remainder of 2010 include interest payments of approximately $20 million and federal and state tax payments. In October 2010, Liberty reached a settlement with the IRS with respect to certain disputed items reported on our 2009 income tax return. In 2009, Liberty settled various variable share forward sale contracts relating to Sprint and Century Link shares using borrowed shares. Liberty received $177 million when it entered into those contracts in 2001 and $1,180 million in connection with the settlement of such contracts in 2009. Liberty treated the settlement as an open transaction and deferred approximately $1,203 million in gain for tax purposes. For financial statement purposes, Liberty recorded approximately $421 million in current deferred income taxes as a result of the settlement. In connection with its review of Liberty's 2009 tax return the IRS questioned whether the gain realized on the settlement of the forward sale contracts should be deferred. In October 2010 the IRS and Liberty reached an agreement with respect to this issue. The agreement will result in Liberty making current federal payments totaling approximately $210 million. For financial statement purposes, Liberty expects to record a current tax expense of approximately $210 million and record a deferred income tax benefit of approximately $421 million during the fourth quarter of 2010. As a result of this agreement, Liberty will be able to unwind the related share borrowing arrangements by delivering shares that it actually owns without incurring any additional federal taxable income.

        We expect that the Capital Group's investing and financing activities will be funded with a combination of cash on hand, net tax payments from the Interactive Group and the Starz Group and dispositions of non-strategic assets. At September 30, 2010, the Capital Group's sources of liquidity include $1,581 million in cash and $1,977 million of unpledged non-strategic AFS securities. To the extent the Capital Group recognizes any taxable gains from the sale of assets we may incur current tax expense and be required to make tax payments, thereby reducing any cash proceeds attributable to the Capital Group.

        See note 12 to the accompanying condensed consolidated financial statements for further discussion of our commitments and contingencies.

Off-Balance Sheet Arrangements and Aggregate Contractual Obligations

  Splitco Starz Group

        The following contingencies and obligations have been attributed to the Splitco Starz Group:

        Starz Entertainment has entered into agreements with a number of motion picture producers which obligate Starz Entertainment to pay fees ("Programming Fees") for the rights to exhibit certain films that are released by these producers. The unpaid balance under agreements for film rights related to films that were available for exhibition by Starz Entertainment at December 31, 2009 is reflected as a liability in the accompanying combined balance sheet. The balance due as of December 31, 2009 is payable as follows: $62 million in 2010 and $7 million in 2011.

        Starz Entertainment has also contracted to pay Programming Fees for the rights to exhibit films that have been released theatrically, but are not available for exhibition by Starz Entertainment until some future date. These amounts have not been accrued at December 31, 2009. In addition, Starz Entertainment has agreed to pay Sony Pictures Entertainment ("Sony") (i) a total of $190 million in four equal annual installments beginning in 2011 for a contract extension through 2013, and (ii) total of $120 million in three equal annual installments beginning in 2015 for a new output agreement. Starz Entertainment's estimate of amounts payable under these agreements is as follows: $449 million in 2010; $125 million in 2011; $94 million in 2012; $84 million in 2013; $67 million in 2014 and $145 million thereafter.

        In addition, Starz Entertainment is obligated to pay Programming Fees for all qualifying films that are released theatrically in the United States by studios owned by The Walt Disney Company ("Disney") through 2012 and all qualifying films that are released theatrically in the United States by studios owned by Sony through 2016. Films are generally available to Starz Entertainment for exhibition 10 - 12 months after their theatrical release. The Programming Fees to be paid by Starz Entertainment are based on the quantity and domestic theatrical exhibition receipts of qualifying films. As these films have not yet been released in theatres, Starz Entertainment is unable to estimate the amounts to be paid under these output agreements. However, such amounts are expected to be significant. In February 2009, Disney announced that it has agreed to enter into a long-term distribution arrangement with DreamWorks Studios. Under the terms of this arrangement, Disney will handle distribution and marketing for approximately six DreamWorks films each year. As a result of this arrangement, the number of qualifying films under Starz Entertainment's output agreement with Disney may be higher than it would have been otherwise.

        Splitco guarantees Starz Entertainment's film licensing obligations under certain of its studio output agreements. At December 31, 2009, Splitco's guarantees for studio output obligations for films released by such date aggregated $656 million. While the guarantee amount for films not yet released is not determinable, such amount is expected to be significant. As noted above, Starz Entertainment has recognized the liability for a portion of its obligations under the output agreements. As this represents a direct commitment of Starz Entertainment, a wholly-owned subsidiary of ours, we have not recorded a separate indirect liability for our guarantees of these obligations.

  Splitco Capital Group

        The Atlanta Braves have entered into long-term employment contracts with certain of their players and coaches whereby such individuals' compensation is guaranteed. Amounts due under guaranteed contracts as of December 31, 2009 aggregated $199 million, which is payable as follows: $80 million in 2010, $67 million in 2011, $50 million in 2012 and $2 million in 2013. In addition to the foregoing amounts, certain players and coaches may earn incentive compensation under the terms of their employment contracts.

  Splitco Capital Group and Splitco Starz Group

        In connection with agreements for the sale of assets by our company, we may retain liabilities that relate to events occurring prior to the sale, such as tax, environmental, litigation and employment matters. We generally indemnify the purchaser in the event that a third party asserts a claim against the purchaser that relates to a liability retained by us. These types of indemnification obligations may extend for a number of years. We are unable to estimate the maximum potential liability for these types of indemnification obligations as the sale agreements may not specify a maximum amount and the amounts are dependent upon the outcome of future contingent events, the nature and likelihood of which cannot be determined at this time. Historically, we have not made any significant indemnification payments under such agreements and no amount has been accrued in the accompanying combined financial statements with respect to these indemnification obligations.

        We have contingent liabilities related to legal and tax proceedings and other matters arising in the ordinary course of business. Although it is reasonably possible we may incur losses upon conclusion of such matters, an estimate of any loss or range of loss cannot be made. In the opinion of management, it is expected that amounts, if any, which may be required to satisfy such contingencies will not be material in relation to the accompanying combined financial statements.

        Information concerning the amount and timing of required payments, both accrued and off-balance sheet, under our contractual obligations is summarized below. This table has been prepared as of December 31, 2009, and reflects the impacts of the February Reattribution of assets and liabilities as if the transaction was completed as of such date.

	Payments due by period
	Total	Less than 1 year	2 - 3 years	4 - 5 years	After 5 years
	amounts in millions
Attributed Splitco Starz Group contractual obligations
Long-term debt(1)	$48	4	8	9	27
Interest payments(2)	18	3	5	5	5
Programming Fees(3)	1,033	511	226	151	145
Operating lease obligations	9	1	2	2	4
Purchase orders and other obligations	8	8	—	—	—

Total Splitco Starz Group	1,116	527	241	167	181

Attributed Splitco Capital Group contractual obligations
Long-term debt(1)	2,858	971	759	9	1,119
Interest payments(2)	489	47	78	71	293
Long-term financial instruments	2	—	2	—	—
Operating lease obligations	87	13	24	21	29
Purchase orders and other obligations	247	128	117	2	—

Total Splitco Capital Group	3,683	1,159	980	103	1,441

Combined contractual obligations
Long-term debt(1)	2,906	975	767	18	1,146
Interest payments(2)	507	50	83	76	298
Programming Fees(3)	1,033	511	226	151	145
Long-term financial instruments	2	—	2	—	—
Operating lease obligations	96	14	26	23	33
Purchase orders and other obligations	255	136	117	2	—

Total combined Splitco	$4,799	1,686	1,221	270	1,622

(1)
Amounts are stated at the face amount at maturity of our debt instruments and may differ from the amounts stated in our combined balance sheet to the extent debt instruments (i) were issued at a discount or premium or (ii) have elements which are reported at fair value in our combined balance sheet. Also includes capital lease obligations. Amounts do not assume additional borrowings or refinancings of existing debt. As discussed previously, the Split-Off Reattribution will attribute approximately $1.1 billion of principal debt from the Splitco Capital Group to Liberty Interactive Group which has not been reflected in this schedule. Also not reflected in the above table are the impacts of the Starz Media Reattribution which would be between the Splitco Capital Group and the Splitco Starz Group.

(2)
Amounts (i) are based on our Pro Forma outstanding debt at December 31, 2009 after the February Reattribution, (ii) assume the interest rates on our variable rate debt remain constant at the December 31, 2009 rates and (iii) assume that our existing debt is repaid at maturity.

(3)
Does not include Programming Fees for films not yet released theatrically, as such amounts cannot be estimated.

Recent Accounting Pronouncements

        In September 2009, the Financial Accounting Standards Boards amended the Accounting Standards Codification ("ASC") as summarized in Accounting Standards Update ("ASU") 2009-14, Software (Topic 985): Certain Revenue Arrangements That Include Software Elements, and ASU 2009-13, Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements. As summarized in ASU 2009-14, ASC Topic 985 has been amended to remove from the scope of industry specific revenue accounting guidance for software and software related transactions, tangible products containing software components and non-software components that function together to deliver the product's essential functionality. As summarized in ASU 2009-13, ASC Topic 605 has been amended (1) to provide updated guidance on whether multiple deliverables exist, how the deliverables in an arrangement should be separated, and the consideration allocated; (2) to require an entity to allocate revenue in an arrangement using estimated selling prices of deliverables if a vendor does not have vendor-specific objective evidence or third-party evidence of selling price; and (3) to eliminate the use of the residual method and require an entity to allocate revenue using the relative selling price method. The accounting changes summarized in ASU 2009-14 and ASU 2009-13 are effective for fiscal years beginning on or after June 15, 2010, with early adoption permitted. Adoption may either be on a prospective basis or by retrospective application.

        We have not yet determined the timing and method of our adoption. As of December 31, 2009, our subsidiary, TruePosition, Inc., had deferred revenue and deferred costs of $1,037 million and $434 million, respectively, which we believe will be impacted by the adoption of the new revenue recognition rules. We believe that application of these amendments will result in the revenue and related cost of sales being recognized at the time of sale for the hardware and software portions of bundled arrangements delivered by TruePosition rather than being deferred as is currently the case. As of June of 2010 TruePosition delivered the final specified upgrade in accordance with one of its agreements under which revenue and costs were being deferred. The delivery of this item allows TruePosition to recognize deferred revenue and costs ($641 million and $202 million, respectively, as of the date of delivery) into operations over the remaining useful life of the equipment. In addition, any current revenue will be recognized as delivered and no longer deferred.

Critical Accounting Estimates

        The preparation of our financial statements in conformity with GAAP requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Listed below are the accounting estimates that we believe are critical to our financial statements due to the degree of uncertainty regarding the estimates or assumptions involved and the magnitude of the asset, liability, revenue or expense being reported. All of these accounting estimates and assumptions, as well as the resulting impact to our financial statements, have been discussed with our audit committee.

  Fair Value Measurements

        Financial Instruments.    We record a number of assets and liabilities in our combined balance sheet at fair value on a recurring basis, including available-for-sale ("AFS") securities, financial instruments and our exchangeable senior debentures. GAAP provides a hierarchy that prioritizes inputs to valuation techniques used to measure fair value into three broad levels. Level 1 inputs are quoted market prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. We use quoted market prices, or Level 1 inputs, to value our AFS securities. As of December 31, 2009, the carrying value of our AFS securities was $3,364 million.

        Level 2 inputs are inputs, other than quoted market prices included within Level 1, that are observable for the asset or liability, either directly or indirectly. We use the Black-Scholes Model to value many of our financial instruments. The inputs we use for the Black-Scholes Model include market prices of equity securities, volatilities for equity securities, dividend rates and risk free discount rates. We also consider our credit risk and counterparty credit risk in estimating the fair value of our financial instruments. While these inputs are observable, they are not all quoted market prices, so the fair values of our financial instruments fall in Level 2. As of December 31, 2009, the carrying value of our financial instrument assets and liabilities was $752 million and $851 million, respectively. We use quoted market prices to determine the fair value of our exchangeable senior debentures. However, these debentures are not traded on active markets as defined in GAAP, so these liabilities also fall in Level 2. As of December 31, 2009, the principal amount and carrying value of our exchangeable debentures were $2,561 million and $1,934 million, respectively.

        Level 3 inputs are unobservable inputs for an asset or liability. We currently have no Level 3 financial instrument assets or liabilities.

        Non-Financial Instruments.    Our non-financial instrument valuations are primarily comprised of our annual assessment of the recoverability of our goodwill and other nonamortizable intangibles, such as trademarks and our evaluation of the recoverability of our other long-lived assets upon certain triggering events. If the carrying value of our long-lived assets exceeds their estimated fair value, we are required to write the carrying value down to fair value. Any such writedown is included in impairment of long-lived assets in our combined statement of operations. A high degree of judgment is required to estimate the fair value of our long-lived assets. We may use quoted market prices, prices for similar assets, present value techniques and other valuation techniques to prepare these estimates. We may need to make estimates of future cash flows and discount rates as well as other assumptions in order to implement these valuation techniques. In addition, when the equity market capitalization of one of our tracking stock groups is lower than our estimate of the aggregate fair value of the reporting units attributable to such tracking stock group, we reconcile such difference to further support the carrying value of our long-lived assets. Due to the high degree of judgment involved in our estimation techniques, any value ultimately derived from our long-lived assets may differ from our estimate of fair value. As each of our operating segments has long-lived assets, this critical accounting policy affects the financial position and results of operations of each segment.

        As of December 31, 2009, the intangible assets not subject to amortization for each of our significant reporting units was as follows:

	Goodwill	Trademarks	Other	Total
	amounts in millions
Starz Entertainment	132	—	—	132
Starz Media	—	14	—	14
ANLBC	180	—	143	323
TruePosition	6	—	—	6
Other	16	2	10	28

Combined	$334	16	153	503

        We perform our annual assessment of the recoverability of our goodwill and other nonamortizable intangible assets as of December 31, except for ANLBC which is evaluated as of October 31.

        Carrying Value of Investments.    We periodically evaluate our investments to determine if decreases in fair value below our cost bases are other than temporary. If a decline in fair value is determined to be other than temporary, we are required to reflect such decline in our combined statement of operations. Other than temporary declines in fair value of our cost investments are recognized on a separate line in our combined statement of operations, and other than temporary declines in fair value of our equity method investments are included in share of losses of affiliates in our combined statement of operations.

        The primary factors we consider in our determination of whether declines in fair value are other than temporary are the length of time that the fair value of the investment is below our carrying value; the severity of the decline; and the financial condition, operating performance and near term prospects of the investee. In addition, we consider the reason for the decline in fair value, be it general market conditions, industry specific or investee specific; analysts' ratings and estimates of 12 month share price targets for the investee; changes in stock price or valuation subsequent to the balance sheet date; and our intent and ability to hold the investment for a period of time sufficient to allow for a recovery in fair value. Fair value of our publicly traded cost investments is based on the market prices of the investments at the balance sheet date. We estimate the fair value of our other cost and equity investments using a variety of methodologies, including cash flow multiples, discounted cash flow, per subscriber values, or values of comparable public or private businesses. Impairments are calculated as the difference between our carrying value and our estimate of fair value. As our assessment of the fair value of our investments and any resulting impairment losses and the timing of when to recognize such charges requires a high degree of judgment and includes significant estimates and assumptions, actual results could differ materially from our estimates and assumptions.

        Our evaluation of the fair value of our investments and any resulting impairment charges are made as of the most recent balance sheet date. Changes in fair value subsequent to the balance sheet date due to the factors described above are possible. Subsequent decreases in fair value will be recognized in our combined statement of operations in the period in which they occur to the extent such decreases are deemed to be other than temporary. Subsequent increases in fair value will be recognized in our combined statement of operations only upon our ultimate disposition of the investment.

        Income Taxes.    We are required to estimate the amount of tax payable or refundable for the current year and the deferred income tax liabilities and assets for the future tax consequences of events that have been reflected in our financial statements or tax returns for each taxing jurisdiction in which we operate. This process requires our management to make judgments regarding the timing and probability of the ultimate tax impact of the various agreements and transactions that we enter into. Based on these judgments we may record tax reserves or adjustments to valuation allowances on deferred tax assets to reflect the expected realizability of future tax benefits. Actual income taxes could vary from these estimates due to future changes in income tax law, significant changes in the jurisdictions in which we operate, our inability to generate sufficient future taxable income or unpredicted results from the final determination of each year's liability by taxing authorities. These changes could have a significant impact on our financial position.

Results of Operations—Tracking Stock Groups

Splitco Starz Group

        The Splitco Starz Group is primarily comprised of our subsidiary Starz Entertainment and $635 million of corporate cash. In addition, as of September 30, 2010 Starz Media is attributed to the Splitco Starz Group and will be included in the results of the Splitco Starz Group on a prospective basis. We do not believe the historical results of Starz Media are indicative of the future performance of the Starz Media businesses given the decision made regarding Overture and how the business is expected to be operated in the future.

        The following discussion and analysis provides information concerning the attributed results of operations of the Splitco Starz Group. This discussion should be read in conjunction with (1) our condensed consolidated financial statements and notes thereto included elsewhere in this proxy statement/prospectus and (2) the Unaudited Attributed Financial Information for Tracking Stock Groups included in Annex B to this proxy statement/prospectus.

Results of Operations—Nine Months Ended September 30, 2010 and 2009

	Nine months ended September 30,
	2010	2009
	amounts in millions
Revenue
Starz Entertainment	$929	893
Corporate and other	8	7

	$937	900

Adjusted OIBDA
Starz Entertainment	$305	306
Corporate and other	(10)	(6)

	$295	300

Operating Income (Loss)
Starz Entertainment	$288	265
Corporate and other	(23)	(42)

	$265	223

        Revenue.    The Splitco Starz Group's revenue increased $37 million or 4.1% for the nine months ended September 30, 2010 as compared to the corresponding prior year period.

        Adjusted OIBDA.    The Splitco Starz Group's Adjusted OIBDA remained relatively flat for the nine months ended September 30, 2010 as compared to the corresponding prior year period.

        Operating income.    Operating income for the Splitco Starz Group increased $42 million or 18.8% for the nine months ended September 30, 2010 as compared to the corresponding prior year period. The reduced operating loss in corporate and other for the nine months ended September 30, 2010 is primarily due to a decrease in stock compensation.

        Starz Entertainment.    Starz Entertainment provides premium programming distributed by cable operators, direct-to-home satellite providers, telephone companies, other distributors and the Internet throughout the United States. Substantially all of Starz Entertainment's revenue is derived from the delivery of movies and original programming to subscribers under affiliation agreements with television video programming distributors. Some of Starz Entertainment's affiliation agreements provide for payments to Starz Entertainment based on the number of subscribers that receive Starz Entertainment's services ("consignment agreements"). Starz Entertainment also has fixed-rate affiliation agreements with certain of its customers. Pursuant to these agreements, the customers pay an agreed-upon rate regardless of the number of subscribers. The agreed-upon rate may be increased annually to the extent the contract provides for an increase. The affiliation agreements expire in 2010 through 2018. During the nine months ended September 30, 2010, 55% of Starz Entertainment's revenue was generated by its three largest customers, Comcast, DIRECTV and Dish Network, each of which individually generated more than 10% of Starz Entertainment's revenue for such period.

        Starz Entertainment's operating results are as follows:

	Nine months ended September 30,
	2010	2009
	amounts in millions
Revenue	$929	893
Operating expenses	(520)	(491)
SG&A expenses	(104)	(96)

Adjusted OIBDA	305	306
Stock-based compensation	(6)	(29)
Depreciation and amortization	(11)	(12)

Operating income	$288	265

        Starz Entertainment's revenue increased 4.0% for the nine months ended September 30, 2010 as compared to the corresponding prior year period. The nine month increase is comprised of $9 million due to a higher effective rate for Starz Entertainment's services, $15 million due to growth in the number of subscriptions under consignment deals and $12 million due to international television and home video revenue associated with original programs (primarily Spartacus: Blood and Sand). The Starz movie service and Encore and the Encore thematic multiplex channels ("EMP") movie service are the primary drivers of Starz Entertainment's revenue. For the nine months ended September 30, 2010 Starz average subscriptions decreased 2.7% and EMP average subscriptions decreased 0.3%. Such change in average subscriptions are the net result of increases in subscriptions under consignment agreements and decreases in subscriptions under fixed-rate agreements which do not impact revenue. Approximately 33% of Starz Entertainment's revenue in 2010 was earned under its fixed-rate affiliation agreements.

        Starz Entertainment's operating expenses increased $29 million or 5.9% for the nine months ended September 30, 2010 as compared to the corresponding prior year period. Operating expenses for the nine months ended September 30, 2010 increased due to additional programming costs associated with our original programming (The Pillars of the Earth and Spartacus: Blood and Sand), overall rate increases due to the box office performance of programming acquired and aired during the period and costs associated with the revenue earned on original programs, including increased amortization. Operating expenses for the nine months ended September 30, 2010 were also impacted by impairments on two original programs (Party Down and Gravity) which were cancelled during the first half of the year.

        Starz Entertainment's SG&A expenses increased $8 million or 8.3% for the nine months ended September 30, 2010 as compared to the corresponding prior year period. The nine month increase is due primarily to increased marketing support incurred under affiliation agreements.

        Starz Entertainment has outstanding phantom stock appreciation rights (PSARs) held by its founder and former chief executive officer which were exercised in the fourth quarter of 2009. No additional compensation was recorded in the current period related to those rights. The determination of the final amount owed for the PSARs will be made by independent third parties and the process for making that determination has been initiated.

Results of Operations—December 31, 2009, 2008 and 2007

	Years ended December 31,
	2009	2008	2007
	amounts in millions
Revenue
Starz Entertainment	$1,193	1,111	1,066
Corporate and other	11	13	25

	$1,204	1,124	1,091

Adjusted OIBDA
Starz Entertainment	$384	301	264
Corporate and other	(10)	(11)	(5)

	$374	290	259

Operating Income (Loss)
Starz Entertainment	$330	(975)	210
Corporate and other	(58)	(38)	(59)

	$272	(1,013)	151

        Starz Entertainment's operating results are as follows:

	Years ended December 31,
	2009	2008	2007
	amounts in millions
Revenue	$1,193	1,111	1,066
Operating expenses	(677)	(675)	(692)
SG&A expenses	(132)	(135)	(110)

Adjusted OIBDA	384	301	264
Stock-based compensation	(38)	(19)	(33)
Depreciation and amortization	(16)	(18)	(21)
Impairment of long-lived assets	—	(1,239)	—

Operating income (loss)	$330	(975)	210

        Starz Entertainment's revenue increased 7.4% and 4.2% for the years ended December 31, 2009 and 2008, respectively, as compared to the corresponding prior year. The 2009 increase in revenue is comprised of $30 million due to growth in the weighted average number of subscriptions, $31 million due to a higher effective rate for Starz Entertainment's services and $21 million due to new products and services. The increase in revenue in 2008 is comprised of $33 million due to a higher effective rate for Starz Entertainment's services and $12 million due to growth in the weighted average number of subscriptions. During the year ended December 31, 2009, 57.3% of Starz Entertainment's revenue was generated by its three largest customers, Comcast, DIRECTV and Dish Network, each of which individually generated more than 10% of Starz Entertainment's revenue for such period.

        The Starz movie service and Encore and the Encore thematic multiplex channels ("EMP") movie service are the primary drivers of Starz Entertainment's revenue. Starz average subscriptions increased 2.8% and 6.7% in 2009 and 2008, respectively; and EMP average subscriptions were essentially flat in 2009 and increased 8.1% in 2008. The impact on revenue of subscription increases is affected by the relative percentages of increases under consignment agreements and fixed-rate affiliation agreements. In this regard, in 2009 subscriptions under fixed-rate agreements decreased while subscriptions under consignment agreements increased. Conversely, in 2008, subscriptions under fixed-rate affiliation agreements increased at a higher rate than subscriptions under consignment agreements.

        Starz Entertainment's operating expenses were relatively flat in 2009 and decreased 2.5% in 2008, as compared to the corresponding prior year. Programming expenses are Starz Entertainment's primary operating expense and comprised approximately 91% of the total for 2009. Starz Entertainment has been able to reduce its programming expenses in recent years with expenses decreasing from $656 million in 2007 to $629 million in 2008 to $615 million in 2009. The 2009 decrease in programming expenses is due to a decrease in the percentage of first-run movie exhibitions (which have a relatively higher cost per title) as compared to the number of library product and original programming exhibitions ($31 million) and a lower effective rate for first-run movies ($2 million), partially offset by the amortization of production costs for original series ($19 million). We expect that amortization of production costs for original series will increase in the future as Starz Entertainment continues to invest in original programming. The 2009 decrease in programming expenses was more than offset by (i) the amortization and write-off of production costs related to the home video and international distribution of original programming and (ii) other operating expenses.

        The 2008 decrease in programming expense is due to lower amortization ($25 million) of upfront bonus payments made under output agreements and a decrease in the percentage of first-run movie exhibitions as compared to the number of library product exhibitions ($44 million), partially offset by a higher effective rate for first-run movies ($34 million) and the amortization of production costs for original series ($8 million).

        Starz Entertainment's SG&A expenses decreased slightly and increased 22.7% during 2009 and 2008, respectively, as compared to the corresponding prior year. The 2009 decrease is due to lower advertising expenses. The 2008 increase is due primarily to higher marketing and advertising costs related to Starz new branding campaign and an increase in marketing support.

        Starz Entertainment has outstanding phantom stock appreciation rights held by its founder. Starz Entertainment also has a long-term incentive plan for certain members of its current management team. Compensation relating to the PSARs and the long-term incentive plan has been recorded based upon the estimated fair value of Starz Entertainment. The amount of expense associated with the PSARs and the long-term incentive plan is generally based on the vesting of the awards and the change in the fair value of Starz Entertainment. The value of the PSARs decreased in 2008 due to a decrease in the value of Starz Entertainment.

        In connection with our 2008 annual evaluation of the recoverability of our goodwill, we estimated the fair value of our reporting units using a combination of discounted cash flows and market comparisons and determined that the carrying value of the goodwill for Starz Entertainment exceeded its fair value, and we recorded an impairment charge of $1,239 million for Starz Entertainment. See our discussion of our consolidated results of operations above for a more complete description of these impairment charges.

Splitco Capital Group

        The Splitco Capital Group is comprised of our subsidiaries, assets and liabilities not attributed to the Splitco Starz Group, including controlling interests in Starz Media through September 30, 2010 (results of Starz Media will be included in the Starz Group prospectively), ANLBC and TruePosition as well as minority investments in SIRIUS XM, Time Warner, Time Warner Cable, Sprint, Live Nation and other public and private companies. In addition, we have attributed $1,581 million of cash, including subsidiary cash, and $1,888 million principal amount (as of September 30, 2010) of our exchangeable senior debentures and other parent debt to the Splitco Capital Group.

        The following discussion and analysis provides information concerning the attributed results of operations of the Splitco Capital Group. This discussion should be read in conjunction with (1) our condensed consolidated financial statements and notes thereto included elsewhere in this proxy statement/prospectus and (2) the Unaudited Attributed Financial Information for Tracking Stock Groups included in Annex B to this proxy statement/prospectus.

Results of Operations—Nine Months Ended September 30, 2010 and 2009

	Nine months ended September 30,
	2010	2009
	amounts in millions
Revenue
Starz Media	$317	248
ANLBC	186	189
TruePosition	86	24
Corporate and other	28	34

	$617	495

Adjusted OIBDA
Starz Media	$(67)	(49)
ANLBC	8	12
TruePosition	(11)	(56)
Corporate and other	(7)	(6)

	$(77)	(99)

Operating Income (Loss)
Starz Media	$(71)	(56)
ANLBC	(32)	(26)
TruePosition	(18)	(61)
Corporate and other	(35)	(23)

	$(156)	(166)

        Revenue.    The Capital Group's combined revenue increased 24.6% for the nine months ended September 30, 2010 as compared to the corresponding prior year period. The nine month increase in revenue is due primarily to a $18 million increase in theatrical revenue and a $51 million increase in home video revenue at Starz Media. Theatrical revenue increased due to the performance of two films (The Crazies and Brooklyn's Finest) released in 2010 which exceeded the performance of the four films released in 2009 (Sunshine Cleaning, Paper Hearts, Capitalism: A Love Story and Pandorum). Home video revenue increased as the result of the performance of six films (Law Abiding Citizen, The Men Who Stare at Goats, Pandorum, Capitalism: A Love Story, The Crazies and Brooklyn's Finest) released on DVD during the nine months ended September 30, 2010 exceeding the performance of the four films (Righteous Kill, Henry Poole is Here, Last Chance Harvey and Sunshine Cleaning) released during the same period last year.

        ANLBC revenue decreased slightly from the prior year due to decreased broadcast revenue in the period offset partially by increased event revenue due to a slight increase in attendance.

        During the second quarter of 2010 TruePosition delivered the final specified upgrade in accordance with one of its agreements under which revenue and costs were being deferred. The delivery of this item caused TruePosition to recognize previously deferred revenue and costs ($52 million and $18 million, respectively) into operations during the three months ended September 30, 2010. In addition, any current revenue under this agreement will be recognized as delivered and no longer deferred.

        Included in Splitco Capital Group's corporate and other revenue are payments from CNBC related to a revenue sharing agreement between our company and CNBC. The agreement has no termination date, and payments aggregated $18 million for each of the nine month periods ended September 30, 2010 and 2009.

        Adjusted OIBDA.    The Splitco Capital Group's Adjusted OIBDA losses decreased $22 million for the nine months ended September 30, 2010 as compared to the corresponding prior year period. Starz Media's Adjusted OIBDA losses increased $18 million for the nine months ended September 30, 2010 due in part to the number and timing of films released theatrically and on home video by Starz Media and Overture Films and the corresponding fluctuations of theatrical, home video revenue and related expenses associated with these films. In addition, Starz Media determined that a number of its titles were impaired due to lower expected revenue than previously anticipated, and recorded approximately $42 million of impairments during the second quarter of 2010. Theatrical print costs and advertising expenses related to the release of a film are recognized at the time the advertisements are run and generally exceed the theatrical revenue earned from the film. In addition, amortization of film production costs begins when revenue recognition begins. Although there can be no assurance, the expectation when films are approved for production or acquisition is that the ultimate revenue to be earned from theatrical release, home video, premium television and other distribution, which revenue may be earned over several years, will exceed the costs associated with the film.

        In July 2010, we announced that the marketing and distribution units of Overture were being transferred to Relativity Media, LLC ("Relativity"), effective July 27, 2010. As part of this arrangement, Relativity will handle the theatrical release of Overture's final three films. We will continue to exploit the films in Overture's library and the net margin earned on these films will be used to service the outstanding debt associated with these films. Further, as discussed above, Starz Media is attributed to the Splitco Starz Group as of September 30, 2010 and will be reflected in the results of the Splitco Starz Group prospectively.

        Due to the relatively fixed nature of baseball operations the previously discussed revenue decrease impacted Adjusted OIBDA.

        Additionally as discussed above, TruePosition recognized deferred revenue and costs during the period that impacted Adjusted OIBDA by approximately $34 million.

        Operating loss.    The Splitco Capital Group's operating loss decreased in 2010 due to the aforementioned timing of films released by Starz Media in the theatrical and home video markets, impairments in the second quarter of 2010 offset by deferred revenue and cost recognition at TruePosition and decreased stock compensation as compared to the prior period.

Results of Operations—December 31, 2009, 2008 and 2007

	Years ended December 31,
	2009	2008	2007
	amounts in millions
Revenue
Starz Media	364	321	254
ANLBC	206	204	159
TruePosition	32	21	17
Corporate and other	47	68	55

	649	614	485

Adjusted OIBDA
Starz Media	(93)	(189)	(143)
ANLBC	8	16	38
TruePosition	(77)	(113)	(98)
Corporate and other	(13)	(11)	(7)

	(175)	(297)	(210)

Operating Income (Loss)
Starz Media	(100)	(395)	(342)
ANLBC	(40)	(34)	4
TruePosition	(84)	(119)	(103)
Corporate and other	(39)	(103)	(65)

	(263)	(651)	(506)

        Revenue.    The Splitco Capital Group's combined revenue increased 5.7% and 26.6% for the years ended December 31, 2009 and 2008, respectively, as compared to the corresponding prior year. The 2009 increase in Starz Media's revenue is attributable to a $50 million aggregate increase in theatrical, home video and television revenue from movies released by Overture Films, including $17 million of intercompany revenue from Starz Entertainment. Such intercompany revenue is eliminated in corporate and other. The increases for Overture Films were partially offset by lower theatrical and home video revenue for Starz Media's other divisions. The increase in Starz Media's revenue in 2008 is due primarily to (i) $63 million recognized from the theatrical release of eight films by Overture Films and one film by Starz Animation, as compared with no film releases in 2007, and (ii) an increase of $28 million in home video revenue. These increases in revenue were partially offset by a $20 million decrease in revenue related to for-hire animation projects. Included in Splitco Capital Group's corporate and other revenue are payments from CNBC related to a revenue sharing agreement between our company and CNBC. The agreement has no termination date, and payments aggregated $24 million, $24 million and $21 million for the years ended December 31, 2009, 2008 and 2007, respectively.

        ANLBC revenue increased in 2008 primarily due to having a full year of operations. ANLBC was acquired in May of 2007. Therefore the 2007 revenue only included a partial year.

        In November 2006, TruePosition signed an amendment to its existing services contract with AT&T Corp. that requires TruePosition to develop and deliver additional software features. Because TruePosition did not meet GAAP requirements for revenue recognition, TruePosition was required to defer revenue recognition until all contracted items had been delivered. In June 2010 TruePosition delivered the final specified element under the AT&T arrangement which allows TruePosition to begin recognizing previously deferred revenue and costs over the remaining useful life of the deliver equipment. TruePosition is currently evaluating recently issued accounting standards and believes that rules it may be able to recognize revenue from this contract upon adoption of the new rules in 2010 depending on the method of adoption. It is expected that accounting for TruePosition's services contract with its other major customer, T-Mobile, Inc., will be similar. It should be noted that T-Mobile is paying currently for services and equipment they receive and that the aforementioned deferrals have normal gross profit margins included.

        Adjusted OIBDA.    The Splitco Capital Group's Adjusted OIBDA loss decreased $122 million and increased $87 million in 2009 and 2008, respectively, as compared to the corresponding prior year. Starz Media's Adjusted OIBDA loss decreased in 2009 and increased in 2008 primarily due to the timing of revenue and expenses associated with films released by Overture Films and Starz Animation in 2009 and 2008. Partially offsetting the increased losses in 2008 was a $53 million decrease in capitalized production cost write-offs. Theatrical print costs and advertising expenses related to the release of a film are recognized at the time the advertisements are run and generally exceed the theatrical revenue earned from the film. In addition, amortization of film production costs begins when revenue recognition begins.

        In July 2010, we announced that the marketing and distribution units of Overture were being transferred to Relativity Media, LLC ("Relativity"), effective July 27, 2010. As part of this arrangement, Relativity will handle the theatrical release of Overture's final three films. We will continue to exploit the films in Overture's library, as well as the three unreleased films, and the net margin earned on these films will be used to service the outstanding debt associated with these films. We are currently evaluating strategic alternatives for the remaining Starz Media businesses. While a final decision has not been made regarding the future of Starz Media, we do not expect it to incur annual operating losses in the future of the same magnitude that it has experienced in recent years given our decision with respect to Overture.

        The lower 2009 Adjusted OIBDA loss for TruePosition, which improved $36 million, was a result of lower operating costs for its primary equipment business and reduced marketing expenses for its new product and service initiatives.

        In 2008, ANLBC's Adjusted OIBDA decreased $22 million due to the inclusion of the first four months of the year during which ANLBC generally operates at a loss as no significant revenue is recognized until the first home game of the year in April. TruePosition's Adjusted OIBDA loss increased $22 million in 2008 due to costs incurred for new product and service initiatives.

        Starz Media's Adjusted OIBDA loss in 2007 resulted from (i) the $79 million write-off of capitalized production costs due to the abandonment of certain films and downward adjustments to the revenue projections for certain television series and other films, (ii) start-up costs for Overture Films and (iii) lower than expected revenue for Anchor Bay, its DVD distribution division. TruePosition's 2007 Adjusted OIBDA loss was due in large part to the deferral of revenue under its AT&T and T-Mobile contracts described above and to losses incurred in connection with new product and service initiatives ($25 million).

        Impairment of long-lived assets.    In connection with our 2008 annual evaluation of the recoverability of our goodwill, we estimated the fair value of our reporting units using a combination of discounted cash flows and market comparisons and determined that the carrying value of the goodwill for Starz Media and certain of our other subsidiaries exceeded its fair value, and we recorded an aggregate impairment charge of $251 million. See our discussion of our combined results of operations above for a more complete description of this impairment charge.

        In connection with our 2007 annual evaluation of the recoverability of Starz Media's goodwill, we estimated the fair value of Starz Media's reporting units using a combination of discounted cash flows and market comparisons and concluded that the carrying value of certain reporting units exceeded their respective fair values. Accordingly, we recognized a $182 million impairment charge related to goodwill.

        Operating loss.    Splitco Capital Group's operating losses decreased in 2009 and increased in 2008. Such changes are due to the Adjusted OIBDA losses and impairment charges discussed above.

Quantitative and Qualitative Disclosures about Market Risk.

        We are exposed to market risk in the normal course of business due to our ongoing investing and financial activities and the conduct of operations by our subsidiaries in different foreign countries. Market risk refers to the risk of loss arising from adverse changes in stock prices, interest rates and foreign currency exchange rates. The risk of loss can be assessed from the perspective of adverse changes in fair values, cash flows and future earnings. We have established policies, procedures and internal processes governing our management of market risks and the use of financial instruments to manage our exposure to such risks.

        We are exposed to changes in interest rates primarily as a result of our borrowing and investment activities, which include investments in fixed and floating rate debt instruments and borrowings used to maintain liquidity and to fund business operations. The nature and amount of our long-term and short-term debt are expected to vary as a result of future requirements, market conditions and other factors. We manage our exposure to interest rates by maintaining what we believe is an appropriate mix of fixed and variable rate debt. We believe this best protects us from interest rate risk. We have achieved this mix by (i) issuing fixed rate debt that we believe has a low stated interest rate and significant term to maturity, (ii) issuing variable rate debt with appropriate maturities and interest rates and (iii) entering into interest rate swap arrangements when we deem appropriate. As of September 30, 2010, our debt is comprised of the following amounts.

	Variable rate debt		Fixed rate debt
	Principal amount	Weighted avg interest rate	Principal amount	Weighted avg interest rate
	dollar amounts in millions
Capital Group	$750	0.65%	$1,138	3.13%
Starz Group	$53	2.43%	$46	5.55%

        The Splitco Capital Group is exposed to changes in stock prices primarily as a result of our significant holdings in publicly traded securities. We continually monitor changes in stock markets, in general, and changes in the stock prices of our holdings, specifically. We believe that changes in stock prices can be expected to vary as a result of general market conditions, technological changes, specific industry changes and other factors.

        At September 30, 2010, the fair value of our AFS equity securities attributed to the Splitco Capital Group was $4,171 million. Had the market price of such securities been 10% lower at September 30, 2010, the aggregate value of such securities would have been $417 million lower. Such decrease would be partially offset by an increase in the value of our borrowed shares. Our exchangeable senior debentures are also subject to market risk. Because we mark these instruments to fair value each reporting date, increases in the stock price of the respective underlying security generally result in higher liabilities and unrealized losses in our statement of operations.

Splitco

Condensed Combined Balance Sheets

(unaudited)

	September 30, 2010	December 31, 2009
	amounts in millions
Assets
Current assets:
Cash and cash equivalents	$2,596	3,951
Trade and other receivables, net	281	268
Program rights	504	469
Financial instruments (note 8)	—	752
Receivable from Liberty	—	432
Other current assets	651	103

Total current assets	4,032	5,975

Investments in available-for-sale securities and other cost investments, including $1,148 million and $851 million pledged as collateral for share borrowing arrangements (note 6)	4,194	3,386
Investments in affiliates, accounted for using the equity method (note 7)	94	135
Property and equipment, at cost	531	525
Accumulated depreciation	(278)	(250)

	253	275

Intangible assets not subject to amortization	485	503
Intangible assets subject to amortization, net (note 9)	170	187
Program rights	339	327
Deferred costs	354	432
Other assets, at cost, net of accumulated amortization	635	695

Total assets	$10,556	11,915

Liabilities and Parent's Investment
Current liabilities:
Accounts payable	$17	20
Accrued liabilities	312	269
Payable to Liberty	15	—
Financial instruments (note 8)	1,152	859
Current portion of debt, including $—million and $297 million measured at fair value (note 10)	34	1,269
Current deferred income tax liabilities	1,128	1,442
Other current liabilities	409	201

Total current liabilities	3,067	4,060

Long-term debt, including $1,255 million and $1,637 million measured at fair value (note 10)	2,070	2,432
Deferred income tax liabilities	31	736
Deferred revenue	881	1,034
Other liabilities	312	338

Total liabilities	6,361	8,600

Parent's investment
Parent's investment	4,205	3,446
Accumulated other comprehensive earnings, net of taxes	24	35
Accumulated deficit	(34)	(166)

Total parent's investment	4,195	3,315
Noncontrolling interests in equity of subsidiaries	—	—

Total parent's investment	4,195	3,315

Commitments and contingencies (note 13)
Total liabilities and parent's investment	$10,556	11,915

See accompanying notes to condensed combined financial statements.

Splitco

Condensed Combined Statements Of Operations

(unaudited)

	Nine months ended September 30,
	2010	2009
	amounts in millions, except per share amounts
Revenue	$1,554	1,395

Operating costs and expenses:
Operating	987	877
Selling, general and administrative, including stock-based compensation (note 3)	385	382
Depreciation and amortization	73	79

	1,445	1,338

Operating income	109	57
Other income (expense):
Interest expense	(46)	(104)
Liberty interest income	3	10
Share of losses of affiliates, net (note 7)	(70)	(34)
Realized and unrealized gains (losses) on financial instruments, net (note 8)	124	(51)
Gains on dispositions, net (note 6)	22	98
Other, net	73	96

	106	15

Earnings from continuing operations before income taxes	215	72
Income tax expense	(86)	(16)

Earnings from continuing operations	129	56
Earnings from discontinued operations, net of taxes (note 2)	—	85

Net earnings	129	141
Less net loss attributable to the noncontrolling interests	(3)	—

Net earnings attributable to Splitco stockholders	$132	141

Net earnings (loss) attributable to Splitco stockholders:
Splitco Capital common stock	$(34)	(91)
Splitco Starz common stock	166	232

	$132	141

ProForma basic earnings (loss) from continuing operations attributable to Splitco stockholders per common share (note 4):
Series A and Series B Splitco Capital common stock	$(.37)	(.95)
Series A and Series B Splitco Starz common stock	$3.32	.28
ProForma diluted earnings (loss) from continuing operations attributable to Splitco stockholders per common share (note 4):
Series A and Series B Splitco Capital common stock	$(.37)	(.95)
Series A and Series B Splitco Starz common stock	$3.19	.28
ProForma basic net earnings (loss) attributable to Splitco stockholders per common share (note 4):
Series A and Series B Splitco Capital common stock	$(.37)	(.95)
Series A and Series B Splitco Starz common stock	$3.32	.45
ProForma diluted net earnings (loss) attributable to Splitco stockholders per common share (note 4):
Series A and Series B Splitco Capital common stock	$(.37)	(.95)
Series A and Series B Splitco Starz common stock	$3.19	.45

See accompanying notes to condensed combined financial statements.

Splitco

Condensed Combined Statements Of Comprehensive Earnings (Loss)

(unaudited)

	Nine months ended September 30,
	2010	2009
	amounts in millions
Net earnings	$129	141

Other comprehensive earnings (loss), net of taxes:
Foreign currency translation adjustments	—	2
Unrealized holding gains (loss) arising during the period	(28)	39
Recognition of previously unrealized gains on available-for-sale securities, net	(13)	—
Share of other comprehensive earnings (loss) of equity affiliates	—	(6)
Reattribution of other comprehensive earnings	30	—
Other comprehensive earnings from discontinued operations	—	14

Other comprehensive earnings (loss)	(11)	49

Comprehensive earnings	118	190
Less comprehensive loss attributable to the noncontrolling interests	(3)	—

Comprehensive earnings attributable to Splitco stockholders	$121	190

Comprehensive earnings (loss) attributable to Splitco stockholders:
Splitco Capital common stock	$(45)	(57)
Splitco Starz common stock	166	247

	$121	190

See accompanying notes to condensed combined financial statements.

Splitco

Condensed Combined Statements Of Cash Flows

(unaudited)

	Nine months ended September 30,
	2010	2009
	amounts in millions
Cash flows from operating activities:
Net earnings	$129	141
Adjustments to reconcile net earnings to net cash provided by operating activities:
Earnings from discontinued operations	—	(85)
Depreciation and amortization	73	79
Stock-based compensation	36	65
Cash payments for stock-based compensation	(37)	(2)
Noncash interest expense	1	52
Share of losses of affiliates, net	70	34
Realized and unrealized (gains) losses on financial instruments, net	(124)	51
Gains on disposition of assets, net	(22)	(98)
Liberty tax allocation	(41)	(116)
Liberty tax payments	194	168
Deferred income tax (benefit) expense	49	(11)
Other noncash charges (credits), net	140	(3)
Changes in operating assets and liabilities
Current and other assets	(122)	(36)
Payables and other current liabilities	74	(24)

Net cash provided by operating activities	420	215

Cash flows from investing activities:
Cash proceeds from dispositions	59	208
Proceeds from settlement of financial instruments, net	750	1,088
Investments in and loans to cost and equity investees	(288)	(705)
Repayment of loan by cost and equity investees	101	409
Repayment (borrowings) of loans to Liberty	316	(510)
Capital expended for property and equipment	(10)	(16)
Net sales (purchases) short term investments	(427)	58
Net (increase) decrease in restricted cash	(33)	76
Reattribution of cash	(807)	—
Other investing activities, net	(7)	(27)

Net cash provided by investing activities	(346)	581

Cash flows from financing activities:
Borrowings of debt	97	1,970
Repayments of debt	(1,018)	(1,787)
Repurchases of Liberty common stock	(627)	(3)
Other financing activities, net	119	236

Net cash used by financing activities	(1,429)	416

Effect of foreign currency exchange rates on cash	—	(8)

Net cash provided by discontinued operations:
Cash used by operating activities	—	156
Cash used by investing activities	—	(17)
Cash provided by financing activities	—	(146)
Change in available cash held by discontinued operations	—	38

Net cash provided by discontinued operations	—	31

Net increase (decrease) in cash and cash equivalents	(1,355)	1,235
Cash and cash equivalents at beginning of period	3,951	2,228

Cash and cash equivalents at end of period	$2,596	3,463

See accompanying notes to condensed combined financial statements.

Splitco

Condensed Combined Statement Of Equity

(unaudited)

Nine months ended September 30, 2010

	Parent's investment	Accumulated other comprehensive earnings	Accumulated deficit	Noncontrolling interest in equity of subsidiaries	Total equity
	amounts in millions
Balance at January 1, 2010	$3,446	35	(166)	—	3,315
Net earnings	—	—	132	(3)	129
Other comprehensive loss	—	(11)	—	—	(11)
Stock compensation	73	—	—	—	73
Issuance of common stock upon exercise of stock options	15	—	—	—	15
Series A Liberty Capital stock repurchases	(587)	—	—	—	(587)
Series A Liberty Starz stock repurchases	(40)	—	—	—	(40)
Reattribution net impact (note 2)	1,285	—	—	—	1,285
Other	13	—	—	3	16

Balance at September 30, 2010	$4,205	24	(34)	—	4,195

See accompanying notes to condensed combined financial statements.

Splitco

Notes to Condensed Combined Financial Statements

September 30, 2010

(unaudited)

(1) Basis of Presentation

        The accompanying combined financial statements of Liberty Splitco, Inc. and its controlled subsidiaries (collectively, " Splitco" or the "Company" unless the context otherwise requires) represent a combination of the historical financial information of certain video programming and other media related assets and businesses of Liberty Media Corporation ("Liberty"). Liberty's capital structure utilizes three tracking stocks Liberty Interactive Group ("Interactive Group"), Liberty Starz Group ("Starz Group") and Liberty Capital Group ("Capital Group"). Splitco will continue to utilize a similar tracking stock capital structure with two tracking stock groups, one tracking assets that are currently attributed to the Liberty Capital group ("Splitco Capital Group") and the other tracking assets that are currently attributed to the Liberty Starz group ("Splitco Starz Group"). Therefore, these financials have been presented using the historical presentation of the Liberty attributed information as a basis for the combined financial statements. Previous transactions of the Liberty Capital and Liberty Starz tracking stock groups have been reflected as transactions of the combined entity and the Liberty Interactive Group has been treated as Liberty for purposes of these combined financial statements. Previous transactions between either the Liberty Starz Group or the Liberty Capital Group with the Liberty Interactive Group, including all Reattributions, have been reflected at historical cost on a prospective basis (i.e., treated as book value transfers rather than retroactive as-if poolings) All significant intercompany accounts and transactions have been eliminated in the combined financial statements.

        During the second quarter of 2010, Liberty announced that its board of directors authorized its management to proceed with a plan to separate its Liberty Capital and Liberty Starz tracking stock groups from its Liberty Interactive tracking stock group (the "proposed Split-Off").

        The proposed Split-Off will be effected by the redemption of all the outstanding shares of Liberty Capital tracking stock and Liberty Starz tracking stock in exchange for shares in a newly formed company Splitco. Splitco will hold substantially all the assets and be subject to substantially all the liabilities currently attributed to the Liberty Capital and Liberty Starz tracking stock groups other than a to-be-determined amount of cash, exchangeable debt in the principal amount of approximately $1.1 billion and the stock into which such debt is exchangeable, which will be reattributed from Liberty's Capital Group to Liberty's Interactive Group prior to the redemptions (the "Split-Off Reattribution"). In the redemption, holders of Liberty Capital tracking stock will receive shares of Splitco Capital tracking stock and holders of Liberty Starz tracking stock will receive shares of Splitco Starz tracking stock. After the redemption, Splitco and Liberty will be separate public companies.

        The proposed Split-Off is intended to be tax-free to stockholders of Liberty, and its completion will be subject to various conditions including the receipt of IRS private letter rulings, the opinions of tax counsel and required governmental approvals. The redemption that is necessary to effect the proposed split-off will require the affirmative vote of a majority of the voting power of the outstanding shares of Liberty Capital tracking stock and the affirmative vote of a majority of the voting power of the outstanding shares of Liberty Starz tracking stock, in each case, as of the applicable record date, that are present (in person or by proxy) at a meeting called to consider the redemption, each voting as a separate class.

        On August 6, 2010, Liberty announced that it had filed suit in the Delaware Court of Chancery against the trustee under the indenture governing the public indebtedness issued by the Company's

Splitco

Notes to Condensed Combined Financial Statements (Continued)

September 30, 2010

(unaudited)

(1) Basis of Presentation (Continued)

subsidiary, Liberty Media, LLC. The lawsuit was filed in response to allegations made by a law firm purporting to represent a holder with a large position in this public indebtedness. The lawsuit seeks a declaratory judgment by the court that the proposed Split-Off will not constitute a disposition of "all or substantially all" of the assets of Liberty Media, LLC, as those terms are used in the indenture, as well as related injunctive relief. Resolution of this lawsuit is a condition to Liberty completing the proposed Split-Off. Subject to the satisfaction of the conditions described above, Liberty intends to complete the proposed Split-Off in the first half of 2011.

        Splitco, through its ownership of interests in subsidiaries and other companies, is primarily engaged in the video and on-line commerce, media, communications and entertainment industries primarily in North America.

        The accompanying interim unaudited condensed combined financial statements have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") for interim financial information and the instructions to Form 10-Q and Article 10 of Regulation S-X as promulgated by the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of the results for such periods have been included. The results of operations for any interim period are not necessarily indicative of results for the full year. These condensed combined financial statements should be read in conjunction with the combined financial statements and notes thereto of Splitco for the year ended December 31, 2009 which are included in Annex B to this proxy statement/prospectus.

        The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Liberty considers (i) fair value measurement, (ii) accounting for income taxes and (iii) assessments of other-than-temporary declines in fair value of its investments to be its most significant esitmates.

        Splitco holds investments that are accounted for using the equity method. Splitco does not control the decision making process or business management practices of these affiliates. Accordingly, Splitco relies on management of these affiliates to provide it with accurate financial information prepared in accordance with GAAP that Liberty uses in the application of the equity method. In addition, Splitco relies on audit reports that are provided by the affiliates' independent auditors on the financial statements of such affiliates. The Company is not aware, however, of any errors in or possible misstatements of the financial information provided by its equity affiliates that would have a material effect on Splitco's condensed combined financial statements.

(2) Tracking Stocks

        Tracking stock is a type of common stock that the issuing company intends to reflect or "track" the economic performance of a particular business or "group," rather than the economic performance of the company as a whole. Splitco has two tracking stocks—Splitco Starz common stock and Splitco

Splitco

Notes to Condensed Combined Financial Statements (Continued)

September 30, 2010

(unaudited)

(2) Tracking Stocks (Continued)

Capital common stock, which are intended to track and reflect the economic performance of the Splitco Starz Group and Splitco Capital Group, respectively. While the Splitco Starz Group and the Splitco Capital Group have separate collections of businesses, assets and liabilities attributed to them, neither group is a separate legal entity and therefore cannot own assets, issue securities or enter into legally binding agreements. Holders of tracking stocks have no direct claim to the group's stock or assets and are not represented by separate boards of directors. Instead, holders of tracking stock are stockholders of the parent corporation, with a single board of directors and subject to all of the risks and liabilities of the parent corporation.

        On November 19, 2009, Liberty completed its previously announced split-off (the "LEI Split-Off") of its wholly owned subsidiary, Liberty Entertainment, Inc. ("LEI"), and the business combination transaction among Liberty, LEI and The DIRECTV Group, Inc. ("DIRECTV") (the "DTV Business Combination"). The LEI Split-Off was accomplished by a redemption (the "Redemption") of 90% of the outstanding shares of Liberty Entertainment common stock in exchange for all of the outstanding shares of common stock of LEI, pursuant to which, 0.9 of each outstanding share of Liberty Entertainment common stock was redeemed for 0.9 of a share of the corresponding series of common stock of LEI, with payment of cash in lieu of any fractional shares.

        LEI held Liberty's 57% interest in DIRECTV (which had a carrying value of $13,475 million at the time of the LEI Split-Off), 100% interest in Liberty Sports Holdings, LLC, 65% interest in Game Show Network, LLC and approximately $120 million in cash and cash equivalents, and approximately $2 billion of indebtedness. All of the businesses, assets and liabilities that were attributed to the Entertainment Group and were not held by LEI have remained with Liberty and continue to be attributed to the Entertainment Group, which Liberty redesignated as the Starz Group. The businesses that were held by LEI are accounted for as discontinued operations for periods prior to the LEI Split-Off.

        On February 25, 2010, Liberty announced that its board of directors had resolved to effect the following changes in attribution between the Capital Group and the Interactive Group, effective as of that date (the "February Reattribution"):

  •
  the change in attribution from the Interactive Group to the Capital Group of Liberty's 14.6% ownership interest in Live Nation Entertainment, Inc.;

  •
  the change in attribution from the Capital Group to the Interactive Group of the following debt securities:

  •
  $469 million in principal amount of 4% Exchangeable Senior Debentures due 2029 (the "2029 Exchangeables");

  •
  $460 million in principal amount of 3.75% Exchangeable Senior Debentures due 2030 (the "2030 Exchangeables"); and

  •
  $492 million in principal amount of 3.5% Exchangeable Senior Debentures due 2031 (the "2031 Exchangeables", and together with the 2029 Exchangeables and the 2030 Exchangeables, the "Exchangeable Notes");

Splitco

Notes to Condensed Combined Financial Statements (Continued)

September 30, 2010

(unaudited)

(2) Tracking Stocks (Continued)

  •
  the change in attribution from the Capital Group to the Interactive Group of approximately $830 million in net taxable income to be recognized ratably in tax years 2014 through 2018 as a result of the cancellation in April 2009 of $400 million in principal amount of 2029 Exchangeables and $350 million in principal amount of 2030 Exchangeables; and

  •
  the change in attribution from the Capital Group to the Interactive Group of $807 million in cash.

        Liberty reflected the February Reattribution prospectively in the unaudited attributed financial information. This change in attribution had no effect on the assets and liabilities attributed to the Starz Group.

        The February Reattribution between the groups resulted in the following impact to parents investment:

	Interactive Group increase (decrease)	Capital Group increase (decrease)
	amounts in millions
Assets:
Cash	$807	(807)
Investment in available-for-sale securities	(307)	307

Net increase (decrease) to assets	500	(500)
Liabilities (including accumulated other comprehensive earnings:
Exchangeable senior debentures (including accrued interest)	767	(767)
Deferred tax liabilities	1,048	(1,048)
Accumulated other comprehensive earnings	(30)	30

Net increase (decrease) to liabilities	1,785	(1,785)
Impact to parent's investment	$(1,285)	1,285

        The assets and liabilities were reattributed at their book values versus the estimated fair values of those assets and liabilities that were considered by our board of directors, among other factors, in approving the reattribution. As a result, on a book value basis there is a transfer of net assets between the tracking stocks of $1,285 million. The principal reasons for the difference between fair value and book value is (i) the deferred tax liabilities under GAAP are required to be carried at the gross undiscounted basis difference multiplied by the company's effective tax rate whereas on a fair value basis, these future tax liabilities are not expected to be incurred for many years and therefore their present discounted value is substantially less, and (ii) the senior exchangeables are expected to continue to generate interest deductions for tax purposes in excess of the annual cash coupon over their

Splitco

Notes to Condensed Combined Financial Statements (Continued)

September 30, 2010

(unaudited)

(2) Tracking Stocks (Continued)

remaining life, the present value of which is not reflected in the book values of the reattributed assets and liabilities.

        On September 16, 2010 the Board of Directors approved the change in attribution of the Starz Media business along with $15 million in cash from the Liberty Capital Group to the Liberty Starz Group, effective September 30, 2010 (the "Starz Media Reattribution"). The Starz Media business consists of the following assets:

  •
  Overture Films (including its Library of 16 released films and 3 films to be released in the third and fourth quarters of 2010)

  •
  Anchor Bay Entertainment

  •
  Proprietary Productions (Library of 42 films and television series)

  •
  Film Roman

  •
  Toronto Animation Studio

        This change in attribution results in the extinguishment of an intergroup payable of $54.9 million owed by the Liberty Capital Group to the Liberty Starz Group and Liberty Starz Group being attributed with $53.7 million in bank debt, interest rate swaps and any shutdown costs associated with winding down the Overture Films business. Notwithstanding the Starz Media Reattribution, the board determined that certain tax benefits relating to Liberty Capital's operation of the Starz Media, LLC business that may be realized from any future sales or other disposition of that business by Liberty Starz will remain attributed to the Liberty Capital.

        As with the other reattributions the impact will be reflected prospectively from the date of reattribution, in the attributed financials. There will be no change to the historical Splitco combined financials as a result of the change in attribution.

        See accompanying unaudited attributed financial information for Splitco's tracking stock groups.

        The term "Splitco Starz Group" does not represent a separate legal entity, rather it represents those businesses, assets and liabilities which Liberty has attributed to that group. The Splitco Starz Group focuses primarily on video programming and is comprised primarily of Starz Entertainment, LLC ("Starz Entertainment") and $635 million of corporate cash (as of September 30, 2010). In addition, as noted above, as of September 30, 2010 Starz Media, LLC ("Starz Media") is attributed to the Splitco Starz Group. The Splitco Starz Group will also include such other businesses, assets and liabilities that Liberty's board of directors may in the future determine to attribute to the Splitco Starz Group, including such other businesses as Splitco may acquire for the Splitco Starz Group.

        Similarly, the term "Splitco Capital Group" also does not represent a separate legal entity, rather it represents all of Splitco's businesses, assets and liabilities other than those which have been attributed to the Splitco Starz Group. The assets and businesses attributed to the Splitco Capital Group include Splitco's subsidiaries: Starz Media, LLC ("Starz Media") through September 30, 2010, Atlanta National League Baseball Club, Inc. ("ANLBC") and TruePosition, Inc. ("TruePosition"); and its

Splitco

Notes to Condensed Combined Financial Statements (Continued)

September 30, 2010

(unaudited)

(2) Tracking Stocks (Continued)

interests in Sirius XM Radio Inc. ("SIRIUS XM"), Live Nation Entertainment, Inc. ("Live Nation"), Time Warner Inc. ("Time Warner"), Time Warner Cable Inc. ("Time Warner Cable") and Sprint Nextel Corporation ("Sprint"). In addition, Liberty has attributed $1,581 million of cash, including subsidiary cash, and $1,138 million principal amount (as of September 30, 2010) of its exchangeable senior debentures, which will be reattributed to the Liberty Interactive Group prior to the proposed Split-Off, and $750 million of other corporate level and subsidiary debt to the Splitco Capital Group. The Splitco Capital Group will also include such other businesses, assets and liabilities that Liberty's board of directors may in the future determine to attribute to the Splitco Capital Group, including such other businesses and assets as Splitco may acquire for the Splitco Capital Group.

        During the second quarter of 2009, each of the Splitco Starz Group and the Splitco Capital Group made intergroup loans to the Liberty Interactive Group in the amount of $250 million. In the first quarter of 2010, the Liberty Interactive Group repaid the remaining balance of the intergroup loans by making payments of $158 million to each the Splitco Starz Group and Splitco Capital Group.

(3) Stock-Based Compensation

        The Company has granted to certain of its directors, employees and employees of its subsidiaries options and stock appreciation rights ("SARs") to purchase shares of Liberty common stock (collectively, "Awards"). The Company measures the cost of employee services received in exchange for an Award of equity instruments (such as stock options and restricted stock) based on the grant-date fair value of the Award, and recognizes that cost over the period during which the employee is required to provide service (usually the vesting period of the Award). The company measures the cost of employee services received in exchange for an Award of liability instruments (such as stock appreciation rights that will be settled in cash) based on the current fair value of the Award, and remeasures the fair value of the Award at each reporting date.

        In connection with the proposed Split-Off, Awards with respect to Series A and Series B Liberty Starz and Liberty Capital common stock will be converted to Awards with respect to Series A and B Splitco Starz and Splitco Capital tracking stocks pursuant to Splitco's incentive plans. Therefore, the activity associated with options of Liberty Starz and Capital have been reflected as options of Splitco in the combined financial statements.

        Included in selling, general and administrative expenses in the accompanying condensed consolidated statements of operations are the following amounts of stock-based compensation (amounts in millions):

Nine months ended:
September 30, 2010	$36
September 30, 2009	$65

        During the nine months ended September 30, 2010, Liberty granted, primarily to Starz Entertainment employees, 209,000 options to purchase shares of Series A Liberty Starz common stock. Such options had a weighted average grant-date fair value of $16.17 per share. These options vest quarterly over the 4 year vesting period.

Splitco

Notes to Condensed Combined Financial Statements (Continued)

September 30, 2010

(unaudited)

(3) Stock-Based Compensation (Continued)

        In addition, during the nine months ended September 30, 2010 Liberty granted 1.1 million options to purchase shares of Series A Liberty Capital common stock and 667,000 options to purchase shares of Series A Liberty Starz common stock, as a long-term incentive grant to Liberty officers. Such options had a weighted average grant-date fair value of $19.48 and $22.97 per share, respectively. These options vest one third each on June 30, 2013, June 30, 2014 and December 31, 2015.

        The Company has calculated the grant-date fair value for all of its equity classified awards and any subsequent remeasurement of its liability classified awards using the Black-Scholes Model. The Company estimates the expected term of the Awards based on historical exercise and forfeiture data. The volatility used in the calculation for Awards is based on the historical volatility of Liberty's stocks and the implied volatility of publicly traded Liberty options. The Company uses a zero dividend rate and the risk-free rate for Treasury Bonds with a term similar to that of the subject options.

Liberty—Outstanding Awards

        The following table presents the number and weighted average exercise price ("WAEP") of options and SARs to purchase Liberty common stock granted to certain officers, employees and directors of the Company.

	Series A
	Liberty Capital	WAEP	Liberty Starz	WAEP
	numbers of options in thousands
Outstanding at January 1, 2010	5,069	$14.45	2,595	$43.13
Granted	1,116	$34.57	875	$51.23
Exercised	(866)	$13.38	(148)	$31.98
Forfeited/Cancelled	(25)	$13.78	(20)	$44.24

Outstanding at September 30, 2010	5,294	$18.87	3,302	$45.78

Exercisable at September 30, 2010	1,757	$11.11	628	$30.61

        The following table provides additional information about outstanding options to purchase Liberty common stock at September 30, 2010.

	No. of outstanding options (000's)	WAEP of outstanding options	Weighted average remaining life	Aggregate intrinsic value (000's)	No. of exercisable options (000's)	WAEP of exercisable options	Aggregate intrinsic value (000's)
Series A Capital	5,294	$18.87	5.2 years	$175,705	1,757	$11.11	$71,990
Series A Starz	3,302	$45.78	5.7 years	$68,285	628	$30.61	$21,606
Series B Starz	370	$31.15	0.8 years	$12,374	370	$31.15	$12,374

        As of September 30, 2010, the total unrecognized compensation cost related to unvested Liberty equity Awards was approximately $78 million. Such amount will be recognized in the Company's consolidated statements of operations over a weighted average period of approximately 3.4 years.

Splitco

Notes to Condensed Combined Financial Statements (Continued)

September 30, 2010

(unaudited)

(4) Unaudited ProForma Earnings Attributable to Splitco Stockholders Per Common Share

        Basic earnings (loss) per common share ("EPS") is computed by dividing net earnings (loss) by the weighted average number of common shares outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis of potential common shares as if they had been converted at the beginning of the periods presented.

ProForma Series A and Series B Splitco Capital Common Stock

        The basic and diluted EPS calculation is based on the following weighted average outstanding shares. Excluded from diluted EPS for the nine months ended September 30, 2010 are 2 million potential common shares because their inclusion would be antidilutive.

	Splitco Capital Common Stock
	Nine months ended September 30, 2010	Nine months ended September 30, 2009
	numbers of shares in millions
Basic EPS	92	96
Stock options	—	—

Diluted EPS	92	96

ProForma Series A and Series B Splitco Starz Common Stock

        The basic and diluted EPS calculation is based on the following weighted average outstanding shares of Liberty Starz common stock on an as if converted basis assuming a ratio of 1 to 1 for the proposed Split-Off. Excluded from diluted EPS for the nine months ended September 30, 2010 are less than a million potential common shares because their inclusion would be antidilutive.

	Splitco Starz Common Stock
	Nine months ended September 30, 2010	Nine months ended September 30, 2009
	numbers of shares in millions
Basic EPS	50	517
Stock options	2	4

Diluted EPS	52	521

(5) Assets and Liabilities Measured at Fair Value

        For assets and liabilities required to be reported at fair value, GAAP provides a hierarchy that prioritizes inputs to valuation techniques used to measure fair value into three broad levels. Level 1 inputs are quoted market prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 2 inputs are inputs, other than quoted

Splitco

Notes to Condensed Combined Financial Statements (Continued)

September 30, 2010

(unaudited)

(5) Assets and Liabilities Measured at Fair Value (Continued)

market prices included within Level 1, that are observable for the asset or liability, either directly or indirectly. Level 3 inputs are unobservable inputs for the asset or liability.

        The Company's assets and liabilities measured at fair value are as follows:

	Fair Value Measurements at September 30, 2010
Description	Total	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
		amounts in millions
Available-for-sale securities	$4,185	3,778	407	—
Financial instrument liabilities	$1,152	1,148	4	—
Debt	$1,255	—	1,255	—

        The Company uses the Black-Scholes Model to estimate fair value for the majority of its Level 2 financial instrument assets and liabilities using observable inputs such as exchange-traded equity prices, risk-free interest rates, dividend yields and volatilities obtained from pricing services. For the Company's debt instruments reported at fair value, the Company gets quoted market prices from pricing services or from evidence of observable inputs, some of which may be obtained using third-party brokers. However, the Company does not believe such instruments are traded on "active markets," as defined in GAAP. Accordingly, the debt instruments are reported in the foregoing table as Level 2 fair value.

        The Company incorporates a credit risk valuation adjustment in its fair value measurements to estimate the impact of both its own nonperformance risk and the nonperformance risk of its counterparties. The Company estimates credit risk associated with its and its counterparties nonperformance primarily by using observable credit default swap rates for terms similar to those of the remaining life of the instrument, adjusted for any master netting arrangements or other factors that provide an estimate of nonperformance risk. These are Level 3 inputs. However, as the credit risk valuation adjustments were not significant, the Company continues to report its equity collars, interest rate swaps and put options as Level 2.

(6) Investments in Available-for-Sale Securities and Other Cost Investments

        All marketable equity and debt securities held by the Company are classified as available-for-sale ("AFS") and are carried at fair value generally based on quoted market prices. GAAP permits entities to choose to measure many financial instruments, such as AFS securities, and certain other items at fair value and to recognize the changes in fair value of such instruments in the entity's statement of operations (the "fair value option"). Splitco has previously entered into economic hedges for certain of its non-strategic AFS securities (although such instruments are not accounted for as fair value hedges by the Company). Changes in the fair value of these economic hedges are reflected in Splitco's statement of operations as unrealized gains (losses). In order to better match the changes in fair value of the subject AFS securities and the changes in fair value of the corresponding economic hedges in the Company's financial statements, Splitco has elected the fair value option for those of its AFS securities which it considers to be non-strategic ("Non-strategic Securities"). Accordingly, changes in

Splitco

Notes to Condensed Combined Financial Statements (Continued)

September 30, 2010

(unaudited)

(6) Investments in Available-for-Sale Securities and Other Cost Investments (Continued)

the fair value of Non-strategic Securities, as determined by quoted market prices, are reported in realized and unrealized gains (losses) on financial instruments in the accompanying condensed consolidated statements of operations. The total value of the Non-strategic Securities aggregated $3,492 million as of September 30, 2010.

        Investments in AFS securities, including Non-strategic Securities, and other cost investments are summarized as follows:

	September 30, 2010	December 31, 2009
	amounts in millions
SplitcoCapital Group
Time Warner(1)	$1,049	997
Time Warner Cable(1)	464	356
Sprint(1)	329	260
Motorola, Inc.(1)	443	403
Viacom, Inc.	275	226
Live Nation(2)	270	—
CenturyLink, Inc.(1)	212	195
Other AFS equity securities(1)	287	220
SIRIUS XM debt securities(3)	422	300
Other AFS debt securities	433	376
Other cost investments and related receivables	9	22

Total attributed Splitco Capital Group	4,193	3,355

Splitco Starz Group
Other AFS securities	1	31

Total attributed Splitco Starz Group	1	31

Combined Splitco	$4,194	3,386

(1)
Includes shares pledged as collateral for share borrowing arrangements. See note 8.

(2)
On January 25, 2010, Live Nation and Ticketmaster Entertainment, Inc. ("Ticketmaster") completed a merger transaction. Liberty owned approximately 29% of the outstanding common stock of Ticketmaster and received 1.474 shares of Live Nation for each share of Ticketmaster. As a result of the merger Splitco now owns approximately 15% of the combined entity and accounts for the new investment as an AFS security. Splitco recorded the transaction at fair value and recorded a $178 million gain. At the time of the merger the investment was attributed to the Liberty Interactive Group. As a result of the February Reattribution the Live Nation investment is attributed to the Splitco Capital Group.

(3)
During the nine months ended September 30, 2010, Liberty acquired $150 million of SIRIUS XM 8.75% bonds due April 15, 2015 at par and SIRIUS XM repurchased and retired certain public bonds of which Splitco owned approximately $55 million of the principal amount. Proceeds from the repurchase were approximately $58 million.

Splitco

Notes to Condensed Combined Financial Statements (Continued)

September 30, 2010

(unaudited)

(6) Investments in Available-for-Sale Securities and Other Cost Investments (Continued)

Unrealized Holdings Gains and Losses

        Unrealized holding gains and losses related to investments in AFS securities, not accounted for using the fair value option, are summarized below.

	September 30, 2010		December 31, 2009
	Equity securities	Debt securities	Equity securities	Debt securities
	amounts in millions
Gross unrealized holding gains	$—	67	—	69
Gross unrealized holding losses(a)	$(16)	—	—	—

(a)
The investment in an unrealized loss position has not been in a continuous loss position for more than 12 months.

(7) Investments in Affiliates Accounted for Using the Equity Method

        Liberty has various investments accounted for using the equity method. The following table includes Liberty's carrying amount and percentage ownership of the more significant investments in affiliates at September 30, 2010 and the carrying amount at December 31, 2009:

	September 30, 2010		December 31, 2009
	Percentage ownership	Carrying amount	Carrying amount
		dollar amounts in millions
Capital Group
SIRIUS XM	40%	—	33
Other	various	94	102

		$94	135

        The following table presents Liberty's share of earnings (losses) of affiliates:

	Nine months ended September 30,
	2010	2009
	amounts in millions
Capital Group
SIRIUS XM	$(51)	(14)
Other	(19)	(12)
Starz Group
Other	—	(8)

	$(70)	(34)

Splitco

Notes to Condensed Combined Financial Statements (Continued)

September 30, 2010

(unaudited)

(7) Investments in Affiliates Accounted for Using the Equity Method (Continued)

Sirius XM Radio Inc.

        During 2009, Splitco made equity investments and loans to SIRIUS XM and made open market purchases of SIRIUS XM public debt.

        In the first quarter of 2009, Splitco and SIRIUS XM entered into a senior secured loan agreement (the "Senior Loan") whereby Splitco loaned SIRIUS XM $250 million and made a commitment to loan an additional $30 million to fund qualifying expenditures by SIRIUS XM (the "Purchase Money Commitment"). In exchange for making the Senior Loan, Splitco received a $30 million origination fee. Splitco accounted for the origination fee as a discount to the Senior Loan. On March 6, 2009, Splitco (i) purchased $100 million of a new senior loan facility of a subsidiary of SIRIUS XM ("Subsidiary Senior Loan"), (ii) purchased $61 million of bank debt of such subsidiary directly from the lending group and (iii) committed to make a loan of $150 million to such subsidiary in December 2009 ("Subsidiary Commitment"). Also on March 6, 2009 Splitco purchased voting preferred stock of SIRIUS XM (the "SIRIUS XM Preferred Stock"), which has substantially the same rights and preferences as common shareholders of SIRIUS XM, for a cash payment of $12,500. The SIRIUS XM Preferred Stock is convertible into common stock equal to 40% of the outstanding common shares after giving effect to such conversion.

        Splitco allocated the total consideration paid for the Subsidiary Senior Loan, the Subsidiary Commitment and the SIRIUS XM Preferred Stock to each of the instruments based on their relative fair values.

        During the first quarter of 2010, Splitco purchased an additional $150 million of SIRIUS XM 8.75% debt securities due April 15, 2015 at par. During the second quarter of 2010, SIRIUS XM repurchased and retired certain public bonds of which Splitco owned approximately $55 million of the principal amounts. As of September 30, 2010, Splitco owns $374 million principal amount of SIRIUS XM public bonds, which are accounted for as AFS securities and have a fair value of $422 million, including related interest, and the SIRIUS XM Preferred Stock. In October of 2010 pursuant to a tender offer by SIRIUS XM, Splitco tendered $87 million principal amount SIRIUS XM's 11.25% Senior Secured Notes due 2013. Splitco acquired an additional $50 million principal amount of SIRIUS XM's 7.625% Senior Notes due 2018.

        Based on Splitco's voting rights and its conclusion that the SIRIUS XM Preferred Stock is in-substance common stock, Splitco accounts for its investment in the SIRIUS XM Preferred Stock using the equity method of accounting. Splitco has elected to record its share of earnings/losses for SIRIUS XM on a three-month lag due to timeliness considerations.

Splitco

Notes to Condensed Combined Financial Statements (Continued)

September 30, 2010

(unaudited)

(7) Investments in Affiliates Accounted for Using the Equity Method (Continued)

        Summarized unaudited financial information for SIRIUS XM is as follows:

  SIRIUS XM Combined Balance Sheet

	June 30, 2010	December 31, 2009
	amounts in millions
Current assets	$760	860
Property and equipment, net	1,765	1,711
Intangible assets, net	2,661	2,695
Goodwill	1,835	1,835
Other assets	180	221

Total assets	$7,201	7,322

Current liabilities	$2,042	2,077
Deferred income taxes	947	940
Long-term debt	2,662	2,800
Other liabilities	1,370	1,409
Stockholders' equity	180	96

Total liabilities and equity	$7,201	7,322

  SIRIUS XM Combined Statements of Operations

	Six months ended June 30,
	2010	2009
	amounts in millions
Revenue	$1,363	1,178
Cost of services	(527)	(524)
Subscriber acquisition costs	(200)	(140)
Selling, general and administrative expenses	(244)	(249)
Depreciation and amortization	(139)	(159)
Restructuring charges and other	(2)	(28)

Operating income	251	78
Interest expense	(155)	(166)
Other income (expense), net	(36)	(122)
Income tax expense	(3)	(2)

Net earnings (loss)	57	(212)

        When Splitco applied its initial equity method accounting on the SIRIUS XM investment, Splitco's basis in the investment was different than the underlying equity in the net assets of SIRIUS XM. As a

Splitco

Notes to Condensed Combined Financial Statements (Continued)

September 30, 2010

(unaudited)

(7) Investments in Affiliates Accounted for Using the Equity Method (Continued)

result, Splitco established an excess basis account and allocated the differences to certain fair value adjustments to the outstanding debt (at the time of our initial investment) and certain intangible assets. Even though SIRIUS XM had net income during the current year the amortization of the excess basis resulted in Splitco recording share of losses. In the third quarter of 2010 these share of losses were accelerated as SIRIUS XM refinanced certain debt which had an associated discount recorded in Splitco's excess basis account. As SIRIUS XM repays certain debt issuances where Splitco has established debt discounts, the extinguishment typically results in a loss on the retirement of Splitco's excess basis account. Splitco has suspended taking losses of our basis in SIRIUS XM below zero as Splitco does not have any funding commitments.

        As of September 30, 2010, the SIRIUS XM Preferred Stock had a fair value of $3,111 million based on the value of the common stock into which it is convertible.

(8) Financial Instruments

Equity Collars

        The Company has entered into equity collars (which may be structured as variable share forward sale contracts or similar instruments) and other financial instruments to manage market risk associated with its investments in certain marketable securities. These instruments are recorded at fair value based on option pricing models. Equity collars provide the Company with a put option that gives the Company the right to require the counterparty to purchase a specified number of shares of the underlying security at a specified price at a specified date in the future. Equity collars also provide the counterparty with a call option that gives the counterparty the right to purchase the same securities at a specified price at a specified date in the future. The put option and the call option generally have equal fair values at the time of origination resulting in no cash receipts or payments. Currently the Company has no equity collars outstanding.

Borrowed Shares

        From time to time and in connection with certain of its derivative instruments, Splitco borrows shares of the underlying securities from a counterparty and delivers these borrowed shares in settlement of maturing derivative positions. In these transactions, the same number of shares that are owned by Splitco, of the same company as the borrowed shares, have been posted as collateral with the counterparty. These share borrowing arrangements can be terminated at any time at Splitco's option by delivering shares to the counterparty. The counterparty can terminate these arrangements at any time. The liability under these share borrowing arrangements is marked to market each reporting period with changes in value recorded in unrealized gains or losses in the combined statement of operations. The shares posted as collateral under these arrangements are marked to market each reporting period with changes in value recorded as unrealized gains or losses in the combined statement of operations.

Splitco

Notes to Condensed Combined Financial Statements (Continued)

September 30, 2010

(unaudited)

(8) Financial Instruments (Continued)

        The Company's financial instruments are summarized as follows:

Type of financial instrument	September 30, 2010	December 31, 2009
	amounts in millions
Assets
Equity collars(1)	$—	752

Liabilities
Borrowed shares(2)	$1,148	851
Other	4	8

	$1,152	859

(1)
The Company's remaining Sprint/CenturyLink, Inc. equity collars were physically settled using borrowed shares during the nine months ended September 30, 2010 for total proceeds of $864 million (including cash for shares delivered). Proceeds from the settlement were used to repay the outstanding derivative loan. Following this transaction the Company no longer has any equity collars outstanding.

(2)
The market values of borrowed shares are as follows:

	September 30, 2010	December 31, 2009
	amounts in millions
Time Warner	$93	88
Time Warner Cable	41	31
Sprint	242	125
Motorola	443	403
CenturyLink, Inc.	141	84
Other	188	120

	$1,148	851

Splitco

Notes to Condensed Combined Financial Statements (Continued)

September 30, 2010

(unaudited)

(8) Financial Instruments (Continued)

Realized and Unrealized Gains (Losses) on Financial Instruments

        Realized and unrealized gains (losses) on financial instruments are comprised of changes in the fair value of the following:

	Nine months ended September 30,
	2010	2009
	amounts in millions
Non-strategic Securities	$422	1,010
Exchangeable senior debentures	(82)	(605)
Equity collars	(2)	(104)
Borrowed shares	(183)	(314)
Other	(31)	(38)

	$124	(51)

(9) Long-Term Debt

        Debt, excluding intergroup debt, is summarized as follows:

		Carrying value
	Outstanding principal September 30, 2010
		September 30, 2010	December 31, 2009
	amounts in millions
Splitco Capital Group
Exchangeable senior debentures
3.125% Exchangeable Senior Debentures due 2023	$1,138	1,255	1,157
4% Exchangeable Senior Debentures due 2029	—	—	243
3.75% Exchangeable Senior Debentures due 2030	—	—	237
3.5% Exchangeable Senior Debentures due 2031	—	—	297
Liberty bank facility	750	750	750
Liberty derivative loan	—	—	838
Subsidiary debt	—	—	131

Total attributed Splitco Capital Group debt	1,888	2,005	3,653

Splitco Starz Group
Subsidiary debt	99	99	48

Total attributed Splitco Starz Group debt	99	99	48

Total combined Splitco debt	$1,987	2,104	3,701

Less current maturities		(34)	(1,269)

Total long-term debt		$2,070	2,432

Splitco

Notes to Condensed Combined Financial Statements (Continued)

September 30, 2010

(unaudited)

(9) Long-Term Debt (Continued)

Exchangeable Senior Debentures

        As discussed in Note 2, effective February 25, 2010 the Board of Directors of Liberty reattributed the 4%, 3.75% and 3.5% Exchangeable Senior Debentures from the Liberty Capital Group to the Liberty Interactive Group which was reflected on a prospective basis. Further, as discussed in Note 1, prior to the completion of the proposed Split-Off the remaining 3.125% Exchangeable Senor Debentures will be reattributed to the Liberty Interactive Group along with a to-be-determined amount of cash and the referenced shares underlying the Exchangeable Senior Debentures, as these obligations will remain the legal obligation of Liberty Media, LLC, which will remain a subsidiary of Liberty.

Other Subsidiary Debt

        Other subsidiary debt at September 30, 2010 is comprised of capitalized satellite transponder lease obligations and bank debt of various subsidiaries.

Fair Value of Debt

        Due to the variable rate nature and the absence of significant change to Splitco's credit quality, Splitco believes that the carrying amount of its subsidiary debt and other corporate level debt approximated fair value at September 30, 2010.

(10) Stockholders' Equity

        As of September 30, 2010, Liberty reserved for issuance upon exercise of outstanding stock options the following:

	Series A	Series B
	amounts in millions
Liberty Capital common stock	5.3	—
Liberty Starz common stock	3.3	.4

(11) Transactions with Related Parties

        As discussed in note 2, Splitco previously held an investment in DIRECTV. During the nine months ended September 30, 2009, subsidiaries of Splitco recognized aggregate revenue of $226 million from DIRECTV for distribution of their programming. In addition, subsidiaries of Splitco made aggregate payments of $27 million to DIRECTV for carriage and marketing.

(12) Commitments and Contingencies

Film Rights

        Starz Entertainment, a wholly-owned subsidiary of Splitco, provides premium video programming distributed by cable operators, direct-to-home satellite providers, telephone companies, other distributors and the Internet throughout the United States. Starz Entertainment has entered into agreements with a number of motion picture producers which obligate Starz Entertainment to pay fees

Splitco

Notes to Condensed Combined Financial Statements (Continued)

September 30, 2010

(unaudited)

(12) Commitments and Contingencies (Continued)

("Programming Fees") for the rights to exhibit certain films that are released by these producers. The unpaid balance of Programming Fees for films that were available for exhibition by Starz Entertainment at September 30, 2010 is reflected as a liability in the accompanying condensed consolidated balance sheet. The balance due as of September 30, 2010 is payable as follows: $76 million in 2010, $12 million in 2011 and $2 million thereafter.

        Starz Entertainment has also contracted to pay Programming Fees for films that have been released theatrically, but are not available for exhibition by Starz Entertainment until some future date. These amounts have not been accrued at September 30, 2010. Starz Entertainment is obligated to pay Programming Fees for all qualifying films that are released theatrically in the United States by studios owned by The Walt Disney Company ("Disney") through 2015 and all qualifying films that are released theatrically in the United States by studios owned by Sony through 2016. Films are generally available to Starz Entertainment for exhibition 10-12 months after their theatrical release. The Programming Fees to be paid by Starz Entertainment are based on the quantity and the domestic theatrical exhibition receipts of qualifying films. As these films have not yet been released in theatres, Starz Entertainment is unable to estimate the amounts to be paid under these output agreements. However, such amounts are expected to be significant.

        In addition, Starz Entertainment has agreed to pay Sony Pictures Entertainment ("Sony") a total of $190 million in four annual installments of $47.5 million beginning in 2011 for a contract extension. In December 2008, Starz Entertainment entered into a new agreement with Sony requiring $120 million in three equal annual installments beginning in 2015. Starz Entertainment's estimate of amounts payable for rights to future programming (that has been released), including the Disney and Sony agreements, is as follows: $30 million in 2010; $507 million in 2011; $94 million in 2012; $81 million in 2013; $67 million in 2014 and $145 million thereafter.

Guarantees

        Splitco guarantees Starz Entertainment's obligations under certain of its studio output agreements. At September 30, 2010, Liberty's guarantees for obligations for films released by such date aggregated $694 million. While the guarantee amount for films not yet released is not determinable, such amount is expected to be significant. As noted above, Starz Entertainment has recognized the liability for a portion of its obligations under the output agreements. As this represents a direct commitment of Starz Entertainment, a consolidated subsidiary of Splitco, Splitco has not recorded a separate indirect liability for its guarantee of these obligations.

        In connection with agreements for the sale of assets by Splitco or its subsidiaries, Splitco may retain liabilities that relate to events occurring prior to its sale, such as tax, environmental, litigation and employment matters. Splitco generally indemnifies the purchaser in the event that a third party asserts a claim against the purchaser that relates to a liability retained by Splitco. These types of indemnification obligations may extend for a number of years. Splitco is unable to estimate the maximum potential liability for these types of indemnification obligations as the sale agreements may not specify a maximum amount and the amounts are dependent upon the outcome of future contingent events, the nature and likelihood of which cannot be determined at this time. Historically, Splitco has

Splitco

Notes to Condensed Combined Financial Statements (Continued)

September 30, 2010

(unaudited)

(12) Commitments and Contingencies (Continued)

not made any significant indemnification payments under such agreements and no amount has been accrued in the accompanying condensed consolidated financial statements with respect to these indemnification guarantees.

Employment Contracts

        The Atlanta Braves and certain of their players and coaches have entered into long-term employment contracts whereby such individuals' compensation is guaranteed. Amounts due under guaranteed contracts as of September 30, 2010 aggregated $124 million, which is payable as follows: $2 million in 2010, $68 million in 2011 and $52 million in 2012 and $2 million thereafter. In addition to the foregoing amounts, certain players and coaches may earn incentive compensation under the terms of their employment contracts.

Operating Leases

        Splitco and its subsidiaries lease business offices, have entered into satellite transponder lease agreements and use certain equipment under lease arrangements.

Tax

        In 2009, Liberty settled various variable share forward sale contracts relating to Sprint and Century Link shares using borrowed shares. Liberty received $177 million when it entered into those contracts in 2001 and $1,180 million in connection with the settlement of such contracts in 2009. Splitco treated the settlement as an open transaction and deferred approximately $1,203 million in gain for tax purposes. For financial statement purposes, Splitco recorded approximately $421 million in current deferred income taxes as a result of the settlement. In connection with its review of Liberty's 2009 tax return the IRS questioned whether the gain realized on the settlement of the forward sale contracts should be deferred. In October 2010 the IRS and Liberty reached an agreement with respect to this issue. The agreement will result in Liberty making current federal payments totaling approximately $210 million. For financial statement purposes, Splitco expects to record a current tax expense of approximately $210 million and record a deferred income tax benefit of approximately $421 million during the fourth quarter of 2010. As a result of this agreement, Splitco will be able to unwind the related share borrowing arrangements by delivering shares that it actually owns without incurring any additional federal taxable income.

Litigation

        Splitco has contingent liabilities related to legal and tax proceedings and other matters arising in the ordinary course of business. Although it is reasonably possible Splitco may incur losses upon conclusion of such matters, an estimate of any loss or range of loss cannot be made. In the opinion of management, it is expected that amounts, if any, which may be required to satisfy such contingencies will not be material in relation to the accompanying condensed consolidated financial statements.

        Subsequent to quarter end, TruePosition, attributed to the Splitco Capital Group, received $48 million in cash in settlement of a patent infringement matter.

Splitco

Notes to Condensed Combined Financial Statements (Continued)

September 30, 2010

(unaudited)

(13) Information About Liberty's Operating Segments

        Splitco, through its ownership interests in subsidiaries and other companies, is primarily engaged in the media, communications and entertainment industries. Splitco has attributed each of its businesses to one of two groups: the Splitco Starz Group and the Splitco Capital Group. Each of the businesses in the tracking stock groups is separately managed. Splitco identifies its reportable segments as (A) those consolidated subsidiaries that represent 10% or more of its consolidated revenue, pre-tax earnings or total assets and (B) those equity method affiliates whose share of earnings represent 10% or more of Splitco's pre-tax earnings. The segment presentation for prior periods has been conformed to the current period segment presentation.

        Splitco evaluates performance and makes decisions about allocating resources to its operating segments based on financial measures such as revenue, Adjusted OIBDA, gross margin, average sales price per unit, number of units shipped and revenue or sales per customer equivalent. In addition, Splitco reviews nonfinancial measures such as subscriber growth, penetration, website visitors, conversion rates and active customers, as appropriate.

        Splitco defines Adjusted OIBDA as revenue less cost of sales, operating expenses, and selling, general and administrative expenses (excluding stock-based compensation). Splitco believes this measure is an important indicator of the operational strength and performance of its businesses, including each business's ability to service debt and fund capital expenditures. In addition, this measure allows management to view operating results and perform analytical comparisons and benchmarking between businesses and identify strategies to improve performance. This measure of performance excludes depreciation and amortization, stock-based compensation, separately reported litigation settlements and restructuring and impairment charges that are included in the measurement of operating income pursuant to GAAP. Accordingly, Adjusted OIBDA should be considered in addition to, but not as a substitute for, operating income, net income, cash flow provided by operating activities and other measures of financial performance prepared in accordance with GAAP. Splitco generally accounts for intersegment sales and transfers as if the sales or transfers were to third parties, that is, at current prices.

        For the nine months ended September 30, 2010, Splitco has identified the following businesses as its reportable segments:

  •
  Starz Entertainment—consolidated subsidiary attributed to the Splitco Starz Group that provides premium programming distributed by cable operators, direct-to-home satellite providers, telephone companies, other distributors and the Internet throughout the United States.

  •
  Starz Media—consolidated subsidiary attributed to the Splitco Capital Group (through September 30, 2010) that develops, acquires, produces and distributes live-action and animated films and television productions for the theatrical, home video, television and other ancillary markets in the United States and internationally. The Starz Media Reattribution has been reflected prospectively, and the activity of Starz Media, for the nine months ended September 30, 2010, remains attributed to the Splitco Capital Group and the assets and liabilities are attributed to the Splitco Starz Group as of September 30, 2010.

Splitco

Notes to Condensed Combined Financial Statements (Continued)

September 30, 2010

(unaudited)

(13) Information About Liberty's Operating Segments (Continued)

  •
  ANLBC—combined subsidiary attributed to the Capital Group that owns and operates the Atlanta Braves Major League Baseball franchise.

  •
  TruePosition, Inc.—combined subsidiary attributed to the Capital Group that develops and markets technology for locating wireless phones and other wireless devices enabling wireless carriers, application providers and other enterprises to provide E-911 services domestically and other location-based services to mobile users both domestically and worldwide.

        Splitco's reportable segments are strategic business units that offer different products and services. They are managed separately because each segment requires different technologies, distribution channels and marketing strategies. The accounting policies of the segments that are also consolidated subsidiaries are the same as those described in the Company's summary of significant policies.

Performance Measures

	Nine months ended September 30,
	2010		2009
	Revenue	Adjusted OIBDA	Revenue	Adjusted OIBDA
	amounts in millions
Splitco Starz Group
Starz Entertainment	$929	305	893	306
Corporate and other	8	(10)	7	(6)

	937	295	900	300

Splitco Capital Group
Starz Media	317	(67)	248	(49)
ANLBC	186	8	189	12
TruePosition	86	(11)	24	(56)
Corporate and other	28	(7)	34	(6)

	617	(77)	495	(99)

Combined Splitco	$1,554	218	1,395	201

Splitco

Notes to Condensed Combined Financial Statements (Continued)

September 30, 2010

(unaudited)

(13) Information About Liberty's Operating Segments (Continued)

Other Information

	September 30, 2010
	Total assets	Investments in affiliates	Capital expenditures
	amounts in millions
Splitco Starz Group
Starz Entertainment and Media	$2,164	—	2
Corporate and other	572	—	—

	2,736	—	2

Splitco Capital Group
Starz Media	—	—	2
ANLBC	597	30	2
TruePosition	562	1	3
Corporate and other	6,722	63	1

	7,881	94	8

Inter-group eliminations	(61)	—	—

Combined Splitco	$10,556	94	10

        The following table provides a reconciliation of segment Adjusted OIBDA to earnings (loss) from continuing operations before income taxes:

	Nine months ended September 30,
	2010	2009
	amounts in millions
Combined segment Adjusted OIBDA	$218	201
Stock-based compensation	(36)	(65)
Depreciation and amortization	(73)	(79)
Interest expense	(46)	(104)
Share of losses of affiliates, net	(70)	(34)
Realized and unrealized gains (losses) on financial instruments, net	124	(51)
Gains on dispositions, net	22	98
Other, net	76	106

Earnings from continuing operations before income taxes	$215	72

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Liberty Media Corporation:

        We have audited the accompanying combined balance sheets of Liberty Splitco, Inc. (the Company) (as defined in note 1) as of December 31, 2009 and 2008, and the related combined statements of operations, comprehensive earnings, cash flows, and parent's investment for each of the years in the three-year period ended December 31, 2009. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Liberty Splitco, Inc. as of December 31, 2009 and 2008, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2009, in conformity with U.S. generally accepted accounting principles.

        As discussed in notes 2 and 5 to the accompanying combined financial statements, effective January 1, 2009, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51 (included in FASB ASC Topic 810, Consolidation), and effective January 1, 2008, the Company adopted SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115 (included in FASB ASC Topic 825, Financial Instruments), and SFAS No. 157, Fair Value Measurements (included in FASB ASC Topic 820, Fair Value Measurements and Disclosures).

                      /s/ KPMG LLP

Denver, Colorado
October 18, 2010

Splitco

COMBINED BALANCE SHEETS

December 31, 2009 and 2008

	2009	2008
	amounts in millions
Assets
Current assets:
Cash and cash equivalents	$3,951	2,228
Trade and other receivables, net	268	337
Program rights	469	491
Financial instruments (note 8)	752	1,133
Receivable from Liberty	432	71
Other current assets	103	186
Assets of discontinued operations—current (note 4)	—	163

Total current assets	5,975	4,609

Investments in available-for-sale securities and other cost investments, including $851 million and $392 million pledged as collateral for share borrowing arrangements (note 6)	3,386	2,118
Long-term financial instruments (note 8)	—	1,166
Investments in affiliates, accounted for using the equity method (note 7)	135	235
Property and equipment, at cost	525	475
Accumulated depreciation	(250)	(211)

	275	264

Intangible assets not subject to amortization (note 9)	503	514
Intangible assets subject to amortization, net (note 9)	187	241
Program rights	327	366
Deferred costs	432	410
Other assets, at cost, net of accumulated amortization (note 9)	695	717
Assets of discontinued operations (note 4)	—	14,048

Total assets	$11,915	24,688

Splitco

COMBINED BALANCE SHEETS (Continued)

December 31, 2009 and 2008

	2009	2008
	amounts in millions
Liabilities and Parent's Investment
Current liabilities:
Accounts payable	$20	25
Accrued liabilities	269	351
Financial instruments (note 8)	859	398
Current portion of debt, including $297 million and $138 million measured at fair value (note 10)	1,269	441
Current deferred income tax liabilities (note 11)	1,442	974
Other current liabilities	201	236
Liabilities of discontinued operations—current (note 4)	—	277

Total current liabilities	4,060	2,702

Long-term debt, including $1,637 million and $1,415 million measured at fair value (note 10)	2,432	2,674
Deferred income tax liabilities (note 11)	736	1,144
Deferred revenue	1,034	900
Other liabilities	338	470
Liabilities of discontinued operations (note 4)	—	3,498

Total liabilities	8,600	11,388

Parent's Investment
Parent's Investment	3,446	19,705
Accumulated other comprehensive earnings (losses), net of taxes (note 15)	35	(36)
Accumulated deficit	(166)	(6,370)

Total Parent's Investment	3,315	13,299
Noncontrolling interests in equity of subsidiaries	—	1

Total Parent's Investment	3,315	13,300

Commitments and contingencies (note 17)
Total Liabilities and Parent's Investment	$11,915	24,688

See accompanying notes to combined financial statements.

Splitco

COMBINED STATEMENTS OF OPERATIONS

Years ended December 31, 2009, 2008 and 2007

	2009	2008	2007
	amounts in millions, except per share amounts
Revenue	$1,853	1,738	1,576

Operating costs and expenses:
Operating	1,171	1,197	1,184
Selling, general and administrative, including stock-based compensation (note 2)	564	565	397
Depreciation and amortization	100	127	127
Impairment of long-lived assets (note 9)	9	1,513	223

	1,844	3,402	1,931

Operating income (loss)	9	(1,664)	(355)
Other income (expense):
Interest expense	(132)	(194)	(176)
Liberty interest income	16	—	—
Dividend and interest income	117	152	220
Share of losses of affiliates, net (note 7)	(44)	(71)	(68)
Realized and unrealized gains (losses) on financial instruments, net (note 8)	(34)	(20)	1,275
Gains on dispositions, net (notes 6 and 7)	242	13	634
Other than temporary declines in fair value of investments	(9)	(1)	(33)
Other, net	5	(8)	(1)

	161	(129)	1,851

Earnings (loss) from continuing operations before income taxes	170	(1,793)	1,496
Income tax benefit (expense) (note 11)	170	249	(7)

Earnings (loss) from continuing operations	340	(1,544)	1,489
Earnings from discontinued operations, net of taxes (note 4)	5,864	5,812	190

Net earnings	6,204	4,268	1,679
Less net earnings attributable to the noncontrolling interests	—	8	6

Net earnings attributable to Splitco stockholders	$6,204	4,260	1,673

Net earnings (loss) attributable to Splitco stockholders:
Splitco Capital common stock	$127	(592)	1,537
Splitco Starz common stock	6,077	4,852	136

	$6,204	4,260	1,673

Splitco

COMBINED STATEMENTS OF OPERATIONS (Continued)

Years ended December 31, 2009, 2008 and 2007

	2009	2008	2007
	amounts in millions, except per share amounts
Pro Forma basic earnings (loss) from continuing operations attributable to Splitco stockholders per common share (note 2):
Series A and Series B Splitco Capital common stock	$1.32	(5.24)	10.52
Series A and Series B Splitco Starz common stock	$0.46	(1.86)	0.18
Pro Forma diluted earnings (loss) from continuing operations attributable to Splitco stockholders per common share (note 2) :
Series A and Series B Splitco Capital common stock	$1.31	(5.24)	10.44
Series A and Series B Splitco Starz common stock	$0.46	(1.86)	0.18
Pro Forma basic net earnings (loss) attributable to Splitco stockholders per common share (note 2):
Series A and Series B Splitco Capital common stock	$1.32	(5.24)	11.64
Series A and Series B Splitco Starz common stock	$13.13	9.38	0.26
Pro Forma diluted net earnings (loss) attributable to Splitco stockholders per common share (note 2):
Series A and Series B Splitco Capital common stock	$1.31	(5.24)	11.56
Series A and Series B Splitco Starz common stock	$13.04	9.33	0.26

See accompanying notes to combined financial statements.

Splitco

COMBINED STATEMENTS OF COMPREHENSIVE EARNINGS

Years ended December 31, 2009, 2008 and 2007

	2009	2008	2007
	amounts in millions
Net earnings	$6,204	4,268	1,679

Other comprehensive earnings (loss), net of taxes (note 15):
Foreign currency translation adjustments	2	(9)	(1)
Unrealized holding gains (losses) arising during the period	43	(2)	(845)
Recognition of previously unrealized losses (gains) on available-for-sale securities, net	(1)	1	(375)
Other	(4)	(2)	—
Other comprehensive earnings (loss) from discontinued operations	31	(2,618)	(317)

Other comprehensive earnings (loss)	71	(2,630)	(1,538)

Comprehensive earnings	6,275	1,638	141
Less comprehensive earnings attributable to the noncontrolling interests	—	8	6

Comprehensive earnings attributable to Splitco stockholders	$6,275	1,630	135

Comprehensive earnings (loss) attributable to Splitco stockholders:
Splitco Capital common stock	$167	(604)	316
Splitco Starz common stock	6,108	2,234	(181)

	$6,275	1,630	135

See accompanying notes to combined financial statements.

Splitco

COMBINED STATEMENTS OF CASH FLOWS

Years ended December 31, 2009, 2008 and 2007

	2009	2008	2007
	amounts in millions
	(see note 3)
Cash flows from operating activities:
Net earnings	$6,204	4,268	1,679
Adjustments to reconcile net earnings to net cash provided by operating activities:
Earnings from discontinued operations	(5,864)	(5,812)	(190)
Depreciation and amortization	100	127	127
Impairment of long-lived assets	9	1,513	223
Stock-based compensation	81	17	54
Cash payments for stock-based compensation	(2)	(15)	(3)
Share of losses of affiliates, net	44	71	68
Realized and unrealized losses (gains) on financial instruments, net	34	20	(1,275)
Gains on disposition of assets, net	(242)	(13)	(634)
Other than temporary declines in fair value of investments	9	1	33
Deferred income tax expense (benefit)	45	(169)	248
Other noncash charges, net	81	99	147
Liberty tax allocation, net	(224)	(239)	(278)
Liberty tax receipts, net	168	190	321
Liberty cash transfers, net	(2)	68	(54)
Changes in operating assets and liabilities, net of the effects of acquisitions and dispositions:
Current and other assets	14	(69)	(144)
Payables and other current liabilities	(95)	77	182

Net cash provided by operating activities	360	134	504

Cash flows from investing activities:
Cash proceeds from dispositions	251	17	483
Proceeds from settlement of financial instruments	1,367	33	75
Cash received in exchange transactions	—	—	1,154
Cash paid for acquisitions, net of cash acquired	(2)	(8)	(7)
Proceeds from loan to Liberty	(510)	—	—
Investments in and loans to cost and equity investees	(726)	(251)	—
Repayment of loan by equity investee	634	—	—
Investment in special purpose entity	—	—	(750)
Capital expended for property and equipment	(56)	(36)	(26)
Net decrease (increase) in restricted cash	66	383	(882)
Other investing activities, net	72	(99)	(95)

Net cash provided (used) by investing activities	1,096	39	(48)

Cash flows from financing activities:
Borrowings of debt	2,061	1,548	757
Repayments of debt	(2,144)	(1,326)	(166)
Repayment of Liberty debt	194	—	—
Repurchases of Liberty common stock	(18)	(462)	(1,305)
Settlement of financial instruments	28	(290)	—
Premium proceeds from financial instruments	155	—	—
Contribution from noncontrolling owner	—	—	751
Reattribution of cash to Liberty	—	(380)	—
Other financing activities, net	120	7	(26)

Net cash provided (used) by financing activities	396	(903)	11

Effect of foreign currency exchange rates on cash	(8)	(13)	(2)

Net cash provided by (to) discontinued operations:
Cash provided (used) by operating activities	(5)	2	58
Cash used by investing activities	(15)	(1,464)	(2)
Cash provided (used) by financing activities	—	1,930	(106)
Change in available cash held by discontinued operations	(101)	(68)	4

Net cash provided by (to) discontinued operations	(121)	400	(46)

Net increase (decrease) in cash and cash equivalents	1,723	(343)	419
Cash and cash equivalents at beginning of year	2,228	2,571	2,152

Cash and cash equivalents at end of year	$3,951	2,228	2,571

See accompanying notes to combined financial statements.

Splitco

COMBINED STATEMENTS OF PARENT'S INVESTMENT

Years ended December 31, 2009, 2008 and 2007

	Parent's Investment	Accumulated other comprehensive earnings	Accumulated deficit	Noncontrolling interests in equity of subsidiaries	Total parent's investment
Balance at January 1, 2007	21,352	5,172	(13,455)	194	13,263
Net earnings	—	—	1,673	6	1,679
Other comprehensive loss	—	(1,538)	—	—	(1,538)
Cumulative effects of accounting changes (note 2)	—	—	112	—	112
Stock issued upon exercise of stock options	15	—	—	—	15
Stock compensation	23	—	—	4	27
Series A Liberty Capital stock repurchases	(1,305)	—	—	—	(1,305)
Liberty acquisition of noncontrolling interest	—	—	—	(35)	(35)
Sale by Liberty of controlling interest in subsidiary	—	—	—	(132)	(132)
Contribution by noncontrolling interests	—	—	—	751	751
Distributions to noncontrolling interests	—	—	—	(29)	(29)
Other	6	—	—	—	6

Balance at December 31, 2007	20,091	3,634	(11,670)	759	12,814
Net earnings	—	—	4,260	8	4,268
Other comprehensive loss	—	(2,630)	—	—	(2,630)
Cumulative effects of accounting changes (note 2)	—	(1,040)	1,040	—	—
Reattribution of exchangeables to parent	57	—	—	—	57
Stock issued upon exercise of options	7	—	—	—	7
Stock compensation	11	—	—	—	11
Series A Liberty Capital stock repurchases	(462)	—	—	—	(462)
Unwind of special purpose entity	—	—	—	(750)	(750)
Liberty purchase of noncontrolling interest	—	—	—	(11)	(11)
Distributions to noncontrolling interests	—	—	—	(5)	(5)
Other	1	—	—	—	1

Balance at December 31, 2008	19,705	(36)	(6,370)	1	13,300
Net earnings	—	—	6,204	—	6,204
Other comprehensive earnings	—	71	—	—	71
Split-Off of Liberty Entertainment, Inc. (note 4)	(16,486)	—	—	—	(16,486)
Stock compensation	134	—	—	—	134
Stock issued upon exercise of stock options	115	—	—	—	115
Series A Liberty Starz stock repurchases	(13)	—	—	—	(13)
Series A Liberty Capital stock repurchases	(5)	—	—	—	(5)
Other	(4)	—	—	(1)	(5)

Balance at December 31, 2009	3,446	35	(166)	—	3,315

See accompanying notes to combined financial statements.

Splitco

Notes to Combined Financial Statements

December 31, 2009, 2008 and 2007

(1) Background on Tracking Stock Structure, Split-off Transaction and Basis of Presentation

Current Liberty Tracking Stock Structure

        Liberty Media Corporation's ("Liberty") capital structure currently is divided into three tracking stock groups: Liberty Interactive Group, Liberty Starz Group and Liberty Capital Group.

        Tracking stock is a type of common stock that the issuing company intends to reflect or "track" the economic performance of a particular business or "group," rather than the economic performance of the company as a whole. While the Liberty Interactive Group, the Liberty Starz Group and the Liberty Capital Group have separate collections of businesses, assets and liabilities attributed to them, no group is a separate legal entity and therefore cannot own assets, issue securities or enter into legally binding agreements. Holders of tracking stocks have no direct claim to the group's stock or assets and are not represented by separate boards of directors. Instead, holders of tracking stock are stockholders of the parent corporation, with a single board of directors and subject to all of the risks and liabilities of the parent corporation.

        The term "Interactive Group" does not represent a separate legal entity, rather it represents those businesses, assets and liabilities which Liberty has attributed to that group. As of December 31, 2009, the assets and businesses Liberty has attributed to the Interactive Group are those engaged in video and on-line commerce, and include its subsidiaries QVC, Inc. ("QVC"), Provide Commerce, Inc. ("Provide"), Backcountry.com, Inc. ("Backcountry"), Bodybuilding.com, LLC ("Bodybuilding") and BuySeasons, Inc. ("BuySeasons") and its interests in Expedia, Inc. ("Expedia"), HSN, Inc. ("HSN"), Interval Leisure Group, Inc. ("Interval"), Ticketmaster Entertainment, Inc. ("Ticketmaster") and IAC/InteractiveCorp ("IAC"). In addition, Liberty has attributed $2,135 million principal amount (as of December 31, 2009) of its public debt to the Interactive Group.

        The term "Starz Group" does not represent a separate legal entity, rather it represents those businesses, assets and liabilities which Liberty has attributed to that group. The Starz Group focuses primarily on video programming and is comprised primarily of Starz Entertainment, LLC ("Starz Entertainment") and $542 million of corporate cash (as of December 31, 2009).

        Similarly, the term "Capital Group" also does not represent a separate legal entity, rather it represents all of Liberty's businesses, assets and liabilities other than those which have been attributed to the Interactive Group and the Starz Group. The assets and businesses attributed to the Capital Group include Liberty's subsidiaries: Starz Media, LLC ("Starz Media"), Atlanta National League Baseball Club, Inc. ("ANLBC") and TruePosition, Inc. ("TruePosition"); and its interests in Sirius XM Radio Inc. ("SIRIUS XM"), Time Warner Inc., Time Warner Cable Inc. and Sprint Nextel Corporation. In addition, Liberty has attributed $3,157 million of cash, including subsidiary cash, and $4,149 million principal amount (as of December 31, 2009) of its exchangeable senior debentures and other corporate level debt to the Capital Group.

Proposed Split-off Transaction

        On June 20, 2010 Liberty announced that its board of directors authorized its management to proceed with a plan to separate its Liberty Capital and Liberty Starz tracking stock groups from its Liberty Interactive tracking stock group (the "proposed Split-Off").

Splitco

Notes to Combined Financial Statements (Continued)

December 31, 2009, 2008 and 2007

(1) Background on Tracking Stock Structure, Split-off Transaction and Basis of Presentation (Continued)

        The proposed Split-Off will be effected by the redemption of all the outstanding shares of Liberty Capital tracking stock and Liberty Starz tracking stock in exchange for shares in a newly formed company ("Splitco" or the "Company" unless the context otherwise requires). Splitco will hold substantially all the assets and be subject to substantially all the liabilities currently attributed to the Liberty Capital and Liberty Starz tracking stock groups, other than a to be determined amount of cash, exchangeable debt in the principal amount of $1.1 billion and the stock into which such debt is exchangeable, which will be reattributed from Liberty's Capital Group to Liberty's Interactive Group prior to the completion of the proposed Split-Off (the "Split-Off Reattribution). The common stock of Splitco will be divided into two tracking stock groups, one tracking assets that are currently attributed to the Liberty Capital Group ("Splitco Capital") and the other tracking assets that are currently attributed to the Liberty Starz Group ("Splitco Starz"). In the redemption, holders of Liberty Capital tracking stock will receive shares of Splitco Capital tracking stock and holders of Liberty Starz tracking stock will receive shares of Splitco Starz tracking stock. After the redemption, Splitco and Liberty will be separate public companies.

        The proposed Split-Off is intended to be tax-free to stockholders of Liberty and its completion will be subject to various conditions, including the receipt of IRS private letter rulings, the opinions of tax counsel and required governmental approvals. The redemption that is necessary to effect the proposed Split-Off will require the affirmative vote of a majority of the voting power of the outstanding shares of Liberty Capital tracking stock and the affirmative vote of a majority of the voting power of the outstanding shares of Liberty Starz tracking stock present in person or by proxy at a meeting called to consider the redemption, each voting as a separate class.

        On August 6, 2010, Liberty announced that it had filed suit in the Delaware Court of Chancery against the trustee under the indenture governing the public indebtedness issued by Liberty's subsidiary, Liberty Media, LLC. The lawsuit was filed in response to allegations made by a law firm purporting to represent a holder with a large position in this public indebtedness. The lawsuit seeks a declaratory judgment by the court that the proposed Split-Off will not constitute a disposition of "all or substantially all" of the assets of Liberty Media, LLC, as those terms are used in the indenture, as well as related injunctive relief. Resolution of the subject matter of this lawsuit is a condition to Liberty completing the proposed Split-Off. Subject to the satisfaction of the conditions described above, the proposed Split-Off is intended to be complete in the first half of 2011. The proposed Split-Off is expected to be accounted for at historical cost due to the pro rata nature of the distribution.

        In connection with the completion of the proposed Split-Off, Splitco and Liberty will enter into certain agreements in order to govern certain of the ongoing relationships between Splitco and Liberty after the proposed Split-Off and to provide mechanisms for an orderly transition. These agreements include a Reorganization Agreement, a Services Agreement, a Lease Agreement and a Tax Sharing Agreement.

        The Reorganization Agreement provides for, among other things, the principal corporate transactions required to effect the proposed Split-Off and cross indemnities. Pursuant to the Services Agreement, Splitco will provide Liberty with certain general and administrative services including accounting, finance, human resources, information technology, investor relations and tax services. All of the corporate employees of Liberty are expected to become corporate employees of Splitco and to

Splitco

Notes to Combined Financial Statements (Continued)

December 31, 2009, 2008 and 2007

(1) Background on Tracking Stock Structure, Split-off Transaction and Basis of Presentation (Continued)

cease to be corporate employees of Liberty, and Liberty will reimburse Splitco for direct, out-of-pocket expenses incurred by Splitco, in providing these services and for the allocable portion of costs associated with any shared services or personnel based on an estimated percentage of time spent providing services to Liberty.

        Under the Lease Agreement, Splitco will lease to Liberty office space and related amenities at Splitco's corporate headquarters.

        The Tax Sharing Agreement provides for the allocation and indemnification of tax liabilities and benefits between Liberty and Splitco and other agreements related to tax matters. Among other things, pursuant to the Tax Sharing Agreement, Splitco has agreed to indemnify Liberty, subject to certain limited exceptions, for losses and taxes resulting from the Split-Off, to the extent such losses or taxes (i) result primarily from, individually or in the aggregate, the breach of certain restrictive covenants made by Splitco (applicable to actions or failures to act by Splitco and its subsidiaries following the completion of the proposed Split-Off), (ii) result from the Splitco Capital common stock or the Splitco Starz common stock not being treated as stock of Splitco, or being treated as Section 306 stock within the meaning of Section 306(c) of the Code, for U.S. federal income tax purposes, (iii) result from the Liberty Interactive common stock, the Liberty Capital common stock, or the Liberty Starz common stock not being treated as stock of Liberty Media, or being treated as Section 306 stock within the meaning of Section 306(c) of the Code, for U.S. federal income tax purposes, (iv) result from Section 355(e) of the Code applying to the proposed Split-Off as a result of the proposed Split-Off being part of a plan (or series of related transactions) pursuant to which one or more persons acquire a 50-percent or greater interest (measured by vote or value) in the stock of Splitco, or (v) result from deferred intercompany items or excess loss accounts that are triggered by the proposed Split-Off, and that would otherwise be allocated to Splitco. In addition, Splitco will be required to indemnify Liberty for any losses or taxes resulting from the failure of the LEI Split-Off (as defined below) and related restructuring transactions to be a tax-free transaction described under Sections 355 and 368(a)(1)(D) (including any such losses or taxes arising as a result of the completion of the proposed Split-Off), except to the extent that such losses or taxes result primarily from, individually or in the aggregate, a breach of certain restrictive covenants made by Liberty (applicable to actions or failures to act by Liberty and its subsidiaries following the completion of the proposed Split-Off).

Basis of Presentation

        The accompanying combined financial statements of Splitco and its controlled subsidiaries (collectively, "Splitco" or the "Company" unless the context otherwise requires) represent a combination of the historical financial information of those businesses and assets of Liberty, which are attributed to the Liberty Starz and Liberty Capital Groups. Splitco will continue to utilize a similar tracking stock capital structure with two tracking stock groups, one tracking assets that are currently attributed to the Liberty Capital group and the other tracking assets that are currently attributed to the Liberty Starz group. Therefore, these Combined Financial Statements have been prepared using the historical attributed financial statement information included in Exhibit 99.1 of Liberty Media Corporation's Annual Report on Form 10-K for both the Liberty Starz Group and the Liberty Capital Group. Accordingly, previous transactions between either the Liberty Starz Group or the Liberty

Splitco

Notes to Combined Financial Statements (Continued)

December 31, 2009, 2008 and 2007

(1) Background on Tracking Stock Structure, Split-off Transaction and Basis of Presentation (Continued)

Capital Group with the Liberty Interactive Group, including all of the reattributions described below, have been reflected at historical cost on a prospective basis (i.e., treated as book value transfers rather than retroactive as-if poolings). Whenever meaningful, such as in the cases of the reattributions, we provide detailed pro forma information herein which presents Splitco financial statement information as if these intergroup transactions had taken place at the beginning of the periods presented. All significant intercompany accounts and transactions have been eliminated in the combined financial statements.

        Splitco, through its ownership of interests in subsidiaries and other companies, is primarily engaged in media, communications and entertainment industries in North America.

Reclassification of Liberty Capital

        Prior to March 3, 2008, Liberty had two tracking stocks, Liberty Interactive common stock and Liberty Capital common stock, which were intended to track and reflect the economic performance of one of two groups, the Interactive Group and the Capital Group, respectively.

        On March 3, 2008, Liberty completed a reclassification (the "Reclassification") of its Liberty Capital common stock (herein referred to as "Old Liberty Capital common stock") whereby each share of Old Series A Liberty Capital common stock was reclassified into four shares of Series A Liberty Entertainment common stock and one share of new Series A Liberty Capital common stock, and each share of Old Series B Liberty Capital common stock was reclassified into four shares of Series B Liberty Entertainment common stock and one share of new Series B Liberty Capital common stock. The Liberty Entertainment common stock was intended to track and reflect the economic performance of the Entertainment Group. The Reclassification did not change the businesses, assets and liabilities attributed to the Interactive Group.

        As more fully described in Note 4, on November 19, 2009, Liberty completed a Split-Off (the "LEI Split-Off") of its wholly owned subsidiary, Liberty Entertainment, Inc. ("LEI"), and the business combination transaction among Liberty, LEI and The DIRECTV Group, Inc. ("DIRECTV") (the "DTV Business Combination"). The LEI Split-Off was accomplished by a redemption (the "Redemption") of 90% of the outstanding shares of Liberty Entertainment common stock in exchange for all of the outstanding shares of common stock of LEI, pursuant to which, 0.9 of each outstanding share of Liberty Entertainment common stock was redeemed for 0.9 of a share of the corresponding series of common stock of LEI, with payment of cash in lieu of any fractional shares. Subsequent to the Redemption, Liberty redesignated the Liberty Entertainment Group as the Liberty Starz Group.

Reattribution Transactions

        Previously the board of directors has made decisions to reattribute certain assets and liabilities among the tracking stock groups of Liberty. These reattributions of assets and liabilities have been reflected prospectively in the combined financial statements at book value through Parent's investment.

        In the fourth quarter of 2008, the board of directors of Liberty changed the attribution of its 3.25% Exchangeable Senior Debentures from the Liberty Starz Group to the Liberty Interactive Group along with $380 million in cash (the "2008 Reattribution").

Splitco

Notes to Combined Financial Statements (Continued)

December 31, 2009, 2008 and 2007

(1) Background on Tracking Stock Structure, Split-off Transaction and Basis of Presentation (Continued)

        On February 25, 2010, Liberty announced that its board of directors had resolved to effect the following changes in attribution between the Liberty Capital Group and the Liberty Interactive Group, effective immediately (the "February Reattribution"):

  •
  the change in attribution from the Liberty Interactive Group to the Liberty Capital Group of Liberty's 14.6% ownership interest in Live Nation Entertainment, Inc.;

  •
  the change in attribution from the Liberty Capital Group to the Liberty Interactive Group of the following debt securities:

  •
  $469 million in principal amount of 4% Exchangeable Senior Debentures due 2029 (the "2029 Exchangeables");

  •
  $460 million in principal amount of 3.75% Exchangeable Senior Debentures due 2030 (the "2030 Exchangeables"); and

  •
  $492 million in principal amount of 3.5% Exchangeable Senior Debentures due 2031 (the "2031 Exchangeables", and together with the 2029 Exchangeables and the 2030 Exchangeables, the "Exchangeable Notes");

  •
  the change in attribution from the Liberty Capital Group to the Liberty Interactive Group of approximately $830 million in net taxable income to be recognized ratably in tax years 2014 through 2018 as a result of the cancellation in April 2009 of $400 million in principal amount of 2029 Exchangeables and $350 million in principal amount of 2030 Exchangeables; and

  •
  the change in attribution from the Liberty Capital Group to the Liberty Interactive Group of $807 million in cash.

        On September 16, 2010 the Board of Directors approved the change in attribution of the Starz Media business along with $15 million in cash from the Liberty Capital Group to the Liberty Starz Group, effective September 30, 2010 (the "Starz Media Reattribution"). The Starz Media business consists of the following assets:

  •
  Overture Films (including its Library of 16 released films and 3 films to be released in the third and fourth quarters of 2010)

  •
  Anchor Bay Entertainment

  •
  Proprietary Productions (Library of 42 films and television series)

  •
  Film Roman

  •
  Toronto Animation Studio

        This change in attribution results in the extinguishment of an intergroup payable of approximately $54.9 million, as of August 31, 2010, owed by Liberty Capital Group to Liberty Starz Group and Liberty Starz Group being attributed with approximately $53.7 million in bank debt, interest rate swaps and any shutdown costs associated with winding down the Overture Films business. This change in attribution also provides that certain tax benefits relating to Liberty Capital's operation of the Starz

Splitco

Notes to Combined Financial Statements (Continued)

December 31, 2009, 2008 and 2007

(1) Background on Tracking Stock Structure, Split-off Transaction and Basis of Presentation (Continued)

Media business that may be realized from any future sales or other disposition of that business by Liberty Starz will remain attributed to Liberty Capital.

        As with the other reattributions the impact will be reflected prospectively from the date the attribution changed in the attributed financials. There will be no change to the historical Splitco combined financial statements as a result of the Starz Media Reattribution.

        In each case, the assets and liabilities were reattributed at their book values versus the estimated fair values of those assets and liabilities that were considered by our board of directors, among other factors, in approving the applicable reattribution. As a result, on a book value basis there is a transfer of net assets between the tracking stocks. The principal reasons for the difference between fair value and book value is (i) the deferred tax liabilities under GAAP are required to be carried at the gross undiscounted basis difference multiplied by the company's effective tax rate whereas on a fair value basis, these future tax liabilities are not expected to be incurred for many years and therefore their present discounted value is substantially less, and (ii) certain of the senior exchangeables are expected to continue to generate interest deductions for tax purposes in excess of the annual cash coupon over their remaining life, the present value of which is not reflected in the book values of the reattributed assets and liabilities.

        The Pro Forma summarized unaudited combined historical balance sheets and statements of operation of Splitco, as if the reattributions, discussed above (including the Split-Off Reattribution), occurred for the Balance Sheet data as of such dates and for the Statement of Operations data as if they had occurred on January 1, 2007, are as follows:

Summary Balance Sheet Data:

	December 31,
	2009	2008
	amounts in millions (unaudited)
Current assets	5,168	3,802
Cost investments	2,543	1,495
Equity investments	135	235
Total assets	10,265	23,258
Long-term debt, including current portion	1,768	1,640
Deferred income tax liabilities, including current portion	919	756
Parent's investment	4,273	13,755

Splitco

Notes to Combined Financial Statements (Continued)

December 31, 2009, 2008 and 2007

(1) Background on Tracking Stock Structure, Split-off Transaction and Basis of Presentation (Continued)

Summary Operations Data:

	December 31,
	2009	2008	2007
	amounts in millions— unaudited
Revenue	$1,853	1,738	1,576
Operating income (loss)	9	(1,664)	(355)
Interest expense	(34)	(60)	(54)
Share of losses of affiliates	(82)	(309)	(68)
Realized and unrealized gains (losses) on financial instruments, net	434	(755)	767
Earnings (loss) from continuing operations attributable to Splitco stockholders:
Splitco Capital group	461	(953)	1,152
Splitco Starz group	213	(1,125)	100

        See the accompanying unaudited attributed financial information for Splitco's tracking stock groups.

(2) Summary of Significant Accounting Policies

Cash and Cash Equivalents

        Cash equivalents consist of investments which are readily convertible into cash and have maturities of three months or less at the time of acquisition.

Receivables

        Receivables are reflected net of an allowance for doubtful accounts. Such allowance aggregated $35 million, $29 million and $24 million at December 31, 2009, 2008 and 2007, respectively. Activity in the periods ended December 31, 2009, 2008 and 2007 were $7 million, $7 million and $10 million of bad debt charged to expense, respectively, and $1 million, $2 million and $2 million of write-off, respectively.

Program Rights

        Program rights are amortized on a film-by-film basis over the anticipated number of exhibitions. Program rights payable are initially recorded at the estimated cost of the programs when the film is available for airing.

Investment in Films and Television Programs

        Investment in films and television programs generally includes the cost of proprietary films and television programs that have been released, completed and not released, in production, and in development or pre-production. Capitalized costs include the acquisition of story rights, the

Splitco

Notes to Combined Financial Statements (Continued)

December 31, 2009, 2008 and 2007

(2) Summary of Significant Accounting Policies (Continued)

development of stories, production labor, postproduction costs and allocable overhead and interest costs. Investment in films and television programs is stated at the lower of unamortized cost or estimated fair value on an individual film basis. Investment in films and television programs is amortized using the individual-film-forecast method, whereby the costs are charged to expense and participation and residual costs are accrued based on the proportion that current revenue from the films bear to an estimate of total revenue anticipated from all markets (ultimate revenue). Ultimate revenue estimates generally may not exceed ten years following the date of initial release or from the date of delivery of the first episode for episodic television series.

        Estimates of ultimate revenue involve uncertainty and it is therefore possible that reductions in the carrying value of investment in films and television programs may be required as a consequence of changes in management's future revenue estimates.

        Investment in films and television programs in development or pre-production is periodically reviewed to determine whether they will ultimately be used in the production of a film. Costs of films in development or pre-production are charged to expense if the project is abandoned, or if the film has not been set for production within three years from the time of the first capitalized transaction.

        The investment in films and television programs is reviewed for impairment on a title-by-title basis when an event or change in circumstances indicates that a film should be assessed. If the estimated fair value of a film is less than its unamortized cost, then the excess of unamortized costs over the estimated fair value is charged to expense.

Investments

        All marketable equity and debt securities held by the Company are classified as available-for-sale ("AFS") and are carried at fair value generally based on quoted market prices. Effective January 1, 2008, U.S. generally accepted accounting principles ("GAAP") permit entities to choose to measure many financial instruments, such as AFS securities, and certain other items at fair value and to recognize the changes in fair value of such instruments in the entity's statement of operations (the "fair value option"). Previously under GAAP, entities were required to recognize changes in fair value of AFS securities in the balance sheet in accumulated other comprehensive earnings. Splitco has entered into economic hedges for certain of its non-strategic AFS securities (although such instruments are not accounted for as fair value hedges by the Company). Changes in the fair value of these economic hedges are reflected in Splitco's statement of operations as unrealized gains (losses). In order to better match the changes in fair value of the subject AFS securities and the changes in fair value of the corresponding economic hedges in the Company's financial statements, Splitco has elected the fair value option for those of its AFS securities which it considers to be non-strategic ("Non-strategic Securities"). Accordingly, changes in the fair value of Non-strategic Securities, as determined by quoted market prices, are reported in realized and unrealized gain (losses) on financial instruments in the accompanying December 31, 2009 and 2008 combined statement of operations. The amount of unrealized gains related to the Non-strategic Securities and included in accumulated other comprehensive earnings in the Company's balance sheet as of January 1, 2008 aggregated $1,040 million and was reclassified to accumulated deficit. The total value of AFS securities for which the Company has elected the fair value option aggregated $3,063 million and $2,089 million as of December 31, 2009 and 2008, respectively.

Splitco

Notes to Combined Financial Statements (Continued)

December 31, 2009, 2008 and 2007

(2) Summary of Significant Accounting Policies (Continued)

        Other investments in which the Company's ownership interest is less than 20% and are not considered marketable securities are carried at cost.

        For those investments in affiliates in which the Company has the ability to exercise significant influence, the equity method of accounting is used. Under this method, the investment, originally recorded at cost, is adjusted to recognize the Company's share of net earnings or losses of the affiliate as they occur rather than as dividends or other distributions are received. Losses are limited to the extent of the Company's investment in, advances to and commitments for the investee. In the event the Company is unable to obtain accurate financial information from an equity affiliate in a timely manner, the Company records its share of earnings or losses of such affiliate on a lag. The Company's share of net earnings or loss of affiliates also includes any other than temporary declines in fair value recognized during the period.

        Prior to January 1, 2009, changes in the Company's proportionate share of the underlying equity of an equity method investee, which resulted from the issuance of additional equity securities by such equity investee ("SAB 51 Gain"), were recognized in equity. Subsequent to January 1, 2009, such changes are recognized in earnings.

        The Company continually reviews its equity investments and its AFS securities which are not Non-strategic Securities to determine whether a decline in fair value below the cost basis is other than temporary. The primary factors the Company considers in its determination are the length of time that the fair value of the investment is below the Company's carrying value; the severity of the decline; and the financial condition, operating performance and near term prospects of the investee. In addition, the Company considers the reason for the decline in fair value, be it general market conditions, industry specific or investee specific; analysts' ratings and estimates of 12 month share price targets for the investee; changes in stock price or valuation subsequent to the balance sheet date; and the Company's intent and ability to hold the investment for a period of time sufficient to allow for a recovery in fair value. If the decline in fair value is deemed to be other than temporary, the cost basis of the security is written down to fair value. In situations where the fair value of an investment is not evident due to a lack of a public market price or other factors, the Company uses its best estimates and assumptions to arrive at the estimated fair value of such investment. The Company's assessment of the foregoing factors involves a high degree of judgment and accordingly, actual results may differ materially from the Company's estimates and judgments. Writedowns for AFS securities which are not Non-strategic Securities are included in the combined statements of operations as other than temporary declines in fair values of investments. Writedowns for equity method investments are included in share of earnings (losses) of affiliates.

Derivative Instruments and Hedging Activities

        The Company uses various derivative instruments including equity collars and interest rate swaps to manage fair value and cash flow risk associated with certain of its investments and some of its variable rate debt. Splitco's derivative instruments are executed with counterparties who are well known major financial institutions. While Splitco believes these derivative instruments effectively manage the risks highlighted above, they are subject to counterparty credit risk. Counterparty credit risk is the risk that the counterparty is unable to perform under the terms of the derivative instrument upon

Splitco

Notes to Combined Financial Statements (Continued)

December 31, 2009, 2008 and 2007

(2) Summary of Significant Accounting Policies (Continued)

settlement of the derivative instrument. To protect itself against credit risk associated with these counterparties the Company generally:

  •
  executes its derivative instruments with several different counterparties, and

  •
  executes equity derivative instrument agreements which contain a provision that requires the counterparty to post the "in the money" portion of the derivative instrument into a cash collateral account for the Company's benefit, if the respective counterparty's credit rating for its senior unsecured debt were to reach certain levels, generally a rating that is below Standard & Poor's rating of A- and/or Moody's rating of A3.

        In addition, to the extent Splitco borrows against a derivative instrument, it has a right of offset with respect to its borrowings and amounts due from the counterparty under the derivative, thereby reducing its counterparty risk.

        Due to the importance of these derivative instruments to its risk management strategy, Splitco actively monitors the creditworthiness of each of its counterparties. Based on its analysis, the Company currently considers nonperformance by any of its counterparties to be unlikely.

        All of the Company's derivatives are recorded on the balance sheet at fair value. The fair value of the Company's equity collars and other similar derivative instruments is estimated using the Black-Scholes model. The Black-Scholes model incorporates a number of variables in determining such fair values, including expected volatility of the underlying security and an appropriate discount rate. The Company obtains volatility rates from pricing services based on the expected volatility of the underlying security over the remaining term of the derivative instrument. A discount rate is obtained at the inception of the derivative instrument and updated each reporting period based on the Company's estimate of the discount rate at which it could currently settle the derivative instrument. The Company considers its own credit risk as well as the credit risk of its counterparties in estimating the discount rate. Considerable management judgment is required in estimating the Black-Scholes variables. Actual results upon settlement or unwinding of derivative instruments may differ materially from these estimates.

        Effective January 1, 2007, Splitco adopted new accounting literature which, among other things, permits fair value remeasurement of hybrid financial instruments that contain an embedded derivative that otherwise would require bifurcation. Prior to January 1, 2007, Splitco reported the fair value of the call option feature of its exchangeable senior debentures separate from the long-term debt. The long-term debt portion was reported as the difference between the face amount of the debenture and the fair value of the call option feature on the date of issuance and was accreted through interest expense to its face amount over the expected term of the debenture. Splitco now accounts for its exchangeable senior debentures at fair value rather than bifurcating such instruments into a debt instrument and a derivative instrument. Decreases in the fair value of the exchangeable debentures are included in realized and unrealized gains on financial instruments in the accompanying combined statements of operations.

Splitco

Notes to Combined Financial Statements (Continued)

December 31, 2009, 2008 and 2007

(2) Summary of Significant Accounting Policies (Continued)

        The impact—increase/(decrease)—on Splitco's January 1, 2007 balance sheet of the change in accounting for its exchangeable senior debentures is as follows (amounts in millions):

Other assets	$(47)
Long-term financial instrument liabilities	$(1,280)
Long-term debt	$1,848
Deferred income tax liabilities	$(234)
Accumulated deficit	$381

Property and Equipment

        Property and equipment, including significant improvements, is stated at cost. Depreciation is computed using the straight-line method using estimated useful lives of 3 to 20 years for support equipment and 10 to 40 years for buildings and improvements.

Intangible Assets

        Intangible assets with estimable useful lives are amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment upon certain triggering events. Goodwill and other intangible assets with indefinite useful lives (collectively, "indefinite lived intangible assets") are not amortized, but instead are tested for impairment at least annually. Equity method goodwill is also not amortized, but is evaluated for impairment upon certain triggering events.

        The Company performs an annual assessment of whether there is an indication that goodwill is impaired. In performing this assessment, the Company compares the estimated fair value of a reporting unit to its carrying value, including goodwill (the "Step 1 Test"). Developing estimates of fair value requires significant judgments, including making assumptions about appropriate discount rates, perpetual growth rates, relevant comparable market multiples, public trading prices and the amount and timing of expected future cash flows. The cash flows employed in the Company's valuation analysis are based on management's best estimates considering current marketplace factors and risks as well as assumptions of growth rates in future years. There is no assurance that actual results in the future will approximate these forecasts. For those reporting units whose carrying value exceeds the fair value, a second test is required to measure the impairment loss (the "Step 2 Test"). In the Step 2 Test, the fair value of the reporting unit is allocated to all of the assets and liabilities of the reporting unit with any residual value being allocated to goodwill. The difference between such allocated amount and the carrying value of the goodwill is recorded as an impairment charge.

Impairment of Long-lived Assets

        The Company periodically reviews the carrying amounts of its property and equipment and its intangible assets (other than goodwill and indefinite-lived intangibles) to determine whether current events or circumstances indicate that such carrying amounts may not be recoverable. If the carrying amount of the asset is greater than the expected undiscounted cash flows to be generated by such asset, an impairment adjustment is to be recognized. Such adjustment is measured by the amount that the carrying value of such assets exceeds their fair value. The Company generally measures fair value by considering sale prices for similar assets or by discounting estimated future cash flows using an

Splitco

Notes to Combined Financial Statements (Continued)

December 31, 2009, 2008 and 2007

(2) Summary of Significant Accounting Policies (Continued)

appropriate discount rate. Considerable management judgment is necessary to estimate the fair value of assets. Accordingly, actual results could vary significantly from such estimates. Assets to be disposed of are carried at the lower of their financial statement carrying amount or fair value less costs to sell.

Noncontrolling Interests

        Prior to January 1, 2009, recognition of the noncontrolling interests' share of losses of subsidiaries was generally limited to the amount of such noncontrolling interests' allocable portion of the common equity of those subsidiaries. Effective January 1, 2009, the Company adopted new guidance which establishes accounting and reporting standards for the noncontrolling interest in a subsidiary. Among other matters, (a) the previous limitations on allocation of losses to the noncontrolling interests were eliminated, (b) the noncontrolling interest is reported within equity in the balance sheet and (c) the amount of combined net income attributable to the parent and to the noncontrolling interest is presented in the statement of income. Also, changes in ownership interests in subsidiaries in which the Company maintains a controlling interest are recorded in equity. The Company has applied the changes prospectively, except for the presentation and disclosure requirements, which have been applied retrospectively for all periods presented.

Foreign Currency Translation

        The functional currency of the Company is the United States ("U.S.") dollar. The functional currency of the Company's foreign operations generally is the applicable local currency for each foreign subsidiary. Assets and liabilities of foreign subsidiaries are translated at the spot rate in effect at the applicable reporting date, and the combined statements of operations are translated at the average exchange rates in effect during the applicable period. The resulting unrealized cumulative translation adjustment, net of applicable income taxes, is recorded as a component of accumulated other comprehensive earnings in stockholders' equity.

        Transactions denominated in currencies other than the functional currency are recorded based on exchange rates at the time such transactions arise. Subsequent changes in exchange rates result in transaction gains and losses which are reflected in the accompanying combined statements of operations and comprehensive earnings as unrealized (based on the applicable period-end exchange rate) or realized upon settlement of the transactions.

Revenue Recognition

        Revenue is recognized as follows:

  •
  Programming revenue is recognized in the period during which programming is provided, pursuant to affiliation agreements.

  •
  TruePosition earns revenue from the sale and licensing of equipment with embedded software and related service and maintenance. For multiple element contracts with vendor specific objective evidence, the Company recognizes revenue for each specific element when the earnings process is complete. If vendor specific objective evidence does not exist, revenue is deferred and recognized on a straight-line basis over the remaining term of the maintenance period after all other elements have been delivered.

Splitco

Notes to Combined Financial Statements (Continued)

December 31, 2009, 2008 and 2007

(2) Summary of Significant Accounting Policies (Continued)

  •
  Revenue from the theatrical release of feature films is recognized at the time of exhibition based on the Company's participation in box office receipts. Revenue from television licensing is recognized when the film or program is complete in accordance with the terms of the arrangement, the license period has begun and is available for telecast or exploitation.

  •
  Revenue for Ticket sales, local radio and television rights, signage and suites are recognized on a per game basis during the baseball season based on a pro rata share of total revenues earning during the entire baseball season to the total number of home games during the season. Concession revenue is recognized as commissions are earned from the sale of food and beverage at the stadium in accordance with agreements with the Company's concessions vendors. Major League Baseball (MLB) revenue is earned throughout the year based on an estimate of revenues generated by MLB on behalf of the 30 MLB clubs through the MLB Central Fund and MLB Properties and revenue sharing income or expense.

Advertising Costs

        Advertising costs generally are expensed as incurred. Advertising expense aggregated $211 million, $259 million and $70 million for the years ended December 31, 2009, 2008 and 2007, respectively. Co-operative marketing costs incurred as part of affiliation agreements with distributors are recognized as advertising expense to the extent an identifiable benefit is received and fair value of the benefit can be reasonably measured. Otherwise, such costs are recorded as a reduction of revenue.

Stock-Based Compensation

        As more fully described in note 13, current options and equity awards related to Liberty Starz and Liberty Capital will be converted to options and equity awards of Splitco Starz and Splitco Capital. Liberty has granted to its directors, employees and employees of its subsidiaries options and stock appreciation rights ("SARs") to purchase shares of Liberty Starz and Capital common stock (collectively, "Awards"). The Company measures the cost of employee services received in exchange for an Award of equity instruments (such as stock options and restricted stock) based on the grant-date fair value of the Award, and recognizes that cost over the period during which the employee is required to provide service (usually the vesting period of the Award). The Company measures the cost of employee services received in exchange for an Award of liability instruments (such as stock appreciation rights that will be settled in cash) based on the current fair value of the Award, and remeasures the fair value of the Award at each reporting date.

        Included in selling, general and administrative expenses in the accompanying combined statements of operations are the following amounts of stock-based compensation (amounts in millions):

Years ended:
December 31, 2009	$81
December 31, 2008	$17
December 31, 2007	$54

Splitco

Notes to Combined Financial Statements (Continued)

December 31, 2009, 2008 and 2007

(2) Summary of Significant Accounting Policies (Continued)

        Included in earnings from discontinued operations for the year ended December 31, 2009 is $55 million of stock-based compensation related to stock options and restricted stock, the vesting of which was accelerated in connection with the closing of the DTV Business Combination.

        As of December 31, 2009, the total unrecognized compensation cost related to unvested Liberty Starz and Capital equity Awards was approximately $58 million. Such amount will be recognized in the Company's combined statements of operations over a weighted average period of approximately 2.7 years.

Income Taxes

        The Company is included in the consolidated tax return of Liberty. The Company accounts for income taxes using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying value amounts and income tax bases of assets and liabilities and the expected benefits of utilizing net operating loss and tax credit carryforwards. The deferred tax assets and liabilities are calculated using enacted tax rates in effect for each taxing jurisdiction in which the company operates for the year in which those temporary differences are expected to be recovered or settled. Net deferred tax assets are then reduced by a valuation allowance if the Company believes it more likely than not such net deferred tax assets will not be realized. The effect on deferred tax assets and liabilities of an enacted change in tax rates is recognized in income in the period that includes the enactment date.

        Effective January 1, 2007, Splitco adopted new accounting literature which clarified the accounting for uncertainty in income taxes recognized in a company's financial statements and prescribed a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. In instances where the Company has taken or expects to take a tax position in its tax return and the Company believes it is more likely than not that such tax position will be upheld by the relevant taxing authority, the Company may record a benefit for such tax position in its combined financial statements.

        The impact—increase/(decrease)—on Splitco's balance sheet of the January 1, 2007 changes in accounting for uncertain income tax provisions is as follows (amounts in millions):

Tax liabilities (including interest and penalties)	$(521)
Deferred tax liabilities	$28
Accumulated deficit	$(493)

        When the tax law requires interest to be paid on an underpayment of income taxes, the Company recognizes interest expense from the first period the interest would begin accruing according to the relevant tax law. Such interest expense is included in interest expense in the accompanying combined statements of operations. Any accrual of penalties related to underpayment of income taxes on uncertain tax positions is included in other income (expense) in the accompanying combined statements of operations.

Splitco

Notes to Combined Financial Statements (Continued)

December 31, 2009, 2008 and 2007

(2) Summary of Significant Accounting Policies (Continued)

Unaudited Pro Forma Earnings (Loss) attributable to Splitco Stockholders Per Common Share

        Net earnings attributable to Splitco stockholders are comprised of the following:

	Years ended December 31,
	2009	2008	2007
	amounts in millions
Earnings (loss) from continuing operations	$340	(1,552)	1,483
Earnings from discontinued operations	5,864	5,812	190

Net earnings	$6,204	4,260	1,673

        Basic earnings (loss) per common share ("EPS") is computed by dividing net earnings (loss) by the weighted average number of common shares that were outstanding for the period at the Company. Diluted EPS presents the dilutive effect on a per share basis of potential common shares as if they had been converted at the beginning of the periods presented.

ProForma Series A and Series B Splitco Starz Common Stock

        Splitco Starz group basic EPS for the year ended December 31, 2009, December 31, 2008 and December 31, 2007 was computed by dividing the net earnings attributable to the Splitco Starz group by the weighted average outstanding shares of Liberty Starz common stock on an as if converted basis assuming an exchange ratio of 4 to 1 for the Reclassification and a ratio of 1 to 1 for the proposed Split-Off for the respective periods (463 million, 517 million and 528 million, respectively). Fully diluted EPS for periods ended December 31, 2009 and 2008 includes 3 million common stock equivalents. Fully diluted EPS for the period ended December 31, 2007 includes 4 million common stock equivalents. Excluded from diluted EPS for the year ended December 31, 2009 are approximately 2 million potential common shares because their inclusion would be anti-dilutive.

Proforma Series A and Series B Splitco Capital Common Stock

        Splitco Capital group basic and fully diluted EPS for the year ended December 31, 2009, December 31, 2008 and December 31, 2007 was computed by dividing the net earnings attributable to the Splitco Capital group by the weighted average outstanding shares of Liberty Capital common stock on an as if converted basis assuming an exchange ratio of 1 to 1 for the Reclassification and assuming a ratio of 1 to 1 for the proposed Split-Off for the respective periods (96 million, 113 million and 132 million respectively). Fully diluted EPS for the year ended December 31, 2009 and 2007 includes 1 million common stock equivalents. Due to the relative insignificance of the dilutive securities for the period ended December 31, 2008, their inclusion does not impact the EPS amount. Excluded from diluted EPS for the year ended December 31, 2009 are approximately 2 million potential common shares because their inclusion would be anti-dilutive.

Estimates

        The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.

Splitco

Notes to Combined Financial Statements (Continued)

December 31, 2009, 2008 and 2007

(2) Summary of Significant Accounting Policies (Continued)

Actual results could differ from those estimates. The Company considers (i) fair value measurements, (ii) accounting for income taxes and (iii) assessments of other-than-temporary declines in fair value of its investments to be its most significant estimates.

        The Company holds investments that are accounted for using the equity method. The Company does not control the decision making process or business management practices of these affiliates. Accordingly, the Company relies on management of these affiliates to provide it with accurate financial information prepared in accordance with GAAP that the Company uses in the application of the equity method. In addition, the Company relies on audit reports that are provided by the affiliates' independent auditors on the financial statements of such affiliates. The Company is not aware, however, of any errors in or possible misstatements of the financial information provided by its equity affiliates that would have a material effect on the Company's combined financial statements.

Recent Accounting Pronouncements

        In September 2009, the Financial Accounting Standards Boards amended the Accounting Standards Codification ("ASC") as summarized in Accounting Standards Update ("ASU") 2009-14, Software (Topic 985): Certain Revenue Arrangements That Include Software Elements, and ASU 2009-13, Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements. As summarized in ASU 2009-14, ASC Topic 985 has been amended to remove from the scope of industry specific revenue accounting guidance for software and software related transactions, tangible products containing software components and non-software components that function together to deliver the product's essential functionality. As summarized in ASU 2009-13, ASC Topic 605 has been amended (1) to provide updated guidance on whether multiple deliverables exist, how the deliverables in an arrangement should be separated, and the consideration allocated; (2) to require an entity to allocate revenue in an arrangement using estimated selling prices of deliverables if a vendor does not have vendor-specific objective evidence or third-party evidence of selling price; and (3) to eliminate the use of the residual method and require an entity to allocate revenue using the relative selling price method. The accounting changes summarized in ASU 2009-14 and ASU 2009-13 are effective for fiscal years beginning on or after June 15, 2010, with early adoption permitted. Adoption may either be on a prospective basis or by retrospective application.

        The Company has not yet determined the timing and method of its adoption. As of December 31, 2009, the Company's subsidiary, TruePosition, Inc., had deferred revenue and deferred costs of $1,037 million and $434 million, respectively, which it believes will be impacted by the adoption of the new revenue recognition rules. The Company believes that application of these amendments will result in the revenue and related cost of sales being recognized at the time of sale for the hardware and software portions of bundled arrangements delivered by TruePosition rather than being deferred as is currently the case.

Splitco

Notes to Combined Financial Statements (Continued)

December 31, 2009, 2008 and 2007

(3) Supplemental Disclosures to Combined Statements of Cash Flows

	Years ended December 31,
	2009	2008	2007
	amounts in millions
Cash paid for acquisitions:
Fair value of assets acquired	$2	8	17
Net liabilities assumed	—	(5)	(10)
Deferred tax liabilities	—	5	—

Cash paid for acquisitions, net of cash acquired	$2	8	7

Available-for-sale securities exchanged for combined subsidiaries and cash	$—	—	1,718

Cash paid for interest	$140	181	152

Cash paid (received) for income taxes	$(44)	60	32

(4) Discontinued Operations

Split-Off of LEI

        On February 27, 2008, Liberty completed a transaction with News Corporation (the "News Corporation Exchange") in which Liberty exchanged all of its 512.6 million shares of News Corporation common stock valued at $10,143 million on the closing date for a subsidiary of News Corporation that held an approximate 41% interest in DIRECTV, three regional sports television networks and $463 million in cash. Liberty accounted for the News Corporation Exchange as a nonmonetary exchange and recognized a pre-tax gain of $3,665 million based on the difference between the fair value and the cost basis of the News Corporation shares exchanged. The News Corporation Exchange qualified as an IRC Section 355 transaction, and therefore did not trigger federal or state income tax obligations. In addition, upon consummation of such transaction, the deferred tax liability previously recorded for the difference between Liberty's book and tax bases in its News Corporation investment in the amount of $1,791 million was reversed with an offset to income tax benefit.

        On April 3, 2008, Liberty purchased 78.3 million additional shares of DIRECTV common stock in a private transaction for cash consideration of $1.98 billion. Liberty funded the purchase with borrowings against a newly executed equity collar on 110 million DIRECTV common shares. As of May 5, 2008, Liberty's ownership in DIRECTV was approximately 48%. As a result of stock repurchases by DIRECTV, Liberty's ownership interest in DIRECTV increased to approximately 57% as of November 19, 2009. However, due to a standstill agreement with DIRECTV, Liberty's ability to control DIRECTV was limited, and Liberty accounted for its investment using the equity method of accounting. Liberty's share of the earnings of DIRECTV, including amortization of Liberty's excess basis related to DIRECTV, aggregated $386 million and $404 million in 2009 and 2008, respectively. Such share of earnings are net of amortization of Liberty's excess basis of $279 million and $224 million in 2009 and 2008, respectively.

Splitco

Notes to Combined Financial Statements (Continued)

December 31, 2009, 2008 and 2007

(4) Discontinued Operations (Continued)

        Summarized unaudited financial information for DIRECTV is as follows:

  DIRECTV Consolidated Balance Sheets

	December 31,
	2009	2008
	amounts in millions
Current assets	$5,055	4,044
Satellites, net	2,338	2,476
Property and equipment, net	4,138	4,171
Goodwill	4,164	3,753
Intangible assets	1,131	1,172
Other assets	1,434	923

Total assets	$18,260	16,539

Current liabilities	$5,701	3,585
Deferred income taxes	1,070	524
Long-term debt	6,500	5,725
Other liabilities	1,678	1,749
Noncontrolling interest	400	325
Stockholders' equity	2,911	4,631

Total liabilities and equity	$18,260	16,539

  DIRECTV Consolidated Statements of Operations

	Year ended December 31,
	2009	2008
	amounts in millions
Revenue	$21,565	19,693
Costs of revenue	(10,930)	(9,948)
Selling, general and administrative expenses	(5,322)	(4,730)
Depreciation and amortization	(2,640)	(2,320)

Operating income	2,673	2,695
Interest expense	(423)	(360)
DTV Business Combination	(491)	—
Other income, net	75	136
Income tax expense	(827)	(864)

Income from continuing operations	1,007	1,607
Income from discontinued operations	—	6

Net income	1,007	1,613
Less: Net income attributable to noncontrolling interest	(65)	(92)

Net income attributable to DIRECTV	$942	1,521

Splitco

Notes to Combined Financial Statements (Continued)

December 31, 2009, 2008 and 2007

(4) Discontinued Operations (Continued)

        On November 19, 2009, Liberty completed the LEI Split-Off, and the business combination transaction among Liberty, LEI and DIRECTV. LEI held Liberty's 57% interest in DIRECTV (which had a carrying value of $13,475 million at the time of the LEI Split-Off), 100% interest in Liberty Sports Holdings, LLC, 65% interest in Game Show Network, LLC and approximately $120 million in cash and cash equivalents, and approximately $2 billion of indebtedness. All of the businesses, assets and liabilities that were attributed to the Liberty Entertainment Group and were not held by LEI remained with Liberty and continued to be attributed to the Liberty Starz Group.

        Immediately following the LEI Split-Off, Liberty, LEI and DIRECTV completed the DTV Business Combination, and each of LEI and DIRECTV became wholly owned subsidiaries of a new public holding company ("Holdings"), and LEI repaid loans to Liberty in the amount of $226 million.

        Because the LEI Split-Off was conditioned on, among other matters, satisfaction and waiver of all conditions to the DTV Business Combination, the LEI Split-Off and the DTV Business Combination have been recorded at fair value, and Liberty recognized an approximate $5.9 billion gain on the transaction. Such gain is included in earnings from discontinued operations in the accompanying combined statement of operations. Due to the tax-free nature of the LEI Split-Off and the DTV Business Combination, no taxes have been recorded on the gain for financial statement purposes.

Sale of OpenTV Corp. and Ascent Entertainment Group, Inc.

        In 2007, the Company completed the sales of its combined subsidiaries OpenTV Corp. ("OPTV") and Ascent Entertainment Group, Inc. ("AEG"). The gains from such sales are included in earnings from discontinued operations in the accompanying combined statement of operations.

        The combined financial statements and accompanying notes of Splitco have been prepared reflecting LEI, OPTV and AEG as discontinued operations. Accordingly, the assets and liabilities, revenue, costs and expenses, and cash flows of these subsidiaries have been excluded from the respective captions in the accompanying combined balance sheets, statements of operations, statements of comprehensive earnings and statements of cash flows and have been reported separately in such combined financial statements.

        Certain combined statement of operations information for LEI, OPTV and AEG, which is included in earnings from discontinued operations, is as follows:

	Years ended December 31,
	2009	2008	2007
	amounts in millions
Revenue	$240	267	104
Earnings before income taxes(1)	$5,770	4,274	209

(1)
Includes the gain from the News Corporation Exchange in 2008 and the gain from the DTV Split-Off/DTV Business Combination in 2009.

Splitco

Notes to Combined Financial Statements (Continued)

December 31, 2009, 2008 and 2007

(5) Assets and Liabilities Measured at Fair Value

        For assets and liabilities required to be reported at fair value, GAAP provides a hierarchy that prioritizes inputs to valuation techniques used to measure fair value into three broad levels. Level 1 inputs are quoted market prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 2 inputs are inputs, other than quoted market prices included within Level 1, that are observable for the asset or liability, either directly or indirectly. Level 3 inputs are unobservable inputs for the asset or liability.

        The Company's assets and liabilities measured at fair value are as follows:

		Fair Value Measurements at December 31, 2009 Using
Description	Total	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
		amounts in millions
Available-for-sale securities	$3,364	2,988	376	—
Financial instrument assets	$752	—	752	—
Financial instrument liabilities	$859	851	8	—
Debt	$1,934	—	1,934	—

        The Company uses the Black Scholes Model to estimate fair value for the majority of its Level 2 financial instrument assets and liabilities using observable inputs such as exchange-traded equity prices, risk-free interest rates, dividend yields and volatilities obtained from pricing services. For the Company's debt instruments reported at fair value, the Company gets quoted market prices from pricing services or from evidence of observable inputs, some of which may be obtained using third-party brokers. However, the Company does not believe such instruments are traded on "active markets," as defined in GAAP. Accordingly, the debt instruments are reported in the foregoing table as Level 2 fair value.

        The Company incorporates a credit risk valuation adjustment in its fair value measurements to estimate the impact of both its own nonperformance risk and the nonperformance risk of its counterparties. The Company estimates credit risk associated with its and its counterparties nonperformance primarily by using observable credit default swap rates for terms similar to those of the remaining life of the instrument, adjusted for any master netting arrangements or other factors that provide an estimate of nonperformance risk. These are Level 3 inputs. However, as the credit risk valuation adjustments were not significant, the Company continues to report its equity collars, interest rate swaps and put options as Level 2.

Splitco

Notes to Combined Financial Statements (Continued)

December 31, 2009, 2008 and 2007

(6) Investments in Available-for-Sale Securities and Other Cost Investments

        Investments in AFS securities, including Non-strategic Securities, and other cost investments are summarized as follows:

	December 31,
	2009	2008
	amounts in millions
Splitco Capital Group
Time Warner Inc. ("Time Warner")(1)	$997	1,033
Time Warner Cable Inc. ("Time Warner Cable")(1)	356	—
Sprint Nextel Corporation ("Sprint")(1)	260	160
Motorola, Inc. ("Motorola")(1)	403	328
Viacom, Inc.	226	145
CenturyTel, Inc/Embarq Corporation ("CenturyTel")(1)	195	157
Other AFS equity securities(1)	220	40
SIRIUS XM debt securities	300	—
Other AFS debt securities	376	224
Other cost investments and related receivables	22	31

Total attributed Splitco Capital Group	3,355	2,118

Splitco Starz Group
Other	31	—

Total attributed Splitco Starz Group	31	—

Combined Splitco	$3,386	2,118

(1)
Includes shares pledged as collateral for share borrowing arrangements. See note 9.

Time Warner

        On May 17, 2007, the Company completed a transaction (the "Time Warner Exchange") with Time Warner in which the Company exchanged approximately 68.5 million shares of Time Warner common stock valued at $1,479 million for a subsidiary of Time Warner which held ANLBC, Leisure Arts, Inc. and $984 million in cash. The Company recognized a pre-tax gain of $582 million based on the difference between the fair value and the weighted average cost basis of the Time Warner shares exchanged.

        In March 2009, Time Warner Inc. completed the separation of Time Warner Cable from Time Warner Inc. by way of a dividend to Time Warner Inc. shareholders, including the Company. The Company received 8.6 million shares of Time Warner Cable and recorded its investment in Time Warner Cable based on an allocation of its basis in Time Warner Inc. No gain or loss was recognized in connection with this transaction.

CBS Corporation

        On April 16, 2007, the Company completed a transaction (the "CBS Exchange") with CBS Corporation pursuant to which the Company exchanged all of its 7.6 million shares of CBS Class B

Splitco

Notes to Combined Financial Statements (Continued)

December 31, 2009, 2008 and 2007

(6) Investments in Available-for-Sale Securities and Other Cost Investments (Continued)

common stock valued at $239 million for a subsidiary of CBS that held WFRV TV Station and approximately $170 million in cash. The Company recognized a pre-tax gain of $31 million based on the difference between the fair value and the weighted average cost basis of the CBS shares exchanged.

        On a pro forma basis, the results of operations of ANLBC, Leisure Arts and WFRV TV Station are not significant to those of the Company for the year ended December 31, 2007.

Other Than Temporary Declines in Fair Value of Investments

        During the years ended December 31, 2009, 2008 and 2007, the Company determined that certain of its AFS securities and cost investments experienced other than temporary declines in value. The primary factors considered by the Company in determining the timing of the recognition for these impairments was the length of time the investments traded below the Company's cost bases, the severity of the declines and the lack of near-term prospects for recovery in the stock prices. As a result, the carrying amounts of such investments were adjusted to their respective fair values based primarily on quoted market prices at the balance sheet date. These adjustments are reflected as other than temporary declines in fair value of investments in the combined statements of operations.

Unrealized Holdings Gains and Losses

        Unrealized holding gains related to investments in AFS debt securities were $69 million at December 31, 2009.

(7) Investments in Affiliates Accounted for Using the Equity Method

        The Company has various investments accounted for using the equity method. The following table includes the Company's carrying amount and percentage ownership of the more significant investments in affiliates at December 31, 2009 and the carrying amount at December 31, 2008:

	December 31, 2009		December 31, 2008
	Percentage ownership	Carrying amount	Carrying amount
		dollar amounts in millions
Splitco Capital Group
SIRIUS XM	40%	33	—
Other	various	102	223
Splitco Starz Group
Other	various	—	12

		$135	235

Splitco

Notes to Combined Financial Statements (Continued)

December 31, 2009, 2008 and 2007

(7) Investments in Affiliates Accounted for Using the Equity Method (Continued)

        The following table presents Splitco's share of losses of affiliates:

	Years ended December 31,
	2009	2008	2007
	amounts in millions
Splitco Capital Group
SIRIUS XM	(28)	—	—
Other	(6)	(64)	(68)
Splitco Starz Group
Other	(10)	(7)	—

	$(44)	(71)	(68)

Sirius XM Radio Inc.

        During 2009, the Company made equity contributions and loans to SIRIUS XM and made open market purchases of SIRIUS XM public debt. On February 17, 2009, the Company and SIRIUS XM entered into a senior secured loan agreement (the "Senior Loan") whereby the Company loaned SIRIUS XM $250 million and made a commitment to loan an additional $30 million to fund qualifying expenditures by SIRIUS XM (the "Purchase Money Commitment"). In exchange for making the Senior Loan, the Company received a $30 million origination fee. The Company accounted for the origination fee as a discount to the Senior Loan. On March 6, 2009, Liberty (i) purchased $100 million of a new senior loan facility of a subsidiary of SIRIUS XM ("Subsidiary Senior Loan"), (ii) purchased $61 million of bank debt of such subsidiary directly from the lending group and (iii) committed to make a loan of $150 million to such subsidiary in December 2009 ("Subsidiary Commitment"). In addition, the Company purchased voting preferred stock of SIRIUS XM (the "SIRIUS XM Preferred Stock"), which has substantially the same rights and preferences as common shareholders of SIRIUS XM, for a cash payment of $12,500. The SIRIUS XM Preferred Stock is convertible into common stock equal to 40% of fully diluted equity.

        The Company allocated the total consideration paid for the Subsidiary Senior Loan, the Subsidiary Commitment and the SIRIUS XM Preferred Stock to each of the instruments based on the relative fair values of such instruments.

        During the second and third quarters of 2009, SIRIUS XM issued new public bonds and used the net proceeds to repay all amounts outstanding under the Senior Loan and the Subsidiary Senior Loan; to replace the Subsidiary Commitment, which was terminated; and to refinance and repay other debt of SIRIUS XM. As the Company's book basis in the Senior Loan, the Subsidiary Senior Loan and the Subsidiary Commitment were originally recorded at a discount, the Company recognized an aggregate gain on the debt repayments and commitment cancellation of $85 million, after eliminating 40% of the gain related to the Company's ownership in SIRIUS XM.

        As of December 31, 2009, the Company had invested aggregate cash of $611 million and had received scheduled debt repayments, cash from the SIRIUS XM refinancings and bond sales proceeds totaling $425 million, resulting in a net cash investment of $186 million. Such net cash investment has

Splitco

Notes to Combined Financial Statements (Continued)

December 31, 2009, 2008 and 2007

(7) Investments in Affiliates Accounted for Using the Equity Method (Continued)

resulted in the Company owning $279 million principal amount of SIRIUS XM public bonds, which are accounted for as AFS securities and have a fair market value of $301 million, and the SIRIUS XM Preferred Stock. In addition, the Purchase Money Commitment has been cancelled.

        Based on the Company's voting rights and its conclusion that the SIRIUS XM Preferred Stock is in-substance common stock, the Company accounts for its investment in the SIRIUS XM Preferred Stock using the equity method of accounting. The Company has elected to record its share of earnings/losses for SIRIUS XM on a three-month lag due to timeliness considerations.

        Summarized unaudited financial information for SIRIUS XM is as follows:

  SIRIUS XM Consolidated Balance Sheet

September 30, 2009
amounts in millions
Current assets	$811
Property and equipment, net	1,694
Intangible assets	2,713
Goodwill	1,835
Other assets	216

Total assets	$7,269

Current liabilities	$2,016
Deferred income taxes	906
Long-term debt	2,874
Other liabilities	1,465
Stockholders' equity	8

Total liabilities and equity	$7,269

Splitco

Notes to Combined Financial Statements (Continued)

December 31, 2009, 2008 and 2007

(7) Investments in Affiliates Accounted for Using the Equity Method (Continued)

  SIRIUS XM Consolidated Statement of Operations

Nine months ended September 30, 2009
amounts in millions
Revenue	$1,796
Costs of services	(791)
Selling, general and administrative expenses	(599)
Restructuring, impairments and related costs	(30)
Depreciation and amortization	(231)

Operating income	145
Interest expense	(240)
Loss on extinguishment of debt	(264)
Other income, net	5
Income tax expense	(3)

Income from continuing operations	(357)
Preferred Stock beneficial conversion feature	(186)

Net income attributable to SIRIUS XM	(543)

        As of December 31, 2009, the SIRIUS XM Preferred Stock had a market value of $1,552 million based on the value of the common stock into which it is convertible.

        The Company's investment in SIRIUS XM has been attributed to the Splitco Capital Group.

(8) Financial Instruments

Equity Collars

        The Company has entered into equity collars and other financial instruments to manage market risk associated with its investments in certain marketable securities. These instruments are recorded at fair value based on option pricing models. Equity collars provide the Company with a put option that gives the Company the right to require the counterparty to purchase a specified number of shares of the underlying security at a specified price at a specified date in the future. Equity collars also provide the counterparty with a call option that gives the counterparty the right to purchase the same securities at a specified price at a specified date in the future. The put option and the call option generally have equal fair values at the time of origination resulting in no cash receipts or payments.

Borrowed Shares

        From time to time and in connection with certain of its derivative instruments, Splitco borrows shares of the underlying securities from a counterparty and delivers these borrowed shares in settlement of maturing derivative positions. In these transactions, the same number of shares that are owned by Splitco, of the same company as the borrowed shares, have been posted as collateral with the counterparty. These share borrowing arrangements can be terminated at any time at Splitco's option by delivering shares to the counterparty. The counterparty can terminate these arrangements at any time.

Splitco

Notes to Combined Financial Statements (Continued)

December 31, 2009, 2008 and 2007

(8) Financial Instruments (Continued)

The liability under these share borrowing arrangements is marked to market each reporting period with changes in value recorded in unrealized gains or losses in the combined statement of operations. The shares posted as collateral under these arrangements are marked to market each reporting period with changes in value recorded as unrealized gains or losses in the combined statement of operations.

        The Company's financial instruments are summarized as follows:

	December 31,
Type of financial instrument	2009	2008
	amounts in millions
Assets
Equity collars(1)	$752	2,206
Other	—	93

	752	2,299
Less current portion	(752)	(1,133)

	$—	1,166

Liabilities
Borrowed shares(2)	$851	392
Other	8	17

	859	409
Less current portion	(859)	(398)

	$—	11

(1)
Represents the Company's Sprint equity collars at December 31, 2009. The Company has made borrowings against substantially all of the future proceeds to be received by the Company upon expiration of these equity collars. See note 11.

(2)
Borrowed shares are as follows:

	December 31,
	2009	2008
	amounts in millions
Time Warner	$88	91
Time Warner Cable	31	—
Sprint	125	17
Motorola	403	230
CenturyTel	84	16
Other	120	38

	$851	392

Splitco

Notes to Combined Financial Statements (Continued)

December 31, 2009, 2008 and 2007

(8) Financial Instruments (Continued)

Realized and Unrealized Gains (Losses) on Financial Instruments

        Realized and unrealized gains (losses) on financial instruments are comprised of changes in the fair value of the following:

	Years ended December 31,
	2009	2008	2007
	amounts in millions
Non-strategic Securities	$1,076	(2,881)	—
Exchangeable senior debentures	(670)	1,513	541
Equity collars	(101)	870	527
Borrowed shares	(301)	791	298
Other derivatives	(38)	(313)	(91)

	$(34)	(20)	1,275

(9) Goodwill and Other Intangible Assets

        Changes in the carrying amount of goodwill are as follows:

	Starz Entertainment	Starz Media	ANLBC	TruePosition	Other	Total
	amounts in millions
Balance at January 1, 2008	$1,371	194	177	6	79	1,827
Acquisitions	—	—	—	—	8	8
Impairment(1)	(1,239)	(186)	—	—	(57)	(1,482)
Foreign currency translation adjustments	—	(8)	—	—	—	(8)
Other	—	—	7	—	(10)	(3)

Balance at December 31, 2008	132	—	184	6	20	342
Impairment	—	—	—	—	(3)	(3)
Foreign currency translation adjustments	—	—	—	—	—	—
Other	—	—	(4)	—	(1)	(5)

Balance at December 31, 2009	$132	—	180	6	16	334

        As of December 31, 2009, the accumulated impairment losses for Starz Entertainment and Starz Media were $2,592 million and $368 million, respectively.

(1)
The Company performs its annual evaluation of the recoverability of its goodwill and other indefinite lived intangible assets each December, except for ANLBC which is evaluated each October. In its Step 1 Test in 2008, the Company estimated the fair value of each of its reporting units using a combination of discounted cash flows and market based valuation methodologies. For those reporting units whose estimated fair value exceeded the carrying value, no further testwork was required and no impairment was recorded. For those reporting units whose carrying value exceeded the fair value, a Step 2 Test was performed. In the Step 2 Test, the fair value of the reporting unit was allocated to all of the assets and liabilities of the reporting unit with any

Splitco

Notes to Combined Financial Statements (Continued)

December 31, 2009, 2008 and 2007

(9) Goodwill and Other Intangible Assets (Continued)

  residual value being allocated to goodwill. The difference between such allocated amount and the carrying value of the goodwill is recorded as an impairment charge. In connection with its analysis, the Company recorded the following impairment charges (amounts in millions):

Starz Entertainment	$1,239
Starz Media	192
Other	82

$1,513

  The Company believes that the foregoing impairment charges, which also include $29 million of impairments of intangible assets other than goodwill, are due in large part to the 2008 economic crisis and the downward impact it had on perceptions of future growth prospects and valuation multiples for its reporting units.

  While Starz Entertainment had increasing revenue and Adjusted OIBDA, as defined in note 18, in recent years, it failed the Step 1 Test due to the aforementioned lower future growth expectations and the compression of market multiples. In performing the Step 2 Test, Starz Entertainment allocated a significant portion of its estimated fair value to amortizable intangibles such as affiliation agreements and trade names which have little or no carrying value. The resulting residual goodwill was significantly less than its carrying value. Accordingly, Starz Entertainment recorded an impairment charge. The impairment loss for Starz Media is due primarily to a lowered long-term forecast for its home video distribution reporting unit resulting from the 2008 economic conditions.

        Other significant intangible assets not subject to amortization include Franchise Rights ($143 million) owned by ANLBC and other intangibles ($26 million and $29 million, respectively) as of December 31, 2009 and 2010.

Intangible Assets Subject to Amortization

        Intangible assets subject to amortization are comprised of the following:

	December 31, 2009			December 31, 2008
	Gross carrying amount	Accumulated amortization	Net carrying amount	Gross carrying amount	Accumulated amortization	Net carrying amount
	amounts in millions
Customer relationships	$84	(34)	50	84	(22)	62
Other	634	(497)	137	639	(460)	179

Total	$718	(531)	187	723	(482)	241

Splitco

Notes to Combined Financial Statements (Continued)

December 31, 2009, 2008 and 2007

(9) Goodwill and Other Intangible Assets (Continued)

        Customer relationships are amortized over 10-14 years. Amortization expense was $55 million, $77 million and $84 million for the years ended December 31, 2009, 2008 and 2007, respectively. Based on its amortizable intangible assets as of December 31, 2009, Splitco expects that amortization expense will be as follows for the next five years (amounts in millions):

2010	$44
2011	$26
2012	$13
2013	$13
2014	$11

(10) Long-Term Debt

        Debt is summarized as follows:

		Carrying value December 31,
	Outstanding principal December 31, 2009
		2009	2008
	amounts in millions
Splitco Capital Group
Exchangeable senior debentures
3.125% Exchangeable Senior Debentures due 2023	$1,138	1,157	918
4% Exchangeable Senior Debentures due 2029	469	243	256
3.75% Exchangeable Senior Debentures due 2030	460	237	241
3.5% Exchangeable Senior Debentures due 2031	494	297	138
Splitco bank facility	750	750	750
Splitco derivative loan	838	838	625
Subsidiary debt	131	131	135

Total attributed Splitco Capital Group debt	4,280	3,653	3,063

Splitco Starz Group
Subsidiary debt	48	48	52

Total Combined Splitco debt	$4,328	3,701	3,115

Less current portion		(1,269)	(441)

Total long-term debt		$2,432	2,674

Exchangeable Senior Debentures

        As discussed in note 2, the exchangeable senior debentures are the legal obligation of Liberty Media, LLC, which will remain a subsidiary of Liberty subsequent to the proposed Split-Off and will therefore remain the legal obligation of Liberty. Upon completion of the February Reattribution only the 3.125% Exchangeable Senior Debentures remain attributed to Combined Splitco. Upon completion of the proposed Split-Off all of the outstanding Exchangeable Senior Debentures will be obligations of Liberty.

Splitco

Notes to Combined Financial Statements (Continued)

December 31, 2009, 2008 and 2007

(10) Long-Term Debt (Continued)

        Each $1,000 debenture of Liberty's 3.125% Exchangeable Senior Debentures is exchangeable at the holder's option for the value of 19.136 shares of Time Warner common stock, 4.8033 shares of Time Warner Cable common stock and 1.7396 shares of AOL Inc. common stock. Liberty may, at its election, pay the exchange value in cash, Time Warner, Time Warner Cable and AOL common stock, shares of Liberty common stock or a combination thereof. On or after April 5, 2013, Liberty, at its option, may redeem the debentures, in whole or in part, for cash equal to the face amount of the debentures plus accrued interest. On March 30, 2013 or March 30, 2018, each holder may cause Liberty to purchase its exchangeable debentures, and Liberty, at its election, may pay the purchase price in shares of Time Warner, Time Warner Cable and AOL common stock, cash, Liberty common stock, or any combination thereof.

        Each $1,000 debenture of Liberty's 4% Exchangeable Senior Debentures is exchangeable at the holder's option for the value of 11.4743 shares of Sprint common stock and .786 shares of CenturyLink common stock. Liberty may, at its election, pay the exchange value in cash, Sprint and CenturyLink common stock or a combination thereof. Liberty, at its option, may redeem the debentures, in whole or in part, for cash generally equal to the face amount of the debentures plus accrued interest.

        Each $1,000 debenture of Liberty's 3.75% Exchangeable Senior Debentures is exchangeable at the holder's option for the value of 8.3882 shares of Sprint common stock and .5746 shares of CenturyLink common stock. Liberty may, at its election, pay the exchange value in cash, Sprint and CenturyLink common stock or a combination thereof. Liberty, at its option, may redeem the debentures, in whole or in part, for cash equal to the face amount of the debentures plus accrued interest.

        Each $1,000 debenture of Liberty's 3.5% Exchangeable Senior Debentures (the "Motorola Exchangeables") is exchangeable at the holder's option for the value of 36.8189 shares of Motorola common stock. Such exchange value is payable, at Liberty's option, in cash, Motorola stock or a combination thereof. Liberty, at its option, may redeem the debentures, in whole or in part, for cash generally equal to the adjusted principal amount of the debentures plus accrued interest. As a result of a cash distribution made by Liberty in 2007 to holders of the Motorola Exchangeables, the adjusted principal amount of each $1,000 debenture is $837.38.

        Liberty has sold or otherwise disposed of a portion of its shares of Motorola common stock which underlie the Motorola Exchangeables. Because such exchangeable debentures are exchangeable at the option of the holder at any time and Liberty can no longer use shares it owns to redeem the debentures, Liberty has classified for financial reporting purposes the portion of the debentures that would be redeemed for cash as a current liability. Such amount aggregated $297 million at December 31, 2009. Although such amount has been classified as a current liability for financial reporting purposes, the Company believes the probability that the holders of such instruments will exchange a significant principal amount of the debentures prior to maturity is remote.

        During the second quarter of 2009, Liberty used cash for the voluntary early retirement of $750 million face amount of its Exchangeable Senior Debentures attributable to Splitco Capital Group. Liberty paid $187.5 million (of which $37.5 million was existing cash collateral) to retire $400 million face amount of its 4% Exchangeable Senior Debentures due 2029 and $350 million face amount of its 3.75% Exchangeable Senior Debentures due 2030. Liberty also terminated swap arrangements that reference the 4% and 3.75% Exchangeable Senior Debentures with no additional payment. The total

Splitco

Notes to Combined Financial Statements (Continued)

December 31, 2009, 2008 and 2007

(10) Long-Term Debt (Continued)

cash used to retire the $750 million face amount of Exchangeable Senior Debentures and swaps referencing these Exchangeable Senior Debentures was $503 million, of which $315 million was paid to settle swap arrangements that were settled in November 2008. Liberty also purchased and retired $126 million principal amount of its 3.125% Exchangeable Senior Debentures for aggregate cash payments of $106 million.

        Interest on the exchangeable debentures is payable semi-annually based on the date of issuance. At maturity, all of the exchangeable debentures are payable in cash.

Splitco Bank Facility

        Represents borrowings from a financial institution to be invested by Splitco in a portfolio of selected debt and mezzanine-level instruments of companies in the telecommunications, media and technology sectors. Due to the investment restrictions contained in the agreements related to these borrowings, the uninvested cash balance of $465 million is included in other assets in the accompanying combined balance sheet at December 31, 2009. Borrowings accrue interest at LIBOR plus an applicable margin (.82% at December 31, 2009).

Splitco Derivative Loan

        During the first quarter of 2009, the Company made additional net borrowings of $1,638 million against the present value of its Sprint derivatives. Such debt accrues interest at LIBOR plus an applicable margin (.74% at December 31, 2009), is due when the derivatives expire in 2010 and is expected to be retired by the offset of debt left against amounts to be received by Splitco upon expiration of the derivatives. In this regard, in the second quarter of 2009, the Company repaid $333 million of the Sprint derivative loan with cash on hand. In addition, in the third quarter of 2009, the Company repaid $775 million of the Sprint derivative loans. In the third quarter of 2009, certain Sprint derivatives expired, and the Company received cash proceeds of $1,027 million. In the fourth quarter of 2009, Splitco voluntarily unwound a derivative collar, repaid $317 million of the derivative loan and received cash proceeds of $286 million upon the unwind.

Other Subsidiary Debt

        Other subsidiary debt at December 31, 2009 is comprised of capitalized satellite transponder lease obligations and bank debt of certain subsidiaries.

Five Year Maturities

        The U.S. dollar equivalent of the annual principal maturities of debt for each of the next five years is as follows (amounts in millions):

2010	$975
2011	$8
2012	$759
2013	$8
2014	$9

Splitco

Notes to Combined Financial Statements (Continued)

December 31, 2009, 2008 and 2007

(10) Long-Term Debt (Continued)

Fair Value of Debt

        The Company estimates the fair value of its debt based on the quoted market prices for the same or similar issues or on the current rate offered to the Company for debt of the same remaining maturities.

        Due to its variable rate nature, the Company believes that the carrying amount of its subsidiary debt and other corporate level debt, approximated fair value at December 31, 2009.

(11) Income Taxes

        Income tax benefit (expense) consists of:

	Years ended December 31,
	2009	2008	2007
	amounts in millions
Current:
Federal	$204	78	261
State and local	13	—	(17)
Foreign	(2)	2	(3)

	215	80	241

Deferred:
Federal	(65)	150	(247)
State and local	20	19	(1)
Foreign	—	—	—

	(45)	169	(248)

Income tax benefit (expense)	$170	249	(7)

Splitco

Notes to Combined Financial Statements (Continued)

December 31, 2009, 2008 and 2007

(11) Income Taxes (Continued)

        Income tax benefit (expense) differs from the amounts computed by applying the U.S. federal income tax rate of 35% as a result of the following:

	Years ended December 31,
	2009	2008	2007
	amounts in millions
Computed expected tax benefit (expense)	$(59)	629	(523)
State and local income taxes, net of federal income taxes	16	12	(16)
Nontaxable exchange of investments for subsidiaries and cash	—	(2)	541
Change in valuation allowance affecting tax expense	9	(20)	(10)
Impairment of goodwill not deductible for tax purposes	(1)	(454)	(11)
Recognition of tax benefits not previously recognized, net	201	56	—
Expenses not deductible for income tax purposes	(15)	—	(2)
Excess tax deductions over book expense	19	—	—
Other, net	—	28	14

Income tax benefit (expense)	$170	249	(7)

        The tax effects of temporary differences that give rise to significant portions of the deferred income tax assets and deferred income tax liabilities are presented below:

	December 31,
	2009	2008
	amounts in millions
Deferred tax assets:
Net operating and capital loss carryforwards	$138	294
Accrued stock compensation	97	78
Other accrued liabilities	57	61
Deferred revenue	404	361
Other future deductible amounts	75	40

Deferred tax assets	771	834
Valuation allowance	(16)	(23)

Net deferred tax assets	755	811

Deferred tax liabilities:
Investments	1,660	1,414
Intangible assets	147	146
Discount on exchangeable debentures	738	1,351
Deferred gain on debt retirements	316	—
Other	72	18

Deferred tax liabilities	2,933	2,929

Net deferred tax liabilities	$2,178	2,118

Splitco

Notes to Combined Financial Statements (Continued)

December 31, 2009, 2008 and 2007

(11) Income Taxes (Continued)

        The Company's deferred tax assets and liabilities are reported in the accompanying combined balance sheets as follows:

	December 31,
	2009	2008
	amounts in millions
Current deferred tax liabilities	$1,442	974
Long-term deferred tax liabilities	736	1,144

Net deferred tax liabilities	$2,178	2,118

        The Company's valuation allowance decreased $7 million in 2009. Such decrease is due to a $10 million decrease that affected tax expense and a $3 million increase for acquisitions.

        At December 31, 2009, the Company had net operating and capital loss carryforwards for income tax purposes aggregating approximately $177 million which, if not utilized to reduce taxable income in future periods, will expire as follows: 2011: $89 million; 2013: $1 million; 2014: $1 million and beyond 2014: $86 million. The foregoing net operating and capital loss are subject to certain limitations and may not be currently utilized.

        A reconciliation of unrecognized tax benefits is as follows:

	Years ended December 31,
	2009	2008
	amounts in millions
Balance at beginning of year	$274	331
Additions based on tax positions related to the current year	—	2
Additions for tax positions of prior years	—	3
Reductions for tax positions of prior years	(229)	(47)
Lapse of statute and settlements	—	(15)

Balance at end of year	$45	274

        As of December 31, 2009, the Company had recorded tax reserves of $45 million related to unrecognized tax benefits for uncertain tax positions. If such tax benefits were to be recognized for financial statement purposes, $39 million would be reflected in the Company's tax expense and affect its effective tax rate. The Company's estimate of its unrecognized tax benefits related to uncertain tax positions requires a high degree of judgment.

        As of December 31, 2009, the Company's 2001 through 2005 tax years are closed for federal income tax purposes, and the IRS has completed its examination of the Company's 2006 through 2008 tax years. The Company's tax loss carryforwards from its 2004 through 2008 tax years are still subject to adjustment. The Company's 2009 tax year is being examined currently as part of the IRS's Compliance Assurance Process ("CAP") program. The states of California and New York are currently examining the Company's 2003 through 2005 tax years. The Company is currently under audit in the UK, Japan, and Germany. It is reasonably possible that the amount of the Company's gross unrecognized tax benefits may decrease within the next twelve months by up to $5 million.

        As of December 31, 2009, the Company had recorded $1 million of accrued interest and penalties related to uncertain tax positions.

Splitco

Notes to Combined Financial Statements (Continued)

December 31, 2009, 2008 and 2007

(12) Transactions with Officers and Directors

        Officers and Directors of Liberty are expected to be Officers and Directors of Splitco. The compensation related to these individuals and other corporate employees have been historically allocated to the three trackers and will continue to be allocated to the Splitco tracking stock groups in a similar manner with reimbursement from Liberty for the compensation allocated under the services agreement.

Chief Executive Officer Compensation Arrangement

        On December 17, 2009, the Compensation Committee (the "Committee") of Liberty approved a new compensation arrangement for its President and Chief Executive Officer (the "CEO"). The arrangement provides for a five year employment term beginning January 1, 2010 and ending December 31, 2014, with an annual base salary of $1.5 million, increasing annually by 5% of the prior year's base salary, and an annual target cash bonus equal to 200% of the applicable year's annual base salary. The arrangement also provides that, in the event the CEO is terminated for "cause" or terminates his employment without "good reason," he will be entitled only to his accrued base salary and any amounts due under applicable law, and he will forfeit all rights to his unvested restricted shares and unvested options. If, however, the CEO is terminated by Liberty without cause or if he terminates his employment for good reason, the arrangement provides for him to receive $7.8 million and for his unvested restricted shares and unvested options to vest pro rata based on the portion of the term elapsed through the termination date plus 18 months and for all vested and accelerated options to remain exercisable until their respective expiration dates. Lastly, in the case of the CEO's death or his disability, the arrangement provides for a payment of $7.8 million, for his unvested restricted shares and unvested options to fully vest and for his vested and accelerated options to remain exercisable until their respective expiration dates.

        Also, on December 17, 2009, in connection with the approval of his compensation arrangement, the CEO received a one-time grant of options to purchase the following shares of Liberty with exercise prices equal to the closing sale prices of the applicable series of stock on the grant date: 8,743,000 shares of Series A Liberty Interactive common stock, 760,000 shares of Series A Liberty Starz common stock and 1,353,000 shares of Series A Liberty Capital common stock. One-half of the options will vest on the fourth anniversary of the grant date with the remaining options vesting on the fifth anniversary of the grant date, in each case, subject to the CEO being employed by Liberty on the applicable vesting date. The options will have a term of 10 years.

        The employment agreement with the CEO will be assumed by Splitco upon completion of the proposed Split-Off.

Chairman's Employment Agreement

        On December 12, 2008, the Committee determined to modify its employment arrangements with its Chairman of the Board, to permit the Chairman to begin receiving payments in 2009 in satisfaction of Liberty's obligations to him under two deferred compensation plans and a salary continuation plan. Under one of the deferred compensation plans (the "8% Plan"), compensation has been deferred by the Chairman since January 1, 1993 and accrues interest at the rate of 8% per annum compounded annually from the applicable date of deferral. The amount owed to the Chairman under the 8% Plan aggregated approximately $2.4 million at December 31, 2008. Under the second plan (the "13% Plan"),

Splitco

Notes to Combined Financial Statements (Continued)

December 31, 2009, 2008 and 2007

(12) Transactions with Officers and Directors (Continued)

compensation was deferred by the Chairman from 1982 until December 31, 1992 and accrues interest at the rate of 13% per annum compounded annually from the applicable date of deferral. The amount owed to the Chairman under the 13% Plan aggregated approximately $20 million at December 31, 2008. Both deferred compensation plans had provided for payment of the amounts owed to him in 240 monthly installments beginning upon termination of his employment. Under his salary continuation plan, the Chairman would have been entitled to receive $15,000 (increased at the rate of 12% per annum compounded annually from January 1, 1998 to the date of the first payment, (the "Base Amount") per month for 240 months beginning upon termination of his employment. The amount owed to the Chairman under the salary continuation plan aggregated approximately $39 million at December 31, 2008. There is no further accrual of interest under the salary continuation plan once payments have begun.

        The Committee determined to modify all three plans to begin making payments to the Chairman in 2009, while he remains employed by the company. By commencing payments under the salary continuation plan, interest ceased to accrue on the Base Amount. As a result of these modifications, the Chairman will receive 240 equal monthly installments as follows: (1) approximately $20,000 under the 8% Plan; (2) approximately $237,000 under the 13% Plan; and (3) approximately $164,000 under the salary continuation plan.

        The Committee also approved certain immaterial amendments to the Chairman's employment agreement intended to comply with Section 409A of the Internal Revenue Code.

        The employment agreement and deferred compensation plan with the Chairman will become obligations of Splitco upon the completion of the proposed Split-Off.

Stock Purchases from Chairman

        In October 2008, Liberty purchased 4.5 million shares of Series A Liberty Capital common stock from its Chairman for $11 per share in cash pursuant to the Company's stock repurchase program.

(13) Stock Options and Stock Appreciation Rights

Liberty—Incentive Plans

        Pursuant to the Liberty Media Corporation 2000 Incentive Plan, as amended from time to time (the "2000 Plan"), the Company has granted to certain of its employees stock options and SARs (collectively, "Awards") to purchase shares of Series A and Series B Liberty Capital, Liberty Entertainment and Liberty Interactive common stock. The 2000 Plan provides for Awards to be made in respect of a maximum of 69.5 million shares of Liberty common stock. On May 1, 2007, stockholders of the Company approved the Liberty Media Corporation 2007 Incentive Plan (the "2007 Plan"). The 2007 Plan provides for Awards to be made in respect of a maximum of 39.3 million shares of Liberty common stock. Awards generally vest over 4-5 years and have a term of 7-10 years. Liberty issues new shares upon exercise of equity awards.

        Pursuant to the Liberty Media Corporation 2002 Nonemployee Director Incentive Plan, as amended from time to time (the "NDIP"), the Liberty Board of Directors has the full power and

Splitco

Notes to Combined Financial Statements (Continued)

December 31, 2009, 2008 and 2007

(13) Stock Options and Stock Appreciation Rights (Continued)

authority to grant eligible nonemployee directors stock options, SARs, stock options with tandem SARs, and restricted stock.

        In connection with the proposed Split-Off, Awards with respect to Series A and B Liberty Starz and Liberty Capital tracking stocks will be converted to Awards with respect to Series A and B Splitco Starz and Splitco Capital tracking stocks after appropriate compensation plans have been approved by the stockholders as part of the final Split-Off plan. Therefore, the activity associated with options of Liberty Starz and Liberty Capital have been reflected as options of Splitco for the combined financial statements.

Liberty—Grants of Liberty Capital and Starz tracking stock options

        Awards granted in 2009, 2008 and 2007 pursuant to the 2000 Plan, the 2007 Plan and the NDIP are summarized as follows:

	Year ended December 31,
	2009		2008		2007
	Options granted	Weighted average grant-date fair value	Options granted	Weighted average grant-date fair value	Options granted	Weighted average grant-date fair value
Series A Liberty Capital	1,649,511	$12.17	1,285,787	$1.19	739,681	$28.78
Series A Liberty Starz	2,083,429	$14.33	5,261,721	$5.79	N/A	N/A

        The Company has calculated the grant-date fair value for all of its equity classified awards and any subsequent remeasurement of its liability classified awards using the Black-Scholes Model. The Company estimates the expected term of the Awards based on historical exercise and forfeiture data. The volatility used in the calculation for Awards is based on the historical volatility of Liberty's stocks and the implied volatility of publicly traded Liberty options. The Company uses a zero dividend rate and the risk-free rate for Treasury Bonds with a term similar to that of the subject options.

        The following table presents the volatilities used by the Company in the Black-Scholes Model for the 2009, 2008 and 2007 grants.

Volatility
2009 grants
Liberty Capital options	29.3% - 47.9%
Liberty Starz options	29.3% - 33.6%
2008 grants
Liberty Capital options	19.7% - 29.4%
Liberty Starz options	19.7% - 29.4%
2007 grants
Liberty Capital options	17.5% - 19.7%

Splitco

Notes to Combined Financial Statements (Continued)

December 31, 2009, 2008 and 2007

(13) Stock Options and Stock Appreciation Rights (Continued)

Liberty—Outstanding Awards

        The following table presents the number and weighted average exercise price ("WAEP") of certain options and SARs to purchase Liberty common stock granted to certain officers, employees and directors of the Company.

	Series A
	Liberty Capital	WAEP	Liberty Starz	WAEP
	numbers of options in thousands
Outstanding at January 1, 2009	4,031	$10.83	15,978	$19.77
Granted	1,650	$23.26	2,083	$45.96
Exercised	(592)	$13.55	(5,776)	$19.84
Redeemed for LEI options	—		(9,633)	$19.95
Forfeited/cancelled/exchanged	(20)	$37.37	(57)	$38.75

Outstanding at December 31, 2009	5,069	$14.45	2,595	$43.13

Exercisable at December 31, 2009	2,190	$12.20	566	$29.51

        There were no grants or exercises of any of the Liberty's Series B options during 2009, except that 1,408,000 options for Series B Liberty Capital common stock with an exercise price of $15.20 were exercised.

        The following table provides additional information about outstanding options to purchase Liberty common stock at December 31, 2009.

	No. of outstanding options (000's)	WAEP of outstanding options	Weighted average remaining life	Aggregate intrinsic value (000's)	No. of exercisable options (000's)	WAEP of exercisable options	Aggregate intrinsic value (000's)
Series A Capital	5,069	$14.45	5.1 years	$47,981	2,190	$12.20	$25,757
Series B Capital	—				—
Series A Starz	2,595	$43.13	7.6 Years	$18,597	566	$29.51	$9,508
Series B Starz	599	$31.33	1.4 Years	$9,305	599	$31.33	$9,305

Liberty—Exercises

        The aggregate intrinsic value of all options exercised during the years ended December 31, 2009, 2008 and 2007 was $66 million, $3 million and $8 million, respectively.

Splitco

Notes to Combined Financial Statements (Continued)

December 31, 2009, 2008 and 2007

(13) Stock Options and Stock Appreciation Rights (Continued)

Liberty—Restricted Stock

        The following table presents the number and weighted average grant-date fair value ("WAFV") of unvested restricted shares of Liberty common stock held by certain directors, officers and employees of the Company as of December 31, 2009 (numbers of shares in thousands).

	Number of shares	WAFV
Series A Liberty Capital	340	$7.40
Series A Liberty Starz	241	$39.42

        The aggregate fair value of all restricted shares of Liberty Capital and Liberty Starz common stock that vested during the years ended December 31, 2009, 2008 and 2007 was $11 million, $2 million and $2 million, respectively.

Starz Entertainment

        Starz Entertainment has fully vested outstanding Phantom Stock Appreciation Rights ("PSARs") held by its founder. Effective September 30, 2009, the founder elected to exercise all of his remaining PSARs. The amount to be paid to the founder for his PSARs is to be determined by a valuation process. Starz Entertainment has accrued $116 million as of December 31, 2009 based upon Starz Entertainment's best estimate of the amount to be paid. Such amount is payable in cash, Liberty common stock or a combination thereof.

Other

        Certain of the Company's other subsidiaries have stock based compensation plans under which employees and non-employees are granted options or similar stock based awards. Awards made under these plans vest and become exercisable over various terms. The awards and compensation recorded, if any, under these plans is not significant to Splitco.

(14) Employee Benefit Plans

        Liberty is the sponsor of the Liberty Media 401(k) Savings Plan (the "Liberty 401(k) Plan"), which provides its employees and the employees of certain of its subsidiaries an opportunity for ownership in the Company and creates a retirement fund. The Liberty 401(k) Plan provides for employees to make contributions to a trust for investment in Liberty common stock, as well as several mutual funds. The Company and its subsidiaries make matching contributions to the Liberty 401(k) Plan based on a percentage of the amount contributed by employees. In addition, certain of the Company's subsidiaries have similar employee benefit plans. Employer cash contributions attributable to Splitco Starz group and Splitco Capital group aggregated $14 million, $12 million and $8 million for the years ended December 31, 2009, 2008 and 2007, respectively, and are reflected as Splitco expenses.

(15) Other Comprehensive Earnings (Loss)

        Accumulated other comprehensive earnings (loss) included in Splitco's combined balance sheets and combined statements of equity reflect the aggregate of foreign currency translation adjustments,

Splitco

Notes to Combined Financial Statements (Continued)

December 31, 2009, 2008 and 2007

(15) Other Comprehensive Earnings (Loss) (Continued)

unrealized holding gains and losses on AFS securities and Splitco's share of accumulated other comprehensive earnings of affiliates.

        The change in the components of accumulated other comprehensive earnings (loss), net of taxes ("AOCI"), is summarized as follows:

	Foreign currency translation adjustments	Unrealized holding gains (losses) on securities	Other	AOCI of discontinued operations	AOCI
	amounts in millions
Balance at January 1, 2007	$(1)	2,260	—	2,913	5,172
Other comprehensive earnings (loss) attributable to Liberty Media Corporation stockholders	8	(1,220)	—	(326)	(1,538)

Balance at December 31, 2007	7	1,040	—	2,587	3,634
Other comprehensive loss attributable to Liberty Media Corporation stockholders	(9)	(1)	(2)	(2,618)	(2,630)
Cumulative effect of accounting change	—	(1,040)	—	—	(1,040)

Balance at December 31, 2008	(2)	(1)	(2)	(31)	(36)
Other comprehensive earnings (loss) attributable to Liberty Media Corporation stockholders	2	43	(5)	31	71

Balance at December 31, 2009	$—	42	(7)	—	35

Splitco

Notes to Combined Financial Statements (Continued)

December 31, 2009, 2008 and 2007

(15) Other Comprehensive Earnings (Loss) (Continued)

        The components of other comprehensive earnings (loss) are reflected in Liberty's combined statements of comprehensive earnings (loss) net of taxes. The following table summarizes the tax effects related to each component of other comprehensive earnings (loss).

	Before-tax amount	Tax (expense) benefit	Net-of-tax amount
	amounts in millions
Year ended December 31, 2009:
Foreign currency translation adjustments	$4	(2)	2
Unrealized holding gains on securities arising during period	69	(26)	43
Reclassification adjustment for holding gains realized in net loss	(2)	1	(1)
Other	(6)	2	(4)
Other comprehensive earnings from discontinued operations	50	(19)	31

Other comprehensive earnings	$115	(44)	71

Year ended December 31, 2008:
Foreign currency translation adjustments	$(15)	6	(9)
Unrealized holding losses on securities arising during period	(3)	1	(2)
Reclassification adjustment for holding losses realized in net earnings	2	(1)	1
Other	(3)	1	(2)
Other comprehensive loss from discontinued operations	(4,223)	1,605	(2,618)

Other comprehensive loss	$(4,242)	1,612	(2,630)

Year ended December 31, 2007:
Foreign currency translation adjustments	$13	(5)	8
Unrealized holding losses on securities arising during period	(1,363)	518	(845)
Reclassification adjustment for holding gains realized in net earnings	(605)	230	(375)
Other comprehensive loss from discontinued operations	(526)	200	(326)

Other comprehensive loss	$(2,481)	943	(1,538)

(16) Transactions with Related Parties

        During the year ended December 31, 2009 and the period from February 27, 2008 to December 31, 2008, subsidiaries of the Company recognized aggregate revenue of $303 million and $235 million, respectively, from DIRECTV for distribution of their programming. In addition, subsidiaries of the Company made aggregate payments of $7 million and $6 million in 2009 and 2008, respectively, to DIRECTV for carriage and marketing.

        Starz Entertainment pays Revolution Studios ("Revolution"), an equity affiliate, fees for the rights to exhibit films produced by Revolution. Payments aggregated $46 million and $58 million in 2008 and 2007, respectively.

Splitco

Notes to Combined Financial Statements (Continued)

December 31, 2009, 2008 and 2007

(17) Commitments and Contingencies

Film Rights

        Starz Entertainment, a wholly-owned subsidiary of Splitco, provides premium video programming distributed by cable operators, direct-to-home satellite providers, telephone companies, other distributors and the Internet throughout the United States. Starz Entertainment has entered into agreements with a number of motion picture producers which obligate Starz Entertainment to pay fees ("Programming Fees") for the rights to exhibit certain films that are released by these producers. The unpaid balance of Programming Fees for films that were available for exhibition by Starz Entertainment at December 31, 2009 is reflected as a liability in the accompanying combined balance sheet. The balance due as of December 31, 2009 is payable as follows: $62 million in 2010 and $7 million in 2011.

        Starz Entertainment has also contracted to pay Programming Fees for films that have been released theatrically, but are not available for exhibition by Starz Entertainment until some future date. These amounts have not been accrued at December 31, 2009. In addition, Starz Entertainment has agreed to pay Sony Pictures Entertainment ("Sony") (i) a total of $190 million in four equal annual installments beginning in 2011 for a contract extension through 2013, and (ii) a total of $120 million in three equal annual installments beginning in 2015 for a new output agreement. Starz Entertainment's estimate of amounts payable under these agreements is as follows: $449 million in 2010; $125 million in 2011; $94 million in 2012; $84 million in 2013; $67 million in 2014 and $145 million thereafter.

        In addition, Starz Entertainment is also obligated to pay Programming Fees for all qualifying films that are released theatrically in the United States by studios owned by The Walt Disney Company ("Disney") through 2012 and all qualifying films that are released theatrically in the United States by studios owned by Sony through 2016. Films are generally available to Starz Entertainment for exhibition 10-12 months after their theatrical release. The Programming Fees to be paid by Starz Entertainment are based on the quantity and the domestic theatrical exhibition receipts of qualifying films. As these films have not yet been released in theatres, Starz Entertainment is unable to estimate the amounts to be paid under these output agreements. However, such amounts are expected to be significant. In February 2009, Disney announced that it has agreed to enter into a long-term distribution arrangement with DreamWorks Studios. Under the terms of this arrangement, Disney will handle distribution and marketing for approximately six DreamWorks films each year. As a result of this arrangement, the number of qualifying films under Starz Entertainment's output agreement with Disney may be higher than it would have been otherwise.

Guarantees

        Splitco guarantees Starz Entertainment's obligations under certain of its studio output agreements. At December 31, 2009, Splitco's guarantees for obligations for films released by such date aggregated $656 million. While the guarantee amount for films not yet released is not determinable, such amount is expected to be significant. As noted above, Starz Entertainment has recognized the liability for a portion of its obligations under the output agreements. As this represents a direct commitment of Starz Entertainment, a wholly-owned subsidiary of Splitco, Splitco has not recorded a separate indirect liability for its guarantee of these obligations.

        In connection with agreements for the sale of assets by Splitco or its subsidiaries, Splitco may retain liabilities that relate to events occurring prior to its sale, such as tax, environmental, litigation

Splitco

Notes to Combined Financial Statements (Continued)

December 31, 2009, 2008 and 2007

(17) Commitments and Contingencies (Continued)

and employment matters. Splitco generally indemnifies the purchaser in the event that a third party asserts a claim against the purchaser that relates to a liability retained by Splitco. These types of indemnification obligations may extend for a number of years. Splitco is unable to estimate the maximum potential liability for these types of indemnification obligations as the sale agreements may not specify a maximum amount and the amounts are dependent upon the outcome of future contingent events, the nature and likelihood of which cannot be determined at this time. Historically, Splitco has not made any significant indemnification payments under such agreements and no amount has been accrued in the accompanying combined financial statements with respect to these indemnification obligations.

Employment Contracts

        ANLBC has entered into long-term employment contracts with certain of their players and coaches whereby such individuals' compensation is guaranteed. Amounts due under guaranteed contracts as of December 31, 2009 aggregated $199 million, which is payable as follows: $80 million in 2010, $67 million in 2011, $50 million in 2012 and $2 million in 2013. In addition to the foregoing amounts, certain players and coaches may earn incentive compensation under the terms of their employment contracts.

Operating Leases

        Splitco leases business offices, has entered into satellite transponder lease agreements and uses certain equipment under lease arrangements. Rental expense under such arrangements amounted to $17 million, $16 million and $15 million for the years ended December 31, 2009, 2008 and 2007, respectively.

        A summary of future minimum lease payments under noncancelable operating leases as of December 31, 2009 follows (amounts in millions):

Years ending December 31:
2010	$14
2011	$13
2012	$12
2013	$12
2014	$12
Thereafter	$33

        It is expected that in the normal course of business, leases that expire generally will be renewed or replaced by leases on other properties; thus, it is anticipated that future lease commitments will not be less than the amount shown for 2009.

Litigation

        Splitco has contingent liabilities related to legal and tax proceedings and other matters arising in the ordinary course of business. Although it is reasonably possible Splitco may incur losses upon conclusion of such matters, an estimate of any loss or range of loss cannot be made. In the opinion of

Splitco

Notes to Combined Financial Statements (Continued)

December 31, 2009, 2008 and 2007

(17) Commitments and Contingencies (Continued)

management, it is expected that amounts, if any, which may be required to satisfy such contingencies will not be material in relation to the accompanying combined financial statements.

Other

        During the period from March 9, 1999 to August 10, 2001, the Company was included in the consolidated federal income tax return of AT&T and was a party to a tax sharing agreement with AT&T (the "AT&T Tax Sharing Agreement"). Pursuant to the AT&T Tax Sharing Agreement and in connection with the Company's split-off from AT&T in 2001, AT&T was required to pay the Company an amount equal to 35% of the amount of the net operating losses reflected in TCI's final federal income tax return ("TCI NOLs") that had not been used as an offset to the Company's obligations under the AT&T Tax Sharing Agreement and that had been, or were reasonably expected to be, utilized by AT&T.

        AT&T has requested a refund from the Company of $91 million, plus accrued interest, relating to losses that it generated and was able to carry back to offset taxable income previously offset by the Company's losses. AT&T has asserted that the Company's losses caused AT&T to pay alternative minimum tax ("AMT") that it would not have been otherwise required to pay had the Company's losses not been included in its return. The Company has accrued approximately $70 million representing its estimate of the amount it may ultimately pay (excluding accrued interest, if any) to AT&T as a result of these requests. Although the Company has not reduced its accrual for any future refunds, the Company believes it is entitled to a refund when AT&T is able to realize a benefit in the form of a credit for the AMT previously paid.

        Although for accounting purposes the Company has accrued a portion of the amounts claimed by AT&T to be owed by the Company under the AT&T Tax Sharing Agreement, the Company believes there are valid defenses or set-off or similar rights in its favor that may cause the total amount that it owes AT&T to be less than the amounts accrued; and under certain interpretations of the AT&T Tax Sharing Agreement, the Company may be entitled to further reimbursements from AT&T.

(18) Information About Liberty's Operating Segments

        Splitco, through its ownership interests in subsidiaries and other companies, is primarily engaged in the media, communications and entertainment industries. Splitco has attributed each of its businesses to one of two groups: the Splitco Starz Group and the Splitco Capital Group. Each of the businesses in the tracking stock groups is separately managed. Splitco identifies its reportable segments as (A) those combined subsidiaries that represent 10% or more of its combined revenue, pre-tax earnings or total assets and (B) those equity method affiliates whose share of earnings represent 10% or more of Splitco's pre-tax earnings. The segment presentation for prior periods has been conformed to the current period segment presentation.

        Splitco evaluates performance and makes decisions about allocating resources to its operating segments based on financial measures such as revenue, Adjusted OIBDA, gross margin, average sales price per unit, number of units shipped and revenue or sales per customer equivalent. In addition, Splitco reviews nonfinancial measures such as subscriber growth, penetration, website visitors, conversion rates and active customers, as appropriate.

Splitco

Notes to Combined Financial Statements (Continued)

December 31, 2009, 2008 and 2007

(18) Information About Liberty's Operating Segments (Continued)

        Splitco defines Adjusted OIBDA as revenue less cost of sales, operating expenses, and selling, general and administrative expenses (excluding stock-based compensation). Splitco believes this measure is an important indicator of the operational strength and performance of its businesses, including each business's ability to service debt and fund capital expenditures. In addition, this measure allows management to view operating results and perform analytical comparisons and benchmarking between businesses and identify strategies to improve performance. This measure of performance excludes depreciation and amortization, stock-based compensation, separately reported litigation settlements and restructuring and impairment charges that are included in the measurement of operating income pursuant to GAAP. Accordingly, Adjusted OIBDA should be considered in addition to, but not as a substitute for, operating income, net income, cash flow provided by operating activities and other measures of financial performance prepared in accordance with GAAP. Splitco generally accounts for intersegment sales and transfers as if the sales or transfers were to third parties, that is, at current prices.

        For the year ended December 31, 2009, Splitco has identified the following businesses as its reportable segments:

  •
  Starz Entertainment—combined subsidiary attributed to the Starz Group that provides premium programming distributed by cable operators, direct-to-home satellite providers, telephone companies, other distributors and the Internet throughout the United States.

  •
  Starz Media—combined subsidiary attributed to the Capital Group that develops, acquires, produces and distributes live-action and animated films and television productions for the theatrical, home video, television and other ancillary markets in the United States and internationally.

  •
  ANLBC—combined subsidiary attributed to the Capital Group that owns and operates the Atlanta Braves Major League Baseball franchise.

  •
  TruePosition, Inc.—combined subsidiary attributed to the Capital Group that develops and markets technology for locating wireless phones and other wireless devices enabling wireless carriers, application providers and other enterprises to provide E-911 services domestically and other location-based services to mobile users both domestically and worldwide.

        Splitco's reportable segments are strategic business units that offer different products and services. They are managed separately because each segment requires different technologies, distribution channels and marketing strategies. The accounting policies of the segments that are also combined subsidiaries are the same as those described in the summary of significant policies.

Splitco

Notes to Combined Financial Statements (Continued)

December 31, 2009, 2008 and 2007

(18) Information About Liberty's Operating Segments (Continued)

Performance Measures

	Years ended December 31,
	2009		2008		2007
	Revenue	Adjusted OIBDA	Revenue	Adjusted OIBDA	Revenue	Adjusted OIBDA
	amounts in millions
Splitco Starz Group
Starz Entertainment	1,193	384	1,111	301	1,066	264
Corporate and other	11	(10)	13	(11)	25	(5)

	1,204	374	1,124	290	1,091	259

Splitco Capital Group
Starz Media	364	(93)	321	(189)	254	(143)
ANLBC	206	8	204	16	159	38
TruePosition	32	(77)	21	(113)	17	(98)
Corporate and other	47	(13)	68	(11)	55	(7)

	649	(175)	614	(297)	485	(210)

Combined Splitco	$1,853	199	1,738	(7)	1,576	49

Other Information

	December 31,
	2009			2008
	Total assets	Investments in affiliates	Capital expenditures	Total assets	Investments in affiliates	Capital expenditures
	amounts in millions
Splitco Starz Group
Starz Entertainment	1,607	—	10	1,462	—	7
Corporate and other	829	—	—	14,890	12	—

	2,436	—	10	16,352	12	7

Splitco Capital Group
Starz Media	610	—	2	654	—	3
ANLBC	616	29	3	666	28	7
TruePosition	661	2	6	630	5	5
Corporate and other	7,680	104	35	6,497	190	14

	9,567	135	46	8,447	223	29

Inter-group eliminations	(88)	—	—	(111)	—	—

Combined Splitco	$11,915	135	56	24,688	235	36

Splitco

Notes to Combined Financial Statements (Continued)

December 31, 2009, 2008 and 2007

(18) Information About Liberty's Operating Segments (Continued)

        The following table provides a reconciliation of segment Adjusted OIBDA to earnings (loss) from continuing operations before income taxes:

	Years ended December 31,
	2009	2008	2007
	amounts in millions
Combined segment Adjusted OIBDA	$199	(7)	49
Stock-based compensation	(81)	(17)	(54)
Depreciation and amortization	(100)	(127)	(127)
Impairment of long-lived assets	(9)	(1,513)	(223)
Interest expense	(132)	(194)	(176)
Dividend and interest income	117	152	220
Share of losses of affiliates	(44)	(71)	(68)
Realized and unrealized gains (losses) on derivative instruments, net	(34)	(20)	1,275
Gains on dispositions, net	242	13	634
Other than temporary declines in fair value of investments	(9)	(1)	(33)
Other, net	21	(8)	(1)

Earnings (loss) from continuing operations before income taxes	$170	(1,793)	1,496

Unaudited Attributed Financial Information for Tracking Stock Groups

        The following tables present our assets, liabilities, revenue, expenses and cash flows as of and for the years ended December 31, 2009, 2008 and 2007. The tables further present our assets, liabilities, revenue, expenses and cash flows that are attributed to the Splitco Starz Group and the Splitco Capital Group, respectively. The financial information should be read in conjunction with our audited financial statements for the years ended December 31, 2009, 2008 and 2007 included in this combined registration statement.

        Notwithstanding the following attribution of assets, liabilities, revenue, expenses and cash flows to the Splitco Starz Group and the Splitco Capital Group, our tracking stock capital structure does not affect the ownership or the respective legal title to our assets or responsibility for our liabilities. We and our subsidiaries each continue to be responsible for our respective liabilities. Holders of Splitco Starz Stock and Splitco Capital Stock will be holders of our common stock and continue to be subject to risks associated with an investment in our company and all of our businesses, assets and liabilities. The issuance of Splitco Starz Stock and Splitco Capital Stock does not affect the rights of our creditors.

SUMMARY ATTRIBUTED FINANCIAL DATA

Splitco Starz Group

	December 31,
	2009	2008
	amounts in millions
Summary Balance Sheet Data:
Current assets	$1,782	1,476
Assets of discontinued operations	$—	14,211
Total assets	$2,436	16,352
Long-term debt, including current portion	$48	52
Attributed net assts	$2,040	12,180

	Years ended December 31,
	2009	2008	2007
	amounts in millions
Summary Operations Data:
Revenue	$1,204	1,124	1,091
Operating expenses	(685)	(682)	(704)
Selling, general and administrative expenses(1)	(221)	(167)	(170)
Depreciation and amortization	(21)	(26)	(25)
Impairment of long-lived assets	(5)	(1,262)	(41)

Operating income (loss)	272	(1,013)	151
Interest expense	(2)	(22)	(25)
Share of losses of affiliates	(10)	(7)	—
Realized and unrealized gains on financial instruments	8	272	14
Other income, net	31	1	3
Income tax expense	(86)	(191)	(69)

Earnings (loss) from continuing operations	213	(960)	74
Earnings from discontinued operations	5,864	5,812	41

Net earnings	6,077	4,852	115
Less net loss attributable to the noncontrolling interests	—	—	(21)

Net earnings attributable to Splitco stockholders	$6,077	4,852	136

(1)
Includes stock-based compensation of $76 million, $15 million and $42 million for the years ended December 31, 2009, 2008 and 2007, respectively.

 SUMMARY ATTRIBUTED FINANCIAL DATA

Splitco Capital Group

	December 31,
	2009	2008
	amounts in millions
Summary Balance Sheet Data:
Current assets	$4,281	3,044
Cost investments	$3,355	2,118
Total assets	$9,567	8,432
Long-term debt, including current portion	$3,653	3,063
Deferred tax liabilities, including current portion	$2,260	2,195
Attributed net assets	$1,275	1,121

	Years ended December 31,
	2009	2008	2007
	amounts in millions
Summary Operations Data:
Revenue	$649	614	485
Operating expenses	(486)	(515)	(480)
Selling, general and administrative expenses(1)	(343)	(398)	(227)
Depreciation and amortization	(79)	(101)	(102)
Impairment of long-lived assets	(4)	(251)	(182)

Operating loss	(263)	(651)	(506)
Interest expense	(130)	(172)	(151)
Realized and unrealized gains (losses) on derivative instruments, net	(42)	(292)	1,261
Gain on dispositions, net	215	16	635
Other income, net	91	75	114
Income tax benefit	256	440	62

Earnings (loss) from continuing operations	127	(584)	1,415
Earnings from discontinued operations, net of taxes	—	—	149

Net earnings (loss)	127	(584)	1,564
Less net earnings attributable to the noncontrolling interests	—	8	27

Net earnings (loss) attributable to Splitco stockholders	$127	(592)	1,537

(1)
Includes stock-based compensation of $5 million, $2 million and $12 million for the years ended December 31, 2009, 2008 and 2007, respectively.

BALANCE SHEET INFORMATION

December 31, 2009

(unaudited)

	Attributed (note 1)
	Splitco Starz Group	Splitco Capital Group	Inter-group eliminations	Combined Splitco
	amounts in millions
Assets
Current assets:
Cash and cash equivalents	$794	3,157	—	3,951
Trade and other receivables, net	191	77	—	268
Program rights	469	—	—	469
Financial instruments	—	752	—	752
Current deferred tax assets	88	—	(88)	—
Receivable from Liberty (note 1)	238	194	—	432
Other current assets	2	101	—	103

Total current assets	1,782	4,281	(88)	5,975

Investments in available-for-sale securities and other cost investments (note 2)	31	3,355	—	3,386
Investments in affiliates, accounted for using the equity method (note 3)	—	135	—	135
Property and equipment, net	109	166	—	275
Intangible assets not subject to amortization	135	368	—	503
Intangible assets subject to amortization, net	2	185	—	187
Program rights	327	—	—	327
Deferred costs	—	432	—	432
Other assets, at cost, net of accumulated amortization	50	645	—	695

Total assets	$2,436	9,567	(88)	11,915

Liabilities and Equity
Current liabilities:
Accounts payable	$7	13	—	20
Accrued liabilities	116	153	—	269
Financial instruments	—	859	—	859
Current portion of debt (note 4)	4	1,265	—	1,269
Current deferred tax liabilities	—	1,530	(88)	1,442
Other current liabilities	165	36	—	201

Total current liabilities	292	3,856	(88)	4,060

Long-term debt (note 4)	44	2,388	—	2,432
Deferred income tax liabilities (note 6)	6	730	—	736
Deferred revenue	—	1,034	—	1,034
Other liabilities	54	284	—	338

Total liabilities	396	8,292	(88)	8,600
Attributed net assets	2,040	1,275	—	3,315

Total liabilities and net assets	$2,436	9,567	(88)	11,915

BALANCE SHEET INFORMATION

December 31, 2008

(unaudited)

	Attributed (note 1)
	Splitco Starz Group	Splitco Capital Group	Inter-group eliminations	Combined Splitco
	amounts in millions
Assets
Current assets:
Cash and cash equivalents	$732	1,496	—	2,228
Trade and other receivables, net	181	156	—	337
Program rights	492	—	(1)	491
Financial instruments	14	1,119	—	1,133
Current deferred tax assets	55	—	(55)	—
Receivable from Liberty	—	71	—	71
Other current assets	2	202	(18)	186
Assets of discontinued operations—current	163	—	—	163

Total current assets	1,639	3,044	(74)	4,609

Investments in available-for-sale securities and other cost investments (note 2)	—	2,118	—	2,118
Long-term financial instruments	—	1,166	—	1,166
Investments in affiliates, accounted for using the equity method (note 3)	12	223	—	235
Property and equipment, net	117	147	—	264
Intangibles not subject to amortization	137	377	—	514
Intangible assets subject to amortization, net	11	230	—	241
Program rights	366	—	—	366
Deferred costs	—	410	—	410
Other assets, at cost, net of accumulated amortization	22	717	(22)	717
Assets of discontinued operations	14,048	—	—	14,048

Total assets	$16,352	8,432	(96)	24,688

Liabilities and Equity
Current liabilities:
Accounts payable	$1	24	—	25
Accrued liabilities	140	212	(1)	351
Intergroup payable (receivable)	15	(15)	—	—
Financial instruments	—	398	—	398
Current portion of debt (note 4)	4	437	—	441
Current deferred tax liabilities	—	1,029	(55)	974
Other current liabilities	180	71	(15)	236
Liabilities of discontinued operations—current	277	—	—	277

Total current liabilities	617	2,156	(71)	2,702

Long-term debt (note 4)	48	2,626	—	2,674
Deferred income tax liabilities (note 6)	—	1,166	(22)	1,144
Deferred revenue	—	900	—	900
Other liabilities	9	462	(1)	470
Liabilities of discontinued operations	3,498	—	—	3,498

Total liabilities	4,172	7,310	(94)	11,388
Attributed net assets	12,180	1,121	(2)	13,299
Noncontrolling interests in equity of subsidiaries	—	1	—	1

Total liabilities and net assets	$16,352	8,432	(96)	24,688

STATEMENT OF OPERATIONS AND COMPREHENSIVE EARNINGS (LOSS) INFORMATION

Year ended December 31, 2009

(unaudited)

	Attributed (note 1)
	Splitco Starz Group	Splitco Capital Group	Combined Splitco
	amounts in millions
Revenue	$1,204	649	1,853

Operating costs and expenses:
Operating	685	486	1,171
Selling, general and administrative, including stock-based compensation (notes 1 and 5)	221	343	564
Depreciation and amortization	21	79	100
Impairment of long-lived assets	5	4	9

	932	912	1,844

Operating income (loss)	272	(263)	9
Other income (expense):
Interest expense	(2)	(130)	(132)
Dividend and interest income	2	115	117
Liberty interest income	8	8	16
Share of losses of affiliates, net	(10)	(34)	(44)
Realized and unrealized gains (losses) on financial instruments, net	8	(42)	(34)
Gains on dispositions, net	27	215	242
Other than temporary declines in fair value of investments	—	(9)	(9)
Other, net	(6)	11	5

	27	134	161

Earnings (loss) from continuing operations before income taxes	299	(129)	170
Income tax benefit (expense) (note 6)	(86)	256	170

Net earnings from continuing operations	213	127	340
Earnings from discontinued operations, net of taxes	5,864	—	5,864

Net earnings	$6,077	127	6,204

Net earnings	$6,077	127	6,204

Other comprehensive earnings (loss), net of taxes:
Foreign currency translation adjustments	—	2	2
Unrealized holding gains arising during the period	—	43	43
Recognition of previously unrealized gains on available-for-sale securities, net	—	(1)	(1)
Other	—	(4)	(4)
Other comprehensive earnings from discontinued operations	31	—	31

Other comprehensive earnings	31	40	71

Comprehensive earnings	6,108	167	6,275

Comprehensive earnings attributable to Splitco stockholders	$6,108	167	6,275

STATEMENT OF OPERATIONS AND COMPREHENSIVE EARNINGS (LOSS) INFORMATION

Year ended December 31, 2008

(unaudited)

	Attributed (note 1)
	Splitco Starz Group	Splitco Capital Group	Combined Splitco
	amounts in millions
Revenue	$1,124	614	1,738

Operating costs and expenses:
Operating	682	515	1,197
Selling, general and administrative, including stock-based compensation (notes 1 and 5)	167	398	565
Depreciation and amortization	26	101	127
Impairment of long-lived assets	1,262	251	1,513

	2,137	1,265	3,402

Operating income	(1,013)	(651)	(1,664)
Other income (expense):
Interest expense	(22)	(172)	(194)
Dividend and interest income	16	136	152
Share of losses of affiliates, net	(7)	(64)	(71)
Realized and unrealized gains (losses) on financial instruments, net	272	(292)	(20)
Gains (losses) on dispositions of assets, net	(3)	16	13
Other than temporary declines in fair value of investments	—	(1)	(1)
Other, net	(12)	4	(8)

	244	(373)	(129)

Loss from continuing operations before income taxes	(769)	(1,024)	(1,793)
Income tax benefit (expense) (note 6)	(191)	440	249

Loss from continuing operations	(960)	(584)	(1,544)
Earnings from discontinued operations, net of taxes	5,812	—	5,812

Net earnings (loss)	4,852	(584)	4,268
Less net earnings attributable to the noncontrolling interests	—	8	8

Net earnings (loss) attributable to Splitco stockholders	$4,852	(592)	4,260

Net earnings (loss)	$4,852	(584)	4,268

Other comprehensive earnings (loss), net of taxes:
Foreign currency translation adjustments	—	(9)	(9)
Unrealized holding losses arising during the period	—	(2)	(2)
Recognition of previously unrealized losses on available-for-sale securities, net	—	1	1
Other	—	(2)	(2)
Other comprehensive loss from discontinued operations	(2,618)	—	(2,618)

Other comprehensive loss	(2,618)	(12)	(2,630)

Comprehensive earnings (loss)	2,234	(596)	1,638
Less comprehensive earnings attributable to the noncontrolling interests	—	8	8

Comprehensive earnings (loss) attributable to Splitco stockholders	$2,234	(604)	1,630

STATEMENT OF OPERATIONS AND COMPREHENSIVE EARNINGS (LOSS) INFORMATION

Year ended December 31, 2007

(unaudited)

	Attributed (note 1)
	Splitco Starz Group	Splitco Capital Group	Combined Splitco
	amounts in millions
Revenue	$1,091	485	1,576

Operating costs and expenses:
Operating	704	480	1,184
Selling, general and administrative, including stock-based compensation (notes 1 and 5)	170	227	397
Depreciation and amortization	25	102	127
Impairment of long-lived assets	41	182	223

	940	991	1,931

Operating income (loss)	151	(506)	(355)
Other income (expense):
Interest expense	(25)	(151)	(176)
Dividend and interest income	3	217	220
Share of losses of affiliates, net	—	(68)	(68)
Realized and unrealized gains on financial instruments, net	14	1,261	1,275
Gains (losses) on dispositions of assets, net	(1)	635	634
Other than temporary declines in fair value of investments	—	(33)	(33)
Other, net	1	(2)	(1)

	(8)	1,859	1,851

Earnings from continuing operations before income taxes	143	1,353	1,496
Income tax benefit (expense) (note 6)	(69)	62	(7)

Earnings from continuing operations	74	1,415	1,489
Earnings from discontinued operations, net of taxes	41	149	190

Net earnings	115	1,564	1,679
Less net earnings (loss) attributable to the noncontrolling interests	(21)	27	6

Net earnings attributable to Splitco stockholders	$136	1,537	1,673

Net earnings	$115	1,564	1,679

Other comprehensive earnings (loss), net of taxes:
Foreign currency translation adjustments	—	(1)	(1)
Unrealized holding losses arising during the period	—	(845)	(845)
Recognition of previously unrealized gains on available-for-sale securities, net	—	(375)	(375)
Other comprehensive loss from discontinued operations	(317)	—	(317)

Other comprehensive loss	(317)	(1,221)	(1,538)

Comprehensive earnings (loss)	(202)	343	141
Less comprehensive earnings (loss) attributable to the noncontrolling interests	(21)	27	6

Comprehensive earnings (loss) attributable to Splitco stockholders	$(181)	316	135

STATEMENT OF CASH FLOWS INFORMATION

Year ended December 31, 2009

(unaudited)

	Attributed (note 1)
	Splitco Starz Group	Splitco Capital Group	Combined Splitco
	amounts in millions
Cash flows from operating activities:
Net earnings	$6,077	127	6,204
Adjustments to reconcile net earnings to net cash provided by operating activities:
Earnings from discontinued operations	(5,864)	—	(5,864)
Depreciation and amortization	21	79	100
Impairment of long-lived assets	5	4	9
Stock-based compensation	76	5	81
Cash payments for stock based compensation	(2)	—	(2)
Share of losses of affiliates, net	10	34	44
Realized and unrealized losses (gains) on financial instruments, net	(8)	42	34
Gains on disposition of assets, net	(27)	(215)	(242)
Other than temporary declines in fair value of investments	—	9	9
Deferred income tax expense (benefit)	(8)	53	45
Other noncash charges, net	21	60	81
Liberty tax allocations	97	(321)	(224)
Liberty tax payments	(96)	264	168
Other Liberty cash transfers, net	(10)	8	(2)
Changes in operating assets and liabilities, net of the effects of acquisitions and dispositions:
Current and other assets	(15)	29	14
Payables and other current liabilities	(21)	(74)	(95)

Net cash provided by operating activities	256	104	360

Cash flows from investing activities:
Cash proceeds from dispositions	—	251	251
Proceeds from settlement of financial instruments	21	1,346	1,367
Cash paid for acquisitions, net of cash acquired	(1)	(1)	(2)
Investments in Loans to Liberty	(255)	(255)	(510)
Investments in and loans to cost and equity investees	—	(726)	(726)
Repayment of loan by equity investee	—	634	634
Capital expended for property and equipment	(10)	(46)	(56)
Net decrease in restricted cash	—	66	66
Other investing activities, net	—	72	72

Net cash provided (used) by investing activities	(245)	1,341	1,096

Cash flows from financing activities:
Borrowings of debt	—	2,061	2,061
Repayments of debt	(3)	(2,141)	(2,144)
Repurchases of Liberty common stock	(13)	(5)	(18)
Settlement of financial instruments	—	28	28
Premium proceeds from financial instruments	—	155	155
Repayment of intergroup loan	97	97	194
Other financing activities, net	99	21	120

Net cash provided by financing activities	180	216	396

Effect of foreign currency rates on cash	(8)	—	(8)

Net cash provided to discontinued operations:
Cash used by operating activities	(5)	—	(5)
Cash used by investing activities	(15)	—	(15)
Cash provided by financing activities	—	—	—
Change in available cash held by discontinued operations	(101)	—	(101)

Net cash provided to discontinued operations	(121)	—	(121)

Net increase in cash and cash equivalents	62	1,661	1,723
Cash and cash equivalents at beginning of year	732	1,496	2,228

Cash and cash equivalents at end year	$794	3,157	3,951

STATEMENT OF CASH FLOWS INFORMATION

Year ended December 31, 2008

(unaudited)

	Attributed (note 1)
	Splitco Starz Group	Splitco Capital Group	Combined Splitco
	amounts in millions
Cash flows from operating activities:
Net earnings (loss)	$4,852	(584)	4,268
Adjustments to reconcile net earnings (loss) to net cash provided (used) by operating activities:
Earnings from discontinued operations	(5,812)	—	(5,812)
Depreciation and amortization	26	101	127
Impairment of long-lived assets	1,262	251	1,513
Stock-based compensation	15	2	17
Cash payments for stock-based compensation	(14)	(1)	(15)
Share of losses of affiliates, net	7	64	71
Realized and unrealized losses (gains) on financial instruments, net	(272)	292	20
Losses (gains) on dispositions of assets, net	3	(16)	(13)
Other than temporary declines in fair value of investments	—	1	1
Deferred income tax expense (benefit)	131	(300)	(169)
Other noncash charges, net	—	99	99
Liberty tax allocation	59	(298)	(239)
Liberty tax payments	(79)	269	190
Other Liberty cash transfers, net	9	59	68
Changes in operating assets and liabilities, net of the effects of acquisitions:
Current and other assets	60	(129)	(69)
Payables and other current liabilities	(23)	100	77

Net cash provided (used) by operating activities	224	(90)	134

Cash flows from investing activities:
Cash proceeds from dispositions	—	17	17
Proceeds from settlement of financial instruments	—	33	33
Cash paid for acquisitions, net of cash acquired	(7)	(1)	(8)
Investment in and loans to cost and equity investees	(19)	(232)	(251)
Capital expended for property and equipment	(7)	(29)	(36)
Net decrease in restricted cash	—	383	383
Other investing activities, net	(11)	(88)	(99)

Net cash provided (used) by investing activities	(44)	83	39

Cash flows from financing activities:
Borrowings of debt	—	1,548	1,548
Repayments of debt	(3)	(1,323)	(1,326)
Repurchases of Liberty common stock	—	(462)	(462)
Settlement of financial instruments	(13)	(277)	(290)
Cash transfers with parent, net	450	(450)	—
Reattribution of cash to Liberty	(380)	—	(380)
Other financing activities, net	15	(8)	7

Net cash provided (used) by financing activities	69	(972)	(903)

Effect of foreign currency rates on cash	—	(13)	(13)

Net cash provided by discontinued operations:
Cash provided by operating activities	2	—	2
Cash used by investing activities	(1,464)	—	(1,464)
Cash provided by financing activities	1,930	—	1,930
Change in available cash held by discontinued operations	(68)	—	(68)

Net cash provided by discontinued operations	400	—	400

Net increase (decrease) in cash and cash equivalents	649	(992)	(343)
Cash and cash equivalents at beginning of year	83	2,488	2,571

Cash and cash equivalents at end of year	$732	1,496	2,228

STATEMENT OF CASH FLOWS INFORMATION

Year ended December 31, 2007

(unaudited)

	Attributed (note 1)
	Splitco Starz Group	Splitco Capital Group	Combined Splitco
	amounts in millions
Cash flows from operating activities:
Net earnings	$115	1,564	1,679
Adjustments to reconcile net earnings to net cash provided by operating activities:
Earnings from discontinued operations	(41)	(149)	(190)
Depreciation and amortization	25	102	127
Impairment of long-lived assets	41	182	223
Stock-based compensation	42	12	54
Cash payments for stock-based compensation	—	(3)	(3)
Share of losses of affiliates, net	—	68	68
Realized and unrealized gains on financial instruments, net	(14)	(1,261)	(1,275)
Losses (gains) on dispositions of assets, net	1	(635)	(634)
Other than temporary declines in fair value of investments	—	33	33
Deferred income tax expense	48	200	248
Other noncash charges, net	—	147	147
Tax allocation with Liberty	21	(299)	(278)
Tax payments with Liberty	(50)	371	321
Other Liberty cash transfers, net	—	(54)	(54)
Changes in operating assets and liabilities, net of the effects of acquisitions:
Current and other assets	21	(165)	(144)
Payables and other current liabilities	(41)	223	182

Net cash provided by operating activities	168	336	504

Cash flows from investing activities:
Cash proceeds from dispositions	—	483	483
Proceeds from settlement of financial instruments	—	75	75
Cash received in exchange transactions	—	1,154	1,154
Cash paid for acquisitions, net of cash acquired	—	(7)	(7)
Investment in special purpose entity	—	(750)	(750)
Capital expended for property and equipment	(10)	(16)	(26)
Net increase in restricted stock	—	(882)	(882)
Other investing activities, net	3	(98)	(95)

Net cash used by investing activities	(7)	(41)	(48)

Cash flows from financing activities:
Borrowings of debt	—	757	757
Repayments of debt	(3)	(163)	(166)
Repurchases of Liberty common stock	—	(1,305)	(1,305)
Intergroup cash transfers, net	(111)	111	—
Contribution from noncontrolling owner	—	751	751
Other financing activities, net	1	(27)	(26)

Net cash provided (used) by financing activities	(113)	124	11

Effect of foreign currency rates on cash	—	(2)	(2)

Net cash provided by discontinued operations:
Cash provided by operating activities	50	8	58
Cash provided (used) by investing activities	7	(9)	(2)
Cash used by financing activities	(106)	—	(106)
Change in available cash held by discontinued operations	2	2	4

Net cash provided (used) by discontinued operations	(47)	1	(46)

Net increase in cash and cash equivalents	1	418	419
Cash and cash equivalents at beginning of year	82	2,070	2,152

Cash and cash equivalents at end of year	$83	2,488	2,571

Notes to Attributed Financial Information

(unaudited)

(1)
The Splitco Starz Group consists primarily of our subsidiary Starz Entertainment, LLC, and approximately $542 million of corporate cash. Accordingly, the accompanying attributed financial information for the Splitco Starz Group includes the assets, liabilities, revenue, expenses and cash flows of Starz Entertainment.

  The Splitco Starz Group focuses primarily on programming businesses. Accordingly, we expect that businesses that we may acquire in the future that we believe are complementary to Starz Entertainment will also be attributed to the Splitco Starz Group.

  The Splitco Capital Group consists of all of our businesses not included in the Splitco Starz Group, including our combined subsidiaries Starz Media, LLC, Atlanta National League Baseball Club, Inc. and TruePosition, Inc., and certain cost and equity investments. Accordingly, the accompanying attributed financial information for the Splitco Capital Group includes these investments and the assets, liabilities, revenue, expenses and cash flows of these consolidated subsidiaries. In addition, we have attributed to the Splitco Capital Group all of our notes and debentures (and related interest expense) that have not been attributed to the Splitco Starz Group. See note 4 below for the debt obligations attributed to the Splitco Capital Group.

  Any businesses that we may acquire in the future that we do not attribute to the Splitco Starz Group will be attributed to the Splitco Capital Group.

  While we believe the allocation methodology described above is reasonable and fair to each group, we may elect to change the allocation methodology in the future. In the event we elect to reattribute assets or businesses from one group to the other, such reattribution would be made on a fair value basis and would be accounted for either (i) as a short-term loan unless our board of directors determines to account for it as a long-term loan, (ii) as an inter-group interest, or (iii) through some other form of consideration.

Notes to Attributed Financial Information (Continued)

(unaudited)

(2)
Investments in AFS securities, which are recorded at their respective fair market values, and other cost investments are summarized as follows:

	December 31,
	2009	2008
	amounts in millions
Splitco Capital Group
Time Warner Inc.(a)	$997	1,033
Time Warner Cable Inc.(a)	356	—
Sprint Nextel Corporation(a)	260	160
Motorola, Inc.(a)	403	328
Viacom, Inc.	226	145
CenturyTel, Inc./Embarq Corporation(a)	195	157
Other available-for-sale equity securities(a)	220	40
Other available-for-sale debt securities	676	224
Other cost investments and related receivables	22	31

Total attributed Splitco Capital Group	3,355	2,118

Splitco Starz Group
Other	31	—

Total attributed Splitco Starz Group	31	—

Combined Splitco	$3,386	2,118

(a)
Includes shares pledged as collateral for share borrowing arrangements.
(3)
The following table presents information regarding certain equity method investments attributed to each of the Splitco Capital Group:

	December 31, 2009				Share of earnings (losses) years ended December 31,
	Percentage ownership	Carrying value	Market value
					2009	2008	2007
	dollar amounts in millions
Splitco Capital Group
Sirius	40%	$33		(a)	(28)	—	—

(a)
As of December 31, 2009, the Sirius Preferred Stock had a market value of $1,552 million based on the value of the common stock into which it is convertible.

Notes to Attributed Financial Information (Continued)

(unaudited)

(4)
Debt attributed to the Splitco Capital Group and the Splitco Starz Group is comprised of the following:

	December 31, 2009
	Outstanding principal	Carrying value
	amounts in millions
Splitco Capital Group
3.125% Exchangeable Senior Debentures due 2023(b)	1,138	1,157
4% Exchangeable Senior Debentures due 2029(a)	469	243
3.75% Exchangeable Senior Debentures due 2030(a)	460	237
3.5% Exchangeable Senior Debentures due 2031(a)	494	297
Liberty bank facility	750	750
Liberty derivative loan	838	838
Subsidiary debt	131	131

Total Splitco Capital Group debt	4,280	3,653

Splitco Starz Group
Subsidiary debt	48	48

Total debt	$4,328	3,701

(a)
In February of 2010 these Exchangeable Senior Debentures were reattributed to the Liberty Interactive Group.

(b)
Prior to the completion of the proposed Split-Off the 3.125% Exchangeable Senior Debentures will be attributed to the Liberty Interactive Group.
(5)
Cash compensation expense for our corporate employees has been allocated among the Splitco Starz Group and the Splitco Capital Group based on the estimated percentage of time spent providing services for each group. Stock-based compensation is allocated directly to the tracking stock groups based on the underlying stock of the options or other equity awards. Historically, these same items were allocated to the Liberty Interactive Group based on the same methodology and based on the services agreement will continue to be allocated on a similar basis upon the completion of the proposed Split-Off. Other general and administrative expenses are charged directly to the groups whenever possible and are otherwise allocated based on estimated usage or some other reasonably determined methodology. Amounts allocated from the Splitco Capital Group to the Splitco Starz Group and the Liberty Interactive Group, including stock-based compensation, are as follows:

	Years ended December 31,
	2009	2008	2007
	amounts in millions
Splitco Starz Group	$46	11	19
Liberty Interactive Group	$26	19	17

  While we believe that this allocation method is reasonable and fair to each group, we may elect to change the allocation methodology or percentages used to allocate general and administrative expenses in the future.

Notes to Attributed Financial Information (Continued)

(unaudited)

(6)
We have accounted for income taxes for the Splitco Starz Group and the Splitco Capital Group in the accompanying attributed financial information in a manner similar to a stand-alone company basis. To the extent this methodology differs from our tax sharing policy, differences have been reflected in the attributed net assets of the groups.

Splitco Starz Group

        The Splitco Starz Group's income tax benefit (expense) consists of:

	Years ended December 31,
	2009	2008	2007
	amounts in millions
Current:
Federal	$(83)	(50)	(20)
State and local	(9)	(9)	1
Foreign	(2)	(1)	(2)

	(94)	(60)	(21)

Deferred:
Federal	4	(116)	(39)
State and local	4	(15)	(9)
Foreign	—	—	—

	8	(131)	(48)

Income tax expense	$(86)	(191)	(69)

        The Splitco Starz Group's income tax benefit (expense) differs from the amounts computed by applying the U.S. federal income tax rate of 35% as a result of the following:

	Years ended December 31,
	2009	2008	2007
	amounts in millions
Computed expected tax benefit (expense)	$(104)	270	(50)
State and local income taxes, net of federal income taxes	(4)	(16)	(6)
Change in valuation allowance affecting tax expense	3	(17)	—
Impairment of goodwill not deductible for tax purposes	—	(442)	(11)
Expenses not deductible for income tax purposes	(3)	—	—
Excess tax deductions over book expense	19	—	—
Other, net	3	14	(2)

Income tax expense	$(86)	(191)	(69)

Notes to Attributed Financial Information (Continued)

(unaudited)

        The tax effects of temporary differences that give rise to significant portions of the Splitco Starz Group's deferred tax assets and deferred tax liabilities are presented below:

	December 31,
	2009	2008
	amounts in millions
Deferred tax assets:
Net operating and capital loss carryforwards	$3	7
Accrued stock compensation	87	69
Intangible assets	7	11
Other future deductible amounts	8	14

Deferred tax assets	105	101
Valuation allowance	(5)	(6)

Net deferred tax assets	100	95

Deferred tax liabilities:
Other	18	18

Deferred tax liabilities	18	18

Net deferred tax assets	$(82)	(77)

Splitco Capital Group

        The Splitco Capital Group's income tax benefit (expense) consists of:

	Years ended December 31,
	2009	2008	2007
	amounts in millions
Current:
Federal	$287	128	281
State and local	22	9	(18)
Foreign	—	3	(1)

	309	140	262

Deferred:
Federal	(69)	266	(208)
State and local	16	34	8
Foreign	—	—	—

	(53)	300	(200)

Income tax benefit	$256	440	62

Notes to Attributed Financial Information (Continued)

(unaudited)

        The Splitco Capital Group's income tax benefit (expense) differs from the amounts computed by applying the U.S. federal income tax rate of 35% as a result of the following:

	Years ended December 31,
	2009	2008	2007
	amounts in millions
Computed expected tax benefit (expense)	$45	359	(473)
Nontaxable exchange of investments for subsidiaries and cash	—	(2)	541
State and local income taxes, net of federal income taxes	20	28	(10)
Change in valuation allowance affecting tax expense	6	(3)	(10)
Recognition of tax benefits not previously recognized, net	201	56	—
Expenses not deductible for income tax purposes	(12)	—	(2)
Other, net	(4)	2	16

Income tax benefit	$256	440	62

        The tax effects of temporary differences that give rise to significant portions of the Splitco Capital Group's deferred tax assets and deferred tax liabilities are presented below:

	December 31,
	2009	2008
	amounts in millions
Deferred tax assets:
Net operating and capital loss carryforwards	$135	287
Accrued liabilities	66	70
Deferred revenue	403	359
Other	62	17

Deferred tax assets	666	733
Valuation allowance	(11)	(17)

Net deferred tax assets	655	716

Deferred tax liabilities:
Investments	1,660	1,414
Intangible assets	147	146
Discount on exchangeable debentures	738	1,351
Deferred gain on debt retirements	316	—
Other	54	—

Deferred tax liabilities	2,915	2,911

Net deferred tax liabilities	$2,260	2,195

Notes to Attributed Financial Information (Continued)

(unaudited)

Attributed Financial Information for Tracking Stock Groups

        Our Splitco Starz common stock is intended to reflect the separate performance of our Splitco Starz Group which primarily includes our wholly-owned subsidiary Starz Entertainment, LLC and Starz Media, as of September 30, 2010. Our Splitco Capital common stock is intended to reflect the separate performance of our Splitco Capital Group which is comprised of all of our assets and businesses not attributed to the Splitco Starz Group.

        The following tables present our assets, liabilities, revenue, expenses and cash flows as of and for the periods ended September 30, 2010 and 2009. The tables further present our assets, liabilities, revenue, expenses and cash flows that are attributed to the Splitco Starz Group and the Splitco Capital Group, respectively. The financial information should be read in conjunction with our unaudited condensed combined financial statements for the three and nine month periods ended September 30, 2010 included in this proxy/prospectus statement.

        Notwithstanding the following attribution of assets, liabilities, revenue, expenses and cash flows to the Splitco Starz Group and the Splitco Capital Group, our tracking stock structure does not affect the ownership or the respective legal title to our assets or responsibility for our liabilities. We and our subsidiaries are each responsible for our respective liabilities. Holders of Splitco Starz common stock and Splitco Capital common stock are holders of our common stock and are subject to risks associated with an investment in our company and all of our businesses, assets and liabilities. The issuance of Splitco Starz common stock and Splitco Capital common stock does not affect the rights of our creditors or creditors of our subsidiaries.

Notes to Attributed Financial Information (Continued)

(unaudited)

SUMMARY ATTRIBUTED FINANCIAL DATA

Splitco Starz Group

	September 30, 2010	December 31, 2009
	amounts in millions
Summary balance sheet data:
Current assets	$1,999	1,782
Total assets	$2,736	2,436
Long-term debt, including current portion	$99	48
Attributed net assets	$2,179	2,040

	Nine months ended September 30,
	2010	2009
	amounts in millions
Summary operations data:
Revenue	$937	900
Operating expenses	(529)	(496)
Selling, general and administrative expenses(1)	(127)	(164)
Depreciation and amortization	(16)	(17)

Operating income	265	223
Other income (expense), net	1	(3)
Income tax expense	(100)	(73)

Earnings from continuing operations	166	147
Loss from discontinued operations, net of taxes	—	85

Net earnings	$166	232

(1)
Includes stock-based compensation of $14 million and $60 million for the nine months ended September 30, 2010 and 2009, respectively.

Notes to Attributed Financial Information (Continued)

(unaudited)

SUMMARY ATTRIBUTED FINANCIAL DATA

Splitco Capital Group

	September 30, 2010	December 31, 2009
	amounts in millions
Summary balance sheet data:
Current assets	$2,094	4,281
Cost investments	$4,193	3,355
Total assets	$7,881	9,567
Long-term debt, including current portion	$2,005	3,653
Deferred income tax liabilities, including current portion	$1,211	2,260
Attributed net assets	$2,016	1,275

	Nine months ended September 30,
	2010	2009
	amounts in millions
Summary operations data:
Revenue	$617	495
Operating expenses	(458)	(381)
Selling, general and administrative expenses(1)	(258)	(218)
Depreciation and amortization	(57)	(62)

Operating loss	(156)	(166)
Interest expense	(45)	(102)
Realized and unrealized gains (losses) on financial instruments, net	125	(58)
Other income (expense), net	25	178
Income tax benefit	14	57

Net earnings (loss)	(37)	(91)
Less net earnings (loss) attributable to the noncontrolling interests	(3)	—

Net earnings (loss) attributable to Splitco Capital Group stockholders	$(34)	(91)

(1)
Includes stock-based compensation of $22 million and $5 million for the nine months ended September 30, 2010 and 2009, respectively.

BALANCE SHEET INFORMATION

September 30, 2010

(unaudited)

	Attributed (note 1)
	Splitco Starz Group	Splitco Capital Group	Inter-group eliminations	Combined Splitco
	amounts in millions
Assets
Current assets:
Cash and cash equivalents	$1,015	1,581	—	2,596
Trade and other receivables, net	230	51	—	281
Program rights	504	—	—	504
Current deferred tax assets	61	—	(61)	—
Other current assets	189	462	—	651

Total current assets	1,999	2,094	(61)	4,032

Investments in available-for-sale securities and other cost investments (note 2)	1	4,193	—	4,194
Investments in affiliates, accounted for using the equity method (note 3)	—	94	—	94
Property and equipment, net	109	144	—	253
Intangible assets not subject to amortization	132	353	—	485
Intangible assets subject to amortization, net	21	149	—	170
Program rights	339	—	—	339
Deferred costs	—	354	—	354
Other assets, at cost, net of accumulated amortization	135	500	—	635

Total assets	$2,736	7,881	(61)	10,556

Liabilities and Parent's Investment
Current liabilities:
Accounts payable	$8	9	—	17
Accrued liabilities	261	51	—	312
Intergroup payable (receivable)	(34)	34	—	—
Payable to Liberty	—	15	—	15
Financial instruments	4	1,148	—	1,152
Current portion of debt (note 4)	34	—	—	34
Current deferred tax liabilities	—	1,189	(61)	1,128
Other current liabilities	160	249	—	409

Total current liabilities	433	2,695	(61)	3,067

Long-term debt (note 4)	65	2,005	—	2,070
Deferred income tax liabilities	9	22	—	31
Deferred revenue	—	881	—	881
Other liabilities	50	262	—	312

Total liabilities	557	5,865	(61)	6,361
Parent's investment/attributed net assets	2,179	2,016	—	4,195

Total liabilities and parent's investment	$2,736	7,881	(61)	10,556

STATEMENT OF OPERATIONS AND COMPREHENSIVE EARNINGS INFORMATION

Nine months ended September 30, 2010

(unaudited)

	Attributed (note 1)
	Splitco Starz Group	Splitco Capital Group	Combined Splitco
	amounts in millions
Revenue	$937	617	1,554

Operating costs and expenses:
Operating	529	458	987
Selling, general and administrative including stock-based compensation (notes 1 and 5)	127	258	385
Depreciation and amortization	16	57	73

	672	773	1,445

Operating income (loss)	265	(156)	109
Other income (expense):
Interest expense	(1)	(45)	(46)
Liberty interest income	2	1	3
Share of losses of affiliates, net	—	(70)	(70)
Realized and unrealized gains (losses) on financial instruments, net	(1)	125	124
Gains (losses) on dispositions, net	(2)	24	22
Other, net	3	70	73

	1	105	106

Earnings (loss) before income taxes	266	(51)	215
Income tax (expense) benefit (note 6)	(100)	14	(86)

Net earnings (loss)	166	(37)	129
Less net earnings (loss) attributable to the noncontrolling interests	—	(3)	(3)

Net earnings (loss) attributable to Splitco stockholders	$166	(34)	132

Net earnings (loss)	$166	(37)	129

Other comprehensive earnings (loss), net of taxes:
Unrealized holding gains (loss) arising during the period	—	(28)	(28)
Recognition of previously unrealized gains on available-for-sale securities, net	—	(13)	(13)
Reattribution of other comprehensive earnings between tracking stocks	—	30	30

Other comprehensive loss	—	(11)	(11)

Comprehensive earnings (loss)	166	(48)	118
Less comprehensive earnings (loss) attributable to the noncontrolling interests	—	(3)	(3)

Comprehensive earnings (loss) attributable to Splitco stockholders	$166	(45)	121

STATEMENT OF OPERATIONS AND COMPREHENSIVE EARNINGS (LOSS) INFORMATION

Nine months ended September 30, 2009

(unaudited)

	Attributed (note 1)
	Splitco Starz Group	Splitco Capital Group	Combined Splitco
	amounts in millions
Revenue	$900	495	1,395

Operating costs and expenses:
Operating	496	381	877
Selling, general and administrative including stock-based compensation (notes 1 and 5)	164	218	382
Depreciation and amortization	17	62	79

	677	661	1,338

Operating income (loss)	223	(166)	57
Other income (expense):
Interest expense	(2)	(102)	(104)
Liberty interest income	5	5	10
Share of losses of affiliates, net	(8)	(26)	(34)
Realized and unrealized gains (losses) on financial instruments, net	7	(58)	(51)
Gains on dispositions, net	2	96	98
Other, net	(7)	103	96

	(3)	18	15

Earnings (loss) from continuing operations before income taxes	220	(148)	72
Income tax benefit (expense) (note 6)	(73)	57	(16)

Earnings (loss) from continuing operations	147	(91)	56
Earnings from discontinued operations, net of taxes	85	—	85

Net earnings (loss)	232	(91)	141
Net earnings (loss) attributable to Splitco stockholders	$232	(91)	141

Net earnings (loss)	$232	(91)	141

Other comprehensive earnings (loss), net of taxes:
Foreign currency translation adjustments	—	2	2
Unrealized holding gains arising during the period	6	33	39
Recognition of previously unrealized (gains) losses on available-for-sale securities, net	1	(1)	—
Share of other comprehensive loss of equity affiliates	(6)	—	(6)
Other comprehensive earnings from discontinued operations	14	—	14

Other comprehensive earnings	15	34	49

Comprehensive earnings (loss)	247	(57)	190
Comprehensive earnings (loss) attributable to Splitco stockholders	$247	(57)	190

STATEMENT OF CASH FLOWS INFORMATION

Nine months ended September 30, 2010

(unaudited)

	Attributed (note 1)
	Splitco Starz Group	Splitco Capital Group	Combined Splitco
	amounts in millions
Cash flows from operating activities:
Net earnings (loss)	$166	(37)	129
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation and amortization	16	57	73
Stock-based compensation	14	22	36
Cash payments for stock based compensation	(34)	(3)	(37)
Noncash interest expense	—	1	1
Share of losses (earnings) of affiliates, net	—	70	70
Realized and unrealized gains (losses) on financial instruments, net	1	(125)	(124)
(Gains) losses on disposition of assets, net	2	(24)	(22)
Liberty tax allocation	89	(130)	(41)
Liberty tax payments	23	171	194
Deferred income tax expense	10	39	49
Other noncash charges, net	19	121	140
Changes in operating assets and liabilities
Current and other assets	(70)	(52)	(122)
Payables and other current liabilities	(38)	112	74

Net cash provided by operating activities	198	222	420

Cash flows from investing activities:
Cash proceeds from dispositions	30	29	59
Proceeds (payments) related to settlement of financial instruments	—	750	750
Investments in and loans to cost and equity investees	—	(288)	(288)
Repayment of loan by cost and equity investee	—	101	101
Repayment of loan by Liberty	158	158	316
Capital expended for property and equipment	(2)	(8)	(10)
Net purchases of short term investments	(149)	(278)	(427)
Net (increase) decrease in restricted cash	(20)	(13)	(33)
Reattribution of cash	36	(843)	(807)
Other investing activities, net	—	(7)	(7)

Net cash provided (used) by investing activities	53	(399)	(346)

Cash flows from financing activities:
Borrowings of debt	—	97	97
Repayments of debt	(3)	(1,015)	(1,018)
Repurchases of Liberty common stock	(40)	(587)	(627)
Other financing activities, net	13	106	119

Net cash provided (used) by financing activities	(30)	(1,399)	(1,429)

Net increase (decrease) in cash and cash equivalents	221	(1,576)	(1,355)
Cash and cash equivalents at beginning of period	794	3,157	3,951

Cash and cash equivalents at end period	$1,015	1,581	2,596

STATEMENT OF CASH FLOWS INFORMATION

Nine months ended September 30, 2009

(unaudited)

	Attributed (note 1)
	Splitco Starz Group	Splitco Capital Group	Combined Splitco
	amounts in millions
Cash flows from operating activities:
Net earnings (loss)	$232	(91)	141
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Earnings from discontinued operations	(85)	—	(85)
Depreciation and amortization	17	62	79
Stock-based compensation	60	5	65
Cash payments for stock based compensation	(2)	—	(2)
Noncash interest expense	52	—	52
Share of losses of affiliates, net	8	26	34
Realized and unrealized losses on financial instruments, net	(7)	58	51
Gains on disposition of assets, net	(2)	(96)	(98)
Liberty tax allocation	80	(196)	(116)
Liberty tax payments	(121)	289	168
Other intergroup cash transfers, net	(53)	53	—
Deferred income tax benefit	(10)	(1)	(11)
Other noncash charges (credits), net	(44)	41	(3)
Changes in operating assets and liabilities, net of the effects of acquisitions and dispositions:
Current and other assets	(71)	35	(36)
Payables and other current liabilities	(78)	54	(24)

Net cash provided by operating activities	(24)	239	215

Cash flows from investing activities:
Cash proceeds from dispositions	2	206	208
Proceeds from settlement of financial instruments	21	1,067	1,088
Investments in and loans to cost and equity investees	—	(705)	(705)
Repayment of loan by cost and equity investee	—	409	409
Investment in loans to Liberty	(255)	(255)	(510)
Capital expended for property and equipment	(6)	(10)	(16)
Net sales of short term investments	—	58	58
Net decrease (increase) in restricted cash	1	75	76
Other investing activities, net	(1)	(26)	(27)

Net cash provided by (used in) investing activities	(238)	819	581

Cash flows from financing activities:
Borrowings of debt	—	1,970	1,970
Repayments of debt	(2)	(1,785)	(1,787)
Repurchases of Liberty common stock	—	(3)	(3)
Other financing activities, net	49	187	236

Net cash provided by (used in) financing activities	47	369	416

Effect of foreign currency rates on cash	(8)	—	(8)

Net cash provided by discontinued operations
Cash provided by operating activities	156	—	156
Cash used by investing activities	(17)	—	(17)
Cash used by financing activities	(146)	—	(146)
Change in available cash held by discontinued operations	38	—	38

Net cash provided by discontinued operations	31	—	31

Net increase (decrease) in cash and cash equivalents	(192)	1,427	1,235
Cash and cash equivalents at beginning of period	732	1,496	2,228

Cash and cash equivalents at end period	$540	2,923	3,463

Notes to Attributed Financial Information

(unaudited)

(1)
During the second quarter of 2010, Liberty announced that its board of directors authorized its management to proceed with a plan to separate its Liberty Capital and Liberty Starz tracking stock groups from its Liberty Interactive tracking stock group.

  The proposed split-off will be effected by the redemption of all the outstanding shares of Liberty Capital tracking stock and Liberty Starz tracking stock in exchange for shares in a newly formed company ("Splitco"). Splitco will hold substantially all the assets and be subject to substantially all the liabilities currently attributed to the Liberty Capital and Liberty Starz tracking stock groups, other than a to-be-determined amount of cash, exchangeable debt in the principal amount of $1.1 billion and the stock into which such debt is exchangeable which will be reattributed from Liberty Capital to Liberty Entertainment prior to the completion of the proposed split-off. The common stock of Splitco will be divided into two tracking stock groups, one tracking assets that are currently attributed to the Liberty Capital group ("Splitco Capital") and the other tracking assets that are currently attributed to the Liberty Starz group ("Splitco Starz"). In the redemption, holders of Liberty Capital tracking stock will receive shares of Splitco Capital tracking stock and holders of Liberty Starz tracking stock will receive shares of Splitco Starz tracking stock. After the redemption, Splitco and Liberty will be separate public companies.

  The proposed split-off is intended to be tax-free to stockholders of Liberty and its completion will be subject to various conditions including the receipt of IRS private letter rulings, the opinions of tax counsel and required governmental approvals. The redemption that is necessary to effect the proposed split-off will require the affirmative vote of (i) a majority of the voting power of the outstanding shares of Liberty Capital tracking stock and (ii) a majority of the voting power of the outstanding shares of Liberty Starz tracking stock at a meeting called to consider the redemption. On August 6, 2010, Liberty announced that it had filed suit in the Delaware Court of Chancery against the trustee under the indenture governing the public indebtedness issued by the Company's subsidiary, Liberty Media LLC. The lawsuit was filed in response to allegations made by a law firm purporting to represent a holder with a large position in this public indebtedness. The lawsuit seeks a declaratory judgment by the court that the proposed split-off will not constitute a disposition of "all or substantially all" of the assets of Liberty Media LLC, as those terms are used in the indenture, as well as related injunctive relief. Resolution of the subject matter of this lawsuit is a condition to Liberty completing the proposed split-off. Subject to the satisfaction of the conditions described above, Liberty intends to complete the proposed split-off in the first half of 2011.

  The assets attributed to our Splitco Starz Group consists primarily of our subsidiary Starz Entertainment, LLC and approximately $635 million of corporate cash. Accordingly, the accompanying attributed financial information for the Splitco Starz Group includes these investments and the assets, liabilities, revenue, expenses and cash flows of these consolidated subsidiaries. As discussed below, Starz Media, LLC ("Starz Media") is attributed to the Splitco Starz Group as of September 30, 2010 and the results of Starz Media will be reflected prospectively in the Starz Group. The specific debt obligations attributed to each of the Splitco Starz Group and the Splitco Capital Group are described in note 4 below. In addition, we have allocated certain corporate general and administrative expenses among the Liberty Interactive Group, the Splitco Starz Group and the Splitco Capital Group as described in note 5 below.

  The Splitco Starz Group focuses primarily on video programming. Accordingly, we expect that businesses we may acquire in the future that we believe are complementary to this strategy will also be attributed to the Splitco Starz Group.

Notes to Attributed Financial Information (Continued)

(unaudited)

  The Splitco Capital Group consists of all of our businesses not included in the Splitco Starz Group, including our consolidated subsidiaries Starz Media through September 30, 2010, Atlanta National League Baseball Club, Inc., TruePosition, Inc. and certain cost and equity investments. Accordingly, the accompanying attributed financial information for the Splitco Capital Group includes these investments and the assets, liabilities, revenue, expenses and cash flows of these consolidated subsidiaries. In addition, we have attributed to the Splitco Capital Group all of our notes and debentures (and related interest expense) that have not been attributed to the Splitco Starz Group. See note 4 below for the debt obligations attributed to the Splitco Capital Group.

  Any businesses that we may acquire in the future that are not attributed to the Splitco Starz Group will be attributed to the Splitco Capital Group.

  While we believe the allocation methodology described above is reasonable and fair to each group, we may elect to change the allocation methodology in the future. In the event we elect to transfer assets or businesses from one group to the other, such transfer would be made on a fair value basis and would be accounted for as a short-term loan unless our board of directors determines to account for it as a long-term loan or through an inter-group interest.

  On February 25, 2010, Liberty announced that its board of directors had resolved to effect the following changes in attribution between the Splitco Capital Group and the Liberty Interactive Group, effective immediately (the "February Reattribution"):

  •
  the change in attribution from the Interactive Group to the Splitco Capital Group of Liberty's 14.6% ownership interest in Live Nation Entertainment, Inc.;

  •
  the change in attribution from the Capital Group to the Interactive Group of the following debt securities:

  •
  $469 million in principal amount of 4% Exchangeable Senior Debentures due 2029 (the "2029 Exchangeables");

  •
  $460 million in principal amount of 3.75% Exchangeable Senior Debentures due 2030 (the "2030 Exchangeables"); and

  •
  $492 million in principal amount of 3.5% Exchangeable Senior Debentures due 2031 (the "2031 Exchangeables", and together with the 2029 Exchangeables and the 2030 Exchangeables, the "Exchangeable Notes");

  •
  the change in attribution from the Capital Group to the Interactive Group of approximately $830 million in net taxable income to be recognized ratably in tax years 2014 through 2018 as a result of the cancellation in April 2009 of $400 million in principal amount of 2029 Exchangeables and $350 million in principal amount of 2030 Exchangeables; and

  •
  the change in attribution from the Capital Group to the Interactive Group of $807 million in cash.

  The Liberty Media board determined that the February Reattribution would enable the Liberty Interactive Group to obtain long-term debt financing on better terms than would have been available to it in the capital markets at that time and improve the liquidity of the Liberty Interactive Group. In addition, the Liberty Interactive Group's generation of meaningful taxable income would better position it to utilize more directly and efficiently the tax benefits associated with the Exchangeable Notes. Previously, the Liberty Interactive Group was using these tax benefits, which were then attributed to the Liberty Capital Group, and compensating the Liberty

Notes to Attributed Financial Information (Continued)

(unaudited)

  Capital Group for such use. Lastly, the Liberty Media board believed that Liberty Media's equity interests in Live Nation Entertainment should be reattributed to the Liberty Capital Group in order to position it to take advantage of potential synergies associated with the Liberty Capital Group's then recent acquisition of its interests in Sirius XM Radio.

  In establishing the terms of the February Reattribution, the Liberty Media board reviewed, among other things, (i) a range of estimated values for the Exchangeable Notes (between $482 million and $526 million), which took into account the trading prices of the Exchangeable Notes and their unique tax attributes, among other things, and (ii) the estimated value of Liberty Media's equity interests in Live Nation Entertainment (approximately $298 million), which was based on the $12 per share at which Liberty Media publicly tendered for additional shares of Live Nation during February 2010. Consistent with Liberty Media's Management and Allocation Policies, the Liberty Media board determined that the exchange of assets and liabilities between the two groups in the February Reattribution was completed on a fair value basis.

  The reattribution between the groups resulted in the following impact to attributed net assets:

	Interactive Group increase (decrease)	Capital Group increase (decrease)
	amounts in millions
Assets:
Cash	$807	(807)
Investment in available-for-sale securities	(307)	307

Net increase (decrease) to assets	500	(500)
Liabilities (including accumulated other comprehensive earnings:
Exchangeable senior debentures (including accrued interest)	767	(767)
Deferred tax liabilities	1,048	(1,048)
Accumulated other comprehensive earnings	(30)	30

Net increase (decrease) to liabilities	1,785	(1,785)
Impact to attributed net assets	$(1,285)	1,285

  The assets and liabilities were reattributed at their book values versus the estimated fair values of those assets and liabilities that were considered by our board of directors, among other factors, in approving the reattribution. As a result, on a book value basis there is a transfer of net assets between the tracking stocks of $1,285 million. The principal reasons for the difference between fair value and book value is (i) the deferred tax liabilities under GAAP are required to be carried at the gross undiscounted basis difference multiplied by the company's effective tax rate whereas on a fair value basis, these future tax liabilities are not expected to be incurred for many years and therefore their present discounted value is substantially less, and (ii) the senior exchangeables are expected to continue to generate interest deductions for tax purposes in excess of the annual cash coupon over their remaining life, the present value of which is not reflected in the book values of the reattributed assets and liabilities.

  On September 16, 2010, Liberty Media's board of directors approved a change in attribution of Liberty Media's interest in Starz Media, LLC along with $15 million in cash from its Capital Group to its Starz Group, effective September 30, 2010 (the "Starz Media Reattribution"). As a

Notes to Attributed Financial Information (Continued)

(unaudited)

  result of the Starz Media Reattribution, an intergroup payable of approximately $54.9 million owed by Splitco Capital Group to its Starz Group has been extinguished, and its Starz Group has become attributed with approximately $53.7 million in bank debt, interest rate swaps, and any shutdown costs associated with the winding down of the Overture Films business. Notwithstanding the Starz Media Reattribution, the board determined that certain tax benefits relating to the operation of the Starz Media, LLC business by Splitco Capital Group that may be realized from any future sale or other disposition of that business by Splitco Starz Group will remain attributed to its Capital Group.

  The Starz Media Reattribution enabled the Liberty Starz Group to acquire the complementary Starz Media business. Starz Entertainment had been engaging in mutually beneficial content distribution and programming arrangements with Starz Media, and it was inefficient for these arrangements to be treated as inter-group transactions. Accordingly, the Liberty Media board reattributed Starz Media, and its related debt, from the Liberty Capital Group to the Liberty Starz Group. This also enabled the Liberty Capital Group to repay indebtedness it owed to the Liberty Starz Group without using any of its cash reserves.

  In establishing the terms of the Starz Media Reattribution, the Liberty Media board considered, among other things, (i) a range of estimated values for the Starz Media assets (between $95 million and $122 million), (ii) the $53.7 million in Starz Media liabilities to be assumed and (iii) the $54.9 million payable owed by the Liberty Capital Group to the Liberty Starz Group. Consistent with Liberty Media's Management and Allocation Policies, the Liberty Media board determined that the exchange of assets and liabilities between the two groups in the Starz Reattribution was completed on a fair value basis.

  The Starz Media Reattribution has been accounted for prospectively.

  The assets and liabilities were attributed at their book values versus the estimated fair values of those assets and liabilities that were considered by our board of directors, among other factors, in approving the reattribution. As a result, on a book value basis there is a transfer of net assets between the tracking stock groups of $54 million from the Splitco Capital Group to the Splitco Starz Group.

  During the second quarter of 2009, each of the Splitco Starz Group and the Splitco Capital Group made intergroup loans to the Liberty Interactive Group in the amount of $250 million. Such loans (i) are secured by various public stocks attributed to the Interactive Group, (ii) accrue interest quarterly at the rate of LIBOR plus 500 basis points and (iii) are due June 16, 2010. In the first quarter of 2010, the Liberty Interactive Group repaid the remaining balance of the intergroup loans by making payments of $158 million to each of the Splitco Starz Group and the Splitco Capital Group.

Notes to Attributed Financial Information (Continued)

(unaudited)

(2)
Investments in available-for-sale securities, including non-strategic securities, and other cost investments are summarized as follows:

	September 30, 2010	December 31, 2009
	amounts in millions
Splitco Capital Group
Time Warner Inc.(a)	$1,049	997
Time Warner Cable Inc.(a)	464	356
Sprint Nextel Corporation(a)	329	260
Motorola, Inc.(a)	443	403
Viacom, Inc.	275	226
Live Nation Entertainment, Inc.(b)	270	—
CenturyLink, Inc.(a)	212	195
Other available-for-sale equity securities(a)	287	220
SIRIUS XM debt securities(c)	422	300
Other available-for-sale debt securities	433	376
Other cost investments and related receivables	9	22

Total attributed Splitco Capital Group	4,193	3,355

Splitco Starz Group
Other	1	31

Total attributed Splitco Starz Group	1	31

Combined Splitco	$4,194	3,386

(a)
Includes shares pledged as collateral for share borrowing arrangements.

(b)
On January 25, 2010, Live Nation, Inc. and Ticketmaster Entertainment, Inc. completed a merger transaction. Splitco owned approximately 29% of the outstanding common stock of Ticketmaster and received 1.474 shares of Live Nation Entertainment, Inc. for each share of Ticketmaster. As a result of the merger Splitco now owns approximately 15% of combined entity and accounts for the new investment as an AFS security. Splitco recorded the transaction at fair value and recorded a $178 million gain. At the time of the merger that investment was attributed to the Liberty Interactive Group. As a result of the reattribution the Live Nation investment is attributed to the Splitco Capital Group.

(c)
During the six months ended June 30, 2010 Splitco acquired $150 million of SIRIUS XM 8.75% bonds due April 15, 2015 at par and SIRIUS XM repurchased and retired certain public bonds of which Splitco owned approximately $55 million of principal amounts. Proceeds from the repurchase were approximately $58 million.

Notes to Attributed Financial Information (Continued)

(unaudited)

(3)
The following table presents information regarding certain equity method investments:

				Share of earnings (losses) nine months ended September 30,
	September 30, 2010
	Percentage ownership	Carrying value	Market value
				2010	2009
	dollar amounts in millions
Splitco Capital Group
SIRIUS XM(a)	40%	$—	$3,111	$(51)	$(14)

(a)
When Splitco applied its initial equity method accounting on the SIRIUS XM investment, Splitco's basis in the investment was different than the underlying equity in the net assets of SIRIUS XM. As a result, Splitco established an excess basis account and allocated the differences to certain fair value adjustments to the outstanding debt (at the time of our initial investment) and certain intangible assets. Even though SIRIUS XM had net income during the current year the amortization of the excess basis resulted in Splitco recording share of losses. In the third quarter of 2010 these share of losses were accelerated as SIRIUS XM refinanced certain debt which had an associated discount recorded in Splitco's excess basis account. As SIRIUS XM repays certain debt issuances where Splitco has established debt discounts, the extinguishment typically results in a loss on the retirement of Splitco's excess basis account. Splitco has suspended taking losses of our basis in SIRIUS XM below zero as Splitco does not have any funding commitments.
(4)
Debt attributed to the Splitco Starz Group and the Splitco Capital Group is comprised of the following:

	September 30, 2010
	Outstanding principal	Carrying value
	amounts in millions
Splitco Capital Group
3.125% Exchangeable Senior Debentures due 2023	$1,138	1,255
Liberty bank facility	750	750

Total attributed Splitco Capital Group debt	1,888	2,005

Splitco Starz Group
Subsidiary debt	99	99

Total attributed Splitco Starz Group debt	99	99

Total debt	$1,987	2,104

(5)
Cash compensation expense for our corporate employees has been allocated among the Splitco Starz Group and the Splitco Capital Group based on the estimated percentage of time spent providing services for each group. Stock compensation is allocated directly to the tracking stock groups based on the underlying stock of the options or other equity awards. Historically, these same items have been allocated to the Liberty Interactive Group based on the same methodology and based on the service agreement will continue to be allocated on a similar basis upon the completion of the proposed Split-Off. Other general and administrative expenses are charged

Notes to Attributed Financial Information (Continued)

(unaudited)

  directly to the groups whenever possible and are otherwise allocated based on estimated usage or some other reasonably determined methodology. Amounts allocated from the Splitco Capital Group to the Liberty Interactive Group and the Splitco Starz Group, including stock-based compensation, are as follows:

	Nine months ended September 30,
	2010	2009
	amounts in millions
Liberty Interactive Group	$37	18
Splitco Starz Group	$14	49

  While we believe that this allocation method is reasonable and fair to each group, we may elect to change the allocation methodology or percentages used to allocate general and administrative expenses in the future.

(6)
We have accounted for income taxes for the Splitco Starz Group and the Splitco Capital Group in the accompanying attributed financial information in a manner similar to a stand-alone company basis. To the extent this methodology differs from our tax sharing policy, differences have been reflected in the attributed net assets of the groups.

(7)
The Splitco Starz common stock and the Splitco Capital common stock will have voting and conversion rights under the proposed charter. Following is a summary of those rights. Holders of Series A common stock of each group are entitled to one vote per share and holders of Series B common stock of each group are entitled to ten votes per share. Holders of Series C common stock of each group, if issued, will be entitled to 1/100th of a vote per share in certain limited cases and will otherwise not be entitled to vote. In general, holders of Series A and Series B common stock vote as a single class. In certain limited circumstances, the board may elect to seek the approval of only the holders of common stock related to our Starz Group or our Capital Group.

  At the option of the holder, each share of Series B common stock is convertible into one share of Series A common stock of the same group. At the discretion of our board, the common stock related to one group may be converted into common stock of the same series that is related to one of our other groups.

Liberty Media Corporation and Subsidiaries

Condensed Pro Forma Consolidated Financial Statements

September 30, 2010

(unaudited)

        The Board of Directors of Liberty Media Corporation ("Liberty Media") has authorized a plan to Split-Off the businesses and other assets attributed to Liberty Media's Capital Group tracking stock and to Liberty Media's Starz Group tracking stock by redeeming all of the outstanding shares of Liberty Media's Capital Group tracking stock and Liberty Media's Starz Group tracking stock for all of the outstanding shares of a newly formed company, Splitco (the "Split-Off"). Splitco will hold the businesses and assets currently attributed to the Liberty Media Capital Group and Liberty Media Starz Group. After the Split-Off, Splitco and Liberty Media will be separate public companies and will operate independently, with neither company having an ownership interest in the other.

        At the time of the Split-Off, the common stock of Splitco would be divided into two tracking stock groups, with the Splitco Capital Group tracking substantially all of the assets and liabilities that are currently attributed to the Liberty Media Capital Group and the Splitco Starz Group tracking all of the assets and liabilities that are currently attributed to the Liberty Media Starz Group. In connection with and immediately prior to the Split-Off, a to-be-determined amount of cash, the 3.125% Exchangeable Senior Debentures and the stock into which such debt is exchangeable, is expected to be reattributed from the Liberty Media Capital Group to the Liberty Media Interactive Group (the "Split-Off Reattribution").

        Effective February 25, 2010, Liberty Media made the following changes: (1) reattributed its 14.6% ownership interest in Live Nation Entertainment, Inc. from the Liberty Media Interactive Group to the Liberty Media Capital Group; (2) reattributed $1,421 million in principal amount of Exchangeable Senior Debentures from the Liberty Media Capital Group to the Liberty Media Interactive Group; (3) reattributed approximately $830 million in net taxable income to be recognized ratably in tax years 2014 to 2018 from the Liberty Media Capital Group to the Liberty Media Interactive Group; and (4) reattributed $807 million in cash from the Liberty Media Capital Group to the Liberty Media Interactive Group (the "February Reattribution"). Liberty Media accounted for the February Reattribution prospectively.

        Effective October 31, 2008, Liberty Media reattributed exchangeable senior debentures with a net book value of $134 million and cash of $380 million from the Liberty Media Starz Group to the Liberty Media Interactive Group (the "2008 Reattribution"). Liberty Media accounted for the 2008 Reattribution prospectively.

        The Split-Off Reattribution, February Reattribution and 2008 Reattribution are collectively referred to as the "Reattributions".

        Following the Split-Off, Liberty Media will report the results of operations of Splitco as discontinued operations. The following unaudited condensed pro forma consolidated balance sheets of Liberty Media dated as of September 30, 2010, December 31, 2009 and December 31, 2008 assume the Split-Off and Reattributions had been completed as of such dates. The following unaudited condensed pro forma consolidated statements of operations of Liberty Media for the nine months ended September 30, 2010 and 2009 and for the years ended December 31, 2009, 2008 and 2007 assume that the Split-Off and Reattributions had been completed as of January 1, 2007. The unaudited pro forma results do not purport to be indicative of the results that would have been obtained if such transactions had been completed as of such dates.

Liberty Media Corporation and Subsidiaries

Condensed Pro Forma Consolidated Financial Statements (Continued)

September 30, 2010

(unaudited)

        The Split-Off is conditioned on, among other matters, receipt of stockholder approval, receipt of a private letter ruling from the IRS and a tax opinion from tax counsel, and resolution of a lawsuit filed by Liberty Media on August 6, 2010 seeking a declaratory judgment by the court that the proposed Split-Off will not constitute a disposition of "all or substantially all" of the assets of a subsidiary of Liberty Media with respect to its public indebtedness as well as related injunctive relief. The Split-Off is expected to occur in the first half of 2011.

        If the Split-Off is completed, it will be accounted for at historical cost since the Splitco common stock is to be distributed pro rata to the holders of Liberty Media Capital Group tracking stock and Liberty Media Starz Group tracking stock.

Liberty Media Corporation and Subsidiaries

Condensed Pro Forma Consolidated Balance Sheet

September 30, 2010

(unaudited)

		Less:	Liberty Media pro forma prior to reattributions	Add:
	Liberty Media historical	Splitco historical(2)		Split-Off Reattribution(3)	Liberty Media pro forma
	amounts in millions
Assets
Cash	$3,531	2,596	935	—	935
Other current assets	3,146	1,436	1,710	—	1,710
Due from Splitco	—	—	—	447	447
Cost investments	4,530	4,194	336	1,012	1,348
Equity investments	1,027	94	933	—	933
Property and equipment, net	1,295	253	1,042	—	1,042
Intangible assets not subject to amortization	8,878	485	8,393	—	8,393
Other assets	4,178	1,498	2,680	—	2,680

Total assets	$26,585	10,556	16,029	1,459	17,488

Liabilities and Equity
Current liabilities	$5,054	3,067	1,987	98	2,085
Long-term debt	7,042	2,070	4,972	1,254	6,226
Deferred tax liabilities	2,757	31	2,726	158	2,884
Other liabilities	1,476	1,193	283	65	348

Total liabilities	16,329	6,361	9,968	1,575	11,543

Total stockholders' equity	10,147	4,195	5,952	(116)	5,836
Noncontrolling interest	109	—	109	—	109

Total equity	10,256	4,195	6,061	(116)	5,945

Total liabilities and equity	$26,585	10,556	16,029	1,459	17,488

Liberty Media Corporation and Subsidiaries

Condensed Pro Forma Consolidated Balance Sheet

December 31, 2009

(unaudited)

		Less:		Add:
			Liberty Media pro forma prior to reattributions
	Liberty Media historical	Splitco historical(2)		February Reattribution(4)	Split-Off Reattribution(3)	Liberty Media pro forma
	amounts in millions
Assets
Cash	$4,835	3,951	884	807	—	1,691
Other current assets	3,892	2,024	1,868	—	—	1,868
Due from Splitco	—	—	—	—	474	474
Cost investments	4,120	3,386	734	(64)	907	1,577
Equity investments	1,030	135	895	—	—	895
Property and equipment, net	1,305	275	1,030	—	—	1,030
Intangible assets not subject to amortization	8,886	503	8,383	—	—	8,383
Other assets	4,563	1,641	2,922	—	—	2,922

Total assets	$28,631	11,915	16,716	743	1,381	18,840

Liabilities and Equity
Current liabilities	$6,176	4,060	2,116	—	13	2,129
Long-term debt	7,842	2,432	5,410	776	1,157	7,343
Deferred tax liabilities	2,675	736	1,939	1,103	156	3,198
Other liabilities	1,700	1,372	328	(197)	74	205

Total liabilities	18,393	8,600	9,793	1,682	1,400	12,875

Total stockholders' equity	10,109	3,315	6,794	(939)	(19)	5,836
Noncontrolling interests	129	—	129	—	—	129

Total equity	10,238	3,315	6,923	(939)	(19)	5,965

Total liabilities and equity	$28,631	11,915	16,716	743	1,381	18,840

Liberty Media Corporation and Subsidiaries

Condensed Pro Forma Consolidated Balance Sheet

December 31, 2008

(unaudited)

		Less:		Add:
			Liberty Media pro forma prior to reattributions
	Liberty Media historical	Splitco historical(2)		February Reattribution(4)	Split-Off Reattribution(3)	Liberty Media pro forma
	amounts in millions
Assets
Cash	$3,060	2,228	832	807	—	1,639
Other current assets	4,559	2,381	2,178	—	—	2,178
Due from Splitco	—	—	—	—	844	844
Cost investments	2,857	2,118	739	(107)	730	1,362
Equity investments	1,136	235	901	—	—	901
Property and equipment, net	1,328	264	1,064	—	—	1,064
Intangible assets not subject to amortization	8,864	514	8,350	—	—	8,350
Other assets	20,099	16,948	3,151	—	—	3,151

Total assets	$41,903	24,688	17,215	700	1,574	19,489

Liabilities and Equity
Current liabilities	$4,140	2,702	1,438	—	15	1,453
Long-term debt	9,630	2,674	6,956	557	918	8,431
Deferred tax liabilities	3,143	1,144	1,999	1,153	209	3,361
Other liabilities	5,233	4,868	365	(209)	86	242

Total liabilities	22,146	11,388	10,758	1,501	1,228	13,487

Total stockholders' equity	19,602	13,299	6,303	(801)	346	5,848
Noncontrolling interests	155	1	154	—	—	154

Total equity	19,757	13,300	6,457	(801)	346	6,002

Total liabilities and equity	$41,903	24,688	17,215	700	1,574	19,489

Liberty Media Corporation and Subsidiaries

Condensed Pro Forma Consolidated Statement of Operations

Nine Months Ended September 30, 2010

(unaudited)

		Less:		Add:
			Liberty Media pro forma prior to reattributions
	Liberty Media historical	Splitco historical(2)		February Reattribution(4)	Split-Off Reattribution(3)	Liberty Media pro forma
	amounts in millions except per share amounts
Revenue	$7,600	1,554	6,046	—	—	6,046
Cost of sales	(3,832)	—	(3,832)	—	—	(3,832)
Operating, selling, general and administrative expenses	(2,453)	(1,372)	(1,081)	—	—	(1,081)
Depreciation and amortization	(494)	(73)	(421)	—	—	(421)
Impairment of long-lived assets	—	—	—	—	—	—

Operating income	821	109	712	—	—	712
Interest expense	(514)	(46)	(468)	(8)	(26)	(502)
Share of earnings (loss) of affiliates, net	25	(70)	95	(2)	—	93
Realized and unrealized gains on financial instruments	88	124	(36)	15	7	(14)
Gains on dispositions, net	416	22	394	—	—	394
Other income (expense), net	35	76	(41)	—	—	(41)

Earnings from continuing operations before income taxes	871	215	656	5	(19)	642
Income tax expense	(237)	(86)	(151)	(2)	7	(146)

Earnings from continuing operations	$634	129	505	3	(12)	496

Liberty Media Corporation and Subsidiaries

Condensed Pro Forma Consolidated Statement of Operations (Continued)

Nine Months Ended September 30, 2010

(unaudited)

		Less:		Add:
			Liberty Media pro forma prior to reattributions
	Liberty Media historical	Splitco historical(2)		February Reattribution(4)	Split-Off Reattribution(3)	Liberty Media pro forma
	amounts in millions except per share amounts
Basic earnings (loss) from continuing operations per common share:
Series A and Series B Liberty Starz common stock	3.32					n/a
Series A and Series B Liberty Capital common stock	(0.40)					n/a
Series A and Series B Liberty Interactive common stock	0.85					0.83
Diluted earnings (loss) from continuing operations per common share:
Series A and Series B Liberty Starz common stock	3.19					n/a
Series A and Series B Liberty Capital common stock	(0.40)					n/a
Series A and Series B Liberty Interactive common stock	0.84					0.82
Basic weighted average outstanding common shares:
Series A and Series B Liberty Starz common stock	50					n/a
Series A and Series B Liberty Capital common stock	92					n/a
Series A and Series B Liberty Interactive common stock	596					596
Diluted weighted average outstanding common shares:
Series A and Series B Liberty Starz common stock	52					n/a
Series A and Series B Liberty Capital common stock	92					n/a
Series A and Series B Liberty Interactive common stock	603					603

Liberty Media Corporation and Subsidiaries

Condensed Pro Forma Consolidated Statement of Operations

Nine Months Ended September 30, 2009

(unaudited)

		Less:		Add:
			Liberty Media pro forma prior to reattributions
	Liberty Media historical	Splitco historical(2)		February Reattribution(4)	Split-Off Reattribution(3)	Liberty Media pro forma
	amounts in millions except per share amounts
Revenue	$6,989	1,395	5,594	—	—	5,594
					—
Cost of sales	(3,573)	—	(3,573)	—	—	(3,573)
Operating, selling, general and administrative expenses	(2,215)	(1,259)	(956)	—	—	(956)
Depreciation and amortization	(500)	(79)	(421)	—	—	(421)

Operating income	701	57	644	—	—	644
Interest expense	(457)	(104)	(353)	(34)	(28)	(415)
Share of earnings (loss) of affiliates, net	(81)	(34)	(47)	44	—	(3)
Realized and unrealized gains (losses) on financial instruments	(165)	(51)	(114)	(140)	(98)	(352)
Gain (loss) on dispositions, net	98	98	—	—	—	—
Other income (expense), net	108	106	2	(4)	—	(2)

Earnings (loss) from continuing operations before income taxes	204	72	132	(134)	(126)	(128)
Income tax benefit (expense)	(57)	(16)	(41)	50	48	57

Earnings (loss) from continuing operations	$147	56	91	(84)	(78)	(71)

Liberty Media Corporation and Subsidiaries

Condensed Pro Forma Consolidated Statement of Operations (Continued)

Nine Months Ended September 30, 2009

(unaudited)

		Less:		Add:
			Liberty Media pro forma prior to reattributions
	Liberty Media historical	Splitco historical(2)		February Reattribution(4)	Split-Off Reattribution(3)	Liberty Media pro forma
	amounts in millions except per share amounts
Basic earnings (loss) from continuing operations per common share:
Series A and Series B Liberty Starz common stock	0.28					n/a
Series A and Series B Liberty Capital common stock	(0.95)					n/a
Series A and Series B Liberty Interactive common stock	0.15					(0.12)
Diluted earnings (loss) from continuing operations per common share:
Series A and Series B Liberty Starz common stock	0.28					n/a
Series A and Series B Liberty Capital common stock	(0.95)					n/a
Series A and Series B Liberty Interactive common stock	0.15					(0.12)
Basic weighted average outstanding common shares:
Series A and Series B Liberty Starz common stock	517					n/a
Series A and Series B Liberty Capital common stock	96					n/a
Series A and Series B Liberty Interactive common stock	594					594
Diluted weighted average outstanding common shares:
Series A and Series B Liberty Starz common stock	521					n/a
Series A and Series B Liberty Capital common stock	96					n/a
Series A and Series B Liberty Interactive common stock	599					594

Liberty Media Corporation and Subsidiaries

Condensed Pro Forma Consolidated Statement of Operations

Year Ended December 31, 2009

(unaudited)

		Less:		Add:
			Liberty Media pro forma prior to reattributions
	Liberty Media historical	Splitco historical(2)		February Reattribution(4)	Split-Off Reattribution(3)	Liberty Media pro forma
	amounts in millions except per share amounts
Revenue	$10,158	1,853	8,305	—	—	8,305
Cost of sales	(5,332)	—	(5,332)	—	—	(5,332)
Operating, selling, general and administrative expenses	(3,101)	(1,735)	(1,366)	—	—	(1,366)
Depreciation and amortization	(666)	(100)	(566)	—	—	(566)
Impairment of long-lived assets	(9)	(9)	—	—	—	—

Operating income	1,050	9	1,041	—	—	1,041
Interest expense	(628)	(132)	(496)	(61)	(37)	(594)
Share of earnings (loss) of affiliates, net	(58)	(44)	(14)	38	—	24
Realized and unrealized loss on financial instruments	(155)	(34)	(121)	(362)	(106)	(589)
Gains on dispositions, net	284	242	42	—	—	42
Other than temporary decline in fair value	(9)	(9)	—	—	—	—
Other income (expense), net	137	138	(1)	(5)	—	(6)

Earnings (loss) from continuing operations before income taxes	621	170	451	(390)	(143)	(82)
Income tax benefit	16	170	(154)	145	54	45

Earnings (loss) from continuing operations	$637	340	297	(245)	(89)	(37)

Liberty Media Corporation and Subsidiaries

Condensed Pro Forma Consolidated Statement of Operations (Continued)

Year Ended December 31, 2009

(unaudited)

		Less:		Add:
			Liberty Media pro forma prior to reattributions
	Liberty Media historical	Splitco historical(2)		February Reattribution(4)	Split-Off Reattribution(3)	Liberty Media pro forma
	amounts in millions except per share amounts
Basic earnings from continuing operations per common share:
Series A and Series B Liberty Starz common stock	0.46					n/a
Series A and Series B Liberty Capital common stock	1.32					n/a
Series A and Series B Liberty Interactive common stock	0.50					(0.06)
Diluted earnings from continuing operations per common share:
Series A and Series B Liberty Starz common stock	0.46					n/a
Series A and Series B Liberty Capital common stock	1.31					n/a
Series A and Series B Liberty Interactive common stock	0.50					(0.06)
Basic weighted average outstanding common shares:
Series A and Series B Liberty Starz common stock	463					n/a
Series A and Series B Liberty Capital common stock	96					n/a
Series A and Series B Liberty Interactive common stock	594					594
Diluted weighted average outstanding common shares:
Series A and Series B Liberty Starz common stock	466					n/a
Series A and Series B Liberty Capital common stock	97					n/a
Series A and Series B Liberty Interactive common stock	600					594

Liberty Media Corporation and Subsidiaries

Condensed Pro Forma Consolidated Statement of Operations

Year Ended December 31, 2008

(unaudited)

		Less:		Add:
			Liberty Media pro forma prior to reattributions
	Liberty Media historical	Splitco historical(2)		February Reattribution(4)	2008 Reattribution(5)	Split-Off Reattribution(3)	Liberty Media pro forma
	amounts in millions except per share amounts
Revenue	$9,817	1,738	8,079	—	—	—	8,079
Cost of sales	(5,224)	—	(5,224)	—	—	—	(5,224)
Operating, selling, general and administrative expenses	(3,094)	(1,762)	(1,332)	—	—	—	(1,332)
Depreciation and amortization	(688)	(127)	(561)	—	—	—	(561)
Impairment of long-lived assets	(1,569)	(1,513)	(56)	—	—	—	(56)

Operating income (loss)	(758)	(1,664)	906	—	—	—	906
Interest expense	(667)	(194)	(473)	(82)	(19)	(33)	(607)
Share of earnings (loss) of affiliates, net	(1,263)	(71)	(1,192)	238	—	—	(954)
Realized and unrealized gain (loss) on financial instruments	(260)	(20)	(240)	571	285	(121)	495
Gains on dispositions, net	15	13	2	—	—	—	2
Other than temporary decline in fair value	(441)	(1)	(440)	—	—	—	(440)
Other income, net	343	144	199	8	—	—	207

Earnings (loss) from continuing operations before income taxes	(3,031)	(1,793)	(1,238)	735	266	(154)	(391)
Income tax benefit (expense)	742	249	493	(282)	(101)	62	172

Earnings (loss) from continuing operations	$(2,289)	(1,544)	(745)	453	165	(92)	(219)

Liberty Media Corporation and Subsidiaries

Condensed Pro Forma Consolidated Statement of Operations

Year Ended December 31, 2007

(unaudited)

		Less:		Add:
			Liberty Media pro forma prior to reattributions
	Liberty Media historical	Splitco historical(2)		February Reattribution(4)	2008 Reattribution(5)	Split-Off Reattribution(3)	Liberty Media pro forma
	amounts in millions except per share amounts
Revenue	$9,378	1,576	7,802	—	—	—	7,802
Cost of sales	(4,925)	—	(4,925)	—	—	—	(4,925)
Operating, selling, general and administrative expenses	(2,809)	(1,581)	(1,228)	—	—	—	(1,228)
Depreciation and amortization	(663)	(127)	(536)	—	—	—	(536)
Impairment of long-lived assets	(223)	(223)	—	—	—	—	—

Operating income (loss)	758	(355)	1,113	—	—	—	1,113
Interest expense	(641)	(176)	(465)	(83)	(22)	(17)	(587)
Share of earnings (loss) of affiliates, net	9	(68)	77	—	—	—	77
Realized and unrealized gains on financial instruments	1,269	1,275	(6)	71	19	418	502
Gains on dispositions, net	646	634	12	—	—	—	12
Other than temporary decline in fair value	(33)	(33)	—	—	—	—	—
Other income (expense), net	264	219	45	—	(2)	—	43

Earnings (loss) from continuing operations before income taxes	2,272	1,496	776	(12)	(5)	401	1,160
Income tax benefit (expense)	(313)	(7)	(306)	1	—	(154)	(459)

Earnings (loss) from continuing operations	$1,959	1,489	470	(11)	(5)	247	701

Liberty Media Corporation and Subsidiaries

Notes to Condensed Pro Forma Consolidated Financial Statements

September 30, 2010

(unaudited)

(1)
The Board of Directors of Liberty Media Corporation ("Liberty Media") has approved a plan to Split-Off the businesses and other assets attributed to Liberty Media's Capital Group tracking stock and to Liberty Media's Starz Group tracking stock by redeeming all of the outstanding shares of Liberty Media's Capital Group tracking stock and Liberty Media's Starz Group tracking stock for all of the outstanding shares of a newly formed company, Splitco (the "Split-Off"). Splitco will hold the businesses and assets currently attributed to the Liberty Media Capital Group and Liberty Media Starz Group. After the Split-Off, Splitco and Liberty Media will be separate public companies and will operate independently, with neither company having an ownership interest in the other.

  At the time of the Split-Off, the common stock of Splitco would be divided into two tracking stock groups, with the Splitco Capital Group tracking substantially all of the assets and liabilities that are currently attributed to the Liberty Media Capital Group and the Splitco Starz Group tracking all of the assets and liabilities that are currently attributed to the Liberty Media Starz Group.

(2)
Represents the historical financial position and results of operations of Splitco. Such amounts were derived from the historical combined financial statements of Splitco found elsewhere herein this Annex B.

(3)
The historical combined financial statements of Splitco include 3.125% Exchangeable Senior Debentures and the stock into which such debt is exchangeable. Prior to the completion of the Split-Off, the board of directors will make a reattribution so that these debentures and the underlying stock will be reattributed from the Liberty Media Capital Group to the Liberty Media Interactive Group ("Split-Off Reattribution"). For presentation purposes, the amount "Due from Splitco" assumes that the Liberty Interactive Group will receive payment (expected to be paid in cash) to compensate for the difference between the principal amount of such debentures and the fair value (as of each balance sheet date) of the stock into which the debentures are exchangeable, plus associated tax liabilities. The actual amount of compensation to be received by the Liberty Interactive Group in the Split-Off Reattribution will not be known until immediately prior to the Split-Off. See "The Split-Off—Background and Reasons for the Split-Off Proposals" in the accompanying proxy statement/prospectus for more information. The "Split-Off Reattribution" column in the accompanying condensed pro forma consolidated balance sheets and statements of operations is necessary to reflect the Split-Off Reattribution as if it had been completed as of such balance sheet dates and as of January 1, 2007, respectively.

(4)
The historical combined financial statements of Splitco have been prepared to reflect the February Reattribution on a prospective basis. Accordingly, the "February Reattribution" column in the accompanying condensed pro forma consolidated balance sheets and statements of operations is necessary to reflect the February Reattribution as if it had been completed as of such balance sheet dates and as of January 1, 2007, respectively. If the long-term debt balances had actually been reattributed on the dates reflected here-in, the amount of compensation would have been different since the fair value of the long-term debt and related tax attribution was different on such dates.

(5)
The historical combined financial statements of Splitco have been prepared to reflect the 2008 Reattribution on a prospective basis. Accordingly, the "2008 Reattribution" column in the accompanying statement of operations is necessary to reflect the 2008 Reattribution as if it had been completed as of January 1, 2007, and includes some activity for the year ended December 31, 2007 involving certain other securities related to the debentures in the reattribution.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01A0TB 0 1 D V + Special Meeting Proxy Card . + A Proposal — The Board of Directors recommends a vote FOR Proposal 1. B Non-Voting Items Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Special Meeting. IMPORTANT SPECIAL MEETING INFORMATION For Against Abstain 1. A proposal to redeem all of the outstanding shares of Series A Liberty Capital common stock and Series B Liberty Capital common stock for all of the outstanding shares of [Liberty Splitco, Inc.] Capital tracking stock. Proposal 1 is to be voted on by Stockholders of Series A and Series B Liberty Capital common stock. MMMMMMMMM MMMMMMM MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext C123456789 MMMMMMMMMMMMMMM C 1234567890 J N T 1 1 0 3 2 8 1 1234 5678 9012 345 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on March 31, 2011. Vote by Internet • Log on to the Internet and go to www.envisionreports.com/LMC • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS SPECIAL MEETING OF STOCKHOLDERS March 31, 2011 The undersigned hereby appoint(s) Charles Y. Tanabe and Christopher W. Shean, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Series A Liberty Capital common stock or Series B Liberty Capital common stock held by the undersigned at the Special Meeting of Stockholders to be held at 9:00 a.m., local time, on March 31, 2011, at the Denver Marriott South at Park Meadows, 10345 Park Meadows Drive, Littleton, Colorado 80124, and any adjournment or postponement thereof, with all the powers the undersigned would possess if present in person. All previous proxies given with respect to the meeting are revoked. The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR item 1. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE CONTINUED AND TO BE SIGNED ON REVERSE SIDE . Proxy — LIBERTY MEDIA CORPORATION IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01A15A 0 1 D V + Special Meeting Proxy Card . + A Proposal — The Board of Directors recommends a vote FOR Proposal 1. B Non-Voting Items Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Special Meeting. IMPORTANT SPECIAL MEETING INFORMATION For Against Abstain 1. A proposal to redeem all of the outstanding shares of Series A Liberty Starz common stock and Series B Liberty Starz common stock for all of the outstanding shares of [Liberty Splitco, Inc.] Starz tracking stock. Proposal 1 is to be voted on by Stockholders of Series A and Series B Liberty Starz common stock. MMMMMMMMM MMMMMMM MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext C123456789 MMMMMMMMMMMMMMM C 1234567890 J N T 1 1 0 3 2 8 3 1234 5678 9012 345 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on March 31, 2011. Vote by Internet • Log on to the Internet and go to www.envisionreports.com/LMC • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS SPECIAL MEETING OF STOCKHOLDERS March 31, 2011 The undersigned hereby appoint(s) Charles Y. Tanabe and Christopher W. Shean, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Series A Liberty Starz common stock or Series B Liberty Starz common stock held by the undersigned at the Special Meeting of Stockholders to be held at 9:00 a.m., local time, on March 31, 2011, at the Denver Marriott South at Park Meadows, 10345 Park Meadows Drive, Littleton, Colorado 80124, and any adjournment or postponement thereof, with all the powers the undersigned would possess if present in person. All previous proxies given with respect to the meeting are revoked. The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR item 1. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE CONTINUED AND TO BE SIGNED ON REVERSE SIDE . Proxy — LIBERTY MEDIA CORPORATION IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.